Exhibit 10.9

EXECUTION COPY

$1,150,000,000

SENIOR INTERIM LOAN CREDIT AGREEMENT

among

CDRSVM ACQUISITION CO., INC.,
to be merged with and into
THE SERVICEMASTER COMPANY,
as the Borrower

THE SEVERAL LENDERS
FROM TIME TO TIME PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

and

CITIGROUP GLOBAL MARKETS INC.,
as Syndication Agent,

Dated as of July 24, 2007

CITIGROUP GLOBAL MARKETS INC.,
J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
GOLDMAN SACHS CREDIT PARTNERS L.P. and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint Lead Arrangers and Joint Bookrunning Managers

i

SCHEDULES

A	Senior Interim Loan Commitments and Addresses
B	Existing Indebtedness
4.4	Consents Required
4.6	Litigation
4.15	Subsidiaries
4.17	Environmental Matters
4.20	Insurance
6.4	Post-Closing Obligations

EXHIBITS

A	Form of Senior Interim Loan Note
B	Form of Guarantee Agreement
C-1	Form of Opinion of Debevoise & Plimpton LLP, Special New York Counsel to the Loan Parties
C-2	Form of Opinion of Richards, Layton & Finger P.A., Special Delaware Counsel to the Loan Parties
D	Form of U.S. Tax Compliance Certificate
E	Form of Assignment and Acceptance
F	Form of Officer’s Certificate
G	Form of Secretary’s Certificate
H	Form of Senior Refinancing Indenture
I	Form of Senior Refinancing Registration Rights Agreement

CREDIT AGREEMENT, dated as of July 24, 2007, among CDRSVM ACQUISITION CO., INC., a Delaware corporation (“Acquisition Co.” and, together with any assignee of, or successor by merger to, Acquisition Co.’s rights and obligations hereunder (including The ServiceMaster Company as a result of the Merger) as provided herein, the “Borrower”), the several banks and other financial institutions from time to time party to this Agreement (as further defined in subsection 1.1, the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”), CITIGROUP GLOBAL MARKETS INC., as syndication agent (in such capacity, the “Syndication Agent”), and JPMORGAN CHASE BANK, N.A., CITIGROUP GLOBAL MARKETS INC., BANC OF AMERICA SECURITIES LLC, GOLDMAN SACHS CREDIT PARTNERS L.P. and MORGAN STANLEY SENIOR FUNDING, INC., as co-documentation agents (in such capacity, the “Co-Documentation Agents”).

The parties hereto hereby agree as follows:

W I T N E S S E T H:

WHEREAS, CDRSVM Topco, Inc., a Delaware corporation (“Holding Parent”), and Acquisition Co., each newly formed companies organized by Clayton, Dubilier & Rice, Inc. or its Affiliates, entered into an Agreement and Plan of Merger with The ServiceMaster Company, a Delaware corporation (“ServiceMaster”), dated March 18, 2007 (the “Merger Agreement”), pursuant to which Acquisition Co. has agreed to merge with and into ServiceMaster, with ServiceMaster as the surviving corporation (the “Merger”);

WHEREAS, on the Closing Date the Sponsors (as defined below) will make equity contributions of $1,431.1 million (the “Equity Contribution”) to Holding Parent, Holding Parent will make an equity contribution of the same amount to CDRSVM Investment Holding, Inc., a Delaware corporation (“Investment Holding”), Investment Holding will make an equity contribution of the same amount to CDRSVM Holding, Inc., a Delaware corporation (“Holding”), and Holding will make an equity contribution of the same amount to Acquisition Co.;

WHEREAS, on the Closing Date, the Borrower will enter into the Term Loan Credit Agreement (as defined below) providing for (i) term loans in an aggregate principal amount of $2,650.0 million and (ii) a pre-funded letter of credit facility in an aggregate principal amount of $150.0 million;

WHEREAS, on the Closing Date, following the Merger, ServiceMaster and certain of its Subsidiaries will enter into the Revolving Credit Agreement (as defined below), pursuant to which ServiceMaster and certain of its Subsidiaries will obtain commitments from lenders in respect of senior secured revolving loans in an aggregate principal amount at any time outstanding of up to $500.0 million; and

WHEREAS, in order to (i) fund (in part) the Transactions (as defined below), (ii) refinance certain existing indebtedness and (iii) pay certain fees, costs and expenses related to the Transactions, the Borrower has requested that the Lenders extend credit in the form of

Senior Interim Loans (as defined below) on the Closing Date in an aggregate principal amount up to $1,150.0 million, as provided for herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1               DEFINITIONS.

1.1           Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“ABR”:  for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.  “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. (or another bank of recognized standing reasonably selected by the Administrative Agent and reasonably satisfactory to the Borrower) as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. or such other bank in connection with extensions of credit to debtors).  “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.  Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“ABR Loans”:  Loans the rate of interest applicable to which is based upon the ABR.

“Acquired Indebtedness”:  Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition.  Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Acquisition Co.”:  as defined in the Preamble hereto.

“Additional Assets”:  (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Borrower or a Restricted Subsidiary or otherwise useful in a Related Business (including any capital expenditures on any property or assets already so used); (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the

Borrower or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

“Administrative Agent”:  as defined in the Preamble hereto and shall include any successor to the Administrative Agent appointed pursuant to subsection 9.9.

“Affected Loans”:  as defined in subsection 3.9.

“Affected Rate”:  as defined in subsection 3.7.

“Affiliate”:  with respect to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction”:  as defined in subsection 7.6.

“Agents”:  the collective reference to the Administrative Agent, the Syndication Agent and the Co-Documentation Agents.

“Agreement”:  this Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time.

“Amendment”:  as defined in subsection 7.7.

“Applicable Margin”:  (i) with respect to ABR Loans, 3.50% per annum and (ii) with respect to Eurocurrency Loans, 4.50% per annum.  If the Senior Interim Loans are not repaid in whole within the six-month period following the Closing Date, the Applicable Margin will increase by 0.50% per annum at the end of such six-month period and shall increase by an additional 0.50% per annum at the end of each three-month period thereafter until, but excluding, the Senior Interim Loan Maturity Date, provided, however, that such interest rate (excluding the effect of the PIK Margin and the effect of any increase in interest rate pursuant to subsection 3.1(c)) shall not exceed the Senior Interim Loan Fixed Rate.

“Approved Electronic Communications”:  each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any supplement, joinder or amendment and any other written communication delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any financial statement, financial and other report, notice, request, certificate and other information material; provided that “Approved Electronic Communications” shall exclude (i) any notice pursuant to subsection 3.4 and (ii) all notices of any Default.

“Approved Electronic Platform”:  as defined in subsection 9.12.

“Approved Fund”:  as defined in subsection 10.6(b).

“Asset Disposition”:  any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Borrower or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the Borrower or a Restricted Subsidiary, (ii) a disposition in the ordinary course of business, (iii) a disposition of Cash Equivalents, Investment Grade Securities or Temporary Cash Investments, (iv) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (v) any Restricted Payment Transaction, (vi) a disposition that is governed by the provisions of subsection 7.3, (vii) any Financing Disposition, (viii) any “fee in lieu” or other disposition of assets to any governmental authority or agency that continue in use by the Borrower or any Restricted Subsidiary, so long as the Borrower or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (ix) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, or any exchange of equipment to be leased, rented or otherwise used in a Related Business, (x) any financing transaction with respect to property built or acquired by the Borrower or any Restricted Subsidiary after the Closing Date, including without limitation any sale/leaseback transaction or asset securitization, (xi) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement, (xii) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xiii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Borrower or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiv) a disposition of not more than 5% of the outstanding Capital Stock of a Foreign Subsidiary that has been approved by the Board of Directors, (xv) any disposition or series of related dispositions for aggregate consideration not to exceed $30.0 million, (xvi) any Exempt Sale and Leaseback Transaction or (xvii) the abandonment or other disposition of  patents, trademarks or other intellectual property that are, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole.

“Assignee”:  as defined in subsection 10.6(b).

“Assignment and Acceptance”:  an Assignment and Acceptance, substantially in the form of Exhibit E.

“Bank Indebtedness”:  any and all amounts, whether outstanding on the Closing Date or thereafter incurred, payable under or in respect of any Credit Facility,  including without limitation any principal, premium, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower or any Restricted Subsidiary, whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Bankruptcy Law”:  Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors.

“BAS”:  Banc of America Securities LLC.

“Benefited Lender”:  as defined in subsection 10.7(a).

“Board”:  the Board of Governors of the Federal Reserve System.

“Board of Directors”:  for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors.  Unless otherwise provided, “Board of Directors” means the Board of Directors of the Borrower.

“Borrower”:  as defined in the Preamble hereto.

“Borrowing Date”:  any Business Day specified in a notice pursuant to subsection 2.3 as a date on which the Borrower requests the Lenders to make Loans hereunder.

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City, except that, when used in connection with a Eurocurrency Loan, “Business Day” shall mean any Business Day on which dealings in Dollars between banks may be carried on in London, England and New York, New York.

“Capital Markets Securities”:  bonds, debentures, notes or other similar debt securities of the Borrower or any Subsidiary Guarantor (other than the Senior Notes).

“Capital Stock”:  of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation”:  an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP.  The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

“Captive Insurance Subsidiary”:  any of (a) Steward Insurance Company, a Vermont corporation, and any successor in interest thereto, so long as such Person either (x) satisfies the requirements of clause (c) below or (y) does not enter into any new insurance policies after the Closing Date insuring risks of any Persons other than the Borrower and its

Subsidiaries, (b) any Subsidiary of any Captive Insurance Subsidiary referred to in clause (a) above and (c) any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Equivalents”:  any of the following:  (a) money, (b) securities issued or fully guaranteed or insured by the United States of America or a member state of The European Union or any agency or instrumentality of any thereof, (c) time deposits, certificates of deposit or bankers’ acceptances of (i) any lender under a Senior Credit Facility or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (d) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (e) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended and (f) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors.

“Cash Interest”:  as defined in subsection 3.1(a).

“CD&R”:  Clayton, Dubilier & Rice, Inc.

“CD&R Investors”:  collectively, (i) Clayton, Dubilier & Rice Fund VII, L.P., or any legal successor thereto, (ii) Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P., or any legal successor thereto, (iii) CDR SVM Co-Investor L.P., or any legal successor thereto, (iv) CD&R Parallel Fund VII, L.P., or any legal successor thereto, and (v) any Affiliate of any CD&R Investor.

“CGMI”:  Citigroup Global Markets Inc. in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“Change in Law”:  as defined in subsection 3.11(a).

“Change of Control”:

(i)            any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Parent, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Borrower, provided that (x) so long as the Borrower is a Subsidiary of any Parent, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of the Borrower unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such Parent and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the “beneficial owner”; or

(ii)           the Borrower merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Borrower and its Restricted Subsidiaries to, another Person (other than one or more Permitted Holders) and any “person” (as defined in clause (i) above), other than one or more Permitted Holders or any Parent, is or becomes the “beneficial owner” (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation, or the transferee Person in such sale or transfer of assets, as the case may be, provided that (x) so long as such surviving or transferee Person is a Subsidiary of a parent Person, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such parent Person and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the beneficial owner.

Notwithstanding anything to the contrary in the foregoing, the Transactions shall not constitute or give rise to a “Change of Control.”

“Closing Date”:  the date on which all the conditions precedent set forth in subsection 5.1 shall be satisfied or waived.

“Co-Documentation Agents”:  as defined in the Preamble hereto.

“Code”:  the Internal Revenue Code of 1986, as amended.

“Committed Lenders”:  CGMI, JPMCB, Banc of America Bridge LLC, GSCP and Morgan Stanley.

“Commodities Agreement”:  in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.

“Commonly Controlled Entity”:  an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(m) and (o) of the Code.

“Conduit Lender”:  any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument delivered to the Administrative Agent (a copy of which shall be provided by the Administrative Agent to the Borrower on request); provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations under this Agreement, including its obligation to fund a Loan if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to any provision of this Agreement, including without limitation subsection 3.10, 3.11, 3.12 or 10.5, than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender if such designating Lender had not designated such Conduit Lender hereunder, (b) be deemed to have any Senior Interim Loan Commitment or (c) be designated if such designation would otherwise increase the costs of any Facility to the Borrower.

“Consolidated Coverage Ratio”:  as of any date of determination, the ratio of (i) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Borrower are available, to (ii) Consolidated Interest Expense for such four fiscal quarters (in each of the foregoing clauses (i) and (ii), determined for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Closing Date, on a pro forma basis to give effect to the Merger as if it had occurred at the beginning of such four-quarter period); provided that

(i)            if since the beginning of such period the Borrower or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

(ii)           if since the beginning of such period the Borrower or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness that is no longer outstanding on such date of determination (each, a “Discharge”) or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period,

(iii)          if since the beginning of such period the Borrower or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”), the Consolidated EBITDA for such period shall be reduced by an amount equal to the

Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Borrower or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Borrower and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Borrower and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

(iv)          if since the beginning of such period the Borrower or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a “Purchase”), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

(v)           if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Borrower or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (ii), (iii) or (iv) above if made by the Borrower or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or another Responsible Officer of the Borrower.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness).  If any Indebtedness bears, at the option of the Borrower or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Borrower or such Restricted Subsidiary may designate.  If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated EBITDA”:  for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income, without duplication:  (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including penalties and interest, if any), (ii) Consolidated Interest Expense, all items excluded from the definition of Consolidated Interest Expense pursuant to clause (iii) thereof (other than Special Purpose Financing Expense), any Special Purpose Financing Fees and (for purposes of the Consolidated Total Leverage Ratio) any Special Purpose Financing Expense, (iii) depreciation, amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses, (iv) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by this Agreement (whether or not consummated or incurred, and including any sale of Capital Stock to the extent the proceeds thereof were intended to be contributed to the equity capital of the Borrower or any of its Restricted Subsidiaries), (v) the amount of any minority interest expense, (vi) any management, monitoring, consulting and advisory fees and related expenses paid to any of CD&R or any of its Affiliates, (vii) interest and investment income, (viii) the amount of net cost savings projected by the Borrower in good faith to be realized as a result of actions taken or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and (z) the aggregate amount of cost savings added pursuant to this clause (viii) shall not exceed $35.0 million for any four consecutive quarter period (which adjustments may be incremental to (but not duplicative of) pro forma adjustments made pursuant to the proviso to the definition of “Consolidated Coverage Ratio,” or “Consolidated Total Leverage Ratio”), (ix) the amount of loss on any Financing Disposition, and (x) any costs or expenses pursuant to any management or employee stock option or other equity-related plan, program or arrangement, or other benefit plan, program or arrangement, or any stock subscription or shareholder agreement, to the extent funded with cash proceeds contributed to the capital of the Borrower or an issuance of Capital Stock of the Borrower (other than Disqualified Stock) and excluded from the calculation set forth in subsection 7.5(a)(iii).

“Consolidated Interest Expense”:  for any period,

(i)            the total interest expense of the Borrower and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Borrower and its Restricted Subsidiaries, including without limitation any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Borrower or any Restricted Subsidiary,

but only to the extent that such interest is actually paid by the Borrower or any Restricted Subsidiary, (d) non-cash interest expense (including any amortization during such period of any capitalized interest), (e) the interest portion of any deferred payment obligation and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus

(ii)           Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Borrower held by Persons other than the Borrower or a Restricted Subsidiary, minus

(iii)          to the extent otherwise included in such interest expense referred to in clause (i) above, amortization or write-off of financing costs, Special Purpose Financing Expense, accretion or accrual of discounted liabilities not constituting Indebtedness, expense resulting from discounting of Indebtedness in conjunction with recapitalization or purchase accounting, and any “additional interest” in respect of registration rights arrangements for any securities, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP; provided that gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower and its Restricted Subsidiaries with respect to Interest Rate Agreements.

“Consolidated Net Income”:  for any period, the net income (loss) of the Borrower and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that there shall not be included in such Consolidated Net Income:

(i)            any net income (loss) of any Person that is not the Borrower or a Restricted Subsidiary, except that the Borrower’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below),

(ii)           solely for purposes of determining the amount available for Restricted Payments under subsection 7.5(a)(iii)(A), any net income (loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Borrower by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Loan Documents and (z) restrictions in effect on the Closing Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Lenders than such restrictions in effect on the Closing Date), except that the Borrower’s equity in the net income of any such Restricted

Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause),

(iii)          any gain or loss realized upon (x) the sale, abandonment or other disposition of any asset of the Borrower or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors) or (y) the disposal, abandonment or discontinuation of operations of the Borrower or any Restricted Subsidiary, and any income (loss) from disposed, abandoned or discontinued operations,

(iv)          any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges associated with the Transactions and any acquisition, merger or consolidation after the Closing Date),

(v)           the cumulative effect of a change in accounting principles,

(vi)          all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments,

(vii)         any unrealized gains or losses in respect of Currency Agreements,

(viii)        any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person,

(ix)           any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards,

(x)            to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary,

(xi)           any non-cash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments),

(xii)          any impairment charge or asset write-off, including any charge or write-off related to intangible assets, long-lived assets or investments in debt and equity securities, and any amortization of intangibles,

(xiii)         any fees and expenses (or amortization thereof), and any charges or costs, in connection with any acquisition, Investment, Asset Disposition, issuance of Capital Stock, issuance, repayment or refinancing of Indebtedness, or amendment or modification of any agreement or instrument relating to any Indebtedness (in each case, whether or not completed, and including any such transactions consummated prior to the Closing Date),

(xiv)        any accruals and reserves established or adjusted within twelve months after the Closing Date that are established as a result of the Transactions, and any changes as a result of adoption or modification of accounting policies, and

(xv)         to the extent covered by insurance and actually reimbursed (or the Borrower has determined that there exists reasonable evidence that such amount will be reimbursed by the insurer and such amount is not denied by the applicable insurer in writing within 180 days and is reimbursed within 365 days of the date of such evidence (with a deduction in any future calculation of Consolidated Net Income for any amount so added back to the extent not so reimbursed within such 365 day period)), any expenses with respect to liability or casualty events or business interruption.

Notwithstanding the foregoing, for the purpose of subsection 7.5(a)(iii)(A) only, there shall be excluded from Consolidated Net Income, without duplication, any income consisting of dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Borrower or a Restricted Subsidiary, and any income consisting of return of capital, repayment or other proceeds from dispositions or repayments of Investments consisting of Restricted Payments, in each case to the extent such income would be included in Consolidated Net Income and such related dividends, repayments, transfers, return of capital or other proceeds are applied by the Borrower to increase the amount of Restricted Payments permitted under such covenant pursuant to subsection 7.5(a)(iii)(C) or (D).

In addition, for purposes of subsection 7.5(a)(iii)(A), Consolidated Net Income for any period ending on or prior to the Closing Date shall be determined based upon the net income (loss) reflected in the consolidated financial statements of the Borrower for such period; and each Person that is a Restricted Subsidiary upon giving effect to the Transactions shall be deemed to be a Restricted Subsidiary, and the Transactions shall not constitute a sale or disposition under clause (iii) above for purposes of such determination.

“Consolidated Tangible Assets”:  as of any date of determination, the total assets less the sum of the goodwill, net, and other intangible assets, net, in each case reflected on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter of the Borrower for which such a balance sheet is available, determined on a Consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Consolidated Total Indebtedness”:  at the date of determination thereof, an amount equal to (1) the aggregate principal amount of outstanding Indebtedness of the Borrower and its Restricted Subsidiaries as of such date consisting of (without duplication) Indebtedness for borrowed money (including Purchase Money Obligations and unreimbursed outstanding drawn amounts under funded letters of credit); Capitalized Lease Obligations and debt obligations evidenced by bonds, debentures, notes or similar instruments, determined on a Consolidated basis in accordance with GAAP (excluding items eliminated in Consolidation, and for the avoidance of doubt, excluding Hedging Obligations), minus (2) the amount of Unrestricted Cash held by the Borrower and its Restricted Subsidiaries as of the end of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Borrower are available.

“Consolidated Total Leverage Ratio”:  as of any date of determination, the ratio of (x) Consolidated Total Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Borrower are available (determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Closing Date, on a pro forma basis to give effect to the Merger as if it had occurred at the beginning of such four-quarter period), provided that:

(i)            if since the beginning of such period the Borrower or any Restricted Subsidiary shall have made a Sale, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(ii)           if since the beginning of such period the Borrower or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(iii)          if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Borrower or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (i) or (ii) above if made by the Borrower or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a Responsible Officer of the Borrower.

“Consolidation”:  the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Borrower in accordance with GAAP; provided that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment.  The term “Consolidated” has a correlative meaning.  For periods ending on or prior to the Closing Date, references to the consolidated financial statements of the Borrower shall be to the consolidated financial statements of ServiceMaster (with Subsidiaries of ServiceMaster being deemed Subsidiaries of the Borrower), as the context may require.

“Contingent Obligation”:  with respect to any Person, any obligation of such Person guaranteeing any obligation that does not constitute Indebtedness (a “primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) to advance or supply funds (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Notes”:  ServiceMaster’s 7.10% Notes due March 1, 2018, 7.45% Notes due August 15, 2027 and 7.25% Notes due March 1, 2038, in each case issued under the Existing Notes Indenture.

“Contractual Obligation”:  as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Amounts”:  the aggregate amount of capital contributions applied by the Borrower to permit the Incurrence of Contribution Indebtedness pursuant to subsection 7.1(b)(xi).

“Contribution Indebtedness”:  Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Borrower or such Restricted Subsidiary after the Closing Date (whether through the issuance or sale of Capital Stock or otherwise); provided that such Contribution Indebtedness (a) is incurred within 180 days after the making of the related cash contribution and (b) is so designated as Contribution Indebtedness pursuant to a certificate signed by a Responsible Officer on the date of Incurrence thereof.

“Credit Facilities”:  one or more of (i) the Term Loan Facility, (ii) the Revolving Facility and (iii) any other facilities or arrangements designated by the Borrower, in each case with one or more banks or other lenders or institutions providing for revolving credit loans, term loans, receivables financings (including without limitation through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables or the creation of any Liens in respect of such receivables in favor of such institutions), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise).  Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Currency Agreement”:  in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

“Custodian”:  any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Debt Financing”:  the debt financings contemplated under (a) the Term Loan Documents, (b) the Revolving Loan Documents, (c) the Senior Notes Indenture and (d) the Loan Documents, in each case including any Interest Rate Agreements related thereto.

“Default”:  any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition specified in Section 8, has been satisfied.

“Delayed Draw Term Loan Commitment”:  the commitment of a lender under the Term Loan Credit Agreement to make or otherwise fund a Delayed Draw Term Loan pursuant to the Term Loan Credit Agreement.

“Delayed Draw Term Loan Commitment Termination Date”:  the earliest to occur of (i) the date the Delayed Draw Term Loan Commitments are permanently reduced to zero pursuant to the Term Loan Credit Agreement, (ii) the date of the termination of all of the Delayed Draw Term Loan Commitments pursuant to the Term Loan Credit Agreement and (iii) October 17, 2007.

“Delayed Draw Term Loans”:  as defined in subsection 2.1(a)(i)(y) of the Term Loan Credit Agreement.

“Designated Noncash Consideration”:  the Fair Market Value of noncash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to a certificate signed by a Responsible Officer and delivered to the Administrative Agent, setting forth the basis of such valuation.

“Designated Preferred Stock”:  Preferred Stock of the Borrower (other than Disqualified Stock) or any Parent that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to a certificate executed by a Responsible Officer of the Borrower or the applicable Parent as the case may be, on the date of issuance thereof.

“Discharge”:  as defined in the definition of “Consolidated Coverage Ratio.”

“Disinterested Directors”:  with respect to any Affiliate Transaction, one or more members of the Board of Directors of the Borrower, or one or more members of the Board of Directors of a Parent, having no material direct or indirect financial interest in or with respect to such Affiliate Transaction.  A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding Capital Stock of the Borrower or any Parent or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock”:  with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Disposition), in whole or in part, in each case on or prior to July 15, 2015; provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Borrower or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.

“Dollars” and “$”:  dollars in lawful currency of the United States of America.

“Domestic Subsidiary”:  any Restricted Subsidiary of the Borrower other than a Foreign Subsidiary.

“Environmental Costs”:  any and all costs or expenses (including attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to, any actual or alleged violation of, noncompliance with or liability under any Environmental Laws.  Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

“Environmental Laws”:  any and all U.S. or foreign federal, state, provincial, territorial, foreign, local or municipal laws, rules, orders, enforceable guidelines, orders-in-council, regulations, statutes, ordinances, codes, decrees, and such requirements of any

Governmental Authority properly promulgated and having the force and effect of law or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (as it relates to exposure to Materials of Environmental Concern) or the environment, as have been, or now or at any relevant time hereafter are, in effect.

“Environmental Permits”:  any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

“Equity Contribution”:  as defined in the Recitals hereto.

“Equity Offering”:  a sale of Capital Stock (x) that is a sale of Capital Stock of the Borrower (other than Disqualified Stock), or (y) the proceeds of which are contributed to the equity capital of the Borrower or any of its Restricted Subsidiaries.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Base Rate”:  with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the BBA LIBOR Rates Page (as defined below) at approximately 11:00 a.m., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a BBA LIBOR Rates Page, “Eurocurrency Base Rate” shall mean, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum equal to the rate at which the principal London office of the Administrative Agent is offered deposits in Dollars at or about 10:00 a.m., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where the eurocurrency and foreign currency and exchange operations in respect of Dollars are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurocurrency Loan to be outstanding during such Interest Period.  “BBA LIBOR Rates Page” shall mean the display designated as Reuters Screen LIBOR01 Page (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

“Eurocurrency Loans”:  Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.

“Eurocurrency Rate”:  with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurocurrency Base Rate
1.00 – Eurocurrency Reserve Requirements

“Eurocurrency Reserve Requirements”:  for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Event of Default”:  any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Exchange Act”:  the Securities Exchange Act of 1934, as amended.

“Excluded Contribution”:  Net Cash Proceeds, or the Fair Market Value of property or assets, received by the Borrower as capital contributions to the Borrower after the Closing Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Borrower, in each case to the extent designated as an Excluded Contribution pursuant to a certificate signed by a Responsible Officer of the Borrower and not previously included in the calculation set forth in subsection 7.5(a)(iii)(B)(x) for purposes of determining whether a Restricted Payment may be made.

“Excluded Indebtedness”:   any Indebtedness (a) issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons shall not be deemed underwritten, and multiple managed accounts and affiliates of any such Persons shall be treated as one Person for purposes hereof, (b) Incurred pursuant to subsection 7.1(b)(i), (iii) (other than Refinancing Indebtedness in respect of the Facility), (iv) or (ix) or (c) involving any recourse transfer of any financial asset or consisting of any other type of Indebtedness Incurred in a manner not customarily viewed as a “securities offering.”

“Excluded Taxes”:  any (a) Taxes measured by or imposed upon the net income of any Agent or Lender or its applicable lending office, or any branch or affiliate thereof, (b) franchise Taxes, branch Taxes, Taxes on doing business or Taxes measured by or imposed upon the overall capital or net worth of any Agent or Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed by the jurisdiction under the laws of which such Agent or Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof and (c) Taxes imposed by reason of any connection between the jurisdiction imposing such Tax and any Agent or Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Agent or Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any other Loan Document.

“Exempt Sale and Leaseback Transaction”:  any Sale and Leaseback Transaction (a) in which the sale or transfer of property occurs within 90 days of the acquisition of such property by the Borrower or any of its Subsidiaries or (b) that involves property with a book value of $15.0 million or less and is not part of a series of related Sale and Leaseback Transactions involving property with an aggregate value in excess of such amount and entered into with a single Person or group of Persons.  For purposes of the foregoing, “Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property that has been or is to be sold or transferred by the Borrower or any such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

“Existing Indebtedness”:  Indebtedness of the Borrower and its Subsidiaries outstanding on the Closing Date and disclosed on Schedule B.

“Existing 2007 Notes”:  the Borrower’s 6.95% Notes due August 15, 2007 issued under the Existing Notes Indenture.

“Existing 2009 Notes”:  the Borrower’s 7.875% Notes due August 15, 2009 issued under the Existing Notes Indenture.

“Existing Notes Indenture”:  the Indenture between The ServiceMaster Company Limited Partnership, as issuer, and ServiceMaster Limited Partnership, as guarantor, and the Existing Notes Trustee, dated as of August 15, 1997, as supplemented by the First Supplemental Indenture thereto, between The ServiceMaster Company Limited Partnership, as issuer, and ServiceMaster Limited Partnership, as guarantor, and the Existing Notes Trustee, dated as of August 15, 1997, the Second Supplemental Indenture thereto, between the Borrower, as successor by merger to The ServiceMaster Company Limited Partnership and ServiceMaster Limited Partnership, and the Existing Notes Trustee, dated as of January 1, 1998, the Third Supplemental Indenture thereto, between the Borrower and the Existing Notes Trustee, dated as of March 2, 1998 and the Fourth Supplemental Indenture, between the Borrower and the Existing Notes Trustee, dated as of August 10, 1999.

“Existing Notes Trustee”:  The Bank of New York Trust Company, N.A., successor to Harris Trust and Savings Bank, as trustee under the Existing Notes Indenture.

“Extension of Credit”:  as to any Lender, the making of a Senior Interim Loan by such Lender.

“Facility”:  the Senior Interim Loan Commitments and the Senior Interim Loans made thereunder.

“Fair Market Value”:  with respect to any asset or property, the fair market value of such asset or property as determined in good faith by the Board of Directors, whose determination will be conclusive.

“Federal Funds Effective Rate”:  as defined in the definition of the term “ABR” in this subsection 1.1.

“Financing Disposition”:  any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets (a) by the Borrower or any Subsidiary thereof  to or in favor of any Special Purpose Entity, or by any Special Purpose Subsidiary, in each case in connection with the Incurrence by a Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets or (b) by the Borrower or any Subsidiary thereof to or in favor of any Special Purpose Entity that is not a Special Purpose Subsidiary.

“Foreign Borrowing Base”:  the sum of (1) 80% of the book value of Inventory of Foreign Subsidiaries, (2) 85% of the book value of Receivables of Foreign Subsidiaries, and (3) cash, Cash Equivalents and Temporary Cash Investments of Foreign Subsidiaries (in each case, determined as of the end of the most recently ended fiscal month of the Borrower for which internal consolidated financial statements of the Borrower are available, and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith).

“Foreign Pension Plan”:  a registered pension plan which is subject to applicable pension legislation other than ERISA or the Code, which a Subsidiary of the Borrower sponsors or maintains, or to which it makes or is obligated to make contributions.

“Foreign Plan”:  each Foreign Pension Plan, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement whether oral or written, funded or unfunded, sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the United States of America, by the Borrower or any of its Subsidiaries, other than any such plan, fund, program, agreement or arrangement sponsored by a Governmental Authority.

“Foreign Subsidiary”:  (a) any Restricted Subsidiary of the Borrower that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary and (b) any Restricted Subsidiary of the Borrower that has no material assets other than securities or Indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof), and intellectual property relating to such Foreign Subsidiaries (or Subsidiaries thereof) and other assets relating to an ownership interest in any such securities, Indebtedness, intellectual property or Subsidiaries.

“GAAP”:  generally accepted accounting principles in the United States of America as in effect on the Closing Date (for purposes of the definitions of the terms “Consolidated Coverage Ratio,” “Consolidated EBITDA,” “Consolidated Interest Expense,” “Consolidated Net Income,” “Consolidated Tangible Assets,” “Consolidated Total Indebtedness,” “Consolidated Total Leverage Ratio,” and “Foreign Borrowing Base,” all defined terms in this Agreement to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of this Agreement), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.  All ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the European Union.

“GSCP”:  Goldman Sachs Credit Partners L.P.

“Guarantee”:  any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee Agreement”:  the Guarantee Agreement delivered to the Administrative Agent as of the Closing Date, substantially in the form of Exhibit B, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Guarantor Subordinated Obligations”:  with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Closing Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under the Guarantee Agreement.

“Hedging Obligations”:  of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.

“Holding”:  as defined in the Recitals hereto.

“Holding Parent”:  as defined in the Recitals hereto.

“Home Warranty Subsidiary”:  any of (a) American Home Shield Corporation, a Delaware corporation, and any successor in interest thereto, (b) any Subsidiary of any Home Warranty Subsidiary referred to in clause (a) above and (c) any Subsidiary of the Borrower that is subject to regulation as a home warranty, service contract or similar company (or any Subsidiary thereof).

“Incur”:  issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have a correlative meaning; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.  Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness.  Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness”:  with respect to any Person on any date of determination (without duplication):

(i)            the principal of indebtedness of such Person for borrowed money,

(ii)           the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

(iii)          all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

(iv)          all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto,

(v)           all Capitalized Lease Obligations of such Person,

(vi)          the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Borrower other than a Subsidiary Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock),

(vii)         all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Borrower) and (B) the amount of such Indebtedness of such other Persons,

(viii)        all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person, and

(ix)           to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time);

provided that Indebtedness shall not include Contingent Obligations Incurred in the ordinary course of business.  The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Agreement, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

“Indemnified Liabilities”:  as defined in subsection 10.5.

“Indemnitee”:  as defined in subsection 10.5.

“Individual Lender Exposure”:  as to any Lender, the sum of such Lender’s Loan Exposure.

“Initial Agreement”:  as defined in subsection 7.7.

“Initial Lien”:  as defined in subsection 7.2.

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Intellectual Property”:  as defined in subsection 4.9.

“Interest Election Notice”:  as defined in subsection 3.1(b).

“Interest Payment Date”:  (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such ABR Loan is outstanding, and the final maturity date of such Senior Interim Loan and (b) as to any Eurocurrency Loan, the last day of the Interest Period for such Loan.

“Interest Period”:  with respect to any Eurocurrency Loan:

(a)           initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending three months thereafter; and

(b)           thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending three months thereafter;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)            if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)           any Interest Period that would otherwise extend beyond the Senior Interim Loan Maturity Date shall end on the Senior Interim Loan Maturity Date; and

(iii)          any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Interest Rate Agreement”:  with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

“Inventory”:  goods held for sale, lease or use by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

“Investment”:  in any Person by any other Person, means any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, licensees, franchisees, suppliers, consultants, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person.  For purposes of the definition of “Unrestricted Subsidiary” and subsection 7.5 only, (i) ”Investment” shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation, (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value (as determined in good faith by the Borrower) at the time of such transfer and (iii) for purposes of subsection 7.5(a)(iii)(C), the amount resulting from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary shall be the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of such redesignation (excluding the amount of such Investment then outstanding pursuant to clause (xv) or (xviii) of the definition of the term “Permitted Investments” or subsections 7.5(b)(vii) or (xii)).  Guarantees shall not be deemed to be Investments.  The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Borrower’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided that to the extent that the amount of Restricted Payments outstanding at any time pursuant to subsection 7.5(a) is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to subsection 7.5(a).

“Investment Company Act”:  the Investment Company Act of 1940, as amended from time to time.

“Investment Grade Rating”:  a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any equivalent rating by any other Rating Agency.

“Investment Grade Securities”:  (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents); (ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries; (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii), which fund may also hold immaterial amounts of cash pending investment or distribution; and (iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investors”:  (i) the CD&R Investors, BAS Capital Funding Corporation, Banc of America Capital Investors V, L.P., Citigroup Capital Partners II 2007 Citigroup Investment, L.P., Citigroup Capital Partners II Employee Master Fund, L.P., Citigroup Capital Partners II Onshore, L.P., Citigroup Capital Partners II Cayman Holdings, L.P., CPE Co-Investment (ServiceMaster) LLC and J.P. Morgan Ventures Corporation, (ii) any Person that acquires Voting Stock of Holding on or prior to the Closing Date and any Affiliate of such Person, and (iii) any of their respective legal successors.

“JPMCB”:  JPMorgan Chase Bank, N.A.

“JPMorgan”:  J.P. Morgan Securities Inc.

“Judgment Conversion Date”:  as defined in subsection 10.8(a).

“Judgment Currency”:  as defined in subsection 10.8(a).

“Lead Arrangers”:  CGMI, JPMorgan, BAS, GSCP and Morgan Stanley, as Joint Lead Arrangers and Joint Bookrunning Managers under this Agreement.

“Lenders”:  the several banks and other financial institutions from time to time party to this Agreement acting in their capacity as lenders, together with, in each case, any affiliate of any such bank or financial institution through which such bank or financial institution elects, by written notice to the Administrative Agent and the Borrower, to make any Senior Interim Loans available to the Borrower; provided that for all purposes of voting or consenting with respect to (a) any amendment, supplementation or modification of any Loan Document, (b) any waiver of any of the requirements of any Loan Document or any Default or Event of Default and its consequences or (c) any other matter as to which a Lender may vote or consent pursuant to subsection 10.1, the bank or financial institution making such election shall be deemed the “Lender” rather than such affiliate, which shall not be entitled to so vote or consent.

“Liabilities”:  collectively, any and all claims, obligations, liabilities, causes of action, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees,

costs and expenses (including without limitation interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

“Lien”:  any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Loan”:  a Senior Interim Loan; collectively, the “Loans.”

“Loan Documents”:  this Agreement, any Senior Interim Loan Notes and the Guarantee Agreement, each as amended, supplemented, waived or otherwise modified from time to time.

“Loan Exposure”:  as to any Lender, at any time, the amount of unpaid Senior Interim Loans held by such Lender.

“Loan Parties”:  the Borrower and each Restricted Subsidiary that is a party to a Loan Document as a Subsidiary Guarantor; individually, a “Loan Party.”

“Management Advances”:  (1) loans or advances made to directors, officers, employees or consultants of any Parent, the Borrower or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $10.0 million in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees, or (4) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under subsection 7.1.

“Management Agreements”:  collectively, (i) the Stock Subscription Agreements, each dated as of the Closing Date, between Holding Parent and each of the Investors party thereto, (ii) the Transaction Fee Agreement, dated as of the Closing Date, among Holding Parent and ServiceMaster and each of CD&R, Banc of America Capital Investors V, L.P., Citigroup Alternative Investments LLC and J.P. Morgan Ventures Corporation, (iii) the Consulting Agreement, dated as of the Closing Date, among Holding Parent, ServiceMaster and CD&R, (iv) the Indemnification Agreements, each dated as of the Closing Date, among Holding Parent and ServiceMaster and each of (a) CD&R and each CD&R Investor, (b) BAS Capital Funding Corporation and Banc of America Capital Investors V, L.P., (c) Citigroup Capital Partners II 2007 Citigroup Investment, L.P., Citigroup Capital Partners II Employee Master Fund, L.P., Citigroup Capital Partners II Onshore, L.P., Citigroup Capital Partners II Cayman Holdings, L.P. and CPE Co-Investment (ServiceMaster) LLC and (d) J.P. Morgan Ventures Corporation, or Affiliates thereof, respectively, (v) the Registration Rights Agreement, dated as of the Closing Date, among Holding Parent and the Investors party thereto, and any other Person party thereto from time to time, (vi) the Stockholders Agreement, dated as of the Closing Date, by and among

Holding Parent and the Investors party thereto, and any other Person party thereto from time to time and (vii) any other agreement primarily providing for indemnification and/or contribution for the benefit of any Permitted Holder in respect of Liabilities resulting from, arising out of or in connection with, based upon or relating to (a) any management consulting, financial advisory, financing, underwriting or placement services or other investment banking activities, (b) any offering of securities or other financing activity or arrangement of or by any Parent or any of its Subsidiaries or (c) any action or failure to act of or by any Parent or any of its Subsidiaries (or any of their respective predecessors); in each case as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Agreement.

“Management Guarantees”:  guarantees (x) of up to an aggregate principal amount outstanding at any time of $25.0 million of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to, directors, officers, employees or consultants of any Parent, the Borrower or any Restricted Subsidiary (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $10.0 million in the aggregate outstanding at any time.

“Management Indebtedness”:  Indebtedness Incurred to any Management Investor to finance the repurchase or other acquisition of Capital Stock of the Borrower or any Parent (including any options, warrants or other rights in respect thereof) from any Management Investor, which repurchase or other acquisition of Capital Stock is permitted by subsection 7.5.

“Management Investors”:  the officers, directors, employees and other members of the management of any Parent, the Borrower or any of their respective Subsidiaries, or family members or relatives thereof (provided that, solely for purposes of the definition of “Permitted Holders,” such relatives shall include only those Persons who are or become Management Investors in connection with estate planning for or inheritance from other Management Investors, as determined in good faith by the Borrower, which determination shall be conclusive), or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Borrower or any Parent.

“Management Stock”:  Capital Stock of the Borrower or any Parent (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

“Material Adverse Effect”:  a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability as to any Loan Party party thereto of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent and the Lenders under the Loan Documents, in each case taken as a whole.

“Material Subsidiary”:  any Restricted Subsidiary, other than one or more Restricted Subsidiaries designated by the Borrower that individually and in the aggregate (if considered a single Person) do not constitute a Significant Subsidiary.

“Materials of Environmental Concern”:  any hazardous or toxic substances or materials or wastes defined, listed, or regulated as such in or under, or which may give rise to liability under, any applicable Environmental Law, including gasoline, petroleum (including crude oil or any fraction thereof), petroleum products or by-products, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Merger”:  the merger of Acquisition Co. with and into ServiceMaster, with ServiceMaster as the surviving corporation.

“Merger Agreement”:  as defined in the recitals hereto.

“Moody’s”:  Moody’s Investors Service, Inc., and its successors.

“Morgan Stanley”:  Morgan Stanley Senior Funding, Inc.

“Multiemployer Plan”:  a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Available Cash”:  with respect to any Asset Disposition, cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or to be accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with subsection 7.4), (ii) all payments made, and all installment payments required to be made, on any Indebtedness (x) that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or (y) that must by its terms, in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, including but not limited to any payments required to be made to increase borrowing availability under any revolving credit facility, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Borrower or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition, (iv) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained, indemnified or insured by the Borrower or any Restricted Subsidiary after such Asset Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition and (v) the amount of any purchase price or similar adjustment (x) claimed by any Person to be owed by the Borrower or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or (y) paid or payable by the Borrower or any Restricted Subsidiary, in either case in respect of such Asset Disposition.

“Net Cash Proceeds”:  with respect to any issuance or sale of any securities or Indebtedness of the Borrower or any Subsidiary by the Borrower or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

“Non-Consenting Lender”:  as defined in subsection 10.1(d).

“Non-Excluded Taxes”:  all Taxes other than Excluded Taxes.

“Obligation Currency”:  as defined in subsection 10.8(a).

“Obligations”:  with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Original Lenders”:  Citicorp North America, Inc., JPMorgan Chase Bank, N.A., Banc of America Bridge LLC, Goldman Sachs Credit Partners L.P. and Morgan Stanley Senior Funding, Inc., and any Conduit Lender designated by any such Original Lender for purposes of this Agreement.

“Other Representatives”:  each of CGMI, BAS, Morgan Stanley, GSCP and JPMorgan in their collective capacity as Joint Lead Arrangers of the Loans and Senior Interim Loan Commitments hereunder.

“Parent”:  Holding Parent, Holding, Investment Holding and any Other Parent and any other Person that is a Subsidiary of Holding Parent, Holding, Investment Holding, or any Other Parent and of which the Borrower is a Subsidiary.  As used herein, “Other Parent” means a Person of which the Borrower becomes a Subsidiary after the Closing Date, provided, that either (x) immediately after the Borrower first becomes a Subsidiary of such Person, more than 50% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50% of the Voting Stock of a Parent of the Borrower immediately prior to the Borrower first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of the Borrower first becoming a Subsidiary of such Person.

“Parent Expenses”:  (i) costs (including all professional fees and expenses) incurred by any Parent in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement or any other agreement or instrument relating to Indebtedness of the Borrower or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (ii) expenses incurred by any Parent in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing) to the extent such intellectual property and associated rights relate to the business or businesses of the Borrower or any Subsidiary thereof, (iii) indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, or obligations in respect of director and officer insurance (including premiums therefor), (iv) other operational expenses of any Parent incurred in the ordinary course of business, and (v) fees and expenses incurred by any Parent in connection with any offering of Capital Stock or Indebtedness, (w) which offering is not completed, or (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Borrower or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Borrower or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Participant”:  as defined in subsection 10.6(c).

“Patriot Act”:  as defined in subsection 10.17.

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“Pension Act” shall mean the Pension Protection Act of 2006, as it presently exists or as it may be amended from time to time.

“Permitted Holders”:  any of the following:  (i) any of the Investors or Management Investors, and any of their respective Affiliates; (ii) any investment fund or vehicle managed or sponsored by CD&R, BAS Capital Funding Corporation, Banc of America Capital Investors V, L.P., Citigroup Private Equity LP, J.P. Morgan Ventures Corporation or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle; (iii) any limited or general partners of, or other investors in, any Investor, BAS Capital Funding Corporation, Banc of America Capital Investors V, L.P., Citigroup Private Equity LP, J.P. Morgan Ventures Corporation or any Affiliate thereof, or any such investment fund or vehicle (as to any such limited partner or other investor, solely to the extent of any Capital Stock of the Borrower or any Parent actually received by way of dividend or distribution from any such Investor, Affiliate, or investment fund or vehicle); and (iv) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of any Parent or the Borrower.  In addition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change of Control in respect of which the Borrower makes all payments of Loans and other amounts required by the last paragraph of Section 8, together with its Affiliates, shall thereafter constitute Permitted Holders.

“Permitted Investment”:  an Investment by the Borrower or any Restricted Subsidiary in, or consisting of, any of the following:

(i)            a Restricted Subsidiary, the Borrower, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary);

(ii)           another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary (and, in each case, any Investment held by such other Person that was not acquired by such Person in contemplation of such merger, consolidation or transfer);

(iii)          Temporary Cash Investments, Investment Grade Securities or Cash Equivalents;

(iv)          receivables owing to the Borrower or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(v)           any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with subsection 7.4;

(vi)          securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Borrower or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(vii)         Investments in existence or made pursuant to legally binding written commitments in existence on the Closing Date;

(viii)        Currency Agreements, Interest Rate Agreements, Commodities Agreements and related Hedging Obligations, which obligations are Incurred in compliance with subsection 7.1;

(ix)           pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under subsection 7.2;

(x)            (1) Investments in or by any Special Purpose Subsidiary, or in connection with a Financing Disposition (described in clause (i) of the definition thereof) by or to or in favor of any Special Purpose Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the Borrower, or any Parent, provided that if such Parent receives cash from the relevant Special Purpose Entity in exchange for such note, an equal cash amount is contributed by any Parent to the Borrower;

(xi)           bonds secured by assets leased to and operated by the Borrower or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Borrower or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

(xii)          any Indebtedness under the Senior Interim Loan Facility (including any Senior Notes);

(xiii)         any Investment to the extent made using Capital Stock of the Borrower (other than Disqualified Stock), or Capital Stock of any Parent, as consideration;

(xiv)        Management Advances;

(xv)         Investments in Related Businesses in an aggregate amount outstanding at any time not to exceed the greater of $75.0 million and 5.0% of Consolidated Tangible Assets;

(xvi)        any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of subsection 7.6(b) (except transactions described in clauses (i), (v) and (vi) thereof), including any Investment pursuant to any transaction described in clause (ii) of such subsection (whether or not any Person party thereto is at any time an Affiliate of the Borrower);

(xvii)       any Investment (x) by any Captive Insurance Subsidiary in connection with its provision of insurance to the Borrower or any of its Subsidiaries or (y) by any Home Warranty Subsidiary in connection with its provision of home warranty, service contract or similar contracts or policies on behalf of the Borrower or its Subsidiaries, in each case which Investment is made in the ordinary course of business of such Captive Insurance Subsidiary or such Home Warranty Subsidiary, as the case may be, or by reason of applicable law, rule, regulation or order, or is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or such Home Warranty Subsidiary or their respective businesses, as applicable; and

(xviii)      other Investments in an aggregate amount outstanding at any time not to exceed the greater of $100.0 million and 7.5% of Consolidated Tangible Assets.

If any Investment pursuant to clause (xv) or (xviii) above, or subsection 7.5(b)(vii), as applicable, is made in any Person that is not a Restricted Subsidiary and such Person thereafter becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above and not clause (xv) or (xviii) above or subsection 7.5(b)(vii) for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens”:

(a)           Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Borrower and its Restricted Subsidiaries or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or a Subsidiary thereof, as the case may be, in accordance with GAAP;

(b)           carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;

(c)           pledges, deposits or Liens in connection with workers’ compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(d)           pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

(e)           easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(f)            Liens existing on, or provided for under written arrangements existing on, the Closing Date or (in the case of any such Liens securing Indebtedness of the Borrower or any of its Subsidiaries existing or arising under written arrangements existing on the Closing Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

(g)           (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Borrower or any Restricted Subsidiary of the Borrower has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(h)           Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Hedging Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with subsection 7.1;

(i)            Liens arising out of judgments, decrees, orders or awards in respect of which the Borrower or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(j)            leases, subleases, licenses or sublicenses to or from third parties;

(k)           Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of (i) Indebtedness Incurred in compliance with subsection 7.1(b)(i), (b)(iv), (b)(v), (b)(vii), (b)(viii), (b)(ix) or (b)(x) or subsection 7.1(b)(iii) (other than (x) Refinancing Indebtedness Incurred in respect of Indebtedness described in subsection 7.1(a) or (y) Continuing Notes and Refinancing Indebtedness Incurred in respect thereof), (ii) Bank Indebtedness, (iii) the Facility, (iv) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor, (v) Indebtedness or other obligations of any Special Purpose Entity, or (vi) obligations in respect of Management Advances or Management Guarantees; in each case including Liens securing any Guarantee of any thereof;

(l)            Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Borrower (or at the time the Borrower or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Borrower or any Restricted Subsidiary); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(m)          Liens on Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(n)           any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(o)           Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate;

(p)           Liens (i) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, (ii) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (iii) on receivables (including related rights), (iv) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (v) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities (including in connection with purchase orders and other agreements with customers), (vi) in favor of the Borrower or any Subsidiary (other than Liens on property or assets of the Borrower or any Subsidiary Guarantor in favor of any Subsidiary that is not a Subsidiary Guarantor), (vii) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (viii) on inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods, (ix) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business, (x) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business, (xi) arising in connection with repurchase agreements permitted under subsection 7.1, on assets that are the subject of such repurchase agreements or (xii) in favor of any Special Purpose Entity in connection with any Financing Disposition; and

(q)           other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $50.0 million at any time outstanding.

“Permitted Payment”:  as defined in subsection 7.5(b).

“Person”:  any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PIK Interest”:  as defined in subsection 3.1(a).

“PIK Margin”:  0.75% per annum.

“Plan”:  at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA.

“Preferred Stock”:  as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Prepayment Date”:  as defined in subsection 3.4(c).

“Prime Rate”:  as defined in the definition of “ABR”.

“Purchase”:  as defined in the definition of “Consolidated Coverage Ratio.”

“Purchase Money Obligations”:  any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Rating Agencies”:  collectively, Moody’s and S&P, or, if Moody’s or S&P or both shall not make an applicable rating publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivable”:  a right to receive payment pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay, as determined in accordance with GAAP.

“refinance”:  refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Agreement shall have a correlative meaning.

“Refinancing Agreement”:  as defined in subsection 7.7.

“Refinancing Date”:  the Senior Interim Loan Maturity Date or such earlier date selected by the Borrower following the completion after the date hereof of a standard high yield roadshow after which no Senior Notes were issued.

“Refinancing Indebtedness”:  Indebtedness that is Incurred to refinance any Indebtedness existing on the Closing Date or Incurred in compliance with this Agreement (including Indebtedness of the Borrower that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted by this Agreement) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided that

(1)           (x) if the Indebtedness being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or, if earlier, July 15, 2015) or (y) if the Indebtedness being refinanced is Continuing Notes, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or, if earlier, July 15, 2015) and, if such Refinancing Indebtedness is Guaranteed by any Restricted Subsidiary of the Borrower, each such Guarantee shall be subordinated to the prior payment in full of the Senior Interim Loans on terms consistent with those for senior subordinated debt securities issued by companies sponsored by CD&R or otherwise customary (in each case, determined in good faith by the Borrower),

(2)           such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness and

(3)           Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Borrower or a Subsidiary Guarantor that could not have been initially Incurred by such Restricted Subsidiary pursuant to subsection 7.1 or (y) Indebtedness of the Borrower or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Refunding Capital Stock”:  as defined in subsection 7.5(b)(i).

“Register”:  as defined in subsection 10.6(b).

“Regulation S-X”:  Regulation S-X promulgated by the SEC, as in effect on the Closing Date.

“Regulation T”:  Regulation T of the Board as in effect from time to time.

“Regulation U”:  Regulation U of the Board as in effect from time to time.

“Regulation X”:  Regulation X of the Board as in effect from time to time.

“Related Business”:  those businesses in which the Borrower or any of its Subsidiaries is engaged on the date of this Agreement, or that are similar, related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

“Related Taxes”:  (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income, and federal, state or local withholding imposed by any government or other taxing authority on payments made by any Parent other than to another Parent), required to be paid by any Parent by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Borrower, any of its Subsidiaries or any Parent), or being a holding company parent of the Borrower, any of its Subsidiaries or any Parent or receiving dividends from or other distributions in respect of the Capital Stock of the Borrower, any of its Subsidiaries or any Parent, or having guaranteed any obligations of the Borrower or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Borrower or any of its Subsidiaries is permitted to make payments to any Parent pursuant to subsection 7.5, or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of the Borrower or any Subsidiary thereof, (y) any taxes attributable to any taxable period (or portion thereof) ending on or prior to the Closing Date, or to any Parent’s receipt of (or entitlement to) any payment in connection with the Transactions, including any payment received after the Closing Date pursuant to any agreement related to the Transactions or (z) any other federal, state, foreign, provincial or local taxes measured by income for which any Parent is liable, up to an amount not to exceed, with respect to federal taxes, the amount of any such taxes that the Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Borrower had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code or an analogous provision of state, local or foreign law) of which it were the common parent, or with respect to state and local taxes, the amount of any such taxes that the Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a combined basis as if the Borrower had filed a combined return on behalf of an affiliated group consisting only of the Borrower and its Subsidiaries.

“Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. § 4043 or any successor regulation thereto.

“Required Interim Loan Refinancing”:  any offering or issuance of indebtedness or securities of the Borrower or any of its Subsidiaries pursuant to Section 4 of the Fee Letter, dated April 9, 2007, among Citigroup Global Markets Inc., J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A., Banc of America Securities LLC, Banc of America Bridge LLC, Bank of America, N.A., Blue Ridge Investments, L.L.C., Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc. and Acquisition Co.

“Required Lenders”:  Lenders the sum of whose outstanding Individual Lender Exposures represent at least a majority of the sum of the aggregate amount of all outstanding Senior Interim Loans.

“Required Non-Original Lenders”:  Non-Defaulting Lenders (other than Original Lenders) the sum of whose outstanding Individual Lender Exposures represent at least a majority of the sum of the aggregate amount of all outstanding Senior Interim Loans of Non-Defaulting Lenders (other than Original Lenders).

“Requirement of Law”:  as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

“Responsible Officer”:  as to any Person, any of the following officers of such Person:  (a) the chief executive officer or the president of such Person and, with respect to financial matters, the chief financial officer, the treasurer or the controller of such Person, (b) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to the Administrative Agent as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, such chief financial officer of such Person, (c)  with respect to

ERISA matters, the senior vice president - human resources (or substantial equivalent) of such Person and (d) any other individual designated as a “Responsible Officer” for the purposes of this Agreement by the Board of Directors or equivalent body of such Person.

“Restricted Payment”:  as defined in subsection 7.5(a).

“Restricted Payment Transaction”:  any Restricted Payment permitted pursuant to subsection 7.5, any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term “Restricted Payment” (including pursuant to the exception contained in clause (i) and the parenthetical exclusions contained in clauses (ii) and (iii) of such definition).

“Restricted Subsidiary”:  any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revolving Administrative Agent”:  Citibank, N.A., in its capacity as administrative agent under the Revolving Credit Agreement, and its successors and assigns.

“Revolving Collateral Agent”:  Citibank, N.A., in its capacity as collateral agent under the Revolving Credit Agreement, and its successors and assigns.

“Revolving Credit Agreement”:  that Revolving Credit Agreement, dated as of the date hereof, among ServiceMaster, certain Subsidiaries of ServiceMaster party thereto, the lenders party thereto, JPMCB, as syndication agent and Citibank, N.A., as administrative agent and as collateral agent for the Revolving Secured Parties, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Revolving Credit Agreement or other credit agreements or otherwise, unless such agreement or instrument expressly provides that it is not intended to be and is not a Revolving Credit Agreement hereunder).  Any reference to the Revolving Credit Agreement hereunder shall be deemed a reference to any Revolving Credit Agreement then in existence.

“Revolving Facility”:  the collective reference to the Revolving Credit Agreement, any Revolving Loan Documents, any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Revolving Credit Agreement or one or more other credit agreements, indentures or financing agreements or otherwise, unless such agreement expressly provides that it is not intended to be and is not a Revolving Facility hereunder).  Without limiting the generality of the foregoing, the term “Revolving Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of Holding as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Revolving Loan Documents”:  the Loan Documents as defined in the Revolving Credit Agreement, as the same may be amended, supplemented, waived, otherwise modified, extended, renewed, refinanced or replaced from time to time.

“Revolving Secured Parties”:  the Revolving Administrative Agent, the Revolving Collateral Agent and each Person that is a lender under the Revolving Credit Agreement.

“S&P”:  Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale”:  as defined in the definition of “Consolidated Coverage Ratio.”

“SEC”:  the Securities and Exchange Commission.

“Securities Act”:  the Securities Act of 1933, as amended from time to time.

“Senior Credit Facilities”:  collectively, the Term Loan Facility and the Revolving Facility.

“Senior Indebtedness”:   any Indebtedness of the Borrower or any Restricted Subsidiary other than, in the case of the Borrower, Subordinated Obligations, and, in the case of any Subsidiary Guarantor, Guarantor Subordinated Obligations.

“Senior Interim Loan”:  as defined in subsection 2.1(a); and collectively, the “Senior Interim Loans.”

“Senior Interim Loan Commitment”:  as to any Lender, its obligation to make Senior Interim Loans to the Borrower pursuant to subsection 2.1(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name in Schedule A under the heading “Senior Interim Loan Commitment” (collectively, as to all the Senior Interim Loan Lenders, the “Senior Interim Loan Commitments”).  The original aggregate amount of the Senior Interim Loan Commitments on the Closing Date is $1,150,000,000.

“Senior Interim Loan Facility”:  the collective reference to this Agreement, any Loan Documents, and any notes issued pursuant hereto and any guarantees, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under this Agreement or one or more other credit agreements, indentures or financing agreements or otherwise, unless such agreement or instrument expressly provides that it is not intended to be and is not a Senior Interim Loan Facility hereunder).  Without limiting the generality of the foregoing, the term “Senior Interim Loan Facility” shall include (x) any Senior Notes Indenture and (y) any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Borrower as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder, (iv) otherwise altering the terms and conditions thereof or (v) evidencing or governing any Indebtedness Incurred pursuant to any Required Interim Loan Refinancing.

“Senior Interim Loan Fixed Rate”:  10.75% per annum.

“Senior Interim Loan Lender”:  any Lender having a Senior Interim Loan Commitment hereunder and/or a Senior Interim Loan outstanding hereunder; and all such Lenders collectively, the “Senior Interim Loan Lenders.”

“Senior Interim Loan Maturity Date”:  July 24, 2008.

“Senior Interim Loan Note”:  as defined in subsection 2.2(a), and collectively, the “Senior Interim Loan Notes.”

“Senior Interim Loan Percentage”:  as to any Senior Interim Loan Lender at any time, the percentage which (a) such Lender’s Senior Interim Loans then outstanding constitutes of (b) the sum of all of the Senior Interim Loans then outstanding.

“Senior Notes”:  (a) any Senior Notes of the Borrower to be issued after the Closing Date upon the conversion or exchange of the Senior Interim Loans for such Senior Notes, or to refinance in whole or in part the Senior Interim Loans or any notes issued to refinance or upon the conversion or exchange of any Senior Interim Loans, and (b) any substantially similar Senior Notes (whether registered under the Securities Act or otherwise) that have been exchanged for any such other Senior Notes; in each case as any such Senior Notes may be amended, supplemented, waived or otherwise modified from time to time; and including, for the avoidance of doubt, if applicable, any increase in the principal amount of any Senior Note due to the accrual of interest paid in kind and any Senior Note issued to evidence interest paid in kind.

“Senior Notes Indenture”:  any indenture governing any Senior Notes, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Senior Refinancing Indenture”:  the Indenture to be dated the Refinancing Date substantially in the form attached as Exhibit H hereto.

“Senior Refinancing Registration Rights Agreement”:  the Registration Rights Agreement to be dated the Refinancing Date, substantially in the form of Exhibit I hereto, pursuant to which the Borrower will be required to file a shelf registration statement (or, at the Borrower’s option, an exchange offer registration statement) with respect to the Senior Notes.

“ServiceMaster”:  as defined in the Recitals hereto.

“Settlement Service”:  as defined in subsection 10.6(b)(vi).

“Significant Subsidiary”:   any Restricted Subsidiary that would be a “significant subsidiary” of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Closing Date.

“Single Employer Plan”:  any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent” and “Solvency”:  with respect to any Person on a particular date, the condition that, on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small amount of capital.

“Special Purpose Entity”:  (x) any Special Purpose Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

“Special Purpose Financing”:  any financing or refinancing of assets consisting of or including Receivables of the Borrower or any Restricted Subsidiary that have been transferred to a Special Purpose Entity or made subject to a Lien in a Financing Disposition.

“Special Purpose Financing Expense”:  for any period, (a) the aggregate interest expense for such period on any Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary, which Indebtedness is not recourse to the Borrower or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), and (b) Special Purpose Financing Fees.

“Special Purpose Financing Fees”:  distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Special Purpose Financing.

“Special Purpose Financing Undertakings”:  representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by the Borrower or any of its Restricted Subsidiaries that the Borrower determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with a Special Purpose Financing or a Financing Disposition; provided that (x) it is understood that Special Purpose Financing Undertakings may consist of or include (i) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes or (ii) Hedging Obligations, or other obligations relating to Interest Rate Agreements, Currency Agreements or Commodities Agreements entered into by the

Borrower or any Restricted Subsidiary, in respect of any Special Purpose Financing or Financing Disposition, and (y) subject to the preceding clause (x), any such other agreements and undertakings shall not include any Guarantee of Indebtedness of a Special Purpose Subsidiary by the Borrower or a Restricted Subsidiary that is not a Special Purpose Subsidiary.

“Special Purpose Subsidiary”:  a Subsidiary of the Borrower that (a) is engaged solely in (x) the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and (y) any business or activities incidental or related to such business, and (b) is designated as a “Special Purpose Subsidiary” by the Borrower.

“Sponsors”:  CD&R, BAS Capital Funding Corporation, Banc of America Capital Investors V, L.P., Citigroup Private Equity LP and J.P. Morgan Ventures Corporation.

“Stated Maturity”:  with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).

“Subordinated Obligations”:  any Indebtedness of the Borrower (whether outstanding on the Closing Date or thereafter Incurred) that is expressly subordinated in right of payment to the Obligations hereunder and under the Loan Documents pursuant to a written agreement.

“Subsidiary”:  of any Person, means any corporation, association, partnership, or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly by (i) such Person or (ii) one or more Subsidiaries of such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantee”:  the guarantee of the obligations of the Borrower under the Loan Document provided pursuant to the Guarantee Agreement.

“Subsidiary Guarantor”:  any Restricted Subsidiary of the Borrower that enters into a Subsidiary Guarantee.

“Successor Company”:  as defined in subsection 7.3(a).

“Supermajority Lenders”:  Lenders the sum of whose outstanding Individual Lender Exposure represents at least 66 2/3% of the sum of the aggregate amount of all outstanding Senior Interim Loans.

“Supermajority Termination Date”:  as defined in subsection 10.1(a)(v).

“Supervisory Review Process”:  as defined in subsection 3.10(c).

“Syndication Agent”:  as defined in the Preamble.

“Tax Sharing Agreement”:  the Tax Sharing Agreement, dated as of the Closing Date, among the Borrower, Holding, Investment Holding and Holding Parent, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Agreement.

“Taxes”:  any and all present or future income, stamp or other taxes, levies, imposts, duties, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

“Temporary Cash Investments”:  any of the following:  (i) any investment in (x) direct obligations of the United States of America, a member state of The European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Borrower or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof or obligations Guaranteed by the United States of America or a member state of The European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Borrower or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under a Credit Facility or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations for underlying securities or instruments of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 24 months after the date of acquisition, issued by a Person (other than that of the Borrower or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than 24 months after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “BBB-” by S&P or “Baa3” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Indebtedness or Preferred Stock (other than of the Borrower or any of its Subsidiaries) having a rating of “A” or higher by S&P or “A2” or higher by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95% of their assets in securities of the type described in clauses (i)-(vi) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (ix) similar investments approved by the Board of Directors in the ordinary course of business.

“Term Loan Administrative Agent”:  Citibank, N.A., in its capacity as administrative agent under the Term Loan Credit Agreement, and its successors and assigns.

“Term Loan Collateral Agent”:  Citibank, N.A., in its capacity as collateral agent under the Term Loan Credit Agreement, and its successors and assigns.

“Term Loan Credit Agreement”:  that Credit Agreement, dated as of the Closing Date, among the Borrower, the lenders party thereto, JPMCB, as syndication agent, and the Term Loan Administrative Agent and Term Loan Collateral Agent for the Term Loan Secured Parties, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Term Loan Credit Agreement or other credit agreements or otherwise, unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Loan Credit Agreement hereunder).  Any reference to the Term Loan Credit Agreement hereunder shall be deemed a reference to any Term Loan Credit Agreement then in existence.

“Term Loan Documents”:  the Loan Documents as defined in the Term Loan Credit Agreement, as the same may be amended, supplemented, waived, otherwise modified, extended, renewed, refinanced or replaced from time to time.

“Term Loan Facility”:  the collective reference to the Term Loan Credit Agreement, any Term Loan Documents, any notes and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Term Loan Credit Agreement or one or more other credit agreements, indentures or financing agreements or otherwise, unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Loan Facility hereunder).  Without limiting the generality of the foregoing, the term “Term Loan Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of a Borrower as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Term Loan Secured Parties”:  the Term Loan Administrative Agent, the Term Loan Collateral Agent and each Person that is a lender under the Term Loan Credit Agreement.

“Trade Payables”:  with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transactions”:  collectively, any or all of the following:  (i) the Merger, (ii) the repayment at maturity or redemption of the Existing 2007 Notes, the redemption of the Existing 2009 Notes and the repayment and termination of the Existing Credit Facilities, (iii) the entry into the Senior Interim Loan Facility and Incurrence of Indebtedness hereunder by one or more of the Borrower and its Subsidiaries, including any Required Interim Loan Refinancing, (iv) the entry into the Senior Credit Facilities and Incurrence of Indebtedness thereunder by one or more of the Borrower and its Subsidiaries, and (v) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing). For purposes of the foregoing, “Existing Credit Facilities” means the Credit Agreement, dated as of May 19, 2004, as amended by Amendment No. 1, dated as of May 6, 2005, each among ServiceMaster, the lenders, JPMCB and Bank of America, N.A. as syndication agents, SunTrust Bank, as administrative agent, and U.S. Bank National Association and Wachovia Bank, N.A. as documentation agents.

“Transferee”:  any Participant or Assignee.

“Treasury Capital Stock”:  as defined in subsection 7.5(b)(i).

“Type”:  the type of Loan determined based on the interest option applicable thereto, with there being two Types of Loans hereunder, namely ABR Loans and Eurocurrency Loans.

“Underfunding”:  the excess of the present value of all accrued benefits under a Plan (based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.

“Unrestricted Cash”:  cash, Cash Equivalents and Temporary Cash Investments, other than (i) as disclosed in the consolidated financial statements of the Borrower as a line item on the balance sheet as “restricted cash” and (ii) cash, Cash Equivalents and Temporary Cash Investments of a Captive Insurance Company or Home Warranty Subsidiary to the extent such cash, Cash Equivalents and Temporary Cash Investments are not permitted by applicable law or regulation to be dividended, distributed or otherwise transferred to the Borrower or any Restricted Subsidiary that is not either a Captive Insurance Company or a Home Warranty Subsidiary.

“Unrestricted Subsidiary”:  (i) any Subsidiary of the Borrower that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary.  The Board of Directors may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary of the Borrower) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or any other Restricted Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided that (A) such designation was made at or prior to the Closing Date, or (B) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under subsection 7.5.  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (x) the Borrower could Incur at least $1.00 of additional Indebtedness under subsection 7.1(a) or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation or (z) such Subsidiary shall be a Special Purpose Subsidiary with no Indebtedness outstanding other than Indebtedness that can be Incurred (and upon such designation shall be deemed to be Incurred and outstanding) pursuant to subsection 7.1(b).  Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by promptly delivering to the Administrative Agent a copy of the resolution of the Board of Directors giving effect to such designation and a certificate signed by a Responsible Officer of the Borrower certifying that such designation complied with the foregoing provisions.

“U.S. Tax Compliance Certificate”:  as defined in subsection 3.11(b).

“Voting Stock”:  with respect to an entity, all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

“Wholly Owned Domestic Subsidiary”:  as to any Person, any Domestic Subsidiary of such Person that is a Material Subsidiary of such Person, and of which such Person owns, directly or indirectly through one or more Wholly Owned Domestic Subsidiaries, all of the Capital Stock of such Domestic Subsidiary.

1.2           Other Definitional Provisions.

(a)           Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Senior Interim Loan Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto.

(b)           As used herein and in any Senior Interim Loan Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto,

accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to.”

(d)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)           For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:  (i) ”or” is not exclusive; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and (iii) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

SECTION 2               AMOUNT AND TERMS OF COMMITMENTS.

2.1           Senior Interim Loans.

(a)           Senior Interim Loans Generally.  Subject to the terms and conditions hereof, each Senior Interim Loan Lender severally agrees to make, in Dollars, in a single draw on the Closing Date, one or more term loans (each, a “Senior Interim Loan”) to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite such Senior Interim Loan Lender’s name in Schedule A under the heading “Senior Interim Loan Commitment,” as such amount may be adjusted or reduced pursuant to the terms hereof.

(b)           Senior Interim Loans.  The Senior Interim Loans:

(i)            shall be incurred and maintained as Eurocurrency Loans with an Interest Period of three months, with the first such Interest Period commencing on the Closing Date; and

(ii)           shall be made by each Senior Interim Loan Lender in an aggregate principal amount which does not exceed the Senior Interim Loan Commitment of such Senior Interim Loan Lender.

Once repaid, Senior Interim Loans incurred hereunder may not be reborrowed.

2.2           Senior Interim Loan Notes.

(a)           Senior Interim Loan Notes.  The Borrower agrees that, upon the request to the Administrative Agent by any Senior Interim Loan Lender made on or prior to the Closing

Date or in connection with any assignment pursuant to subsection 10.6(b), in order to evidence such Senior Interim Loan Lender’s Senior Interim Loan, the Borrower will execute and deliver to such Senior Interim Loan Lender a promissory note substantially in the form of Exhibit A (as amended, supplemented, replaced or otherwise modified from time to time, a “Senior Interim Loan Note”), with appropriate insertions therein as to payee, date and principal amount, payable to such Senior Interim Loan Lender and in a principal amount equal to the unpaid principal amount of the applicable Senior Interim Loans made (or acquired by assignment pursuant to subsection 10.6(b)) by such Senior Interim Loan Lender to the Borrower.  Each Senior Interim Loan Note shall be dated the Closing Date and shall be payable as provided in subsection 2.2(b) and provide for the payment of interest in accordance with subsection 3.1.

(b)           The aggregate Senior Interim Loans of all the Senior Interim Loan Lenders shall be payable on the Senior Interim Loan Maturity Date, as provided in subsection 2.5 (to the extent not paid prior to the Senior Interim Loan Maturity Date as provided in subsection 3.4).

2.3           Procedure for Senior Interim Loan Borrowing.  The Borrower shall have given the Administrative Agent notice specifying the amount of the Senior Interim Loans to be borrowed and the proposed Borrowing Date (which notice must have been received by the Administrative Agent prior to 9:30 a.m., New York City time on the Closing Date, and shall be irrevocable after funding).  Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof.  Each Lender will make the amount of its pro rata share of the Senior Interim Loan Commitments available, in each case for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 12:00 p.m., New York City time, on the Closing Date, in funds immediately available to the Administrative Agent.  The Administrative Agent shall on such date credit the account of the Borrower on the books of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

2.4           Record of Loans.

(a)           Lender Accounts.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Senior Interim Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b)           Register.  The Administrative Agent shall maintain the Register pursuant to subsection 10.6(b), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Senior Interim Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c)           Evidence.  The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.4(b) shall, to the extent permitted by applicable law,

be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Senior Interim Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

2.5           Permanent Refinancing.

(a)           On the Refinancing Date, each then outstanding Senior Interim Loan shall be converted into Senior Notes having an aggregate principal amount equal to the unpaid principal amount of such Senior Interim Loan, in each case to the extent such Loan is not repaid in whole or in part in cash or on or prior to such date.  If the Borrower has elected to cause the Refinancing Date to occur prior to the Senior Interim Loan Maturity Date, the Borrower shall deliver to the Administrative Agent a notice no later than three Business Days prior to the Refinancing Date stating that it is electing to convert the Loans into Senior Notes pursuant to this subsection 2.5 (which notice may include an election to pay PIK Interest (as defined in the Senior Refinancing Indenture) for the first interest period of the Senior Notes).

(b)           The Senior Notes shall be issued in the form set forth in the Senior Refinancing Indenture.  As more particularly provided in the Senior Refinancing Indenture, Senior Notes issued pursuant to the Senior Refinancing Indenture (i) shall bear interest at 10.75% per annum plus, to the extent the Borrower elects to pay interest by increasing the principal amount of the Senior Notes as permitted pursuant to the terms of the Senior Refinancing Indenture, the PIK Margin, (ii) shall mature on July 15, 2015 and (iii) shall be redeemable as set forth in the Senior Refinancing Indenture and the applicable form of Senior Notes attached thereto.

(c)           The Borrower agrees that as a condition to the effectiveness of the conversion of Loans into Senior Notes:

(i)            The Borrower shall have issued the Senior Notes pursuant to the Senior Refinancing Indenture substantially in the applicable form set forth therein and each Subsidiary Guarantor shall have executed and delivered the Senior Refinancing Indenture.

(ii)           The Borrower and each Subsidiary Guarantor shall have provided to the Administrative Agent copies of resolutions of its Board of Directors approving the execution and delivery of the Senior Refinancing Indenture and, in the case of the Borrower, the issuance of the Senior Notes, together with a customary certificate of the secretary of the Borrower or such Subsidiary Guarantor certifying such resolutions.

(iii)          The Borrower and each Subsidiary Guarantor shall have executed and delivered the Senior Refinancing Registration Rights Agreement.

(iv)          The Borrower and each Subsidiary Guarantor shall have provided to the Lenders copies of resolutions of its Board of Directors approving the execution and delivery of the Senior Refinancing Registration Rights Agreement, together with a customary certificate of the secretary of the Borrower or such Subsidiary Guarantor certifying such resolutions.

If the foregoing conditions set forth in this subsection 2.5(c) are not satisfied on the Refinancing Date, then the Lenders shall retain all of their rights and remedies with respect to the Loans pursuant to this Agreement until such conditions are satisfied and the Loans are so converted into Senior Notes.

Nothing in this subsection 2.5 shall prevent or limit the ability of the Borrower from repaying or refinancing the Loans in any other manner not otherwise prohibited by this Agreement.

(d)           No provision in subsection 3.11 shall apply to any payment with respect to any Senior Notes.

(e)           After the Refinancing Date, the Borrower shall have the right, but not the obligation, by delivery of written notice to any Committed Lender (the “Purchase Notice”) to purchase all or part of the Senior Notes (including any beneficial interest therein held through The Depository Trust Company or any other clearinghouse agency, or any nominee thereof) held beneficially or of record by such Committed Lender or any of its Affiliates (such Committed Lender and its Affiliates collectively, the “Selling Parties”), other than any such Senior Notes acquired pursuant to customary market making activities (but only to the extent of the aggregate principal amount of any such Senior Notes that exceeds the aggregate principal amount of Senior Notes held by such Committed Lender and its Affiliates on the Refinancing Date after giving effect to transfers agreed to on, and occurring within 3 Business Days after, the Refinancing Date), at the time of delivery of the Purchase Notice for a purchase price equal to 100% the principal amount of the Senior Notes so purchased (the “Purchase Price”) plus, except if the Purchase Date is between a regular record date and the related interest payment date, accrued and unpaid interest to the Purchase Date (as defined below).  The Purchase Notice shall specify (x) the aggregate principal amount of such Senior Notes that the Borrower thereby elects to purchase, if less than all such Senior Notes then so held by the relevant Selling Parties, it being understood that if the Borrower elects to purchase less than all of the Senior Notes held by the Selling Parties, the aggregate principal amount to be purchased shall be allocated ratably among the Selling Parties based on the respective principal amounts of Senior Notes then so held by them, and (y) the closing date for such purchase (the “Purchase Date”), which shall be at least three Business Days following delivery of the Purchase Notice.  Upon written request by the Borrower to any Committed Lender, such Committed Lender shall provide to the Borrower in writing the aggregate principal amount of Senior Notes (and beneficial interests therein) owned by such Committed Lender and its Affiliates.

On the Purchase Date:

(i)            each Committed Lender will, and will cause each of its Affiliates that is a Selling Party to, deliver to the Borrower all documents necessary or appropriate for registration of the transfer to the Borrower of such Selling Party’s Senior Notes so purchased in compliance with all requirements of the Senior Notes Indenture, all applicable laws and regulations governing transfer of the Senior Notes, and all applicable procedures of The Depository Trust Company or any other relevant clearinghouse agency; and

(ii)           the Borrower will pay in immediately available funds in Dollars to each Selling Party an amount equal to the Purchase Price for such Selling Party’s Senior Notes so purchased.

SECTION 3               GENERAL PROVISIONS.

3.1           Interest Rates and Payment Dates.

(a)           Interest on the Senior Interim Loans will be payable, at the Borrower’s election, for any Interest Period:  (i) entirely in cash (“Cash Interest”), (ii) entirely by increasing the principal amount of the outstanding Senior Interim Loans (“PIK Interest”) or (iii) 50% as Cash Interest and 50% as PIK Interest.  Any Cash Interest shall accrue for each day during such Interest Period on the Senior Interim Loans that are Eurocurrency Loans at a rate per annum equal to the Eurocurrency Rate for such day plus the Applicable Margin in effect for such day.  Any PIK Interest shall accrue for each day during such Interest Period on the Senior Interim Loans that are Eurocurrency Loans at a rate per annum equal to the Eurocurrency Rate for such day plus the Applicable Margin in effect for such day plus the PIK Margin.  Any Cash Interest shall accrue for each day during such Interest Period on the Senior Interim Loans that are ABR Loans made pursuant to any of subsections 3.7, 3.9 and 3.10 at a rate per annum equal to the ABR for such day plus the Applicable Margin in effect for such day.  Any PIK Interest shall accrue for each day during such Interest Period on the Senior Interim Loans that are ABR Loans made pursuant to any of subsections 3.7, 3.9 and 3.10 at a rate per annum equal to the ABR for such day plus the Applicable Margin in effect for such day plus the PIK Margin.

(b)           The Borrower may elect the form of interest payment with respect to each Interest Period by delivering a notice (the “Interest Election Notice”) five Business Days prior to the commencement of the related Interest Period.  Each Interest Election Notice shall include information to the following effect:  (1) the relevant Interest Payment Date; (2) whether interest shall be paid on such Interest Payment Date entirely as Cash Interest, entirely as PIK Interest or 50% as Cash Interest and 50% as PIK Interest; and (3) if interest shall be paid as PIK Interest, the increase in the principal amount of the Senior Interim Loans to be effective upon the relevant Interest Payment Date as a result of such payment and the principal amount of the Senior Interim Loans outstanding as of such Interest Payment Date giving effect to such payment.  If the Borrower does not deliver an Interest Election Notice the interest on the Senior Interim Loans will be payable on the related Interest Payment Date in the form specified in the most recent Interest Election Notice delivered by the Borrower.  Notwithstanding the foregoing, interest on the Senior Interim Loans for the first Interest Period will be payable entirely as Cash Interest.

(c)           If all or a portion of (i) the principal amount of any Senior Interim Loan, (ii) any interest payable thereon or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the relevant foregoing provisions of this subsection 3.1 plus 2.00%, (y) in the case of overdue interest, the rate that would be otherwise applicable to principal of the related Senior Interim Loan pursuant to the relevant foregoing provisions of this subsection 3.1 (other than clause (x) above) plus 2.00% and (z) in the case of other amounts, at the rate described in paragraph (a) of this subsection 3.1 for ABR Loans plus 2.00%, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(d)           Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection 3.1 shall be payable from time to time on demand.

(e)           It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the indebtedness evidenced by this Agreement or any Senior Interim Loan Notes, or any other document relating or referring hereto or thereto, now or hereafter existing, shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws.

3.2           Reserved.

3.3           Reserved.

3.4           Optional and Mandatory Prepayments.

(a)           The Borrower may at any time and from time to time prepay the Senior Interim Loans made to it, in whole or in part, subject to subsection 3.12, without premium or penalty, upon at least three Business Days’ irrevocable notice by the Borrower to the Administrative Agent (in the case of Eurocurrency Loans), and at least one Business Day’s irrevocable notice by the Borrower to the Administrative Agent (in the case of ABR Loans).  Such notice shall specify (i) the date and amount of prepayment, and (ii) whether the prepayment is of Eurocurrency Loans, ABR Loans or a combination thereof, and, if a combination thereof, the principal amount allocable to each.  Upon the receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (if a Eurocurrency Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to subsection 3.12 and accrued interest to such date on the amount prepaid.  Partial prepayments pursuant to this subsection 3.4(a) shall be in multiples of $1.0 million; provided that, notwithstanding the foregoing, the Senior Interim Loans may be prepaid in their entirety.

(b)           (1) If on or after the Closing Date (i) the Borrower or any Restricted Subsidiary shall incur Indebtedness for borrowed money (other than Indebtedness permitted pursuant to subsection 7.1(b)) or (ii) the Borrower consummates (x) an underwritten public offering of Capital Stock of the Borrower (excluding Preferred Stock); or (y) any underwritten public offering or private placement of Preferred Stock, or any public offering or private placement of bonds, debentures, notes or other similar debt securities, of the Borrower (excluding Preferred Stock, bonds, debentures, notes or other similar debt securities issued in a private placement to any Permitted Holder or any designee of any Sponsor and any Excluded Indebtedness), then, in each case, the Borrower shall, to the extent permitted by the Senior Secured Credit Facilities, prepay, in accordance with subsection 3.4(c), the Senior Interim Loans in an amount equal to (i) 100% of the Net Cash Proceeds thereof minus (ii) the portion of such Net Cash Proceeds applied to prepay, repay or purchase (to the extent the Borrower or any Restricted Subsidiary is required by the terms thereof) other Senior Indebtedness on a pro rata basis with the Senior Interim Loans, with such prepayment to be made on or before the Business Day following the date of receipt of any such Net Cash Proceeds.  Nothing in this subsection 3.4(b) shall limit the rights of the Administrative Agent and the Lenders set forth in Section 8, except that in the case of a transaction resulting in a prepayment pursuant to this subsection 3.4(b) of all of the Senior Interim Loans and termination of all Senior Interim Loan Commitments hereunder, the Administrative Agent and the Lenders agree that the incurrence of such Indebtedness will not constitute a Default or Event of Default.  For the avoidance of doubt, the provisions of this paragraph shall not apply to an offering of Capital Stock of the Borrower to Management Investors.

(2)  The Borrower shall, in accordance with subsection 3.4(c), prepay the Senior Interim Loans to the extent required by subsection 7.4(b)(ii) (subject to subsection 7.4(c)).

(c)           The Borrower shall give notice to the Administrative Agent of any mandatory prepayment of the Senior Interim Loans, promptly (and, to the extent practicable, within five Business Days) upon becoming obligated to make such prepayment.  Such notice shall state that the Borrower is offering to make such mandatory prepayment on or before the date specified in subsection  3.4(b) (any such date of prepayment, a “Prepayment Date”).  Once given, such notice shall be irrevocable and all amounts subject to such notice shall be due and payable on the relevant Prepayment Date as required by subsection 3.4 (except as otherwise provided in the last sentence of this subsection 3.4(c)).  Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately give notice to each Lender of the prepayment and the relevant Prepayment Date.  In the case of any prepayment pursuant to subsection 3.4(b), each Lender may (in its sole discretion) elect to decline any such prepayment by giving notice of such election in writing to the Administrative Agent by 11:00 a.m., New York City time, on the date that is three Business Days prior to the Prepayment Date.  Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately notify the Borrower of such election.  Any amount so declined by any Lender may, at the option of the Borrower, be retained by the Borrower and its Subsidiaries or applied by the Borrower or any of its Restricted Subsidiaries in any manner not inconsistent with this Agreement.

(d)           Amounts prepaid on account of Senior Interim Loans may not be reborrowed.

(e)           Notwithstanding the foregoing provisions of this subsection 3.4, if at any time any prepayment of the Senior Interim Loans pursuant to subsection 3.4(a) or (b) would result, after giving effect to the procedures set forth in this Agreement, in the Borrower incurring breakage costs under subsection 3.12 as a result of Eurocurrency Loans being prepaid other than on the last day of an Interest Period with respect thereto, then the Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, in its sole discretion, initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of such Eurocurrency Loans with the Administrative Agent (which deposit must be equal in amount to the amount of such Eurocurrency Loans not immediately prepaid), to be held as security for the obligations of the Borrower to make such prepayment pursuant to a cash collateral agreement to be entered into on terms reasonably satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurocurrency Loans (or such earlier date or dates as shall be requested by the Borrower); provided that such unpaid Eurocurrency Loans shall continue to bear interest in accordance with subsection 3.1 until such unpaid Eurocurrency Loans or the related portion of such Eurocurrency Loans have or has been prepaid.

3.5           Administrative Agent’s Fees; Other Fees.  The Borrower agrees to pay, or cause to be paid, to the Administrative Agent and the Other Representatives any fees in the amounts and on the dates previously agreed to in writing by Acquisition Co. or the Borrower, the Other Representatives and the Administrative Agent in connection with this Agreement.

3.6           Computation of Interest and Fees.

(a)           Interest (other than interest based on the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed; and commitment fees and any other fees and interest based on the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of a Eurocurrency Rate.  Any change in the interest rate on a Senior Interim Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

(b)           Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to subsection 3.1, excluding any Eurocurrency Base Rate which is based upon the BBA LIBOR Rates Page and any ABR Loan which is based upon the Prime Rate.

3.7           Inability to Determine Interest Rate.  If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate with respect to any Eurocurrency Loan (the “Affected Rate”) for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter.  If such notice is given, (a) any Senior Interim Loans the rate of interest applicable to which is based on the Affected Rate requested to be made on the first day of such Interest Period shall be made as ABR Loans and (b) any Senior Interim Loans shall be converted to ABR Loans on the first day of such Interest Period.

3.8           Pro Rata Treatment and Payments.

(a)           Each payment (including each prepayment) by the Borrower on account of principal of and interest on any Senior Interim Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of the Senior Interim Loans then held by the respective Lenders.  All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 1:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders at the Administrative Agent’s office specified in subsection 10.2, and shall be made in Dollars and in immediately available funds.  Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day.  The Administrative Agent shall distribute such payments to such Lenders, if any such payment is received prior to 1:00 p.m., New York City time, on a Business Day, in like funds as received prior to the end of such Business Day, and otherwise the Administrative Agent shall distribute such payment to such Lenders on the next succeeding Business Day.  If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b)           Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Senior Interim Loan Percentage of such borrowing available to such Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower in respect of such borrowing a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate as quoted by the Administrative Agent, or another bank of recognized standing reasonably selected by the Administrative Agent, for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 3.8(b) shall be conclusive in the absence of manifest error.  If such Lender’s Senior Interim Loan Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, (x) the Administrative Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Administrative Agent and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder on demand, from the Borrower and (y) then the Borrower may, without waiving or limiting any rights or remedies it may have against such Lender hereunder or under applicable law or otherwise, borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Lender does in fact make such borrowing available.

3.9           Illegality.  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain any Eurocurrency Loans as contemplated by this Agreement (“Affected Loans”), (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Affected Loans shall forthwith be cancelled and, until such time as it shall no longer be unlawful for such Lender to make or maintain such Affected Loans, such Lender shall then have a commitment only to make an ABR Loan when an Affected Loan is requested and (c) such Lender’s Loans then outstanding as Affected Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of an Affected Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 3.12.

3.10         Requirements of Law.

(a)           If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

(i)            shall subject such Lender to any tax of any kind whatsoever with respect to any Eurocurrency Loan made or maintained by it or its obligation to make or maintain Eurocurrency Loans, or change the basis of taxation of payments to such Lender in respect thereof, in each case except for Non-Excluded Taxes and taxes measured by or imposed upon the overall net income, or franchise taxes, or taxes measured by or imposed upon overall capital or net worth, or branch taxes (in the case of such capital, net worth or branch taxes, imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof;

(ii)           shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate hereunder; or

(iii)          shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining

Eurocurrency Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable with respect to such Eurocurrency Loans, provided that, in any such case, the Borrower may elect to convert the Eurocurrency Loans made by such Lender hereunder to ABR Loans by giving the Administrative Agent at least one Business Day’s notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, amounts theretofore required to be paid to such Lender pursuant to this subsection 3.10(a) and such amounts, if any, as may be required pursuant to subsection 3.12.  If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof.  Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error.  This subsection 3.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b)           If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the Closing Date, does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor certifying (x) that one of the events described in this paragraph (b) has occurred and describing in reasonable detail the nature of such event, (y) as to the reduction of the rate of return on capital resulting from such event and (z) as to the additional amount or amounts demanded by such Lender or corporation and a reasonably detailed explanation of the calculation thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or corporation for such reduction.  Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error.  This subsection 3.10 shall survive the termination of this Agreement and the payment of the Senior Interim Loans and all other amounts payable hereunder.

(c)           Notwithstanding anything to the contrary in this subsection 3.10, the Borrower shall not be required to pay any amount with respect to any additional cost or reduction specified in paragraph (a) or paragraph (b) above, to the extent such additional cost or reduction is attributable, directly or indirectly, to the application of, compliance with or implementation of specific capital adequacy requirements or new methods of calculating capital adequacy, including any part or “pillar” (including Pillar 2 (“Supervisory Review Process”)), of the International Convergence of Capital Measurement Standards:  a Revised Framework, published by the Basel Committee on Banking Supervision in June 2004, or any implementation or adoption (whether voluntary or compulsory) thereof, whether by an EC Directive or the FSA Integrated Prudential Sourcebook or any other law or regulation, or otherwise.

3.11         Taxes.

(a)           Except as provided below in this subsection or as required by law, all payments made by the Borrower under this Agreement and any Senior Interim Loan Notes shall be made free and clear of, and without deduction or withholding for or on account of any Taxes; provided that if any Non-Excluded Taxes are required to be withheld from any amounts payable by the Borrower to the Administrative Agent or any Lender hereunder or under any Senior Interim Loan Notes, the amounts so payable by the Borrower shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall be entitled to deduct and withhold, and the Borrower shall not be required to indemnify for any Non-Excluded Taxes, and any such amounts payable by the Borrower or the Administrative Agent to or for the account of any Agent or Lender, shall not be increased (x) if such Agent or Lender fails to comply with the requirements of paragraphs (b) or (c) of this subsection, (y) with respect to any Non-Excluded Taxes imposed in connection with the payment of any fees paid under this Agreement unless such Non-Excluded Taxes are imposed as a result of a change in treaty, law or regulation that occurred after such Agent became an Agent hereunder or such Lender became a Lender (or, if such Agent or Lender is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes, after the relevant beneficiary or member of such Agent or Lender became such a beneficiary or member, if later) (any such change, at such time, a “Change in Law”), or (z) with respect to any Non-Excluded Taxes imposed by the United States or any state or political subdivision thereof, unless such Non-Excluded Taxes are imposed (1) as a result of a Change in Law or (2) on a Person that is an assignee whose assignor was entitled to receive additional amounts with respect to payments made by the Borrower, at the time such assignment was effective, as a result of Change in Law that occurred after the Closing Date and such assignee is subject to the same Change in Law with respect to payments from the Borrower, provided that in no event shall such additional amounts under this clause (2) exceed the additional amounts that the assignor was entitled to receive at the time such assignment was effective.  Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender or Agent, as the case may be, a certified copy of an original official receipt (or other documentary evidence of such payment reasonably acceptable to the Administrative Agent) received by the Borrower showing payment thereof.  If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate Governmental Authority in accordance with applicable law or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Lenders and the Agents for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.  The agreements in this subsection 3.11 shall survive the termination of this Agreement and the payment of the Senior Interim Loans and all other amounts payable hereunder.

(b)           Each Agent and each Lender that is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or prior to the Closing Date or, in the case of an Agent or Lender that is an assignee or transferee of an interest under this Agreement pursuant to subsection 10.6, on the date of such assignment or transfer to such Agent or Lender, two accurate and complete original signed copies of Internal Revenue Service Form W-9 (or successor form), in each case certifying that such Agent or Lender is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and to such Agent’s or Lender’s entitlement as of such date to a complete exemption from United States federal backup withholding Tax with respect to payments to be made under this Agreement and under any Senior Interim Loan Note.  Each Agent and each Lender that is not a “United States person” (within the meaning of Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or prior to the Closing Date or, in the case of an Agent or Lender that is an assignee or transferee of an interest under this Agreement pursuant to subsection 10.6, on the date of such assignment or transfer to such Agent or Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (claiming the benefits of an income tax treaty) (or successor forms), in each case certifying to such Agent’s or Lender’s entitlement as of such date to a complete exemption from United States federal withholding tax with respect to payments to be made under this Agreement and under any Senior Interim Loan Note, (ii) if such Agent or Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (claiming the benefits of an income tax treaty) (or successor form) pursuant to clause (i) above, (x) two certificates substantially in the form of Exhibit D (any such certificate, a “U.S. Tax Compliance Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (claiming the benefits of the portfolio interest exemption) (or successor form) certifying to such Agent’s or Lender’s entitlement as of such date to a complete exemption from United States federal withholding tax with respect to payments of interest to be made under this Agreement and under any Senior Interim Loan Note or (iii) if such Agent or Lender is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes, two accurate and complete signed copies of Internal Revenue Service Form W-8IMY (and all necessary attachments, including to the extent applicable, U.S. Tax Compliance Certificates) certifying to such Agent’s or Lender’s entitlement as of such date to a complete exemption from United States federal withholding tax with respect to payments to be made under this Agreement and under any Senior Interim Loan Note.  In addition, each Agent and Lender agrees that from time to time after the Closing Date, when the passage of time or a change in circumstances renders the previous certification obsolete or inaccurate, such Agent or Lender shall deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-9, Internal Revenue Service Form W-8ECI, Form W-8BEN (claiming the benefits of an income tax treaty), or Form W-8BEN (claiming the benefits of the portfolio interest exemption) and a U.S. Tax Compliance Certificate, or Form W-8IMY (with respect to a non-U.S. intermediary or flow-through entity), as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Agent or Lender to a continued exemption from United States withholding tax with respect to payments under this Agreement and any Senior Interim Loan Note unless, in each case, (1) there has been a Change in

Law that occurs after the date such Agent or Lender becomes an Agent or Lender hereunder (or after the date the relevant beneficiary or member in the case of a Lender that is a non-U.S. intermediary or flow through entity for U.S. federal income tax purposes becomes a beneficiary or member, if later) which renders all such forms inapplicable or which would prevent such Agent or Lender from duly completing and delivering any such form with respect to it, in which case such Agent or Lender shall promptly notify the Borrower and the Administrative Agent of its inability to deliver any such form or (2) such Person that is an assignee whose assignor was entitled to receive additional amounts with respect to payments made by the Borrower, at the time such assignment was effective, as a result of Change in Law that occurred after the Closing Date and such assignee is subject to the same Change in Law with respect to payments from the Borrower, provided that in no event shall such additional amounts under this clause (2) exceed the additional amounts that the assignor was entitled to receive at the time such assignment was effective.

(c)           Each Agent and Lender shall, upon request by the Borrower, deliver to the Borrower or the applicable Governmental Authority, as the case may be, any form or certificate required in order that any payment by the Borrower under this Agreement or any Senior Interim Loan Note to such Agent or Lender may be made free and clear of, and without deduction or withholding for or on account of any Non-Excluded Taxes (or to allow any such deduction or withholding to be at a reduced rate), provided that such Agent or Lender is legally entitled to complete, execute and deliver such form or certificate.  Each Person that shall become a Lender or a Participant pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements pursuant to this subsection 3.11, provided that in the case of a Participant the obligations of such Participant pursuant to paragraph (b) or (c) of this subsection 3.11 shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

3.12         Indemnity.  The Borrower agrees to indemnify each Lender and to hold each such Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender’s gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of Eurocurrency Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a payment or prepayment of Eurocurrency Loans or the conversion of Eurocurrency Loans on a day which is not the last day of an Interest Period with respect thereto.  Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurocurrency Loans, as applicable, provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market.  If any Lender becomes entitled to claim any amounts under the indemnity contained in this subsection 3.12, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in clause (a), (b) or (c) has occurred and describing in reasonable detail the nature of such event, (y) as to the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) as to the amount for which such Lender seeks indemnification hereunder and a reasonably detailed explanation of the calculation thereof.  Such a certificate as to any indemnification pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error.  This subsection 3.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

3.13         Certain Rules Relating to the Payment of Additional Amounts.

(a)           Upon the request, and at the expense, of the Borrower, each Agent and Lender to which the Borrower is required to pay any additional amount pursuant to subsection 3.10 or 3.11, and any Participant in respect of whose participation such payment is required, shall reasonably afford the Borrower the opportunity to contest, and reasonably cooperate with the Borrower in contesting, the imposition of any Non-Excluded Tax giving rise to such payment; provided that (i) such Agent or Lender shall not be required to afford the Borrower the opportunity to so contest unless the Borrower shall have confirmed in writing to such Agent or Lender its obligation to pay such amounts pursuant to this Agreement and (ii) the Borrower shall reimburse such Agent or Lender for its reasonable attorneys’ and accountants’ fees and disbursements incurred in so cooperating with the Borrower in contesting the imposition of such Non-Excluded Tax; provided, however, that notwithstanding the foregoing no Agent or Lender shall be required to afford the Borrower the opportunity to contest, or cooperate with the Borrower in contesting, the imposition of any Non-Excluded Taxes, if such Agent or Lender in its sole discretion in good faith determines that to do so would have an adverse effect on it.

(b)           If a Lender changes its applicable lending office (other than (i) pursuant to paragraph (c) below or (ii) after an Event of Default under subsection 8(a), (b), (g) or (h) has occurred and is continuing) and the effect of such change, as of the date of such change, would be to cause the Borrower to become obligated to pay any additional amount under subsection 3.10 or 3.11, the Borrower shall not be obligated to pay such additional amount.

(c)           If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by the Borrower pursuant to subsection 3.10 or 3.11, such Lender shall promptly after becoming aware of such event or condition notify the Borrower and the Administrative Agent and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the Senior Interim Loans held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrower agrees to reimburse such Lender for the reasonable incremental out-of-pocket costs thereof).

(d)           If the Borrower shall become obligated to pay additional amounts pursuant to subsection 3.10 or 3.11 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under subsection 3.10 or 3.11, the Borrower shall have the right, for so long as such obligation remains, (i) with the assistance of the Administrative Agent, to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and the Borrower to purchase the affected Senior Interim Loan, in whole or in part, at an aggregate price no less than such Senior Interim Loan’s principal amount plus accrued interest, and assume the affected obligations under this Agreement, or (ii) so long as no Default or Event of Default then exists or will exist immediately after giving effect to the respective prepayment, upon at least four Business Days’ irrevocable notice to the Administrative Agent, to prepay the affected Senior Interim Loan, in whole or in part, subject to subsection 3.12, without premium or penalty.  In the case of the substitution of a Lender, the Borrower, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to subsection 10.6(b) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender; provided that any fees required to be paid by subsection 10.6(b) in connection with such assignment shall be paid by the Borrower or the substitute Lender.  In the case of a prepayment of an affected Senior Interim Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid.  In the case of each of the substitution of a Lender and of the prepayment of an affected Senior Interim Loan, the Borrower shall first pay the affected Lender any additional amounts owing under subsections 3.10 and 3.11 (as well as any commitment fees and other amounts then due and owing to such Lender, including any amounts under this subsection 3.13) prior to such substitution or prepayment.

(e)           If any Agent or Lender receives a refund directly attributable to taxes for which the Borrower has made additional payments pursuant to subsection 3.10(a) or 3.11(a), such Agent or such Lender, as the case may be, shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority, but net of any reasonable cost incurred in connection therewith) to the Borrower; provided, however, that the Borrower agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Non-Excluded Taxes) to such Agent or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority.

(f)            The obligations of any Agent, Lender or Participant under this subsection 3.13 shall survive the termination of this Agreement and the payment of the Senior Interim Loans and all amounts payable hereunder.

SECTION 4               REPRESENTATIONS AND WARRANTIES.

To induce the Administrative Agent and each Lender to make the Extensions of Credit requested to be made by it on the Closing Date, the Borrower hereby represents and warrants, on the Closing Date, after giving effect to the Transactions, to the Administrative Agent and each Lender that:

4.1           Financial Condition.  The audited consolidated balance sheets of ServiceMaster and its consolidated Subsidiaries as of December 31, 2005 and December 31, 2006

and the consolidated statements of income, shareholders’ equity and cash flows for the fiscal years ended December 31, 2004, December 31, 2005 and December 31, 2006, reported on by and accompanied by unqualified reports from Deloitte & Touche LLP, present fairly, in all material respects, the consolidated financial condition as at such date, and the consolidated results of operations and consolidated cash flows for the respective fiscal years then ended, of ServiceMaster and its consolidated Subsidiaries. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except as approved by a Responsible Officer of ServiceMaster, and disclosed in any such schedules and notes, and subject to the omission of footnotes from such unaudited financial statements).

4.2           No Change; Solvent.

(a)           Except for changes (x) contemplated or permitted by the Merger Agreement or (y) resulting from the announcement of the Merger Agreement or the transactions contemplated thereby or hereby, from March 18, 2007 through the Closing Date, there has not been any event, change, circumstance or development (including any damage, destruction or loss whether or not covered by insurance) which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Change (as defined in the Merger Agreement) on ServiceMaster and its Subsidiaries, taken as a whole.

(b)           As of the Closing Date, after giving effect to the consummation of the Transactions occurring on the Closing Date, the Borrower is Solvent.

4.3           Corporate Existence; Compliance with Law.  Each of the Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the corporate or other organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or a limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

4.4           Corporate Power; Authorization; Enforceable Obligations.  Each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain Extensions of Credit hereunder, and each such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the Extensions of Credit to it, if any, on the terms and conditions of this Agreement and any Senior Interim Loan Notes.  No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party or, in the case of the Borrower, with the Extensions of Credit to it, if any, hereunder, except for (a) consents, authorizations, notices and filings described in Schedule 4.4, all of which have been obtained or made prior to or on the Closing Date and (b) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect.  This Agreement has been duly executed and delivered by the Borrower, and each other Loan Document to which any Loan Party is a party will be duly executed and delivered on behalf of such Loan Party.  This Agreement constitutes a legal, valid and binding obligation of the Borrower and each other Loan Document to which any Loan Party is a party when executed and delivered will constitute a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5           No Legal Bar.  The execution, delivery and performance of the Loan Documents by any of the Loan Parties, the Extensions of Credit hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than Permitted Liens) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

4.6           No Material Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Restricted Subsidiaries or against any of their respective properties or revenues, (a) except as described on Schedule 4.6, which is so pending or threatened at any time on or prior to the Closing Date and relates to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which would be reasonably expected to have a Material Adverse Effect.

4.7           No Default.  Neither the Borrower, nor any of its Restricted Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that would be reasonably expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

4.8           Ownership of Property; Liens.  Each of the Borrower and its Restricted Subsidiaries has good title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, except where the failure to have such title would not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien, except for Permitted Liens.

4.9           Intellectual Property.  The Borrower and each of its Restricted Subsidiaries owns, or has the legal right to use, all United States patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes necessary for each of them to conduct its business substantially as currently conducted

(the “Intellectual Property”) except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect.

4.10         No Burdensome Restrictions.  Neither the Borrower nor any of its Restricted Subsidiaries is in violation of any Requirement of Law applicable to the Borrower or any of its Restricted Subsidiaries that would be reasonably expected to have a Material Adverse Effect.

4.11         Taxes.  To the knowledge of the Borrower, each of the Borrower and its Restricted Subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns that are required to be filed by it and has paid (a) all taxes shown to be due and payable on such returns and (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, and no tax Lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge (other than, for purposes of this subsection 4.11, any (i) taxes, fees, other charges or Liens with respect to which the failure to pay, or the existence thereof, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of Holding, the Borrower or one or more of its Restricted Subsidiaries, as the case may be).

4.12         Federal Regulations.  No part of the proceeds of any Extensions of Credit will be used for any purpose that violates the provisions of the Regulations of the Board, including without limitation, Regulation T, Regulation U or Regulation X of the Board.

4.13         ERISA.

(a)           During the five year period prior to each date as of which this representation is made, or deemed made, with respect to any Plan (or, with respect to (f) or (h) below, as of the date such representation is made or deemed made), none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect:  (a) a Reportable Event; (b) an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA); (c) any noncompliance with the applicable provisions of ERISA or the Code; (d) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (e) a Lien on the property of the Borrower or its Restricted Subsidiaries in favor of the PBGC or a Plan; (f) any Underfunding with respect to any Single Employer Plan; (g) a complete or partial withdrawal from any Multiemployer Plan by the Borrower or any Commonly Controlled Entity; (h) any liability of the Borrower or any Commonly Controlled Entity under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; (i) the Reorganization or Insolvency of any Multiemployer Plan; or (j) any transactions that resulted or could reasonably be expected to result in any liability to the Borrower or any Commonly Controlled Entity under Section 4069 of ERISA or Section 4212(c) of ERISA; provided that the representation made in clauses (b) and (i)

of this subsection 4.13(a) with respect to a Multiemployer Plan is based on knowledge of the Borrower.

(b)           With respect to any Foreign Plan, none of the following events or conditions exists and is continuing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect:  (a) substantial non-compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders; (b) failure to be maintained, where required, in good standing with applicable regulatory authorities; (c) any obligation of the Borrower or its Restricted Subsidiaries in connection with the termination or partial termination of, or withdrawal from, any Foreign Plan; (d) any Lien on the property of the Borrower or its Restricted Subsidiaries in favor of a Governmental Authority as a result of any action or inaction regarding a Foreign Plan; (e) for each Foreign Plan that is a funded or insured plan, failure to be funded or insured on an ongoing basis to the extent required by applicable non-U.S. law (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities); (f) any facts that, to the best knowledge of the Borrower or any of its Restricted Subsidiaries, exist that would reasonably be expected to give rise to a dispute and any pending or threatened disputes that, to the best knowledge of the Borrower or any of its Restricted Subsidiaries, would reasonably be expected to result in a material liability to the Borrower or any of its Restricted Subsidiaries concerning the assets of any Foreign Plan (other than individual claims for the payment of benefits); and (g) failure to make all contributions in a timely manner to the extent required by applicable non-U.S. law.

4.14         Investment Company Act; Other Regulations.  The Borrower is not an “investment company” within the meaning of the Investment Company Act.  The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness as contemplated hereby.

4.15         Subsidiaries.  Schedule 4.15 sets forth all the Subsidiaries of the Borrower at the Closing Date (after giving effect to the Transactions), the jurisdiction of their organization and the direct or indirect ownership interest of the Borrower therein.

4.16         Purpose of Senior Interim Loans.  The proceeds of the Senior Interim Loans shall be used by the Borrower (a) to finance, in part, the Transactions, (b) to pay certain transaction fees and expenses related to the Transactions and (c) for general corporate purposes.  The proceeds of the Delayed Draw Term Loans shall be used by the Borrower to finance the repurchase, repayment or other satisfaction of the Existing 2007 Notes and the Existing 2009 Notes, including the payment of accrued interest, fees, costs, expenses and premiums related thereto.

4.17         Environmental Matters.  Other than as disclosed on Schedule 4.17 or exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect:

(a)           The Borrower and its Restricted Subsidiaries:  (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and reasonably expect to timely obtain without material expense all such Environmental Permits required for planned operations; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) believe they will be able to maintain compliance with Environmental Laws, including any reasonably foreseeable future requirements thereto.
(b)           Materials of Environmental Concern have not been transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to or at any real property presently or formerly owned, leased or operated by the Borrower or any of its Restricted Subsidiaries or at any other location, that would reasonably be expected to (i) give rise to liability or other Environmental Costs of the Borrower or any of its Restricted Subsidiaries under any applicable Environmental Law, or (ii) interfere with the Borrower’s or any of its Restricted Subsidiaries’ planned or continued operations, or (iii) impair the fair saleable value of any real property owned by the Borrower or any of its Restricted Subsidiaries that is part of the Collateral.
(c)           There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which the Borrower or any of its Restricted Subsidiaries is, or to the knowledge of the Borrower or any of its Restricted Subsidiaries is reasonably likely to be, named as a party that is pending or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened.
(d)           Neither the Borrower nor any of its Restricted Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party, under the United States federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or received any other written request for information from any Governmental Authority with respect to any Materials of Environmental Concern.
(e)           Neither the Borrower nor any of its Restricted Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

4.18         No Material Misstatements.  The written factual information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Borrower to the Administrative Agent, the Other Representatives and the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, did not contain as of the Closing Date any material misstatement of fact and did not omit to state as of the Closing Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading in their presentation of the Borrower and its Restricted Subsidiaries taken as a whole.  It is understood that (a) no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, contained in any such information, reports, financial statements, exhibits or schedules, except that as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (i) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the Borrower and (ii) such assumptions were believed by such management to be reasonable and (b) such forecasts, estimates, pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct.

4.19         Labor Matters.  There are no strikes pending or, to the knowledge of the Borrower, reasonably expected to be commenced against the Borrower or any of its Restricted Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  The hours worked and payments made to employees of the Borrower and each of its Restricted Subsidiaries have not been in violation of any applicable laws, rules or regulations, except where such violations would not reasonably be expected to have a Material Adverse Effect.

4.20         Insurance.  Schedule 4.20 sets forth a complete and correct listing of all insurance that is (a) maintained by the Borrower and its Restricted Subsidiaries that are Loan Parties and (b) material to the business and operations of the Borrower and its Restricted Subsidiaries taken as a whole maintained by Restricted Subsidiaries other than Loan Parties, in each case as of the Closing Date, with the amounts insured (and any deductibles) set forth therein.

4.21         Anti-Terrorism.  As of the Closing Date, the Borrower and its Restricted Subsidiaries are in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, except as would not reasonably be expected to have a Material Adverse Effect.

SECTION 5               CONDITIONS PRECEDENT.

5.1           Conditions to Initial Extension of Credit.  This Agreement, including the agreement of each Lender to make the initial Extension of Credit requested to be made by it, shall become effective on the date on which the following conditions precedent shall have been satisfied or waived; provided, however, that upon the satisfaction or waiver of the conditions of this subsection 5.1, to the extent provided thereby, all of the other conditions set forth in this subsection 5.1, if not satisfied or waived on such date, shall be deemed to have been satisfied for all purposes hereunder and all such other conditions, if not satisfied or waived on such date, shall automatically be converted into covenants to accomplish the satisfaction of the applicable matters described in such conditions within the time period required by subsection 6.4:

(a)           Loan Documents.  The Administrative Agent shall have received the following Loan Documents, executed and delivered as required below, with, in the case of clause (i), a copy for each Lender:

(i)            this Agreement, executed and delivered by a duly authorized officer of the Borrower; and

(ii)           the Guarantee Agreement, executed and delivered by a duly authorized officer of the Borrower and each other Loan Party signatory thereto;

provided that clause (a)(ii) of this subsection 5.1 notwithstanding, to the extent any guarantee is not provided on the Closing Date after the Borrower and its Subsidiaries having used commercially reasonable efforts to do so, the provisions of clauses (a)(ii) shall be deemed to have been satisfied and the Loan Parties shall be required to provide such guarantees in accordance with the provisions set forth in subsection 6.4.

(b)           Merger.  The Merger shall have been consummated (or shall be consummated substantially concurrently with the satisfaction of the other conditions precedent set forth in this subsection 5.1 unless arrangements shall have been made for the return of the net proceeds of the Loans to the Lenders in the event that the Merger shall not have been consummated on the Closing Date), substantially pursuant to the provisions of the Merger Agreement without giving effect to any waiver or other modification materially adverse to the interests of the Lenders that is not approved by the Lead Arrangers (such approval not to be unreasonably withheld, conditioned or delayed).
(c)           Debt Financings.

(i)            Substantially concurrently with the satisfaction of the other conditions precedent set forth in this subsection 5.1, the Borrower shall have entered into the Term Loan Agreement.

(ii)           Substantially concurrently with the satisfaction of the other conditions precedent set forth in this subsection 5.1, ServiceMaster and certain subsidiaries of ServiceMaster shall have entered into the Revolving Credit Agreement.

(iii)          On the Closing Date, the Administrative Agent shall receive, substantially concurrently with the satisfaction of the other conditions precedent set forth in this subsection 5.1, a complete and correct copy of the Term Loan Credit Agreement and the Revolving Credit Agreement, certified as such by an appropriate officer of the Borrower.

(d)           Outstanding Indebtedness and Preferred Equity; No Defaults.  After giving effect to the consummation of the Merger, the Borrower and its subsidiaries shall have no outstanding preferred equity or indebtedness for borrowed money, in each case held by third parties, except for indebtedness Incurred pursuant to the Debt Financing, any Existing Indebtedness and Indebtedness in respect of the Existing 2007 Notes and the Existing 2009 Notes.  Any existing indebtedness for borrowed money, other than the Debt Financing, any such Existing Indebtedness and other than the Existing 2007 Notes, shall have been repaid, redeemed, defeased or otherwise discharged (or irrevocable notice for the redemption thereof shall have been given) substantially concurrently with or prior to the satisfaction of the other conditions precedent set forth in this subsection 5.1.
(e)           Legal Opinions.  The Administrative Agent shall have received the following executed legal opinions:

(i)            the executed legal opinion of Debevoise & Plimpton LLP, special New York counsel to each of the Borrower and the other Loan Parties, substantially in the form of Exhibit C-1; and

(ii)           the executed legal opinion of Richards, Layton & Finger P.A., special Delaware counsel to each of the Borrower and certain other Loan Parties, substantially in the form of Exhibit C-2.

(f)            Officer’s Certificate.  The Administrative Agent shall have received a certificate from the Borrower, dated the Closing Date, substantially in the form of Exhibit F, with appropriate insertions and attachments.
(g)           Fees.  The Agents, the Other Representatives and the Lenders shall have received all fees and expenses required to be paid or delivered by the Borrower to them on or prior to the Closing Date, including the fees referred to in subsection 3.5.
(h)           Corporate Proceedings of the Loan Parties.  The Administrative Agent shall have received a copy of the resolutions or equivalent action, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing, as applicable, (i) the execution, delivery and performance of this Agreement, any Senior Interim Loan Notes and the other Loan Documents to which it is or will be a party as of the Closing Date and (ii) the Extensions of Credit to such Loan Party (if any) contemplated hereunder, certified by the Secretary, an Assistant Secretary or other authorized representatives of such Loan Party as of the Closing Date, which certificate shall be in substantially the form of Exhibit G and shall state that the resolutions or other action thereby certified have not been amended, modified (except as any later such resolution or other action may modify any earlier such resolution or other action), revoked or rescinded and are in full force and effect.
(i)            Incumbency Certificates of the Loan Parties.  The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers or other authorized signatories of such Loan Party executing any Loan Document substantially in the form of Exhibit G executed by a Responsible Officer or other authorized representative and the Secretary, any Assistant Secretary or another authorized representative of such Loan Party.
(j)            Governing Documents.  The Administrative Agent shall have received copies of the certificate or articles of incorporation and by-laws (or other similar governing documents serving the same purpose) of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary, an Assistant Secretary or other authorized representative of such Loan Party pursuant to a certificate substantially in the form of Exhibit G.
(k)           No Material Adverse Change.  Since March 18, 2007, there shall not have been any Material Adverse Change (as defined in the Merger Agreement).
(l)            Representations and Warranties.  All representations and warranties set forth in Section 4 and in the other Loan Documents shall, except to the extent that they relate to a particular date, be true and correct in all material respects; provided that any breach of any such representations or warranties shall not constitute a failure to satisfy the condition set forth in this clause (l) unless (x) such breach also constitutes a breach of a representation or warranty of ServiceMaster in the Merger Agreement that would result in Acquisition Co. having a right to terminate its obligations thereunder or (y) such breach is a breach of the representations and warranties set forth in subsection 4.4 (other than the second sentence thereof), 4.12 or 4.14.
(m)          Absence of Defaults.  There shall not exist (pro forma for the Merger and the financing thereof) any Default or Event of Default; provided that any Default or Event of Default resulting from (x) the failure to provide any guarantee on the Closing Date after the use of commercially reasonable efforts by the Borrower or any of its Subsidiaries to do so or (y) any breach of any representation or warranty made by any Loan Party pursuant to any Loan Document, other than (A) to the extent such breach also constitutes a breach of a representation or warranty of ServiceMaster in the Merger Agreement that would result in Acquisition Co. having a right to terminate its obligations thereunder or (B) such breach is a breach of the representations and warranties set forth in subsection 4.4 (other than the second sentence thereof), 4.12 or 4.14, shall in each case not constitute a Default or Event of Default for purposes of this clause.
(n)           Solvency.  The Administrative Agent shall have received a certificate of the chief financial officer of the Borrower (or another authorized financial officer of Acquisition Co. or Holding) certifying the solvency of the Borrower in customary form.
(o)           Equity Contribution.  Acquisition Co. shall have received (or shall receive, substantially concurrently with the satisfaction of the other conditions precedent set forth in this subsection 5.1) the Equity Contribution in an amount of not less than $1,200.0 million.

The making of the initial Extensions of Credit by the Lenders hereunder shall (except as set forth in the lead-in to this subsection 5.1) conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Lender that each of the conditions precedent set forth in this subsection 5.1 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

SECTION 6               AFFIRMATIVE COVENANTS.

The Borrower hereby agrees that, from and after the Closing Date, and thereafter until payment in full of the Loans and any other amount then due and owing to any Lender or any Agent hereunder and under any Senior Interim Loan Note and no other amounts are owing hereunder, the Borrower shall:

6.1           Financial Statements.  Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

(a)           as soon as available, but in any event not later than the fifth Business Day after the 90th day following the end of each fiscal year of the Borrower ending on or after December 31, 2007, (i) a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders’ equity and cash flows for such year, setting forth in each case, in comparative form the figures for and as of the end of the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing not unacceptable to the Administrative Agent in its reasonable judgment and (ii) a narrative report and management’s discussion and analysis, in form substantially similar to past practice or otherwise reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations of the Borrower for such fiscal year, as compared to amounts for the previous fiscal year (it being agreed that the furnishing of the Borrower’s annual report on Form 10-K for such year, as filed with the SEC, will satisfy the Borrower’s obligation under this subsection 6.1(a) with respect to such year except with respect to the requirement that such financial statements be reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit);

(b)           as soon as available, but in any event not later than the fifth Business Day after the 45th day following the end of each of the first three quarterly periods of each fiscal year of the Borrower, (i) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case, in comparative form the figures for and as of the corresponding periods of the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit and other adjustments) and (ii) a narrative report and management’s discussion and analysis, in form substantially similar to past practice or otherwise reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations of the Borrower for such fiscal quarter and then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year (it being agreed that the furnishing of the Borrower’s quarterly report on Form 10-Q for such quarter, as filed with the SEC, will satisfy the Borrower’s obligations under this subsection 6.1(b) with respect to such quarter);

(c)           to the extent applicable, concurrently with any delivery of consolidated financial statements under subsection 6.1(a) or (b) above, related unaudited condensed consolidating financial statements reflecting the material adjustments necessary (as determined by the Borrower in good faith) to eliminate the accounts of Unrestricted Subsidiaries (if any) from the accounts of the Borrower and its Restricted Subsidiaries;

(d)           all such financial statements delivered pursuant to subsection 6.1(a) or (b) to be (and, in the case of any financial statements delivered pursuant to subsection 6.1(b) shall be certified by a Responsible Officer of the Borrower as being) complete and correct in all material respects in conformity with GAAP and to be (and, in the case of any financial statements delivered pursuant to subsection 6.1(b) shall be certified by a Responsible Officer of the Borrower as being) prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods that began on or after the Closing Date (except as approved by such accountants or officer, as the case may be, and disclosed therein, and except, in the case of any financial statements delivered pursuant to subsection 6.1(b), for the absence of certain notes).

6.2           Future Subsidiary Guarantors.  From and after the Closing Date, the Borrower will cause each Domestic Subsidiary that guarantees (x) payment of any Indebtedness of the Borrower or any Subsidiary Guarantor under any Credit Facility and that is a Wholly Owned Domestic Subsidiary or (y) Capital Markets Securities, to execute and deliver to the Administrative Agent within 30 days such amendments to the Guarantee Agreement as the Administrative Agent shall reasonably deem necessary or advisable, pursuant to which such Domestic Subsidiary will guarantee payment of the Senior Interim Loans, whereupon such Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under this Agreement.  In addition, the Borrower may cause any Subsidiary that is not a Subsidiary Guarantor so to guarantee payment of the Senior Interim Loans and become a Subsidiary Guarantor.

6.3           Release of Subsidiary Guarantees.  Notwithstanding the provisions of any Guarantee Agreement, Subsidiary Guarantees will be subject to termination and discharge under the circumstances described in this Section 6.3.  Any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any direct or indirect sale or disposition (by merger or otherwise) of any Subsidiary Guarantor or any interest therein in accordance with the terms of this Agreement (including subsection 7.3 and subsection 7.4) by the Borrower or a Restricted Subsidiary, following which such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Borrower, (ii) at any time that such Subsidiary Guarantor is released from all of its obligations under all of its Guarantees of payment of any Indebtedness of the Borrower or any Subsidiary Guarantor under Credit Facilities and Capital Markets Securities (it being understood that a release subject to contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Subsidiary Guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to provide a Subsidiary Guarantee pursuant to Section 6.2), (iii) upon the merger or consolidation of any Subsidiary Guarantor with and into the Borrower or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Borrower or another Subsidiary Guarantor, (iv) concurrently with any Subsidiary Guarantor becoming an Unrestricted Subsidiary, (v) subject to subsections 2.1(b)(iii) and 2.2 of the Guarantee Agreement, upon the full discharge or release of the Borrower’s obligations under this Agreement, or (vi) subject to subsections 2.1(b)(iii) and 2.2 of the Guarantee Agreement, upon payment in full of all amounts outstanding hereunder and all other Subsidiary Guaranteed Obligations then due and owing.  Upon any such occurrence specified in this subsection 6.3, the Administrative Agent shall execute any documents reasonably requested by the Borrower in order to evidence such release, discharge and termination in respect of the applicable Subsidiary Guarantee.  In addition, the Borrower will have the right, upon 30 days’ notice to the Administrative Agent, to cause any Subsidiary Guarantor that has not guaranteed payment of any Indebtedness of the Borrower or any Subsidiary Guarantor under any Credit Facilities or any Capital Markets Securities to be unconditionally released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect.

6.4           Post-Closing Obligations.  The Borrower agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be reasonably necessary to provide the guarantees described in subsection 5.1(a)(ii) that are not so provided on the Closing Date and to satisfy each other condition precedent that was not actually satisfied, but rather deemed satisfied on the Closing Date pursuant to the provisions set forth in subsection 5.1, and in any event to provide such guarantees and to satisfy such other conditions within the applicable time periods set forth on Schedule 6.4, as such time periods may be extended by the Administrative Agent, in its sole discretion.

6.5           Statement as to Default.  The Borrower shall deliver to the Administrative Agent, within 120 days after the end of each fiscal year of the Borrower ending after the Closing Date, a certificate of a Responsible Officer to the effect that to the best knowledge of the signer thereof on behalf of the Borrower, the Borrower is or is not in default in the performance and observance of any of the terms, provisions and conditions of this Agreement (without regard to any period of grace or requirement of notice provided hereunder) and, if the Borrower (through its own action or omission or through the action or omission of any Loan Party, as applicable) shall be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge.  The individual signing any certificate given by any Person pursuant to this subsection 6.5 shall be the principal executive, financial or accounting officer of such Person.

6.6           Notice of Default.  The Borrower shall deliver to the Administrative Agent, within 30 days after the occurrence thereof, written notice in the form of a certificate of a Responsible Officer of any Event of Default under subsection 8(f), (j) or (k), and any event that with the giving of notice or the lapse of time would become an Event of Default under subsection 8(d) and (e), its status and what action the Borrower is taking or proposes to take with respect thereto.

SECTION 7               NEGATIVE COVENANTS.

The Borrower hereby agrees that, from and after the Closing Date, and thereafter until payment in full of the Loans and any other amount then due and owing to any Lender or any Agent hereunder and under any Senior Interim Loan Note, and no other amounts are owing hereunder:

7.1           Limitation on Indebtedness.

(a)           The Borrower will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Borrower or any Restricted Subsidiary may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be equal to or greater than 2.00:1.00; provided, further, that the aggregate principal amount of Indebtedness that may be Incurred pursuant to the foregoing by Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed $150.0 million at any one time outstanding.

(b)           Notwithstanding the foregoing paragraph (a), the Borrower and its Restricted Subsidiaries may Incur the following Indebtedness:

(i)            Indebtedness Incurred pursuant to any Credit Facility (including but not limited to in respect of letters of credit or bankers’ acceptances issued or created thereunder) and Indebtedness Incurred other than under any Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to (A) $3,500.0 million, plus (B) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing, minus (C) the aggregate principal amount of Delayed Draw Term Loans (if any) classified by the Borrower as Refinancing Indebtedness Incurred pursuant to clause 7.1(b)(iii) below to refinance any Existing 2007 Notes or Existing 2009 Notes, minus (D) the amount, if any, not borrowed under the Delayed Draw Term Loan Commitments upon the termination thereof on the Delayed Draw Term Loan Commitment Termination Date;

(ii)           Indebtedness (A) of any Restricted Subsidiary to the Borrower or (B) of the Borrower or any Restricted Subsidiary to any Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Borrower or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof not permitted by this subsection 7.1(b)(ii);

(iii)          Indebtedness under the Senior Interim Loan Facility, any Indebtedness (other than the Indebtedness described in clause (ii) above) outstanding on the Closing Date, any Indebtedness Incurred pursuant to any Required Interim Loan Refinancing and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this subsection 7.1(b)(iii) or subsection 7.1(a);

(iv)          Purchase Money Obligations and Capitalized Lease Obligations, and any Refinancing Indebtedness with respect thereto; provided that the aggregate principal amount of such Purchase Money Obligations Incurred to finance the acquisition of Capital Stock of any Person at any time outstanding pursuant to this clause shall not exceed an amount equal to the greater of $175.0 million and 15.0% of Consolidated Tangible Assets;

(v)           Indebtedness (A) supported by a letter of credit issued pursuant to any Credit Facility in a principal amount not exceeding the face amount of such letter of credit or (B) consisting of accommodation guarantees for the benefit of trade creditors of the Borrower or any of its Restricted Subsidiaries;

(vi)          (A) Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Borrower or any Restricted Subsidiary (other than any Indebtedness Incurred by the Borrower or such Restricted Subsidiary, as the case may be, in violation of this subsection 7.1), or (B) without limiting subsection 7.2, Indebtedness of the Borrower or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing

Indebtedness of the Borrower or any Restricted Subsidiary (other than any Indebtedness Incurred by the Borrower or such Restricted Subsidiary, as the case may be, in violation of this subsection 7.1);

(vii)         Indebtedness of the Borrower or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its Incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;

(viii)        Indebtedness of the Borrower or any Restricted Subsidiary in respect of (A) letters of credit, bankers’ acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers’ compensation statutes), or (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, including in respect of liabilities or obligations of franchisees, or (C) Hedging Obligations, entered into for bona fide hedging purposes, or (D) Management Guarantees or Management Indebtedness, or (E) the financing of insurance premiums in the ordinary course of business, or (F) take-or-pay obligations under supply arrangements incurred in the ordinary course of business, or (G) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the Borrower or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement;

(ix)           Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise Incurred in connection with a Special Purpose Financing; provided that (1) such Indebtedness is not recourse to the Borrower or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), (2) in the event such Indebtedness shall become recourse to the Borrower or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), such Indebtedness will be deemed to be, and must be classified by the Borrower as, Incurred at such time (or at the time initially Incurred) under one or more of the other provisions of this subsection 7.1 for so long as such Indebtedness shall be so recourse, and (3) in the event that at any time thereafter such Indebtedness shall comply with the provisions of the preceding subclause (1), the Borrower may classify such Indebtedness in whole or in part as Incurred under this subsection 7.1(b)(ix);

(x)            Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to (A) (1) the Foreign Borrowing Base less (2) the aggregate principal amount of Indebtedness Incurred by Special Purpose Subsidiaries that are Foreign Subsidiaries and then outstanding pursuant to clause (ix) of this subsection 7.1(b) plus (B) in the event of any refinancing of any Indebtedness Incurred under this clause (x), the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

(xi)           Contribution Indebtedness and any Refinancing Indebtedness with respect thereto;

(xii)          Indebtedness of (A) the Borrower or any Restricted Subsidiary Incurred to finance or refinance, or otherwise Incurred in connection with, any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Borrower or any Restricted Subsidiary, or (B) any Person that is acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary (including Indebtedness thereof Incurred in connection with any such acquisition, merger or consolidation), provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, either (1) the Borrower would have a Consolidated Total Leverage Ratio equal to or less than 7.25:1.00 or (2) the Consolidated Total Leverage Ratio of the Borrower would equal or be less than the Consolidated Total Leverage Ratio of the Borrower immediately prior to giving effect thereto; and any Refinancing Indebtedness with respect to any such Indebtedness;

(xiii)         Indebtedness of the Borrower or any Restricted Subsidiary Incurred as consideration in connection with any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Borrower or any Restricted Subsidiary, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding not exceeding $75.0 million; and

(xiv)        Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $150.0 million and 11.25% of Consolidated Tangible Assets.

(c)           For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this subsection 7.1, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this subsection 7.1) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in subsection 7.1(b), the Borrower, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of such clauses (including in part under one such clause and in part under another such clause), provided that any Indebtedness Incurred pursuant to clause (b)(iv) of this subsection 7.1 as limited by the proviso thereto, or clause (b)(xiv) of this Section 7.1, shall, at the Borrower’s election, cease to be deemed Incurred or outstanding for purposes of such clause but shall be deemed Incurred for the purposes of subsection 7.1(a) from and after the first date on which such Restricted Subsidiary could have Incurred such

Indebtedness under subsection 7.1(a) without reliance on such clause; and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(d)           For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Closing Date shall be calculated based on the relevant currency exchange rate in effect on the Closing Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to a Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Borrower’s option, (i) the Closing Date, (ii) any date on which any of the respective commitments under such Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder or (iii) the date of such Incurrence.  The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

7.2           Limitation on Liens.  The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of this Agreement or thereafter acquired, securing any Indebtedness (the “Initial Lien”), unless contemporaneously therewith effective provision is made to secure the Senior Interim Loans and the Senior Interim Loan Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or on a senior basis to, in the case of Subordinated Obligations or Guarantor Subordinated Obligations) such obligation for so long as such obligation is so secured by such Initial Lien.  Any such Lien thereby created in favor of the Senior Interim Loans and the Senior Interim Loan Notes or any such Subsidiary Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, (ii) in the case of any such Lien in favor of any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of subsection 6.3 or (iii) any sale, exchange or transfer (other than a transfer constituting a transfer of all or substantially all of the assets of the Borrower that is governed by subsection 7.3) to any Person not an Affiliate of the Borrower of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Borrower or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Initial Lien.

7.3           Limitation on Fundamental Changes.

(a)           The Borrower will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(i)            the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Borrower) will expressly assume all the obligations of the Borrower under this Agreement by executing and delivering to the Administrative Agent a joinder or one or more other documents or instruments in form reasonably satisfactory to the Administrative Agent;

(ii)           immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

(iii)          immediately after giving effect to such transaction, either (A) the Borrower (or, if applicable, the Successor Company with respect thereto) could Incur at least $1.00 of additional Indebtedness pursuant to subsection 7.1(a), or (B) the Consolidated Coverage Ratio of the Borrower (or, if applicable, the Successor Company with respect thereto) would equal or exceed the Consolidated Coverage Ratio of the Borrower immediately prior to giving effect to such transaction;

(iv)          each Subsidiary Guarantor (other than (x) any Subsidiary Guarantor that will be released from its obligations under its Subsidiary Guarantee in connection with such transaction and (y) any party to any such consolidation or merger) shall have delivered a joinder or other document or instrument in form reasonably satisfactory to the Administrative Agent, confirming its Subsidiary Guarantee (other than any Subsidiary Guarantee that will be discharged or terminated in connection with such transaction); and

(v)           the Borrower will have delivered to the Administrative Agent a certificate signed by a Responsible Officer and a legal opinion, each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph, provided that (x) in giving such opinion such counsel may rely on such certificate of such Responsible Officer as to compliance with the foregoing clauses (ii) and (iii) of subsection 7.3(a) and as to any matters of fact, and (y) no such legal opinion will be required for a consolidation, merger or transfer described in clause (d) of this subsection 7.3.

(b)           Any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this subsection 7.3, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with subsection 7.1.

(c)           Upon any transaction involving the Borrower in accordance with subsection 7.3(a) in which the Borrower is not the Successor Company, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement, and thereafter the predecessor Borrower shall be relieved of all obligations and covenants under this Agreement, except that the predecessor Borrower in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Loans.

(d)           Clauses (ii) and (iii) of subsection 7.3(a) will not apply to any transaction in which the Borrower consolidates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Borrower in another jurisdiction or changing its legal structure to a corporation or other entity or (y) a Restricted Subsidiary of the Borrower so long as all assets of the Borrower and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.  Subsection 7.3(a) will not apply to (1) any transaction in which any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Borrower or (2) the Transactions.

7.4           Limitation on Asset Dispositions; Proceeds from Asset Dispositions.

(a)           The Borrower will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(i)            the Borrower or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value shall be determined in good faith by the Borrower, which determination shall be conclusive (including as to the value of all non-cash consideration),

(ii)           in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value of $25.0 million or more, at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Borrower or such Restricted Subsidiary is in the form of cash, and

(iii)          to the extent required by subsection 7.4(b), an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Borrower (or any Restricted Subsidiary, as the case may be) as provided in such subsection.

(b)           In the event that, on or after the Closing Date, the Borrower or any Restricted Subsidiary shall make an Asset Disposition, an amount equal to 100% of the Net Available Cash from such Asset Disposition shall be applied by the Borrower (or any Restricted Subsidiary, as the case may be) as follows:

(i)            first, either (x) to the extent the Borrower elects (or is required by the terms of any Bank Indebtedness, any Senior Indebtedness of the Borrower or any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor), to prepay, repay or purchase any such Indebtedness or (in the case of letters of credit, bankers’ acceptances or other similar instruments) cash collateralize any such Indebtedness (in each case other than Indebtedness owed to the Borrower or a Restricted Subsidiary) within 450 days after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or (y) to the extent the Borrower or such Restricted Subsidiary elects, to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with an amount equal to Net Available Cash received by the Borrower or another Restricted Subsidiary) within 450 days from the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or, if such investment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 450 days to complete, the period of time necessary to complete such project;

(ii)           second, to the extent of the balance of such Net Available Cash after application in accordance with clause (i) above (such balance, the “Excess Proceeds”), toward the prepayment of the Senior Interim Loans and (to the extent required by the terms thereof) other Senior Indebtedness on a pro rata basis with the Senior Interim Loans in accordance with subsection 3.4(b) (and subject to subsection 3.4(e)), and the agreements or instruments governing such other Senior Indebtedness; and

(iii)          third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (i) and (ii) above (including without limitation an amount equal to the amount of any prepayment otherwise contemplated by clause (ii) above in connection with such Asset Disposition that is declined by any Lender), to fund (to the extent consistent with any other applicable provision of this Agreement) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (i)(x) or (ii) above, the Borrower or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

(c)           Notwithstanding the foregoing provisions of this subsection 7.4, the Borrower and the Restricted Subsidiaries shall not be required to apply any Net Available Cash or equivalent amount in accordance with this subsection 7.4 except to the extent that the aggregate Net Available Cash from all Asset Dispositions or equivalent amount that is not applied in accordance with this subsection 7.4 exceeds $50.0 million.  If the aggregate principal amount of Senior Interim Loans and other Senior Indebtedness of the Borrower or a Restricted Subsidiary subject to purchase, redemption or repayment pursuant to clause (b)(ii) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between such Senior Interim Loans and such other Indebtedness of the Borrower or a Restricted Subsidiary, with the portion of the Excess Proceeds payable in respect of such Senior Interim Loans to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of such Senior Interim Loans and the denominator of which is the sum of the outstanding principal amount of the Senior Interim Loans and the outstanding principal amount of the relevant other Indebtedness of the Borrower or a Restricted Subsidiary, and (y) the aggregate principal amount of Senior Interim Loans.

(d)           For the purposes of subsection 7.4(a)(ii), the following are deemed to be cash:  (i) Temporary Cash Investments and Cash Equivalents, (ii) the assumption of Indebtedness of the Borrower (other than Disqualified Stock of the Borrower) or any Restricted Subsidiary and the release of the Borrower or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (iii) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (iv) securities received by the Borrower or any Restricted Subsidiary from the transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 180 days, (v) consideration consisting of Indebtedness of the Borrower or any Restricted Subsidiary, (vi) Additional Assets and (vii) any Designated Noncash Consideration received by the Borrower or any of its Restricted Subsidiaries in an Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause, not to exceed an aggregate amount at any time outstanding equal to the greater of $125.0 million and 10.0% of Consolidated Tangible Assets (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(e)           The Borrower will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Indebtedness pursuant to this subsection 7.4 or subsection 3.4(c).  To the extent that the provisions of any securities laws or regulations conflict with provisions of this subsection 7.4 or subsection 3.4(c), the Borrower will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this subsection 7.4 or subsection 3.4(c) by virtue thereof.

7.5           Limitation on Dividends and Other Restricted Payments.

(a)           The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Borrower is a party) except (x) dividends or distributions payable solely in its Capital

Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Borrower or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Borrower held by Persons other than the Borrower or a Restricted Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof), (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Continuing Notes or Subordinated Obligations (other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement or Investment being herein referred to as a “Restricted Payment”), if at the time the Borrower or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

(i)            a Default shall have occurred and be continuing (or would result therefrom);

(ii)           the Borrower could not Incur at least an additional $1.00 of Indebtedness pursuant to subsection 7.1(a); or

(iii)          the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date and then outstanding would exceed, without duplication, the sum of:

(A)          50% of the Consolidated Net Income accrued during the period (treated as one accounting period) beginning on April 1, 2007 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Borrower are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);
(B)           the aggregate Net Cash Proceeds and the fair value (as determined in good faith by the Borrower) of property or assets received (x) by the Borrower as capital contributions to the Borrower after the Closing Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock or Designated Preferred Stock) after the Closing Date (other than Excluded Contributions and Contribution Amounts) or (y) by the Borrower or any Restricted Subsidiary from the issuance and sale by the Borrower or any Restricted Subsidiary after the Closing Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Borrower (other than Disqualified Stock or Designated Preferred Stock) or any Parent, plus the amount of any cash and the fair value (as determined in good faith by the Borrower) of any property or assets, received by the Borrower or any Restricted Subsidiary upon such conversion or exchange;
(C)           (i) the aggregate amount of cash and the fair value (as determined in good faith by the Borrower) of any property or assets received from dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Borrower or any Restricted Subsidiary from any Unrestricted Subsidiary, including dividends or other distributions related to dividends or other distributions made pursuant to subsection 7.5(b) (x), plus (ii) the aggregate amount resulting from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”); and
(D)          in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), the aggregate amount of cash and the fair value (as determined in good faith by the Borrower) of any property or assets received by the Borrower or a Restricted Subsidiary with respect to all such dispositions and repayments.

(b)           The provisions of subsection 7.5(a) will not prohibit any of the following (each, a “Permitted Payment”):

(i)            (x) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Borrower (“Treasury Capital Stock”), Continuing Notes or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Borrower (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) (“Refunding Capital Stock”) or a substantially concurrent capital contribution to the Borrower, in each case other than Excluded Contributions and Contribution Amounts; provided that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under subsection 7.5(a)(iii)(B) above and (y) if immediately prior to such acquisition or retirement of such Treasury Capital Stock, dividends thereon were permitted pursuant to subsection 7.5(b)(xi), dividends on such Refunding Capital Stock in an aggregate amount per annum not exceeding the aggregate amount per annum of dividends so permitted on such Treasury Capital Stock;

(ii)           any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Continuing Notes or Subordinated Obligations (w) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Indebtedness of the Borrower (other than with respect to the Continuing Notes) or Refinancing Indebtedness Incurred in compliance with subsection 7.1, (x) from amounts as contemplated by subsections 3.4(c) and 7.4(b)(iii), (y) following the occurrence of a

Change of Control (or other similar event described therein as a “change of control”) but only if Borrower shall have made all payments contemplated in the last paragraph of Section 8, or (z) constituting Acquired Indebtedness;

(iii)          any dividend paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with subsection 7.5(a);

(iv)          Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions;

(v)           loans, advances, dividends or distributions by the Borrower to any Parent to permit any Parent to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or payments by the Borrower to repurchase or otherwise acquire Capital Stock of any Parent or the Borrower (including any options, warrants or other rights in respect thereof), in each case from Management Investors, such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to (x) (1) $30.0 million, plus (2) $10.0 million multiplied by the number of calendar years that have commenced since the Closing Date, plus (y) the Net Cash Proceeds received by the Borrower since the Closing Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under subsection 7.5(a)(iii)(B)(x), plus (z) the cash proceeds of key man life insurance policies received by the Borrower or any Restricted Subsidiary (or by any Parent and contributed to the Borrower) since the Closing Date to the extent such cash proceeds are not included in any calculation under subsection 7.5(a)(iii)(A), provided that any cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary by any Management Investor in connection with any repurchase or other acquisition of Capital Stock (including any options, warrants or other rights in respect thereof) from any Management Investor shall not constitute a Restricted Payment for purposes of this subsection 7.5 or any other provision of this Agreement;

(vi)          the payment by the Borrower of, or loans, advances, dividends or distributions by the Borrower to any Parent to pay, dividends on the common stock or equity of the Borrower or any Parent following a public offering of such common stock or equity in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by the Borrower (whether directly, or indirectly through a contribution to common equity capital) in or from such public offering;

(vii)         Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed an amount (net of repayments of any such loans or advances) equal to the greater of $50.0 million and 3.75% of Consolidated Tangible Assets;

(viii)        loans, advances, dividends or distributions to any Parent or other payments by the Borrower or any Restricted Subsidiary (A) to satisfy or permit any Parent to satisfy obligations under the Management Agreements, (B) pursuant to the Tax Sharing

Agreement, or (C) to pay or permit any Parent to pay any Parent Expenses or any Related Taxes;

(ix)           payments by the Borrower, or loans, advances, dividends or distributions by the Borrower to any Parent to make payments, to holders of Capital Stock of the Borrower or any Parent in lieu of issuance of fractional shares of such Capital Stock, not to exceed $5.0 million in the aggregate outstanding at any time;

(x)            dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;

(xi)           (A) dividends on any Designated Preferred Stock of the Borrower issued after the Closing Date, provided that at the time of such issuance and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio would be at least 2.00:1.00, or (B) any dividend on Refunding Capital Stock that is Preferred Stock in excess of the amount of dividends thereon permitted by subsection 7.5(b)(i), provided that at the time of the declaration of such dividend and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio would be at least 2.00:1.00, or (C) loans, advances, dividends or distributions to any Parent to permit dividends on any Designated Preferred Stock of any Parent issued after the Closing Date, in an amount (net of repayments of any such loans or advances) not exceeding the aggregate cash proceeds received by the Borrower from the issuance or sale of such Designated Preferred Stock of such Parent;

(xii)          Investments in Unrestricted Subsidiaries in an aggregate amount outstanding at any time not exceeding the greater of $50.0 million and 5.0% of Consolidated Tangible Assets;

(xiii)         distributions or payments of Special Purpose Financing Fees;

(xiv)        any Restricted Payment pursuant to or in connection with the Transactions; and

(xv)         dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of subsection 7.1;

provided that (A) in the case of subsections 7.5(b)(i)(y), (iii), (vi), (ix) and (xi)(B), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in all cases other than pursuant to clause (A) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and (C) solely with respect to subsection 7.5(b)(vii), no Default or Event of Default shall have occurred or be continuing at the time of any such Permitted Payment after giving effect thereto.

Notwithstanding the foregoing provisions of this subsection 7.5, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay any cash dividend or make any cash distribution on or in respect of the Borrower’s Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Borrower or any Parent, for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of the Borrower or any Parent for cash from, the Investors, or Guarantee any Indebtedness of any Affiliate of the Borrower for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, in each case by means of utilization of the cumulative Restricted Payment credit provided by subsection 7.5(a)(iii), or the exceptions provided by clause (iii), (vii), (x) or (xii) of subsection 7.5(b) or clause (xv) or (xviii) of the definition of “Permitted Investments,” unless at the time and after giving effect to such payment, (x) the Consolidated Total Leverage Ratio of the Borrower would have been equal to or less than 6.0 to 1.0, (y) the Borrower shall have made a cash interest election with respect to the Senior Interim Loans and (z) such payment is otherwise in compliance with this subsection 7.5.

7.6           Limitation on Transactions with Affiliates.

(a)           The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower (an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million unless (i) the terms of such Affiliate Transaction are not materially less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction involves aggregate consideration in excess of $40.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Board of Directors.  For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this subsection 7.6(a) if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

(b)           The provisions of subsection 7.6(a) will not apply to:

(i)            any Restricted Payment Transaction,

(ii)           (1) the entering into, maintaining or performance of any employment or consulting contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any current or former employee, officer, director or consultant of or to the Borrower, any Restricted Subsidiary or any Parent heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) payments, compensation, performance of indemnification or contribution obligations, the making or cancellation of loans, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to any such employees, officers, directors or consultants in the ordinary course of business, (3) the payment of reasonable fees to directors of the Borrower or any of its Subsidiaries or any Parent (as determined in good faith by the Borrower or such Subsidiary), (4) any transaction with an officer or director of the Borrower or any of its Subsidiaries or any Parent in the ordinary course of business not involving more than $100,000 in any one case, or (5) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term),

(iii)          any transaction between or among any of the Borrower, one or more Restricted Subsidiaries, and/or one or more Special Purpose Entities,

(iv)          any transaction arising out of agreements or instruments in existence on the Closing Date (other than any Tax Sharing Agreement or Management Agreement referred to in subsection 7.6(b)(vii)), and any payments made pursuant thereto,

(v)           any transaction in the ordinary course of business on terms that are fair to the Borrower and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or senior management of the Borrower, or are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Borrower,

(vi)          any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Borrower or any Restricted Subsidiary and any Affiliate of the Borrower controlled by the Borrower that is a joint venture or similar entity,

(vii)         (1) the execution, delivery and performance of any Tax Sharing Agreement and any Management Agreements, and (2) payments to CD&R or any of its Affiliates (w) of fees of up to $55.0 million in the aggregate, plus out-of-pocket expenses, in connection with the Transactions, (x) for any management consulting, financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, of up to $7.5 million in any fiscal year (or such other amount as may be approved by a majority of the Disinterested Directors), (y) in connection with any acquisition, disposition, merger, recapitalization or similar transactions, which payments are made pursuant to the Management Agreements or are approved by a majority of the Board of Directors in good faith, and (z) of all out-of-pocket expenses incurred in connection with such services or activities,

(viii)        the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions,

(ix)           any issuance or sale of Capital Stock (other than Disqualified Stock) of the Borrower or any capital contribution to the Borrower, and

(x)            any investment by any Investor in securities of the Borrower or any of its Restricted Subsidiaries so long as (i) such securities are being offered generally to other investors on the same or more favorable terms and (ii) such investment by all Investors constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

7.7           Limitation on Restrictions on Distributions from Restricted Subsidiaries.  The Borrower will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Borrower, (ii) make any loans or advances to the Borrower or (iii) transfer any of its property or assets to the Borrower (provided that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction), except any encumbrance or restriction:

(i)            pursuant to an agreement or instrument in effect at or entered into on the Closing Date, any Credit Facility or any Required Interim Loan Refinancing;

(ii)           pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or which agreement or instrument is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation); provided that for purposes of this clause (ii), if a Person other than the Borrower is the Successor Company with respect thereto, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Borrower or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;

(iii)          pursuant to an agreement or instrument (a “Refinancing Agreement”) effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (i) or (ii) of this subsection 7.7 or this clause (iii) (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an Initial Agreement (an “Amendment”); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Lenders than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Borrower);

(iv)          (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Borrower or any Restricted Subsidiary not otherwise prohibited by this Agreement, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Borrower or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth imposed by customers or suppliers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and licenses) or in joint venture and other similar agreements, (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Borrower or any Restricted Subsidiary in any manner material to the Borrower or such Restricted Subsidiary, or (I) pursuant to Hedging Obligations;

(v)           with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(vi)          by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Borrower or any Restricted Subsidiary or any of their businesses, including any such law, rule, regulation, order or requirement applicable in connection with such Restricted Subsidiary’s status (or the status of any Subsidiary of such Restricted Subsidiary) as a Captive Insurance Subsidiary or Home Warranty Subsidiary; or

(vii)         pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Closing Date pursuant to the provisions of subsection 7.1, (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Borrower), or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financings (as determined in good faith by the Borrower) and either (x) the Borrower determines in good faith that such encumbrance or restriction will not materially affect the Borrower’s ability to make principal or interest payments on the Loans or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness, (B) relating to any sale of receivables by or Indebtedness of a Foreign Subsidiary or (C) relating to Indebtedness of or a Financing Disposition by or to or in favor of any Special Purpose Entity.

SECTION 8               EVENTS OF DEFAULT.

An “Event of Default” means the occurrence of the following:

(a)           a default in any payment of interest on any Senior Interim Loan when due, continued for a period of 30 days;

(b)           a default in the payment of principal of any Senior Interim Loan when due, whether at the Senior Interim Loan Maturity Date, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;
(c)           the failure by the Borrower to comply with its obligations under subsection 7.3(a);
(d)           the failure by the Borrower to comply for 60 days after the notice specified in the penultimate paragraph of this Section 8 with any of its other agreements contained in this Agreement or any Senior Interim Loan Note;
(e)           the failure by any Subsidiary Guarantor to comply for 45 days after the notice specified in the penultimate paragraph of this Section 8 with any of its obligations under its Subsidiary Guarantee;
(f)            the failure by the Borrower or any Restricted Subsidiary to pay any Indebtedness for borrowed money (other than Indebtedness owed to the Borrower or any Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness so unpaid or accelerated exceeds $50.0 million or its foreign currency equivalent; provided, that no Default or Event of Default will be deemed to occur with respect to any such Indebtedness that is paid or otherwise acquired or retired (or for which such failure to pay or acceleration is waived or rescinded) within 20 Business Days after such failure to pay or such acceleration;
(g)           the taking of any of the following actions by the Borrower or a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)            the commencement of a voluntary case;

(ii)           the consent to the entry of an order for relief against it in an involuntary case;

(iii)          the consent to the appointment of a Custodian of it or for any substantial part of its property; or

(iv)          the making of a general assignment for the benefit of its creditors;

(h)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Borrower or any Significant Subsidiary in an involuntary case;

(ii)           appoints a Custodian of the Borrower or any Significant Subsidiary or for any substantial part of its property; or

(iii)          orders the winding up or liquidation of the Borrower or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 days;

(i)            (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, or (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA) or, on and after the effectiveness of the Pension Act, any failure by any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of either of the Borrower or any Commonly Controlled Entity, or (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is in the reasonable opinion of the Administrative Agent likely to result in the termination of such Plan for purposes of Title IV of ERISA, or (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA other than a standard termination pursuant to Section 4041(b) of ERISA, or (v) either of the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Administrative Agent is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would be reasonably expected to result in a Material Adverse Effect;
(j)            the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $50.0 million or its foreign currency equivalent against the Borrower or a Significant Subsidiary, that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed;
(k)           the failure of any Subsidiary Guarantee by a Subsidiary Guarantor that is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of this Agreement) or the denial or disaffirmation in writing by any Subsidiary Guarantor that is a Significant Subsidiary of its obligations under this Agreement or its Subsidiary Guarantee, if such Default continues for 10 days; or
(l)            A Change of Control shall have occurred.

If any Event of Default shall occur and be continuing then, (A) if such event is an Event of Default specified in paragraphs (g) or (h) above with respect to the Borrower, the Senior Interim Loan Commitments, if any, shall automatically immediately terminate and the Senior Interim

Loans (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, (x) declare the Senior Interim Loan Commitments, if any, to be terminated forthwith, whereupon the Senior Interim Loan Commitments, if any, shall immediately terminate; and/or (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Senior Interim Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable.

Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

However, a Default under clause (d) or (e) will not constitute an Event of Default until the Administrative Agent or the Required Lenders notify the Borrower of the Default and the Borrower does not cure such Default within the time specified in such clause after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”  When a Default or an Event of Default is cured, it ceases.

In the event of the occurrence of a Change of Control, the Borrower may (i) make payment in full of the Loans and any other amounts then due and owing to any Lender or the Administrative Agent or (ii) make an offer to pay the Loans and any amounts then due and owing to each Lender and the Administrative Agent hereunder, and make payment in full thereof to each such Lender that has accepted such offer or the Administrative Agent in respect of each such Lender that has accepted such offer.  Upon the Borrower having made all payments of Loans and other amounts then due and owing to any Lender required by the preceding sentence, any Event of Default arising under subsection 8(l) by reason of such Change of Control shall be deemed not to have occurred or be continuing.

SECTION 9               THE AGENTS AND THE OTHER REPRESENTATIVES.

9.1           Appointment.  Each Lender hereby irrevocably designates and appoints JPMCB, as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes JPMCB, as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to or required of the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents and the Other Representatives shall not have any duties or responsibilities, except, in the case of the Administrative Agent, those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents or the Other Representatives.  Each of the Agents may perform any of its respective duties under this Agreement, the other Loan Documents, and any other instruments and agreements referred to herein or therein by or through its respective officers, directors, agents, employees or affiliates.

9.2           Delegation of Duties.  In performing its functions and duties under this Agreement, each Agent shall act solely as agent for the Lenders, and no Agent assumes any (and shall not be deemed to have assumed any) obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.  Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact, and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact or counsel selected by it with reasonable care.

9.3           Exculpatory Provisions.  None of the Administrative Agent or any Other Representative nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action taken or omitted to be taken by such Person under or in connection with this Agreement or any other Loan Document (except for the gross negligence or willful misconduct of such Person or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates) or (b) responsible in any manner to any of the Lenders for (i) any recitals, statements, representations or warranties made by the Borrower or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or any Other Representative under or in connection with, this Agreement or any other Loan Document, (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Senior Interim Loan Notes or any other Loan Document, (iii) for any failure of the Borrower or any other Loan Party to perform its obligations hereunder or under any other Loan Document, (iv) the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, (v) the satisfaction of any of the conditions precedent set forth in Section 5, or (vi) the existence or possible existence of any Default or Event of Default.  Neither the Administrative Agent nor any Other Representative shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any other Loan Party.  Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or given to the Administrative Agent for the account of or with copies for the Lenders, the Administrative Agent and the Other Representatives shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Loan Party which may come into the possession of the Administrative Agent and the Other Representatives or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

9.4           Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected (and shall have no liability to any Person) in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent may deem and treat the payee of any Senior Interim Loan Note as the owner thereof for all purposes unless such Senior Interim Loan Note shall have been transferred in accordance with subsection 10.6 and all actions required by such subsection in connection with such transfer shall have been taken.  Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Senior Interim Loan Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Senior Interim Loan Note or of any Senior Interim Loan Note or Senior Interim Loan Notes issued in exchange therefor.  The Administrative Agent shall be fully justified as between itself and the Lenders in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 10.1(a) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any Senior Interim Loan Notes and the other Loan Documents in accordance with a request of the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 10.1(a), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5           Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.  The Administrative Agent shall take such action reasonably promptly with respect to such Default or Event of Default as shall be directed by the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 10.1(a); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6           Acknowledgements and Representations by Lenders.  Each Lender expressly acknowledges that none of the Administrative Agent or the Other Representatives nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any Other Representative hereafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or such Other Representative to any Lender.  Each Lender represents to the Administrative Agent, the Other Representatives and each of the Loan Parties that, independently and without reliance upon the Administrative Agent, the Other Representatives or any other Lender, and based on such documents and information as it has deemed appropriate, it has made and will make, its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan

Parties, it has made its own decision to make its Loans hereunder and enter into this Agreement and it will make its own decisions in taking or not taking any action under this Agreement and the other Loan Documents and, except as expressly provided in this Agreement, neither the Administrative Agent nor any Other Representative shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Senior Interim Loan Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Senior Interim Loans or at any time or times thereafter.  Each Lender represents to each other party hereto that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes or acquires commercial loans in the ordinary course of its business, that it is participating hereunder as a Lender for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder.  Each Lender acknowledges and agrees to comply with the provisions of subsection 10.6 applicable to the Lenders hereunder.

9.7           Indemnification.

(a)           The Lenders agree to indemnify each Agent (or any Affiliate thereof) (to the extent not reimbursed by the Borrower or any other Loan Party and without limiting the obligation of the Borrower to do so), ratably according to their respective Senior Interim Loan Percentages, as the case may be, in effect on the date on which indemnification is sought under this subsection 9.7 (or, if indemnification is sought after the date upon which the Senior Interim Loans shall have been paid in full, ratably in accordance with their Senior Interim Loan Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Senior Interim Loans) be imposed on, incurred by or asserted against the Administrative Agent (or any Affiliate thereof) in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent (or any Affiliate thereof) under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent arising from (a) such Agent’s gross negligence, bad faith or willful misconduct or (b) claims made or legal proceedings commenced against such Agent by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such.  The agreements in this subsection 9.7 shall survive the payment of the Senior Interim Loans and all other amounts payable hereunder.

(b)           Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document (except actions expressly required to be taken by it hereunder or under the Loan Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

9.8           The Agents and Other Representatives in Their Individual Capacity.  The Agents, the Other Representatives and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Loan Party as though the Administrative Agent and the Other Representatives were not the Administrative Agent or the Other Representatives hereunder and under the other Loan Documents.  With respect to Senior Interim Loans made or renewed by them and any Senior Interim Loan Note issued to them, the Agents and the Other Representatives shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though they were not an Agent or an Other Representative, and the terms “Lender” and “Lenders” shall include the Agents and the Other Representatives in their individual capacities.

9.9           Successor Agent.  Subject to the appointment of a successor as set forth herein, the Administrative Agent may resign as Administrative Agent, upon 10 days’ notice to the Lenders and the Borrower.  If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Senior Interim Loans.  After any retiring Agent’s resignation or removal as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.  Additionally, after any retiring Agent’s resignation as such Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement and the other Loan Documents.

9.10         Other Representatives.  None of the entities identified as Co-Documentation Agents, joint bookrunners and joint lead arrangers pursuant to the definition of Other Representative contained herein, shall have any duties or responsibilities hereunder or under any other Loan Document in its capacity as such.

9.11         Withholding Tax.  To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax.  If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any interest, additions to tax or penalties thereto, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses.

9.12         Approved Electronic Communications.  Each of the Lenders and the Loan Parties agree that the Administrative Agent may, but shall not be obligated to, make the

Approved Electronic Communications available to the Lenders by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).  The Approved Electronic Communications and the Approved Electronic Platform are provided (subject to subsection 10.16) “as is” and “as available.”

Each of the Lenders and (subject to subsection 10.16) each of the Loan Parties agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

SECTION 10             MISCELLANEOUS.

10.1         Amendments and Waivers.

(a)           Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented, modified or waived except in accordance with the provisions of this subsection 10.1.  The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (x) enter into with the respective Loan Parties hereto or thereto, as the case may be, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or to the other Loan Documents or changing, in any manner the rights or obligations of the Lenders or the Loan Parties hereunder or thereunder or (y) waive at any Loan Party’s request, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i)            reduce or forgive the amount or extend the scheduled date of maturity of any Loan hereunder or of any scheduled installment thereof or reduce the stated rate of any interest, commission or fee payable hereunder (other than as a result of any waiver of the applicability of any post-default increase in interest rates) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Senior Interim Loan Commitment or change the currency in which any Senior Interim Loan is payable, in each case without the consent of each Lender directly affected thereby (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Senior Interim Loan Commitment of all Lenders shall not constitute an increase of the Senior Interim Loan Commitment of any Lender, and that an increase in the available portion of any Senior Interim Loan Commitment of any Lender shall not constitute an increase in the Senior Interim Loan Commitment of such Lender);

(ii)           amend, modify or waive any provision of this subsection 10.1(a) or reduce the percentage specified in the definition of Required Lenders or Supermajority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (other than pursuant to subsection 7.3 or 10.6(a)), in each case without the written consent of all the Lenders;

(iii)          release any Subsidiary Guarantor under the Guarantee Agreement without the consent of all of the Lenders, except as expressly permitted hereby or by any Loan Document (as such documents are in effect on the Closing Date or, if later, the date of execution and delivery thereof in accordance with the terms hereof);

(iv)          amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent and of any Other Representative affected thereby; or

(v)           amend, modify or waive the order of application of payments set forth in subsection 3.8(a) hereof without (x) the consent of the Supermajority Lenders and (y) from the Closing Date until the first date on which Original Lenders no longer constitute Supermajority Lenders (such date, the “Supermajority Termination Date”), the consent of the Required Non-Original Lenders.

The Administrative Agent agrees promptly to notify the Borrower of the occurrence of the Supermajority Termination Date.

(b)           Any waiver and any amendment, supplement or modification pursuant to this subsection 10.1 shall apply to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Senior Interim Loans.  In the case of any waiver, each of the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

(c)           Notwithstanding any provision herein to the contrary, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the existing Facilities and the accrued interest and fees in respect thereof, (y) to include, as appropriate, the Lenders holding such credit facilities in any required vote or action of the Required Lenders or of the Lenders of each Facility hereunder and (z) to provide class protection for any additional credit facilities in a manner consistent with those provided the original Facilities pursuant to the provisions of subsection 10.1(a) as originally in effect.

(d)           If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement and/or any other Loan Document as contemplated by subsection 10.1(a), the consent of each Lender, the Supermajority Lenders or each affected Lender, as applicable, is required and the consent of the Required Lenders at such time is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each such other Lender, a “Non-Consenting Lender”), then the Borrower may, on prior written notice to the Administrative and the Non-Consenting Lender, replace such Non-Consenting Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to subsection 10.6 (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to the applicable change, waiver, discharge or termination of this Agreement and/or the other Loan Documents; and provided, further, that all obligations of the Borrower owing to the Non-Consenting Lender relating to the Senior Interim Loans so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender concurrently with such Assignment and Acceptance.  In connection with any such replacement under this subsection 10.1(d), if the Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement within a period of time deemed reasonable by the Administrative Agent after the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrower owing to the Non-Consenting Lender relating to the Senior Interim Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Consenting Lender.

10.2         Notices.

(a)           All notices, requests, and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of the Borrower and the Administrative Agent, as set forth in Schedule A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

The Borrower:	The ServiceMaster Company
860 Ridge Lake Boulevard
Memphis, Tennessee 38120
Attention: General Counsel
Telephone: 901.766.1400
Facsimile: 901.766.1107

with copies to:	Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: David A. Brittenham, Esq.
Facsimile: (212) 909-6836
Telephone: (212) 909-6000

The Administrative Agent:		JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, New York 10017
Attention: Gerry Murray
Facsimile: (212) 270-1063
Telephone: (212) 270-4300

with copies to:		Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
	Attention:	Arthur D. Robinson, Esq.;
John C. Ericson, Esq.
Facsimile: (212) 455-2502
Telephone: (212) 455-2000

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.3, 3.4 or 3.8 shall not be effective until received.

(b)           Without in any way limiting the obligation of any Loan Party and its Subsidiaries to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may, prior to receipt of written confirmation, act without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from a Responsible Officer.

10.3         No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Lender or any Loan Party, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4         Survival of Representations and Warranties.  All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

10.5         Payment of Expenses and Taxes.  The Borrower agrees (a) to pay or reimburse the Agents and the Other Representatives for (1) all their reasonable out-of-pocket costs and expenses incurred in connection with (i) the syndication of the Facility and the development, preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, (ii) the consummation and administration of the transactions (including the syndication of the Senior Interim Loan Commitments contemplated hereby and thereby) and (iii) efforts to monitor the Loans, and (2) (i) the reasonable fees and disbursements of Simpson Thacher & Bartlett LLP, and such other special or local counsel, consultants, advisors, appraisers and auditors whose retention (other than during the continuance of an Event of Default) is approved by the Borrower, (b) to pay or reimburse each Lender, the Lead Arrangers and the Agents for all their reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the fees and disbursements of counsel to the Agents and the Lenders, (c) to pay, indemnify, or reimburse each Lender, the Lead Arrangers and the Agents for, and hold each Lender, the Lead Arrangers and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, the Lead Arrangers, each Agent, their respective affiliates, and their respective officers, directors, employees, shareholders, members, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Senior Interim Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or any of the property of the Borrower or any of its Subsidiaries (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided that the Borrower shall not have any obligation hereunder to the Administrative Agent, any other Agent, any Lead Arranger or any Lender (or any of their respective affiliates, or any of their respective officers, directors, employees, shareholders, members, agents and controlling persons) with respect to Indemnified Liabilities arising from (i) the gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision, or by settlement tantamount thereto) of the Administrative Agent, any such other Agent, any such Lead Arranger or any such Lender (or any of their respective affiliates, or any of their respective officers, directors, employees, shareholders, members, agents and controlling persons), (ii) claims made or legal proceedings commenced against the Administrative Agent, any other Agent, any Lead Arranger or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (iii) any material breach of any Loan Document by the party to be indemnified or (iv) disputes among the Administrative Agent, the Lenders and/or their transferees.  To the fullest extent permitted under applicable law, no Indemnitee shall be liable for any consequential or punitive damages in connection with the Facilities.  All amounts due under this subsection 10.5 shall be payable not later than 30 days after written demand therefor.  Statements reflecting amounts payable by the Loan Parties pursuant to this Section shall be submitted to the address of the Borrower set forth in subsection 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent.  Notwithstanding the foregoing, except as provided in clauses (b) and (c) above, the Borrower shall have no obligation under this subsection 10.5 to any Indemnitee with respect to any Taxes imposed, levied, collected, withheld or assessed by any Governmental Authority.  The agreements in this subsection 10.5 shall survive repayment of the Senior Interim Loans and all other amounts payable hereunder.

10.6         Successors and Assigns; Participations and Assignments.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) other than in accordance with subsection 7.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this subsection 10.6.

(b)           (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender other than a Conduit Lender may, in the ordinary course of business and in accordance with applicable law, assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including its Senior Interim Loan Commitment and/or Senior Interim Loans, pursuant to an Assignment and Acceptance) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)          the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under subsection 8(a), (b), (g) or (h) has occurred and is continuing, any other Person; provided, further, that if any Lender assigns all or a portion of its rights and obligations under this Agreement to one of its affiliates in connection with or in contemplation of the sale or other disposition of its interest in such affiliate, the Borrower’s prior written consent shall be required for such assignment; and
(B)           the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an affiliate of a Lender or an Approved Fund (as defined below); provided, further, that if any Lender assigns all or a portion of its rights and obligations under this Agreement to one of its affiliates in connection with or in contemplation of the sale or other disposition of its interest in such affiliate, the Administrative Agent’s prior written consent shall be required for such assignment.

(ii)           Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Senior Interim Loan Commitments or Senior Interim Loans, as the case may be, the amount of Senior Interim Loan Commitments or Senior Interim Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1.0 million unless the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under subsection 8(a), (b), (g) or (h) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;
(B)           prior to the Senior Interim Loan Maturity Date, the Committed Lenders (together with their Affiliates) shall not assign to other Lenders the Senior Interim Loans if, after giving effect to such assignment, the Committed Lenders (together with their Affiliates) would hold, in the aggregate, less than 51% (on a pro rata basis) of the aggregate principal amount of the outstanding Senior Interim Loans;
(C)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that for concurrent assignments to two or more Approved Funds such assignment fee shall only be required to be paid once in respect of and at the time of such assignments; and
(D)          the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

For the purposes of this subsection 10.6, the term “Approved Fund” has the following meaning:  any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and bound by any related obligations under) subsections 3.10, 3.11, 3.12, 3.13 and 10.5).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with subsection 10.6(b)(ii)(B) shall be null and void.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with any other provision of this subsection 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this subsection.

(iv)          The Borrower hereby designates the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrower’s agent, solely for purposes of this subsection 10.6, to maintain at one of its offices in New York, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Senior Interim Loan Commitments of, and interest and principal amount of the Senior Interim Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

(v)           Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this subsection and any written consent to such assignment required by paragraph (b) of this subsection, the Administrative Agent shall accept such Assignment and Acceptance, record the information contained therein in the Register and give prompt notice of such assignment and recordation to the Borrower.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi)          On or prior to the effective date of any assignment pursuant to this subsection 10.6(b), the assigning Lender shall surrender any outstanding Senior Interim Loan Notes held by it all or a portion of which are being assigned.  Any Senior Interim Loan Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Borrower marked “cancelled.”

Notwithstanding the foregoing provisions of this subsection 10.6(b) or any other provision of this Agreement, if the Borrower shall have consented thereto in writing (such consent not to be unreasonably withheld), the Administrative Agent shall have the right, but not the obligation, to effectuate assignments of Senior Interim Loans via an electronic settlement system acceptable to the Administrative Agent and the Borrower as designated in writing from time to time to the Lenders by the Administrative Agent (the “Settlement Service”).  At any time when the Administrative Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed Assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be subject to the prior written approval of the Borrower and shall be consistent with the other provisions of this subsection 10.6(b).  Each assigning Lender and proposed Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Senior Interim Loans pursuant to the Settlement Service.  If so elected by each of the Administrative Agent and the Borrower in writing (it being understood that the Borrower shall have no obligation to make such an election), the Administrative Agent’s and (if applicable) the Borrower’s approval of such Assignee shall be deemed to have been automatically granted with respect to any transfer effected through the Settlement Service. Assignments and assumptions of the Senior Interim Loans shall be effected by the provisions otherwise set forth herein until the Administrative Agent notifies Lenders of the Settlement Service as set forth herein.  The Borrower may withdraw its consent to the use of the Settlement Service at any time upon at least 10 Business Days’ prior written notice to the Administrative

Agent, and thereafter assignments and assumptions of the Senior Interim Loans shall be effected by the provisions otherwise set forth herein.

Furthermore, no Assignee, which as of the date of any assignment to it pursuant to this subsection 10.6(b) would be entitled to receive any greater payment under subsection 3.10, 3.11 or 10.5 than the assigning Lender would have been entitled to receive as of such date under such subsections with respect to the rights assigned, shall be entitled to receive such greater payments unless the assignment was made after an Event of Default under subsection 8(a), (b), (g) or (h) has occurred and is continuing or the Borrower has expressly consented in writing to waive the benefit of this provision at the time of such assignment.

(c)           (i)  Any Lender other than a Conduit Lender may, in the ordinary course of its business and in accordance with applicable law, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Senior Interim Loan Commitments and the Senior Interim Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall remain the holder of any such Senior Interim Loan for all purposes under this Agreement and the other Loan Documents, and (D) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of subsection 10.1(a) and (2) directly affects such Participant.  Subject to paragraph (c)(ii) of this subsection, the Borrower agrees that each Participant shall be entitled to the benefits of (and shall have the related obligations under) subsections 3.10, 3.11, 3.12, 3.13 and 10.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this subsection.  To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.7(b) as though it were a Lender, provided that such Participant shall be subject to subsection 10.7(a) as though it were a Lender.

(ii)           No Loan Party shall be obligated to make any greater payment under subsection 3.10, 3.11 or 10.5 than it would have been obligated to make in the absence of any participation, unless the sale of such participation is made with the prior written consent of the Borrower and the Borrower expressly waives the benefit of this provision at the time of such participation.  No Participant shall be entitled to the benefits of subsection 3.11 to the extent such Participant fails to comply with subsection 3.11(b) and/or (c) or to provide the forms and certificates referenced therein to the Lender that granted such participation and such failure increases the obligation of the Borrower under subsection 3.11.

(iii)          Subject to paragraph (c)(ii), any Lender other than a Conduit Lender may also sell participations on terms other than the terms set forth in paragraph (c)(i) above, provided such participations are on terms and to Participants satisfactory to the Borrower and the Borrower has consented to such terms and Participants in writing.

(d)           Any Lender, without the consent of the Borrower or the Administrative Agent, may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this subsection shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute (by foreclosure or otherwise) any such pledgee or Assignee for such Lender as a party hereto.

(e)           No assignment or participation made or purported to be made to any Assignee or Participant shall be effective without the prior written consent of the Borrower if it would require the Borrower to make any filing with any Governmental Authority or qualify any Senior Interim Loan or Senior Interim Loan Note under the laws of any jurisdiction, and the Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Assignee or Participant to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.

(f)            Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Senior Interim Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in subsection 10.6(b).  The Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any domestic or foreign bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state, federal or provincial bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.  Each such indemnifying Lender shall pay in full any claim received from the Borrower pursuant to this subsection 10.6(f) within 30 Business Days of receipt of a certificate from a Responsible Officer of the Borrower specifying in reasonable detail the cause and amount of the loss, cost, damage or expense in respect of which the claim is being asserted, which certificate shall be conclusive absent manifest error.  Without limiting the indemnification obligations of any indemnifying Lender pursuant to this subsection 10.6(f), in the event that the indemnifying Lender fails timely to compensate the Borrower for such claim, any Senior Interim Loans held by the relevant Conduit Lender shall, if requested by the Borrower, be assigned promptly to the Lender that administers the Conduit Lender and the designation of such Conduit Lender shall be void.

10.7         Adjustments; Set-off; Calculations; Computations.

(a)           If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Senior Interim Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 8(g) or(h), or otherwise (except pursuant to subsection 3.4, 3.13(d) or 10.6)), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Senior Interim Loans, owing to it, or interest thereon, such Benefited Lender shall purchase for cash from the other Senior Interim Loan Lenders an interest (by participation, assignment or otherwise) in such portion of each such other Lender’s Senior Interim Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Senior Interim Loan Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)           In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence of an Event of Default under subsection 8(a) or(b) to set-off and appropriate and apply against any amount then due and payable under subsection 8(a) or(b) by the Borrower any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.8         Judgment.

(a)           If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this subsection 10.8 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this subsection 10.8 being hereinafter in this subsection 10.8 referred to as the “Judgment Conversion Date”).

(b)           If, in the case of any proceeding in the court of any jurisdiction referred to in subsection 10.8(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Loan Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment

Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.  Any amount due from any Loan Party under this subsection 10.8(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(c)           The term “rate of exchange” in this subsection 10.8 means the rate of exchange at which the Administrative Agent, on the relevant date at or about 12:00 Noon (New York time), would be prepared to sell, in accordance with its normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

10.9         Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrower and the Administrative Agent.

10.10       Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.11       Integration.  This Agreement and the other Loan Documents represent the entire agreement of each of the Loan Parties party hereto, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Loan Parties party hereto, the Agents or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.12       GOVERNING LAW.  THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

10.13       Submission to Jurisdiction; Waivers.  Each party hereto hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;
(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, the applicable Lender or the Administrative Agent, as the case may be, at the address specified in subsection 10.2 or at such other address of which the Administrative Agent, any such Lender and the Borrower shall have been notified pursuant thereto;
(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any consequential or punitive damages.

10.14       Acknowledgements.  The Borrower hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)           neither the Administrative Agent nor any Agent, Other Representative or Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and
(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby and thereby among the Lenders or among any of the Borrower and the Lenders.

10.15       WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.16       Confidentiality.

(a)           Each Agent, Lead Arranger and each Lender agrees to keep confidential any information (x) provided to it by or on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with the Loan Documents or (y) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any Agent, any Other

Representative or any other Lender, (ii) to any Transferee, or prospective Transferee or any creditor or any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations which agrees to comply with the provisions of this subsection (or with other confidentiality provisions satisfactory to and consented to in writing by the Borrower) pursuant to a written instrument (or electronically recorded agreement from any Person listed above in this clause (ii), which Person has been approved by the Borrower (such approval not be unreasonably withheld), in respect to any electronic information (whether posted or otherwise distributed on Intralinks or any other electronic distribution system)) for the benefit of the Borrower (it being understood that each relevant Lender shall be solely responsible for obtaining such instrument (or such electronically recorded agreement)), (iii) to its affiliates and the employees, officers, directors, agents, attorneys, accountants and other professional advisors of it and its affiliates, provided that such Lender shall inform each such Person of the agreement under this subsection 10.16 and take reasonable actions to cause compliance by any such Person referred to in this clause (iii) with this agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this subsection 10.16), (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender or its affiliates or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law, provided that such Lender shall, unless prohibited by any Requirement of Law, notify the Borrower of any disclosure pursuant to this clause (iv) as far in advance as is reasonably practicable under such circumstances, (v) which has been publicly disclosed other than in breach of this Agreement, (vi) in connection with the exercise of any remedy hereunder, under any Loan Document or under any related Interest Rate Agreement, (vii) in connection with periodic regulatory examinations and reviews conducted by the National Association of Insurance Commissioners or any Governmental Authority having jurisdiction over such Lender or its affiliates (to the extent applicable), (viii) in connection with any litigation to which such Lender (or, with respect to any Interest Rate Protection Agreement, any affiliate of any Lender party thereto) may be a party, subject to the proviso in clause (iv), and (ix) if, prior to such information having been so provided or obtained, such information was already in an Agent’s or a Lender’s possession on a non-confidential basis without a duty of confidentiality to the Borrower (or any of its Affiliates) being violated.

(b)           Each Lender acknowledges that any such information referred to in subsection 10.16(a), and any information (including requests for waivers and amendments) furnished by the Borrower or the Administrative Agent pursuant to or in connection with this Agreement and the other Loan Documents, may include material non-public information concerning the Borrower, the other Loan Parties and their respective Affiliates or their respective securities.  Each Lender represents and confirms that such Lender has developed compliance procedures regarding the use of material non-public information; that such Lender will handle such material non-public information in accordance with those procedures and applicable law, including United States federal and state securities laws; and that such Lender has identified to the Administrative Agent a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law.

10.17       USA Patriot Act Notice.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. Law 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies the Borrower and each Subsidiary Guarantor, which information includes the name of the Borrower and each Subsidiary Guarantor and other information that will allow such Lender to identify the Borrower and each Subsidiary Guarantor in accordance with the Patriot Act, and the Borrower agrees to provide such information from time to time to any Lender.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the date first written above.

BORROWER:	CDRSVM ACQUISITION CO., INC.

	By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President and Treasurer

AGENT:	JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

	By:	/s/ Bruce S. Borden
Name: Bruce S. Borden
Title: Executive Director

	By:	/s/ Kathryn A. Duncan
Name: Kathryn A. Duncan
Title: Managing Director

AGENT:	CITIGROUP GLOBAL MARKETS INC.,
as Syndication Agent

	By:	/s/ Timothy P. Dilworth
Name: Timothy P. Dilworth
Title: Director

LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Bruce S. Borden
Name: Bruce S. Borden
Title: Executive Director

LENDER:	CITICORP NORTH AMERICA, INC.

	By:	/s/ Timothy P. Dilworth
Name: Timothy P. Dilworth
Title: Director

S-1

LENDER:	BANK OF AMERICA BRIDGE LLC

	By:	/s/ Robert Klawinski
Name: Robert Klawinski
Title: Senior Vice President

LENDER:	GOLDMAN SACHS CREDIT PARTNERS L.P.

	By:	/s/ Bruce H. Mendelsohn
Name: Bruce H. Mendelsohn
Title: Authorized Signatory

LENDER:	MORGAN STANLEY SENIOR FUNDING, INC.

	By:	/s/ Henry F. D’Alessandro
Name: Henry F. D’Alessandro
Title: Vice President

S-2

EXHIBIT A TO
SENIOR INTERIM LOAN CREDIT AGREEMENT

FORM OF SENIOR INTERIM LOAN NOTE

$	New York, New York

[                            ], 200[7][8]

FOR VALUE RECEIVED, the undersigned, THE SERVICEMASTER COMPANY, a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to                             (the “Lender”) and its successors and assigns, at the office of the Administrative Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of                                                        DOLLARS ($                           ) (or such lesser or greater amount as shall be outstanding hereunder in accordance with Sections 3.1 or 3.4, as applicable, of the Senior Interim Loan Credit Agreement described below).

The Borrower further agrees to pay interest at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates set forth in subsection 3.1 of the Senior Interim Loan Credit Agreement until such principal amount is paid in full (after, as well as before, judgment).  Interest on the Senior Interim  Loan Notes will be payable, at the Borrower’s election, for any interest period:  (i) entirely in cash (“Cash Interest”), (ii) entirely by increasing the principal amount of the outstanding Senior Interim  Loan Notes or by issuing additional Senior Interim  Loan Notes (“PIK Interest”) or (iii) 50% as Cash Interest and 50% as PIK Interest.

This Senior Interim  Loan Note is one of the Senior Interim  Loan Notes referred to in the Senior Interim Loan Credit Agreement, dated as of July 24, 2007 (as amended, supplemented, waived or otherwise modified from time to time, the “Senior Interim Loan Credit Agreement”), among the Borrower, as successor by merger to CDRSVM Acquisition Co, Inc., a Delaware corporation, the several banks and other financial institutions from time to time party thereto (including the Lender) (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, and Citigroup Global Markets Inc., as syndication agent, and is entitled to the benefits thereof, is guaranteed as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein.  Terms used herein which are defined in the Senior Interim Loan Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

Upon the occurrence of any one or more of the Events of Default specified in the Senior Interim Loan Credit Agreement, all amounts then remaining unpaid on this Senior Interim  Loan Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Senior Interim  Loan Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind under this Senior Interim  Loan Note.

FOR THE PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). FOR INFORMATION ABOUT THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY WITH RESPECT TO THIS NOTE, PLEASE CONTACT THE DIRECTOR OF FEDERAL AND INTERNATIONAL TAX AT 901-597-8942.

THIS SENIOR INTERIM LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

THE SERVICEMASTER COMPANY

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT B TO
SENIOR INTERIM LOAN CREDIT AGREEMENT

FORM OF SENIOR INTERIM LOAN
GUARANTEE AGREEMENT

See Exhibit 10.11

EXHIBIT C-1 TO
SENIOR INTERIM LOAN CREDIT AGREEMENT

FORM OF OPINION OF
DEBEVOISE & PLIMPTON LLP

July    , 2007

JPMorgan Chase Bank, N.A., as
    Administrative Agent
    under the Senior Interim Loan Credit Agreement
    referred to below
270 Park Avenue
New York, New York 10017

Each of the Lenders named in Schedule I
attached hereto that are parties
to the Senior Interim Loan Credit Agreement referred to below

The ServiceMaster Company Senior Interim Loan Credit Agreement

Ladies and Gentlemen:

We have acted as special New York counsel to (i) CDRSVM Acquisition Co., Inc., a Delaware corporation (the “Borrower”), (ii) The ServiceMaster Company, a Delaware corporation (the “Company”), and (iii) each of the Subsidiary Parties referred to below, in connection with the preparation, and execution and delivery today, of (a) the Senior Interim Loan Credit Agreement, dated as of July 24, 2007 (the “Senior Interim Loan Credit Agreement”), among the Borrower, the several banks and other financial institutions parties thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and Citigroup Global Markets Inc., as syndication agent, and (b) the agreements to which the Borrower, the Company or any Subsidiary Party is today a party that are listed in Schedule II hereto (together with the Senior Interim Loan Credit Agreement, the “Senior Interim Loan Documents”).

The opinions expressed below are furnished to you pursuant to Section 5.1(e)(i) of the Senior Interim Loan Credit Agreement.  Unless otherwise defined herein, terms defined in or defined by reference in the Senior Interim Loan Credit Agreement and used herein shall have the meanings assigned thereto in the Senior Interim Loan Credit Agreement.  The term “Senior Credit Facilities Agreements” has the meaning specified in Schedule III hereto.  The term “Investment Company Act” means the Investment Company Act of 1940, as amended.  The term “Loan Parties” means the Borrower, the Company and the Subsidiary Parties.  The term “Material Adverse Effect” means a material adverse effect on the business, operations, property or condition

(financial or otherwise) of the Company and its Subsidiaries taken as a whole.  The term “Subsidiary Parties” means the following Subsidiaries of the Company:  (1) InStar Services Holdings, LLC, InStar Services Management, LLC, MM Maids L.L.C., SM Clean L.L.C., TruGreen Companies L.L.C. and TruGreen LandCare L.L.C., each a Delaware limited liability company, (2) InStar Services Group, L.P., Merry Maids Limited Partnership, ServiceMaster Consumer Services Limited Partnership, ServiceMaster Residential/Commercial Services Limited Partnership, The Terminix International Company Limited Partnership and TruGreen Limited Partnership, each a Delaware limited partnership, and (3) InStar Services Group, Inc., ServiceMaster Consumer Services, Inc., ServiceMaster Holding Corporation, ServiceMaster Management Corporation, Terminix International, Inc. and TruGreen, Inc., each a Delaware corporation.

In arriving at the opinions expressed below,

(a)           we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of the Senior Interim Loan Documents,

(b)           we have examined and relied on such corporate, limited liability company and limited partnership documents and records of the Borrower, the Company and its Subsidiaries and such other instruments and certificates of public officials, officers and representatives of the Borrower, the Company and its Subsidiaries and other Persons as we have deemed necessary or appropriate for the purposes of this opinion,

(c)           we have examined and relied as to factual matters upon, and assumed the accuracy of, the representations and warranties contained in or made pursuant to the Senior Interim Loan Documents, and

(d)           we have made such investigations of law as we have deemed appropriate as a basis for this opinion.

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined, (c) the conformity to authentic originals of documents submitted to us as certified, conformed or photostatic copies, (d) the due authorization of each of the Senior Interim Loan Documents by each party thereto, (e) the due execution and delivery of each of the Senior Interim Loan Documents by each party thereto, (f) the enforceability of each Senior Interim Loan Document against each party thereto (other than the Loan Parties), (g) the valid existence and good standing of each Loan Party, (h) the corporate, limited liability company, limited partnership, or other power and authority, as applicable, of each party to each of the Senior Interim Loan Documents to enter into and perform its obligations under such Senior Interim Loan Document, (i) the correctness of the legal opinion letter delivered as of the date hereof by Richards, Layton & Finger, P.A., special Delaware counsel to certain of the Loan Parties, (j) that the proceeds of the Senior Interim Loans have been disbursed in whole or in part and (k) that the Merger has been consummated.

Based upon and subject to the foregoing and the qualifications hereinafter set forth, we are of the opinion that:

1.     Except for (a) any consents, authorizations, approvals, notices and filings that have been obtained or made and (b) those consents, authorizations, approvals, notices and filings that if not made, obtained or done, would not, to our knowledge, have a Material Adverse Effect, to our knowledge no consent or authorization of, approval by, notice to, or filing with, any United States federal or New York State court or governmental authority is required under United States federal or New York State law to be obtained or made on or prior to the date hereof by the Borrower in connection with its execution and delivery of, or performance of its obligations under, the Senior Interim Loan Documents to which it is a party or with its borrowings under the Senior Interim Loan Credit Agreement, or in connection with the validity or enforceability against it of the Senior Interim Loan Documents to which it is a party.

2.     Except for (a) any consents, authorizations, approvals, notices and filings that have been obtained or made and (b) those consents, authorizations, approvals, notices and filings that if not made, obtained or done, would not, to our knowledge, have a Material Adverse Effect, to our knowledge no consent or authorization of, approval by, notice to, or filing with, any United States federal or New York State court or governmental authority is required under United States federal or New York State law to be obtained or made on or prior to the date hereof by the Company in connection with its execution and delivery of, or performance of its obligations under, the Senior Interim Loan Documents to which it is a party, or in connection with the validity or enforceability against it of the Senior Interim Loan Documents to which it is a party.

3.     Except for (a) any consents, authorizations, approvals, notices and filings that have been obtained or made and (b) those consents, authorizations, approvals, notices and filings that if not made, obtained or done, would not, to our knowledge, have a Material Adverse Effect, to our knowledge no consent or authorization of, approval by, notice to, or filing with, any United States federal or New York State court or governmental authority is required under United States federal or New York State law to be obtained or made on or prior to the date hereof by any Subsidiary Party in connection with its execution and delivery of, or performance of its obligations under, the Senior Interim Loan Documents to which it is a party, or in connection with the validity or enforceability against it of the Senior Interim Loan Documents to which it is a party.

4 (a)        Each of the Senior Interim Loan Documents to which the Borrower is a party constitutes a valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

(b)   Each of the Senior Interim Loan Documents to which the Company is a party constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(c)   Each of the Senior Interim Loan Documents to which any Subsidiary Party is a party constitutes a valid and binding obligation of such Subsidiary Party, enforceable against such Subsidiary Party in accordance with its terms.

5 (a)        The execution and delivery by the Borrower of the Senior Interim Loan Documents to which it is a party will not violate (x) any existing United States federal or New York State law, rule or regulation applicable to the Borrower or (y) any contract listed in Schedule III hereto to which the Borrower is a party, except, in each case, for such violations that, to our knowledge, would not have a Material Adverse Effect.

(b)   The execution and delivery by the Company of the Senior Interim Loan Documents to which it is a party will not violate (x) any existing United States federal or New York State law, rule or regulation applicable to the Company or (y) any contract listed in Schedule III hereto to which the Company is a party, except, in each case, for such violations that, to our knowledge, would not have a Material Adverse Effect.

(c)   The execution and delivery by any Subsidiary Party of the Senior Interim Loan Documents to which it is a party will not violate (x) any existing United States federal or New York State law, rule or regulation applicable to such Subsidiary Party or (y) any contract listed in Schedule III hereto to which such Subsidiary Party is a party, except, in each case, for such violations that, to our knowledge, would not have a Material Adverse Effect.

6.     The Company is not an “investment company” within the meaning of the Investment Company Act.

*     *     *

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law),

(iii) an implied covenant of good faith, reasonableness and fair dealing, and concepts of materiality, (iv) limitations on the enforceability of indemnification, contribution or exculpation under applicable laws, rules or regulations (including court decisions) or public policy and (v) possible judicial action giving effect to foreign laws or foreign governmental or judicial action affecting or relating to the rights or remedies of creditors.  In addition, applicable laws and interpretations may affect the validity or enforceability of certain provisions of the Senior Interim Loan Documents, but such limitations do not, in our opinion, make the remedies provided for therein inadequate for the practical realization of the principal benefits intended to be provided thereby (subject to the other qualifications expressed herein).

The opinion set forth in paragraph 5 as to the Senior Credit Facilities Agreements are subject to the qualification that the Senior Credit Facilities Agreements do not permit the creation, incurrence or existence of any Liens (as defined the relevant Senior Credit Facilities Agreements) that secure any indebtedness or other obligations due under the Senior Interim Loan Credit Agreement and the Senior Interim Loan Notes.

Without limiting the foregoing, we express no opinion as to the validity, binding effect or enforceability of any provision of any Senior Interim Loan Document that purports to waive, release or vary any defense, right or privilege of, or any duties owing to, any Loan Party, to the extent that such waiver, release or variation may be limited by provisions of applicable law, (ii) grant a right to collect any amount that a court determines to constitute unearned interest, (iii) grant any right of set-off with respect to any contingent or unmatured obligation, (iv) maintain or impose any obligation to pay any amount in U.S. dollars where a final judgment concerning such obligation is rendered in another currency, or specify any method or rate of exchange, (v) constitute a waiver of inconvenient forum or improper venue, or (vi) relate to the subject matter jurisdiction of a court to adjudicate any controversy.

We express no opinion as to the effect of, or compliance with, any federal or state laws regarding fraudulent transfers or fraudulent conveyances or laws governing preferential transfers, or provisions of state law restricting dividends, loans or other distributions by a corporation, limited liability company, limited partnership or other entity to or for the benefit of its stockholders, member, partners or other equityholders, or any federal or state securities laws, rules or regulations, including without limitation as to the effect thereof on the validity, binding effect or enforceability of any of the Senior Interim Loan Documents.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America, in each case that in our experience are generally applicable to transactions of this type.  In particular (and without limiting the generality of the foregoing) we express no opinion as to (a) the laws of any country (other than the federal laws of the United States of America) or (b) the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of any Loan Party or of any other party to or beneficiary of any of the Senior Interim Loan Documents.  We have assumed, with your permission, that the execution and delivery of each of the Senior Interim Loan Documents by each of the parties thereto and the performance of their respective obligations thereunder will not be illegal or unenforceable or violate any fundamental public policy under applicable law (other than the laws of the State of New York and federal laws of the United States of America), and that no such party has entered therein with the intent of avoiding or a view to violating applicable law.  In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located that limits the rate of interest that such Lender may charge or collect.

*     *     *

The opinions expressed herein are solely for your benefit and, without our prior consent, neither our opinion nor this opinion letter may be relied upon by any other person or publicly disclosed to any other person.

This opinion letter is limited to the matters stated and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,

EXHIBIT C-2 TO

SENIOR INTERIM LOAN CREDIT AGREEMENT

FORM OF OPINION OF RICHARDS, LAYTON & FINGER, P.A.
SPECIAL DELAWARE COUNSEL TO THE LOAN PARTIES

July    , 2007

To Each of the Persons Listed
 on Schedule A Attached Hereto

Re:                               ServiceMaster — Corporate and Transactional Opinion

Ladies and Gentlemen:

We have acted as special Delaware counsel for each of the Delaware corporations listed on Schedule B attached hereto (collectively, the “Corporations”), each of the Delaware limited liability companies listed on Schedule C attached hereto (collectively, the “LLCs”), and each of the Delaware limited partnerships listed on Schedule D attached hereto (collectively, the “Partnerships” and, together with the Corporations and the LLCs, the “Delaware Entities”), in connection with the matters set forth herein.  At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

(a)           Each of the documents listed on Schedule E attached hereto (collectively, the “Certificates of Incorporation”);

(b)           Each of the documents listed on Schedule F attached hereto (collectively, the “Certificates of Formation”);

(c)           Each of the documents listed on Schedule G attached hereto (collectively, the “Certificates of Limited Partnership” and, together with the Certificates of Incorporation and the Certificates of Formation, the “Organizational Certificates”);

(d)           Each of the documents listed on Schedule H attached hereto (jointly, the “Bylaws”);

(e)           Each of the documents listed on Schedule I attached hereto (collectively, the “LLC Agreements”);

(f)            Each of the documents listed on Schedule J attached hereto (collectively, the “Partnership Agreements” and, together with the LLC Agreements, the “Agreements”);

(g)           Each of the documents listed on Schedule K attached hereto (collectively, the “Transaction Documents”);

(h)           Each of the documents listed on Schedule L attached hereto collectively, the “Consents”);

(i)            A separate certificate of an officer of each of the Delaware Entities (or its general partner, as the case may be), each dated July 24, 2007 (collectively, the “Officers’ Certificates”), as to certain matters; and

(j)            A Certificate of Good Standing of each of the Delaware Entities, obtained from the Secretary of State.

The Organizational Certificates, the Bylaws, the Agreements and the Consents are hereinafter referred to collectively as the “Organizational Documents.”

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (j) above.  In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (j) above) that is referred to in or incorporated by reference into any document reviewed by us.  We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.  We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

For purposes of this opinion, we have assumed (i) that the Organizational Documents are in full force and effect, have not been amended and no amendment of such documents is pending or has been proposed, (ii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time,

2

(iii) except to the extent provided in paragraphs 1 through 3 below, the due organization, formation or creation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization, formation or creation, (iv) the legal capacity of natural persons who are signatories to the documents examined by us, (v) except to the extent provided in paragraphs 4 through 6 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) except to the extent provided in paragraphs 7 through 12 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vii) that each of the Transaction Documents constitutes a legal, valid and binding obligation of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms, and (viii) that there have been obtained such authorizations, consents, approvals and orders as are customarily required in the conduct of the Delaware Entities’ business.  We have not participated in the preparation of any offering material relating to the Delaware Entities and assume no responsibility for the contents of any such material.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.  In rendering the opinions set forth herein, we express no opinion concerning the creation, attachment, perfection or priority of any security interest, lien or other encumbrance.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1              Each of the Corporations has been duly incorporated and is validly existing in good standing as a corporation under the General Corporation Law of the State of Delaware, 8 Del. C. §101 et seq. (the “GCL”).

2              Each of the LLCs has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. §18-101 et seq. (the “LLC Act”).

3              Each of the Partnerships has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §17-101 et seq. (the “LP Act”).

4              Under the GCL, the applicable Certificate of Incorporation, the applicable Bylaws and the applicable Consent, each of the Corporations has all necessary corporate power

3

and authority to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is a party.

5              Under the LLC Act, the applicable Certificate of Formation, the applicable LLC Agreement and the applicable Consent, each of the LLCs has all necessary limited liability company power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is a party.

6              Under the LP Act, the applicable Certificate of Limited Partnership, the applicable Partnership Agreement and the applicable Consent, each of the Partnerships has all necessary partnership power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is a party.

7              Under the GCL, the applicable Certificate of Incorporation, the applicable Bylaws and the applicable Consent, the execution and delivery by each of the Corporations of the Transaction Documents to which it is a party, and the performance by such Corporation of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of such Corporation.

8              Under the LLC Act, the applicable Certificate of Formation, the applicable LLC Agreement and the applicable Consent, the execution and delivery by each of the LLCs of the Transaction Documents to which it is a party, and the performance by such LLC of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of such LLC.

9              Under the LP Act, the applicable Certificate of Limited Partnership, the applicable Partnership Agreement and the applicable Consent, the execution and delivery by each of the Partnerships of the Transaction Documents to which it is a party, and the performance by such Partnership of its obligations thereunder, have been duly authorized by all necessary partnership action on the part of such Partnership.

10            Under the GCL, the applicable Certificate of Incorporation, the applicable Bylaws and the applicable Consent, each of the Transaction Documents to which each of the Corporations is a party has been duly executed by such Corporation.

11            Under the LLC Act, the applicable Certificate of Formation, the applicable LLC Agreement and the applicable Consent, each of the Transaction Documents to which each of the LLCs is a party has been duly executed by such LLC.

12            Under the LP Act, the applicable Certificate of Limited Partnership, the applicable Partnership Agreement and the applicable Consent, each of the Transaction Documents to which each of the Partnerships is a party has been duly executed by such Partnership.

4

13            No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by any of the Delaware Entities solely in connection with or as a result of the execution and delivery by the Delaware Entities of the Transaction Documents.

14            The execution, delivery and performance by each of the Delaware Entities of the Transaction Documents to which it is a party do not violate (i) any Delaware law, rule or regulation, or (ii) the applicable Organizational Documents.

15            Based solely on an inquiry on July 23, 2007, limited to, and solely to the extent reflected on the results of computer searches of, court dockets for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, of the United States District Court for the District of Delaware, and of the United States Bankruptcy Court sitting in the State of Delaware, except as set forth on Exhibit M attached hereto, we are not aware of any legal or governmental proceedings (including, without limitation, any bankruptcy or insolvency proceedings) pending against any of the Delaware Entities.

The opinions expressed in paragraphs 10 through 12 above are based solely upon our review of the GCL, the LLC Act, the LP Act, the Officers’ Certificates and counterpart signature pages of each of the Transaction Documents.

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the Transaction Documents.  In addition, your successors and assigns may rely as to matters of Delaware law upon this opinion in connection with the matters set forth herein.  In connection with the foregoing, we hereby consent to your and your successors’ and assigns’ relying as to matters of Delaware law upon this opinion as of its date, subject to the understanding that the opinions herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws and rules, regulations and orders thereunder in effect as of such date.  Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

5

EXHIBIT D TO
SENIOR INTERIM LOAN CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

Reference is made to the Loan(s) held by the undersigned pursuant to the Senior Interim Loan Credit Agreement, dated as of July 24, 2007 (as amended, supplemented, waived or otherwise modified from time to time, the “Senior Interim Loan Credit Agreement”), among CDRSVM ACQUISITION CO., INC., a Delaware corporation (the rights and obligations of which have been assumed by THE SERVICEMASTER COMPANY, a Delaware corporation) (the “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and Citigroup Global Markets Inc., as syndication agent.  The undersigned hereby certifies under penalty of perjury that:

1.                                       The undersigned is the sole record and beneficial owner of the Loan(s) (as well as any Senior Interim Loan Note(s) evidencing such Loan(s)) registered in its name;

2.                                       The income from the Loan(s) held by the undersigned is not effectively connected with the conduct of a trade or business within the United States;

3.                                       The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”)), is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or any qualification for any exemption from any tax, securities law or other legal requirements;

4.                                       The undersigned is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code; and

5.                                       The undersigned is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished you with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall so inform the Borrower and the Administrative Agent in writing within 30 days of such change and (2) the undersigned shall furnish the Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower to the undersigned, or in either of the two calendar years preceding such payment, unless the undersigned does not have to provide such certificate pursuant to Section 3.11(b) of the Senior Interim Loan Credit Agreement.

Unless otherwise defined herein, terms defined in the Senior Interim Loan Credit Agreement and used herein shall have the meanings given to them in the Senior Interim Loan Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
[Address]

Dated:  __________, 200[    ]

D-2

EXHIBIT E TO
SENIOR INTERIM LOAN CREDIT AGREEMENT

FORM OF
PIK TOGGLE ASSIGNMENT AND ACCEPTANCE

Reference is made to the Senior Interim Loan Credit Agreement, dated as of July 24, 2007 (as amended, supplemented, waived or otherwise modified from time to time, the “Senior Interim Loan Credit Agreement”), among CDRSVM ACQUISITION CO. INC., a Delaware corporation, (the rights and obligations of which have been assumed by THE SERVICEMASTER COMPANY, a Delaware corporation) (the “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and Citigroup Global Markets Inc., as syndication agent.  Unless otherwise defined herein, terms defined in the Senior Interim Loan Credit Agreement and used herein shall have the meanings given to them in the Senior Interim Loan Credit Agreement.

                               (the “Assignor”) and                               (the “Assignee”) agree as follows:

1.                                       The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Transfer Effective Date (as defined below), an interest (the “Assigned Interest”) as set forth in Schedule 1 in and to the Assignor’s rights and obligations under the Senior Interim Loan Credit Agreement and the other Loan Documents with respect to those credit facilities provided for in the Senior Interim Loan Credit Agreement as are set forth on Schedule 1 (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1.

2.                                       The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Senior Interim Loan Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Senior Interim Loan Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the Assigned Interest and that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Senior Interim Loan Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Senior Interim Loan Note(s), if any, held by it evidencing the Assigned Facilities [and requests that the Administrative Agent exchange such Senior Interim Loan Note(s) for a new Senior Interim Loan Note or Senior Interim Loan Notes payable to the Assignee and (if the Assignor has retained any interest in the Assigned Facilities) a new Senior Interim Loan Note or Senior Interim Loan Notes payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Transfer Effective Date)(1)].

3.                                       The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Senior Interim Loan Credit Agreement, together with copies of the financial statements referred to in subsection 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Senior Interim Loan Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Senior Interim Loan Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (e) hereby affirms the acknowledgements and representations of such Assignee as a Lender contained in subsection 9.6 of the Senior Interim Loan Credit Agreement; and (f) agrees that it will be bound by the provisions of the Senior Interim Loan Credit Agreement and will perform in accordance with the terms of the Senior Interim Loan Credit Agreement all the obligations which by the terms of the Senior Interim Loan Credit Agreement are required to be performed by it as a Lender, including its obligations pursuant to subsection 10.16 of the Senior Interim Loan Credit Agreement, and, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to subsection 3.11(b) of the Senior Interim Loan Credit Agreement.

4.                                       The effective date of this Assignment and Acceptance shall be                     , 20[  ] (the “Transfer Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to subsection 10.6 of the Senior Interim Loan Credit Agreement, effective as of the Transfer Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

(1)                                  Notes:  should only be requested when specifically required by the Assignee and/or the Assignor, as the case may be.

5.                                       Upon such acceptance and recording, from and after the Transfer Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Transfer Effective Date or accrued subsequent to the Transfer Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Transfer Effective Date or with respect to the making of this assignment directly between themselves, it being understood that such adjustments shall include payment by the Assignee to the Assignor for amounts received by the Assignee in respect of the interest component on the Assigned Interest through the Transfer Effective Date..

6.                                       From and after the Transfer Effective Date, (a) the Assignee shall be a party to the Senior Interim Loan Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Senior Interim Loan Credit Agreement, but shall nevertheless continue to be entitled to the benefits of subsections 3.10, 3.11, 3.12 and 10.5 and the obligations of Section 3.13 thereof.

7.                                       Notwithstanding any other provision hereof, if the consents of the Borrower and the Administrative Agent hereto are required under subsection 10.6 of the Senior Interim Loan Credit Agreement, this Assignment and Acceptance shall not be effective unless such consents shall have been obtained.

8.                                       This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

SCHEDULE 1 to the
PIK Toggle Assignment and Acceptance

Re:  Senior Interim Loan Credit Agreement, dated as of July 24, 2007, among CDRSVM ACQUISITION CO., INC., a Delaware corporation (the rights and obligations of which have been assumed by THE SERVICEMASTER COMPANY, a Delaware corporation) (the “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and Citigroup Global Markets Inc., as syndication agent.

Name of Assignor:

Name of Assignee:

Transfer Effective Date of Assignment:

Credit Facility Assigned	Aggregate Amount of Commitment/Loans under Credit Facility for all Lenders		Amount of Commitment/Loans under Credit Facility Assigned
	.	%

[NAME OF ASSIGNEE]		[NAME OF ASSIGNOR]

By:		By:
	Name:		Name:
	Title:		Title:

Accepted for recording in the Register:	Consented To:
JPMORGAN CHASE BANK, N.A.	THE SERVICE MASTER COMPANY

By:	By:
Name:	Name:
Title:	Title:

JPMORGAN CHASE BANK, N.A.,
as administrative agent

By:
Name:
Title:

E-2

EXHIBIT F TO
SENIOR INTERIM LOAN CREDIT AGREEMENT

FORM OF OFFICER’S CERTIFICATE

[Borrower]

Pursuant to subsection 5.1(f) of the Senior Interim Loan Credit Agreement, dated as of July 24, 2007 (the “Senior Interim Loan Credit Agreement”; terms defined therein being used herein as therein defined), among CDRSVM ACQUISITION CO., INC.,  a Delaware corporation (the rights and obligations of which have been assumed by THE SERVICEMASTER COMPANY, a Delaware corporation) (the “Company”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, and Citigroup Global Markets Inc., as syndication agent, the Borrower hereby certifies that:

(a)                                  The representations and warranties made by the Company pursuant to the Senior Interim Loan Credit Agreement or any other Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to the Senior Interim Loan Credit Agreement or any other Loan Documents are, except to the extent that they relate to a particular date, true and correct in all material respects on and as of the date hereof, before and after giving effect to the Loans and to the application of the proceeds therefrom, as if made on the date hereof.

(b)                                 Attached hereto as Annex 1 is a complete and correct copy of the Term Loan Credit Agreement.

(c)                                  Attached hereto as Annex 2 is a complete and correct copy of the Revolving Credit Agreement.

[Remainder of page intentionally left blank.]

F-1

IN WITNESS WHEREOF, the Company has caused this certificate to be executed on its behalf this            day of July, 2007.

THE SERVICEMASTER COMPANY

By:
Name:
Title:

F-2

EXHIBIT G TO
SENIOR INTERIM LOAN CREDIT AGREEMENT

FORM OF SECRETARY’S CERTIFICATE

Pursuant to subsections 5.1(h), (i) and (j) of the Senior Interim Loan Credit Agreement, dated as of July 24, 2007 (the “Senior Interim Loan Agreement”), among CDRSVM ACQUISITION CO., INC., a Delaware corporation (the rights and obligations of which are to be assumed by THE SERVICEMASTER COMPANY, a Delaware corporation), the several banks and other financial institutions from time to time party thereto (the “Senior Interim Loan Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and Citigroup Global Markets Inc., as syndication agent,

I, the duly elected and acting [Assistant] Secretary of [                    ] (the “Certifying Loan Party”), hereby certify in such capacity on behalf of the Certifying Loan Party and not in my individual capacity, as follows:

1.                                       Attached hereto as Annex 1 is a complete and correct copy of resolutions adopted by the Board of Directors or action of the sole or managing member or general partner, as the case may be, of the Certifying Loan Party on July [          ], 2007; such resolutions have not been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only proceedings of such Board of Directors or sole or managing member or general partner, as the case may be, now in force relating to or affecting the matters referred to therein.

2.                                       Attached hereto as Annex 2 is a complete and correct copy of the By-Laws or the equivalent organization document of the Certifying Loan Party as in effect on the date hereof.

3.                                       Attached hereto as Annex 3 is a complete and correct copy of the Certificate of Incorporation or the equivalent charter document of the Certifying Loan Party as in effect on the date hereof.

4.                                       Each of Debevoise & Plimpton LLP and Richards Layton & Finger, P.A. is entitled to rely on this certificate in connection with the opinions that it is rendering pursuant to section 5.1 of the Senior Interim Loan Agreement.

5.                                       The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each of the Loan Documents (as defined in the Senior Interim Loan Agreement) to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to the Loan Documents (as defined in the Senior Interim Loan Agreement) to which it is a party.

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Name	Office	Signature

IN WITNESS WHEREOF, the Certifying Loan Party has caused this certificate to be executed on its behalf by its [Assistant] Secretary, this                day of July, 2007.

By:
Name:
Title:

I, [                  ], am the duly elected and acting [          ] of the Certifying Loan Party, and do hereby certify in such capacity on behalf of the Certifying Loan Party and not in my individual capacity that [          ] is the duly elected, qualified and acting [Assistant] Secretary of the Certifying Loan Party and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, the Certifying Loan Party has caused this certificate to be executed on its behalf this                day of July, 2007.

By:
Name:
Title:

ANNEX 1
TO EXHIBIT G

Board Resolutions

ANNEX 2
TO EXHIBIT G

By-Laws

ANNEX 3
TO EXHIBIT G

Certificate of Incorporation

EXHIBIT H TO
SENIOR INTERIM LOAN CREDIT AGREEMENT

FORM OF SENIOR REFINANCING INDENTURE

THE SERVICEMASTER COMPANY

and

the Subsidiary Guarantors from time to time parties hereto

and

[Insert name of institution appointed as Trustee]
as Trustee

INDENTURE

DATED AS OF [JULY 24, 2008]

10.75%/11.50% SENIOR TOGGLE NOTES DUE 2015

H-i

H-ii

H-iii

H-iv

Page

Exhibit A	Form of Initial Note
Exhibit B	Form of Exchange Note
Exhibit C	Form of Certificate of Beneficial Ownership
Exhibit D	Form of Regulation S Certificate
Exhibit E	Form of Supplemental Indenture in Respect of Subsidiary Guarantees
Exhibit F	Form of Certificate from Acquiring Institutional Accredited Investors

H-v

Certain Sections of this Indenture relating to Sections 310 through 318 inclusive of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section

§ 310(a)(1)	709
(a)(2)	709
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	708
§ 311(a)	713
(b)	713
(b)(2)	803
§ 312(a)	801
802
(b)	802
(c)	802
§ 313(a)	803
(b)	803
(c)	803
(d)	803
§ 314(a)	405
(a)(4)	106
406
(b)	Not Applicable
(c)(1)	106
(c)(2)	106
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	106
§ 315(a)	701
(b)	702
803
(c)	701
(d)	701
(d)(1)	701
(d)(2)	701
(d)(3)	612
(e)	614

H-vi

Trust Indenture Act Section	Indenture Section

§ 316(a)	612
613
(a)(1)(A)	602
612
(a)(1)(B)	613
(a)(2)	Not Applicable
(b)	608
(c)	104
§ 317(a)(1)	603
(a)(2)	604
(b)	403
§ 318(a)	105

This cross-reference table shall not for any purpose be deemed to be part of this Indenture.

H-vii

INDENTURE, dated as of [July 24, 2008] (as amended, supplemented or otherwise modified from time to time, this “Indenture”), among the Company (as defined herein), the Subsidiary Guarantors from time to time parties hereto, and [Insert name of institution appointed as Trustee], as Trustee.

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes.

All things necessary to make the Original Notes, when executed and delivered by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company in accordance with the terms of the Original Notes and this Indenture, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 101           Definitions.

“Acquired Indebtedness” means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition.  Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Acquisition Co.” means CDRSVM Acquisition Co., Inc., a Delaware corporation.

“Additional Assets” means (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Company or a Restricted Subsidiary or otherwise useful in a Related Business (including any capital expenditures on any property or assets already so used); (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

“Additional Notes” means any of the Company’s 10.75%/11.50% Senior Toggle Notes due 2015 issued under this Indenture in addition to the Original Notes (other than any Notes issued pursuant to Section 304, 305, 306, 312(c), 312(d) or 1009, or issued in connection with the payment of PIK Interest).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Disposition” means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the Company or a Restricted Subsidiary, (ii) a disposition in the ordinary course of business, (iii) a disposition of Cash Equivalents, Investment Grade Securities or Temporary Cash Investments, (iv) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (v) any Restricted Payment Transaction, (vi) a disposition that is governed by Article V, (vii) any Financing Disposition, (viii) any “fee in lieu” or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (ix) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, or any exchange of equipment to be leased, rented or otherwise used in a Related Business, (x) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Closing Date, including without limitation any sale/leaseback transaction or asset securitization, (xi) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement, (xii) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xiii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiv) a disposition of not more than 5% of the outstanding Capital Stock of a Foreign Subsidiary that has been approved by the Board of Directors, (xv) any disposition or series of related dispositions for aggregate consideration not to exceed $30.0 million, (xvi) any Exempt Sale and

Leaseback Transaction or (xvii) the abandonment or other disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Subsidiaries taken as a whole.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 714 to act on behalf of the Trustee to authenticate Notes of one or more series.

“Bank Indebtedness” means any and all amounts, whether outstanding on the Closing Date or thereafter incurred, payable under or in respect of any Credit Facility, including without limitation any principal, premium, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors.  Unless otherwise provided, “Board of Directors” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City (or any other city in which a Paying Agent maintains its office).

“Capital Markets Securities” means bonds, debentures, notes or other similar debt securities of the Company or any Subsidiary Guarantor (other than the Notes).

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP.  The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

“Captive Insurance Subsidiary” means any of (a) Steward Insurance Company, a Vermont corporation, and any successor in interest thereto, so long as such Person either (x) satisfies the requirements of clause (c) below or (y) does not enter into any new insurance policies after the Closing Date insuring risks of any Persons other than the Company and its Subsidiaries, (b) any Subsidiary of any Captive Insurance Subsidiary referred to in clause (a)

above and (c) any Subsidiary of the Company that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Equivalents” means any of the following:  (a) money, (b) securities issued or fully guaranteed or insured by the United States of America or a member state of The European Union or any agency or instrumentality of any thereof, (c) time deposits, certificates of deposit or bankers’ acceptances of (i) any lender under a Senior Credit Agreement or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (d) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (e) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended and (f) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors.

“CD&R” means Clayton, Dubilier & Rice, Inc.

“CD&R Investors” means, collectively, (i) Clayton, Dubilier & Rice Fund VII, L.P., or any legal successor thereto, (ii) Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P., or any legal successor thereto, (iii) CDR SVM Co-Investor L.P., or any legal successor thereto, (iv) CD&R Parallel Fund VII, L.P., or any legal successor thereto, and (v) any Affiliate of any CD&R Investor.

“Change of Control” means:

(i)                       any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Parent, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, provided that (x) so long as the Company is a Subsidiary of any Parent, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of the Company unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such Parent and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the “beneficial owner”; or

(ii)                    the Company merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Restricted Subsidiaries to, another Person (other than one or more Permitted Holders) and any “person” (as defined in clause (i) above), other than one or more Permitted Holders or any Parent, is or becomes the “beneficial owner” (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation, or the transferee Person in such sale or transfer of assets, as the case may be, provided that (x) so long as such surviving or transferee Person is a Subsidiary of a parent Person, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such parent Person and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the beneficial owner.

Notwithstanding anything to the contrary in the foregoing, the Transactions shall not constitute or give rise to a “Change of Control.”

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Closing Date” means July 24, 2007.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodities Agreement” means, in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.

“Company” means (i) Acquisition Co. until its merger with ServiceMaster, and thereafter (ii) ServiceMaster, and any successor in interest thereto.

“Company Request” and “Company Order” mean, respectively, a written request, order or consent signed in the name of the Company by an Officer of the Company.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters (in each of the foregoing clauses (i) and (ii), determined for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Closing Date, on a pro forma basis to give effect to the Merger as if it had occurred at the beginning of such four-quarter period); provided that

(1)                    if since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

(2)                    if since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness that is no longer outstanding on such date of determination (each, a “Discharge”) or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period,

(3)                    if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

(4)                    if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a “Purchase”), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

(5)                    if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness).  If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate.  If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income, without duplication:  (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including penalties and interest, if any), (ii) Consolidated Interest Expense, all items excluded from the definition of Consolidated Interest Expense pursuant to clause (iii) thereof (other than Special Purpose Financing Expense), any Special Purpose Financing Fees, and (for purposes of the Consolidated Total Leverage Ratio) any Special Purpose Financing Expense, (iii) depreciation, amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses, (iv) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by this Indenture (whether or not consummated or incurred, and including any sale of Capital Stock to the extent the proceeds thereof were intended to be contributed to the equity capital of the Company or any of its Restricted Subsidiaries), (v) the amount of any minority interest expense, (vi) any management, monitoring, consulting and advisory fees and related expenses paid to any of CD&R or any of its Affiliates, (vii) interest and investment income, (viii) the amount of net cost savings projected by the Company in good faith to be realized as a result of actions taken or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and (z) the aggregate amount of cost savings added pursuant to this clause (viii) shall not exceed $35.0 million for any four consecutive quarter period (which adjustments may be incremental to (but not duplicative of) pro forma adjustments made pursuant to the proviso to the definition of “Consolidated Coverage Ratio” or “Consolidated Total Leverage Ratio”), (ix) the amount of loss on any Financing Disposition, and (x) any costs or expenses pursuant to any management or employee stock option or other equity-related plan, program or arrangement, or other benefit plan, program or arrangement, or any stock subscription or shareholder agreement, to the extent funded with cash proceeds contributed to the capital of the Company or an issuance of Capital Stock of the Company (other than Disqualified Stock) and excluded from the calculation set forth in Section 409(a)(3).

“Consolidated Interest Expense” means, for any period, (i) the total interest expense of the Company and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted Subsidiaries, including without limitation any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary, (d) non-cash interest expense (including any amortization during such period of any capitalized interest), (e) the interest portion of any deferred payment obligation and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary, minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, amortization or write-off of financing costs, Special Purpose Financing Expense, accretion or accrual of discounted liabilities not constituting Indebtedness, expense resulting from discounting of Indebtedness in conjunction with recapitalization or purchase accounting, and any “additional interest” in respect of registration rights arrangements for any securities (including the Notes), in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP; provided, that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, that there shall not be included in such Consolidated Net Income:

(i)                       any net income (loss) of any Person that is not the Company or a Restricted Subsidiary, except that the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below),

(ii)                    solely for purposes of determining the amount available for Restricted Payments under Section 409(a)(3)(A), any net income (loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Notes or this Indenture and (z) restrictions in effect on the Closing Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Noteholders than such restrictions in effect on the Closing Date), except that the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause),

(iii)                 any gain or loss realized upon (x) the sale, abandonment or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors) or (y) the disposal, abandonment or discontinuation of operations of the Company or any Restricted Subsidiary, and any income (loss) from disposed, abandoned or discontinued operations,

(iv)                any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges associated with the Transactions and any acquisition, merger or consolidation after the Closing Date);

(v)                   the cumulative effect of a change in accounting principles,

(vi)                all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments,

(vii)             any unrealized gains or losses in respect of Currency Agreements,

(viii)          any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person,

(ix)                  any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards,

(x)                     to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary,

(xi)                  any non-cash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments),

(xii)               any impairment charge or asset write-off, including any charge or write-off related to intangible assets, long-lived assets or investments in debt and equity securities, and any amortization of intangibles,

(xiii)            any fees and expenses (or amortization thereof), and any charges or costs, in connection with any acquisition, Investment, Asset Disposition, issuance of Capital Stock, issuance, repayment or refinancing of Indebtedness, or amendment or modification of any agreement or instrument relating to any Indebtedness (in each case, whether or not completed, and including any such transactions consummated prior to the Closing Date),

(xiv)           any accruals and reserves established or adjusted within twelve months after the Closing Date that are established as a result of the Transactions, and any changes as a result of adoption or modification of accounting policies, and

(xv)              to the extent covered by insurance and actually reimbursed (or the Company has determined that there exists reasonable evidence that such amount will be reimbursed by the insurer and such amount is not denied by the applicable insurer in writing within 180 days and is reimbursed within 365 days of the date of such evidence (with a deduction in any future calculation of Consolidated Net Income for any amount so added back to the extent not so reimbursed within such 365 day period)), any expenses with respect to liability or casualty events or business interruption.

Notwithstanding the foregoing, for the purpose of Section 409(a)(3)(A) only, there shall be excluded from Consolidated Net Income, without duplication, any income consisting of dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary, and any income consisting of return of capital, repayment or other proceeds from dispositions or repayments of Investments consisting of Restricted Payments, in each case to the extent such income would be included in Consolidated Net Income and such related dividends, repayments, transfers, return of capital or other proceeds are applied by the Company to increase the amount of Restricted Payments permitted under Section 409(a)(3)(C) or (D).

In addition, for purposes of Section 409(a)(3)(A), Consolidated Net Income for any period ending on or prior to the Closing Date shall be determined based upon the net income (loss) reflected in the consolidated financial statements of the Company for such period; and each Person that is a Restricted Subsidiary upon giving effect to the Transactions shall be deemed to be a Restricted Subsidiary, and the Transactions shall not constitute a sale or disposition under clause (iii) above, for purposes of such determination.

“Consolidated Tangible Assets” means, as of any date of determination, the total assets less the sum of the goodwill, net, and other intangible assets, net, in each case reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter of the Company for which such a balance sheet is available, determined on a Consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Consolidated Total Indebtedness” means, at the date of determination thereof, an amount equal to (1) the aggregate principal amount of outstanding Indebtedness of the Company and its Restricted Subsidiaries as of such date consisting of (without duplication) Indebtedness for borrowed money (including Purchase Money Obligations and unreimbursed outstanding drawn amounts under funded letters of credit), Capitalized Lease Obligations and debt obligations evidenced by bonds, debentures, notes or similar instruments, determined on a Consolidated basis in accordance with GAAP (excluding items eliminated in Consolidation, and for the avoidance of doubt, excluding Hedging Obligations), minus (2) the amount of Unrestricted Cash held by the Company and its Restricted Subsidiaries as of the end of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Total Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available (determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Closing Date, on a pro forma basis to give effect to the Merger as if it had occurred at the beginning of such four-quarter period), provided that:

(i)                       if since the beginning of such period the Company or any Restricted Subsidiary shall have made a Sale, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(ii)                    if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(iii)                 if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (i) or (ii) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a responsible financial or accounting Officer of the Company.

“Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment.  The term “Consolidated” has a correlative meaning.  For purposes of this Indenture for periods ending on or prior to the Closing Date, references to the consolidated financial statements of the Company shall be to the consolidated financial statements of ServiceMaster (with Subsidiaries of ServiceMaster being deemed Subsidiaries of the Company), as the context may require.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing any obligation that does not constitute Indebtedness (a “primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) to advance or supply funds (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Notes” means the Company’s 7.10% Notes due March 1, 2018, 7.45% Notes due August 15, 2027 and 7.25% Notes due March 1, 2038, in each case issued under the Existing Notes Indenture.

“Contribution Amounts” means the aggregate amount of capital contributions applied by the Company to permit the Incurrence of Contribution Indebtedness pursuant to Section 407(b)(xi).

“Contribution Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Company or such Restricted Subsidiary after the Closing Date (whether through the issuance or sale of Capital Stock or otherwise); provided that such Contribution Indebtedness (a) is incurred within 180 days after the making of the related cash contribution and (b) is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the date of Incurrence thereof.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office on the Issue Date is located at [insert address of Trustee].

“Credit Facilities” means one or more of (i) the Senior Term Facility, (ii) the Senior Revolving Credit Facility and (iii) any other facilities or arrangements designated by the Company, in each case with one or more banks or other lenders or institutions providing for revolving credit loans, term loans, receivables financings (including without limitation through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables or the creation of any Liens in respect of such receivables in favor of such institutions), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise).  Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Delayed Draw Term Loan Commitment”:  the commitment of a lender under the Senior Term Agreement to make or otherwise fund a Delayed Draw Term Loan pursuant to the Senior Term Agreement.

“Delayed Draw Term Loan Commitment Termination Date”:  the earliest to occur of (i) the date the Delayed Draw Term Loan Commitments are permanently reduced to zero pursuant to the Senior Term Agreement, (ii) the date of the termination of all of the Delayed Draw Term Loan Commitments pursuant to the Senior Term Agreement and (iii) October 17, 2007.

“Delayed Draw Term Loans”:  as defined in subsection 2.1(a)(i)(y) of the Senior Term Agreement.

“Depositary” means The Depository Trust Company, its nominees and successors.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation.

“Designated Preferred Stock” means Preferred Stock of the Company (other than Disqualified Stock) or any Parent that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate of the Company.

“Designated Senior Indebtedness” means with respect to a Person (i) the Bank Indebtedness under or in respect of the Senior Credit Facilities and (ii) any other Senior Indebtedness of such Person that, at the date of determination, has an aggregate principal amount equal to or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in an agreement or instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of this Indenture.

“Disinterested Directors” means, with respect to any Affiliate Transaction, one or more members of the Board of Directors of the Company, or one or more members of the Board of Directors of a Parent, having no material direct or indirect financial interest in or with respect to such Affiliate Transaction.  A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding Capital Stock of the

Company or any Parent or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Disposition), in whole or in part, in each case on or prior to the final Stated Maturity of the Notes; provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Company or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

“Equity Offering” means a sale of Capital Stock (x) that is a sale of Capital Stock of the Company (other than Disqualified Stock), or (y) proceeds of which in an amount equal to or exceeding the Redemption Amount are contributed to the equity capital of the Company or any of its Restricted Subsidiaries.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means any of the Company’s 10.75%/11.50% Senior Toggle Notes due 2015, containing terms substantially identical to the Initial Notes or any Initial Additional Notes (and any Notes issued in respect of any of the foregoing Notes pursuant to Section 304, 305, 306, 312(c), 312(d) or 1009) (except that (i) such Exchange Notes may omit terms with respect to transfer restrictions and may be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon may be eliminated), that are issued and exchanged for (a) the Initial Notes, as provided for in a registration rights agreement relating to such Initial Notes and this Indenture (including any amendment or supplement hereto), or (b) such Initial Additional Notes as may be provided in any registration rights agreement relating to such Additional Notes and this Indenture (including any amendment or supplement hereto) or (c) any Notes that are issued as PIK Interest in respect of any of the foregoing Notes (and any Notes issued in respect of any of the foregoing Notes pursuant to Section 304, 305, 306, 312(c), 312(d) or 1009).

“Excluded Contribution” means Net Cash Proceeds, or the Fair Market Value of property or assets, received by the Company as capital contributions to the Company after the Closing Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Company and not previously included in the calculation set forth in Section 409(a)(3)(B)(x) for purposes of determining whether a Restricted Payment may be made.

“Exempt Sale and Leaseback Transaction” means any Sale and Leaseback Transaction (a) in which the sale or transfer of property occurs within 90 days of the acquisition of such property by the Company or any of its Subsidiaries or (b) that involves property with a book value of $15.0 million or less and is not part of a series of related Sale and Leaseback Transactions involving property with an aggregate value in excess of such amount and entered into with a single Person or group of Persons. For purposes of the foregoing, “Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any of its Subsidiaries of real or personal property that has been or is to be sold or transferred by the Company or any such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary.

“Existing 2007 Notes” means the Company’s 6.95% Notes due August 15, 2007 issued under the Existing Notes Indenture.

“Existing 2009 Notes” means the Company’s 7.875% Notes due August 15, 2009 issued under the Existing Notes Indenture.

“Existing Notes Indenture” means the Indenture between The ServiceMaster Company Limited Partnership, as issuer, and ServiceMaster Limited Partnership, as guarantor, and the Existing Notes Trustee, dated as of August 15, 1997, as supplemented by the First Supplemental Indenture thereto, between The ServiceMaster Company Limited Partnership, as issuer, and ServiceMaster Limited Partnership, as guarantor, and the Existing Notes Trustee, dated as of August 15, 1997, the Second Supplemental Indenture thereto, between the Company, as successor by merger to The ServiceMaster Company Limited Partnership and ServiceMaster Limited Partnership, and the Existing Notes Trustee, dated as of January 1, 1998, the Third Supplemental Indenture thereto, between the Company and the Existing Notes Trustee, dated as of March 2, 1998 and the Fourth Supplemental Indenture, between the Company and the Existing Notes Trustee, dated as of August 10, 1999. For purposes of this definition, “Existing Notes Trustee” means The Bank of New York Trust Company, N.A., successor to Harris Trust and Savings Bank as trustee under the Existing Notes Indenture.

“Fair Market Value” means, with respect to any asset or property, the fair market value of such asset or property as determined in good faith by the Board of Directors, whose determination will be conclusive.

“Financing Disposition” means any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets (a) by the Company or any Subsidiary thereof to or in favor of any Special Purpose Entity, or by any Special Purpose Subsidiary, in each case in connection with the Incurrence by a Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets or (b) by the Company or any Subsidiary thereof to or in favor of any Special Purpose Entity that is not a Special Purpose Subsidiary.

“Foreign Borrowing Base” means the sum of (1) 80% of the book value of Inventory of Foreign Subsidiaries, (2) 85% of the book value of Receivables of Foreign Subsidiaries, and (3) cash, Cash Equivalents and Temporary Cash Investments of Foreign Subsidiaries (in each case, determined as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith).

“Foreign Subsidiary” means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary and (b) any Restricted Subsidiary of the Company that has no material assets other than securities or Indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof), and intellectual property relating to such Foreign Subsidiaries (or Subsidiaries thereof) and other assets relating to an ownership interest in any such securities, Indebtedness, intellectual property or Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Closing Date (for purposes of the definitions of the terms “Consolidated Coverage Ratio,” “Consolidated EBITDA,” “Consolidated Interest Expense,” “Consolidated Net Income,” “Consolidated Tangible Assets,” “Consolidated Total Indebtedness,” “Consolidated Total Leverage Ratio” and “Foreign Borrowing Base,” all defined terms in this Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of this Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.  All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligations” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Closing Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.

“Holder” or “Noteholder” means the Person in whose name a Note is registered in the Note Register.

“Holding” means CDRSVM Holding, Inc., a Delaware corporation, and any successor in interest thereto.

“Holding Parent” means ServiceMaster Global Holdings, Inc., a Delaware corporation, and any successor in interest thereto.

“Home Warranty Subsidiary” means any of (a) American Home Shield Corporation, a Delaware corporation, and any successor in interest thereto, (b) any Subsidiary of any Home Warranty Subsidiary referred to in clause (a) above and (c) any Subsidiary of the Company that is subject to regulation as a home warranty, service contract, or similar company (or any Subsidiary thereof).

“Incur” means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have a correlative meaning; provided, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.  Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness.  Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(i) the principal of indebtedness of such Person for borrowed money,

(ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

(iii) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

(iv) all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto,

(v) all Capitalized Lease Obligations of such Person,

(vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company other than a Subsidiary Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock),

(vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Indebtedness of such other Persons,

(viii) all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person, and

(ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time);

provided that Indebtedness shall not include Contingent Obligations Incurred in the ordinary course of business.

The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in connection with the payment of PIK Interest on any such Additional Notes (and any Notes issued in respect of any of the foregoing Notes pursuant to Section 304, 305, 306, 312(c), 312(d) or 1009).

“Initial Notes” means any of the Company’s 10.75%/11.50% Senior Toggle Notes due 2015 issued on the Issue Date and any Notes issued in connection with the payment of PIK Interest on any such Initial Notes (and any Notes issued in respect of any of the foregoing Notes pursuant to Section 304, 305, 306, 312(c), 312(d) or 1009).

“interest,” with respect to the Notes, means interest on the Notes and, except for purposes of Article IX, additional or special interest pursuant to the terms of any Note.

“Interest Payment Date” means, when used with respect to any Note and any installment of interest thereon, the date specified in such Note as the fixed date on which such installment of interest is due and payable, as set forth in such Note.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

“Inventory” means goods held for sale, lease or use by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

“Investment” in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, licensees, franchisees, suppliers, consultants, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person.  For purposes of the definition of “Unrestricted Subsidiary” and Section 409 only, (i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation, (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value (as determined in good faith by the Company) at the time of such transfer and (iii) for purposes of Section 409(a)(3)(C), the amount resulting from the redesignation of any Unrestricted Subsidiary as a Restricted

Subsidiary shall be the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of such redesignation (excluding the amount of such Investment then outstanding pursuant to clause (xv) or (xviii) of the definition of the term “Permitted Investments” or Sections 409(b)(vii) or (xii) of this Indenture).  Guarantees shall not be deemed to be Investments.  The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided, that to the extent that the amount of Restricted Payments outstanding at any time pursuant to Section 409(a) is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 409(a).

“Investment Grade Securities” means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents); (ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii), which fund may also hold immaterial amounts of cash pending investment or distribution; and (iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments.  As used herein, “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any equivalent rating by any other nationally recognized rating agency.

“Investment Holding” means CDRSVM Investment Holding, Inc., a Delaware corporation, and any successor in interest thereto.

“Investors” means (i) the CD&R Investors, BAS Capital Funding Corporation, Banc of America Capital Investors V, L.P., Citigroup Capital Partners II 2007 Citigroup Investment, L.P., Citigroup Capital Partners II Employee Master Fund, L.P., Citigroup Capital Partners II Onshore, L.P., Citigroup Capital Partners II Cayman Holdings, L.P., CPE Co-Investment (ServiceMaster) LLC and J.P. Morgan Ventures Corporation, (ii) any Person that acquires Voting Stock of Holding on or prior to the Closing Date and any Affiliate of such Person, and (iii) any of their respective legal successors.

“Issue Date” means the first date on which Initial Notes are issued.

“Liabilities” means, collectively, any and all claims, obligations, liabilities, causes of action, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including without limitation interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Management Advances” means (1) loans or advances made to directors, officers,  employees or consultants of any Parent, the Company or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $10.0 million in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees, or (4) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under Section 407.

“Management Agreements” means, collectively, (i) the Stock Subscription Agreements, each dated as of the Closing Date, between Holding Parent and each of the Investors party thereto, (ii) the Transaction Fee Agreement, dated as of the Closing Date, among Holding Parent and ServiceMaster and each of CD&R, Banc of America Capital Investors V, L.P., Citigroup Alternative Investments LLC and J.P. Morgan Ventures Corporation, (iii) the Consulting Agreement, dated as of the Closing Date, among Holding Parent, ServiceMaster and CD&R, (iv) the Indemnification Agreements, each dated as of the Closing Date, among Holding Parent and ServiceMaster and each of (a) CD&R and each CD&R Investor, (b) BAS Capital Funding Corporation and Banc of America Capital Investors V, L.P., (c) Citigroup Capital Partners II 2007 Citigroup Investment, L.P., Citigroup Capital Partners II Employee Master Fund, L.P., Citigroup Capital Partners II Onshore, L.P., Citigroup Capital Partners II Cayman Holdings, L.P. and CPE Co Investment (ServiceMaster) LLC and (d) J.P. Morgan Ventures Corporation, or Affiliates thereof, respectively, (v) the Registration Rights Agreement, dated as of the Closing Date, among Holding Parent and the Investors party thereto and any other Person party thereto from time to time, (vi) the Stockholders Agreement, dated as of the Closing Date, by and among Holding Parent and the Investors party thereto and any other Person party thereto from time to time and (vii) any other agreement primarily providing for indemnification and/or contribution for the benefit of any Permitted Holder in respect of Liabilities resulting from, arising out of or in connection with, based upon or relating to (a) any management consulting, financial advisory, financing, underwriting or placement services or other investment banking activities, (b) any offering of securities or other financing activity or arrangement of or by any Parent or any of its Subsidiaries or (c) any action or failure to act of or by any Parent or any of its Subsidiaries (or any of their respective predecessors); in each case as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.

“Management Guarantees” means guarantees (x) of up to an aggregate principal amount outstanding at any time of $25.0 million of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to, directors, officers, employees or consultants of any Parent, the Company or any Restricted Subsidiary (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $10.0 million in the aggregate outstanding at any time.

“Management Indebtedness” means Indebtedness Incurred to any Management Investor to finance the repurchase or other acquisition of Capital Stock of the Company or any Parent (including any options, warrants or other rights in respect thereof) from any Management Investor, which repurchase or other acquisition of Capital Stock is permitted under Section 409.

“Management Investors” means the officers, directors, employees and other members of the management of any Parent, the Company or any of their respective Subsidiaries, or family members or relatives thereof (provided that, solely for purposes of the definition of “Permitted Holders,” such relatives shall include only those Persons who are or become Management Investors in connection with estate planning for or inheritance from other Management Investors, as determined in good faith by the Company, which determination shall be conclusive), or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or any Parent.

“Management Stock” means Capital Stock of the Company or any Parent (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

“Material Subsidiary” means any Restricted Subsidiary, other than one or more Restricted Subsidiaries designated by the Company that individually and in the aggregate (if considered a single Person) do not constitute a Significant Subsidiary.

“Merger” means the merger of Acquisition Co. with and into ServiceMaster, with ServiceMaster as the surviving corporation.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or to be accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with Section 411), (ii) all payments made, and all installment payments required to be made, on any Indebtedness (x) that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or (y) that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, including but not limited to any payments required to be made to increase borrowing availability under any revolving credit facility, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition, (iv) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained, indemnified or insured by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition, and (v) the amount of any purchase price or similar adjustment (x) claimed by any Person to be owed by the Company or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or (y) paid or payable by the Company or any Restricted Subsidiary, in either case in respect of such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of any securities or Indebtedness of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” means the Initial Notes, any Exchange Notes, any Additional Notes and any notes issued in respect thereof pursuant to Section 304, 305, 306, 312(c), 312(d) or 1009, and shall include any increase in the principal amount thereof as a result of a PIK Payment in accordance with this Indenture.

“Obligations” means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Officer” means, with respect to the Company or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial

Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors).

“Officer’s Certificate” means, with respect to the Company or any other obligor upon the Notes, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Outstanding,” when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)                       Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)                    Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and

(iii)                 Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.

A Note does not cease to be Outstanding because the Company or any Affiliate of the Company holds the Note, provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows are so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company.

“Parent” means any of Holding Parent, Holding, Investment Holding, and any Other Parent and any other Person that is a Subsidiary of Holding Parent, Holding, Investment Holding, or any Other Parent and of which the Company is a Subsidiary.  As used herein, “Other Parent” means a Person of which the Company becomes a Subsidiary after the Closing Date, provided that either (x) immediately after the Company first becomes a Subsidiary of such Person, more than 50% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50% of the Voting Stock of a Parent of the Company immediately prior to the Company first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of the Company first becoming a Subsidiary of such Person.

“Parent Expenses” means (i) costs (including all professional fees and expenses) incurred by any Parent in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, this Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (ii) expenses incurred by any Parent in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing) to the extent such intellectual property and associated rights relate to the business or businesses of the Company or any Subsidiary thereof, (iii) indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, or obligations in respect of director and officer insurance (including premiums therefor), (iv) other operational expenses of any Parent incurred in the ordinary course of business, and (v) fees and expenses incurred by any Parent in connection with any offering of Capital Stock or Indebtedness, (w) which offering is not completed, or (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company; provided that neither the Company nor any of its Affiliates shall act as Paying Agent for purposes of Section 1102 or Section 1205.  The Trustee will initially act as Paying Agent for the Notes.

“Permitted Holder” means any of the following:  (i) any of the Investors or Management Investors, and any of their respective Affiliates; (ii) any investment fund or vehicle managed or sponsored by CD&R, BAS Capital Funding Corporation, Banc of America Capital

Investors V, L.P., Citigroup Private Equity LP, J.P. Morgan Ventures Corporation or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle; (iii) any limited or general partners of, or other investors in, any Investor, BAS Capital Funding Corporation, Banc of America Capital Investors V, L.P., Citigroup Private Equity LP, J.P. Morgan Ventures Corporation or any Affiliate thereof, or any such investment fund or vehicle (as to any such limited partner or other investor, solely to the extent of any Capital Stock of the Company or any Parent actually received by way of dividend or distribution from any such Investor, Affiliate, or investment fund or vehicle); and (iv) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of any Parent or the Company. In addition, any ‘‘person’’ (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a ‘‘beneficial owner’’ (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture, together with its Affiliates, shall thereafter constitute Permitted Holders.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

(i) a Restricted Subsidiary, the Company, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary);

(ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary (and, in each case, any Investment held by such other Person that was not acquired by such Person in contemplation of such merger, consolidation or transfer);

(iii) Temporary Cash Investments, Investment Grade Securities or Cash Equivalents;

(iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(v) any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with Section 411;

(vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(vii) Investments in existence or made pursuant to legally binding written commitments in existence on the Closing Date;

(viii) Currency Agreements, Interest Rate Agreements, Commodities Agreements and related Hedging Obligations, which obligations are Incurred in compliance with Section 407;

(ix) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 413;

(x) (1) Investments in or by any Special Purpose Subsidiary, or in connection with a Financing Disposition (described in clause (a) of the definition thereof) by or to or in favor of any Special Purpose Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the Company, or any Parent, provided that if such Parent receives cash from the relevant Special Purpose Entity in exchange for such note, an equal cash amount is contributed by any Parent to the Company;

(xi) bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

(xii) Notes;

(xiii) any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock), or Capital Stock of any Parent as consideration;

(xiv) Management Advances;

(xv) Investments in Related Businesses in an aggregate amount outstanding at any time not to exceed the greater of $75.0 million and 5.0% of Consolidated Tangible Assets;

(xvi) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 412(b) (except transactions described in clauses (i), (v) and (vi) of such paragraph), including any Investment pursuant to any transaction described in clause (ii) of such paragraph (whether or not any Person party thereto is at any time an Affiliate of the Company);

(xvii) any Investment (x) by any Captive Insurance Subsidiary in connection with its provision of insurance to the Company or any of its Subsidiaries or (y) by any Home Warranty Subsidiary in connection with its provision of home warranty, service contract or similar contracts or policies on behalf of the Company or its Subsidiaries, in each case which Investment is made in the ordinary course of business of such Captive Insurance Subsidiary or such Home Warranty Subsidiary, as the case may be, or by reason of applicable law, rule, regulation or order, or is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or such Home Warranty Subsidiary or their respective businesses, as applicable; and

(xviii) other Investments in an aggregate amount outstanding at any time not to exceed the greater of $100.0 million and 7.5% of Consolidated Tangible Assets.

If any Investment pursuant to clause (xv) or (xviii) above, or to Section 409(b)(vii), as applicable, is made in any Person that is not a Restricted Subsidiary and such Person thereafter becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above and not to clause (xv) or (xviii) above or to Section 409(b)(vii), as applicable, for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means:

(a) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

(b) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;

(c) pledges, deposits or Liens in connection with workers’ compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(d) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

(e) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(f) Liens existing on, or provided for under written arrangements existing on, the Closing Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Closing Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

(g) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(h) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Hedging Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with Section 407;

(i) Liens arising out of judgments, decrees, orders or awards in respect of which the Company or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(j) leases, subleases, licenses or sublicenses to or from third parties;

(k) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of (1) Indebtedness Incurred in compliance with Section 407(b)(i), Section 407(b)(iv), Section 407(b)(v), Section 407(b)(vii), Section 407(b)(viii), Section 407(b)(ix) or Section 407(b)(x), or Section 407(b)(iii) (other than (x) Refinancing Indebtedness Incurred in respect of Indebtedness described in Section 407(a) or (y) Continuing Notes and Refinancing Indebtedness Incurred in respect thereof), (2) Bank Indebtedness, (3) the Notes, (4) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor, (5) Indebtedness or other obligations of any Special Purpose Entity, or (6) obligations in respect of Management Advances or Management Guarantees; in each case including Liens securing any Guarantee of any thereof;

(1) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(m) Liens on Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(n) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(o) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate;

(p) Liens (1) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, (2) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (3) on receivables (including related rights), (4) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (5) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities (including in connection with purchase orders and other agreements with customers), (6) in favor of the Company or any Subsidiary (other than Liens on property or assets of the Company or any Subsidiary Guarantor in favor of any Subsidiary that is not a Subsidiary Guarantor), (7) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (8) on inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods, (9) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business, (10) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business, (11) arising in connection with repurchase agreements permitted under Section 407 on assets that are the subject of such repurchase agreements or (12) in favor of any Special Purpose Entity in connection with any Financing Disposition; and

(q) other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $50.0 million at any time outstanding.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Place of Payment” means a city or any political subdivision thereof in which any Paying Agent appointed pursuant to Article III is located.

“Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Preferred Stock” as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“QIB” or “Qualified Institutional Buyer” means a “qualified institutional buyer,” as that term is defined in Rule 144A.

“Receivable” means a right to receive payment pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay, as determined in accordance with GAAP.

“Redemption Date,” when used with respect to any Note to be redeemed or purchased, means the date fixed for such redemption or purchase by or pursuant to this Indenture and the Notes.

“Reference Date” means April 1, 2007.

“refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refinance any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, that (1)(x) if the Indebtedness being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing

Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or if shorter, the Notes) or (y) if the Indebtedness being refinanced is Continuing Notes, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or if shorter, the Notes) and, if such Refinancing Indebtedness is Guaranteed by any Restricted Subsidiary of the Company, each such Guarantee shall be subordinated to the prior payment in full of the Notes on terms consistent with those for senior subordinated debt securities issued by companies sponsored by CD&R or otherwise customary (in each case, determined in good faith by the Company), (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness and (3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Company or a Subsidiary Guarantor that could not have been initially Incurred by such Restricted Subsidiary pursuant to Section 407 or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Regular Record Date” for the interest payable on any Interest Payment Date means the date specified for that purpose in Section 301.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form attached hereto as Exhibit D.

“Related Business” means those businesses in which the Company or any of its Subsidiaries is engaged on the date of this Indenture, or that are similar, related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

“Related Taxes” means (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed by any government or other taxing authority on payments made by any Parent other than to another Parent), required to be paid by any Parent by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company, any of its Subsidiaries or any Parent), or being a holding company parent of the Company, any of its Subsidiaries or any Parent or receiving dividends from or other distributions in respect of the Capital Stock of the Company, any of its Subsidiaries or any

Parent, or having guaranteed any obligations of the Company or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Company or any of its Subsidiaries is permitted to make payments to any Parent pursuant to Section 409, or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of the Company or any Subsidiary thereof, (y) any taxes attributable to any taxable period (or portion thereof) ending on or prior to the Closing Date, or to any Parent’s receipt of (or entitlement to) any payment in connection with the Transactions, including any payment received after the Closing Date pursuant to any agreement related to the Transactions, or (z) any other federal, state, foreign, provincial or local taxes measured by income for which any Parent is liable up to an amount not to exceed, with respect to federal taxes, the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code or an analogous provision of state, local or foreign law) of which it were the common parent, or with respect to state and local taxes, the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis, or on a combined basis as if the Company had filed a combined return on behalf of an affiliated group consisting only of the Company and its Subsidiaries.

“Resale Restriction Termination Date” means, with respect to any Note, the date that is two years (or such other period as may hereafter be provided under Rule 144(k) under the Securities Act or any successor provision thereto as permitting the resale by non-affiliates of Restricted Securities without restriction) after the later of the original issue date in respect of such Note and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any Predecessor Note thereto).

“Responsible Officer” when used with respect to the Trustee means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president or assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Payment Transaction” means any Restricted Payment permitted pursuant to Section 409, any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term “Restricted Payment” (including pursuant to the exception contained in clause (i) and the parenthetical exclusions contained in clauses (ii) and (iii) of such definition).

“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Agreements” means, collectively, the Senior Term Agreement and the Senior Revolving Credit Agreement.

“Senior Credit Facilities” means, collectively, the Senior Term Facility and the Senior Revolving Credit Facility.

“Senior Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary other than, in the case of the Company, Subordinated Obligations, and, in the case of any Subsidiary Guarantor, Guarantor Subordinated Obligations.

“Senior Interim Loan Agreement” means the Senior Interim Loan Credit Agreement, dated as of the Closing Date, among the Company, the lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Citigroup Global Markets Inc., as syndication agent.

“Senior Revolving Credit Agreement” means the Credit Agreement, dated as of the Closing Date, among the Company, certain Subsidiaries of the Company party thereto, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as syndication agent, and Citibank, N.A., as administrative agent and collateral agent, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Revolving Credit Agreement or other credit agreements or otherwise).

“Senior Revolving Credit Facility” means the collective reference to the Senior Revolving Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Revolving Credit Agreement or one or more other credit agreements, indentures (including this Indenture) or financing agreements or otherwise). Without limiting the generality of the foregoing, the term “Senior Revolving Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Senior Term Agreement” means the Credit Agreement, dated as of the Closing Date, among the Company, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as syndication agent, and Citibank, N.A., as administrative agent and collateral agent, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Term Agreement or other credit agreements or otherwise).

“Senior Term Facility” means the collective reference to the Senior Term Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Term Agreement or one or more other credit agreements, indentures (including this Indenture) or financing agreements or otherwise).  Without limiting the generality of the foregoing, the term “Senior Term Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“ServiceMaster” means The ServiceMaster Company, a Delaware corporation, and any successor in interest thereto.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Closing Date.

“Special Purpose Entity” means (x) any Special Purpose Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

“Special Purpose Financing” means any financing or refinancing of assets consisting of or including Receivables of the Company or any Restricted Subsidiary that have been transferred to a Special Purpose Entity or made subject to a Lien in a Financing Disposition.

“Special Purpose Financing Expense” means for any period, (a) the aggregate interest expense for such period on any Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary, which Indebtedness is not recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), and (b) Special Purpose Financing Fees.

“Special Purpose Financing Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Special Purpose Financing.

“Special Purpose Financing Undertakings” means representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by the Company or any of its Restricted Subsidiaries that the Company determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with a Special Purpose Financing or a Financing Disposition; provided that (x) it is understood that Special Purpose Financing Undertakings may consist of or include (i) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes or (ii) Hedging Obligations, or other obligations relating to Interest Rate Agreements, Currency Agreements or Commodities Agreements entered into by the Company or any Restricted Subsidiary, in respect of any Special Purpose Financing or Financing Disposition, and (y) subject to the preceding clause (x) any such other agreements and undertakings shall not include any Guarantee of Indebtedness of a Special Purpose Subsidiary by the Company or a Restricted Subsidiary that is not a Special Purpose Subsidiary.

“Special Purpose Subsidiary” means a Subsidiary of the Company that (a) is engaged solely in (x) the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and (y) any business or activities incidental or related to such business, and (b) is designated as a “Special Purpose Subsidiary” by the Company.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).

“Subordinated Obligations” means any Indebtedness of the Company (whether outstanding on the date of this Indenture or thereafter Incurred) that is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means any guarantee that may from time to time be entered into by a Restricted Subsidiary of the Company on the Issue Date or after the Issue Date pursuant to Section 414.

“Subsidiary Guarantor” means any Restricted Subsidiary of the Company that enters into a Subsidiary Guarantee.

“Successor Company” shall have the meaning assigned thereto in clause (i) under Section 501.

“Supplemental Indenture” means a Supplemental Indenture, to be entered into substantially in the form attached hereto as Exhibit E.

“Tax Sharing Agreement” means the Tax Sharing Agreement, dated as of the Closing Date, among the Company, Holding, Investment Holding and Holding Parent, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.

“Temporary Cash Investments” means any of the following:  (i) any investment in (x) direct obligations of the United States of America, a member state of The European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof or obligations Guaranteed by the United States of America or a member state of The European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under a Credit Facility or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations for underlying securities or instruments of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 24 months after the date of acquisition, issued by a Person (other than that of the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than 24 months after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “BBB-” by S&P or “Baa3” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Indebtedness or Preferred Stock (other than of the Company or any of its Subsidiaries) having a rating of “A” or higher by S&P or “A2” or higher by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95% of their assets in securities of the type described in clauses (i)-(vi) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (ix) similar investments approved by the Board of Directors in the ordinary course of business.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-7bbbb) as in effect on the date of this Indenture.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transactions” means, collectively, any or all of the following:  (i) the Merger, (ii) the repayment at maturity or redemption of the Existing 2007 Notes, the redemption of the Existing 2009 Notes and the repayment and termination of the Existing Credit Facilities, (iii) the entry into this Indenture, and the offer and issuance of the Notes, (iv) the entry into the Senior Credit Facilities and Incurrence of Indebtedness thereunder by one or more of the Company and its Subsidiaries, and (v) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing). For purposes of the foregoing, “Existing Credit Facilities” means the Credit Agreement, dated as of May 19, 2004, as amended by Amendment No. 1, dated as of May 6, 2005, each among ServiceMaster, the lenders, JPMorgan Chase Bank and Bank of America, N.A. as syndication agents, SunTrust Bank, as administrative agent, and U.S. Bank National Association and Wachovia Bank, N.A. as documentation agents.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Unrestricted Cash” means cash, Cash Equivalents and Temporary Cash Investments, other than (i) as disclosed in the consolidated financial statements of the Company as a line item on the balance sheet as “restricted cash” and (ii) cash, Cash Equivalents and Temporary Cash Investments of a Captive Insurance Company or Home Warranty Subsidiary to the extent such cash, Cash Equivalents and Temporary Cash Investments are not permitted by applicable law or regulation to be dividended, distributed or otherwise transferred to the Company or any Restricted Subsidiary that is not either a Captive Insurance Company or a Home Warranty Subsidiary.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary.  The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, that (A) such designation was made at or prior to the Closing Date, or (B) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 409.  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (x) the Company could Incur at least $1.00 of additional Indebtedness under Section 407(a) or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation or (z) such Subsidiary shall be a Special Purpose Subsidiary with no Indebtedness outstanding other than Indebtedness that can be Incurred (and upon such designation shall be deemed to be Incurred and outstanding) pursuant to Section 407(b).  Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company’s Board of Directors giving effect to such designation and an Officer’s Certificate of the Company certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligation” means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (i) or (ii) is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation that is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

“Wholly Owned Domestic Subsidiary” means as to any Person, any Domestic Subsidiary of such Person that is a Material Subsidiary of such Person, and of which such Person owns, directly or indirectly through one or more Wholly Owned Domestic Subsidiaries, all of the Capital Stock of such Domestic Subsidiary.

Section 102                                   Other Definitions.

Term	Defined in Section

“Act”	108
“Affiliate Transaction”	412
“Agent Members”	312
“AHYDO Redemption Date	1008
“Amendment”	410
“Applicable Premium”	1001
“Authentication Order”	303
“Bankruptcy Law”	601
“Cash Interest	301
“Cash Interest Rate	301
“Certificate of Beneficial Ownership”	313
“Change of Control Offer”	415
“Covenant Defeasance”	1203
“Custodian”	601
“Defaulted Interest”	307
“Defeasance”	1202
“Defeased Notes”	1201
“Distribution Compliance Period”	201
“Election Notice”	301
“Event of Default”	601
“Excess Proceeds”	411
“Expiration Date”	108
“Global Notes”	201
“Initial Agreement”	410
“Initial Lien”	413
“Mandatory Principal Redemption	1008
“Mandatory Principal Redemption Amount	1008
“Minimum Denomination”	302
“Note Register” and “Note Registrar”	305
“Notice of Default”	601
“Offer”	411
“Permanent Regulation S Global Notes”	201
“Permitted Payment”	409
“Physical Notes”	201
“PIK Interest”	301
“PIK Payment”	301
“Private Placement Legend”	203

Term	Defined in Section

“Redemption Amount”	1001
“Redemption Price”	1001
“Refinancing Agreement”	410
“Refunding Capital Stock”	409
“Regular Record Date”	301
“Regulation S Global Notes”	201
“Regulation S Note Exchange Date”	313
“Regulation S Physical Notes”	201
“Reporting Date”	405
“Restricted Payment”	409
“Rule 144A Global Note”	201
“Rule 144A Physical Notes”	201
“Subsidiary Guaranteed Obligations”	1301
“Successor Company”	501
“Temporary Regulation S Global Note”	201
“Treasury Capital Stock	409
“Treasury Rate”	1001

Section 103                                   Rules of Construction.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                  the terms defined in this Indenture have the meanings assigned to them in this Indenture;
(2)                                  “or” is not exclusive;
(3)                                  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
(4)                                  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(5)                                  all references to “$” or “dollars” shall refer to the lawful currency of the United States of America;
(6)                                  the words “include,” “included” and “including,” as used herein, shall be deemed in each case to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to”;
(7)                                  words in the singular include the plural, and words in the plural include the singular;

(8)                                  references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and
(9)                                  any reference to a Section, Article or clause refers to such Section, Article or clause of this Indenture.

Section 104                                   Incorporation by Reference of TIA.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture.  Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by any TIA reference to another statute or defined by SEC rule under the TIA, have the meanings so assigned to them therein.  The following TIA terms have the following meanings:

“indenture securities” means the Notes.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, any Subsidiary Guarantor, and any successor or other obligor on the indenture securities.

Section 105                                   Conflict with TIA.  If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed (i) to apply to this Indenture as so modified or (ii) to be excluded, as the case may be.

Section 106                                   Compliance Certificates and Opinions.  Upon any application or request by the Company or by any other obligor upon the Notes (including any Subsidiary Guarantor) to the Trustee to take any action under any provision of this Indenture, the Company or such other obligor (including any Subsidiary Guarantor), as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the TIA.  Each such certificate or opinion shall be given in the form of one or more Officer’s Certificates, if to be given by an Officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirements set forth in this Indenture.  Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officer’s Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 406) shall include:

(1)                                  a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)                                  a statement that, in the opinion of such individual, he or she made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)                                  a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

Section 107                                   Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers to the effect that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 108                                   Acts of Noteholders; Record Dates.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company, as the case may be.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and

(subject to Section 701) conclusive in favor of the Trustee, the Company and any other obligor upon the Notes, if made in the manner provided in this Section 108.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by an officer of a corporation or a member of a partnership or other legal entity other than an individual, on behalf of such corporation or partnership or entity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)                                  The ownership of Notes shall be proved by the Note Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, the Company or any other obligor upon the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                                  (i)                                     The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date.  Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Company, at its expense,  shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 110.

(ii)                                  The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of

(A) any Notice of Default, (B) any declaration of acceleration referred to in Section 602, (C) any request to institute proceedings referred to in Section 607(ii) or (D) any direction referred to in Section 612, in each case with respect to Notes.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date.  Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 110.
(iii)                               With respect to any record date set pursuant to this Section 108, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Company or the Trustee, whichever such party is not setting a record date pursuant to this Section 108(e) in writing, and to each Holder of Notes in the manner set forth in Section 110, on or prior to the existing Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.  Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
(iv)                              Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
(v)                                 Without limiting the generality of the foregoing, a Holder, including the Depositary, that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depositary, as the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.
(vi)                              The Company may fix a record date for the purpose of determining the persons who are beneficial owners of interests in any Global Note held by the Depositary entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders.  If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 109                                   Notices, etc., to Trustee and Company.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)                                  the Trustee by any Holder or by the Company or by any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at [insert Trustee’s address], Attention:  [Insert relevant department] (telephone:  [insert Trustee telephone]; telecopier:  [insert Trustee telecopier] or at any other address furnished in writing to the Company by the Trustee, or
(2)                                  the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company at The ServiceMaster Company, 860 Ridge Lake Boulevard, Memphis, TN 38120, Attention:  Treasurer (telephone:  901-766-1400; telecopier:  901-766-1107); with copies to Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, Attention:  David A. Brittenham, Esq. and Peter J. Loughran, Esq. (telephone:  212-909-6000; telecopier:  212-909-6836), or at any other address previously furnished in writing to the Trustee by the Company.
(3)                                  The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

Section 110                                    Notices to Holders; Waiver.  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or by overnight air courier guaranteeing next day delivery, to each Holder affected by such event, at such Holder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder.

Section 111                                   Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 112                                   Successors and Assigns.  All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 113                                   Separability Clause.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 114                                   Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 115                                   GOVERNING LAW.  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 116                                   Legal Holidays.  In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal and premium (if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and no interest shall accrue on such payment for the intervening period.

Section 117                                   No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders.  No director, officer, employee, incorporator or stockholder of the Company, any Subsidiary Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company or any Subsidiary Guarantor under this Indenture, the Notes or any Subsidiary Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation.  Each Noteholder, by accepting the Notes, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 118                                   Exhibits and Schedules.  All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 119                                   Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

ARTICLE II

NOTE FORMS

Section 201                                   Forms Generally.  The Initial Notes and Initial Additional Notes that are not Exchange Notes and the Trustee’s certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in this Article II and Exhibit A annexed hereto.  The Exchange Notes and any Additional Notes that are not Initial Additional Notes, or that are issued in a registered offering pursuant to the Securities Act, and the Trustee’s certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in this Article II and Exhibit B annexed hereto.  Each of Exhibit A and B, is hereby incorporated in and expressly made a part of this Indenture.  The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or depositary rule or usage, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officers of the Company executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company).  Each Note shall be dated the date of its authentication.  The terms of the Notes set forth in Exhibits A and B are part of the terms of this Indenture.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Initial Notes and any Initial Additional Notes offered and sold in reliance on Rule 144A shall, unless the Company otherwise notifies the Trustee in writing, be issued in the form of one or more permanent global Notes in substantially the form set forth in Exhibit A hereto, except as otherwise permitted herein.  Such Global Notes shall be referred to collectively herein as the “Rule 144A Global Note,” and shall be deposited with the Trustee, as custodian for the Depositary or its nominee, for credit to an account of an Agent Member, and shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of a Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Initial Notes and any Initial Additional Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall, unless the Company otherwise notifies the Trustee in writing, be issued in the form of one or more temporary global Notes in substantially the form set forth in Exhibit A hereto, except as otherwise permitted herein.  Such Global Notes shall be referred to herein as the “Temporary Regulation S Global Notes,” and shall be deposited with the Trustee, as custodian for the Depositary or its nominee for the accounts of designated Agent Members holding on behalf of Euroclear or Clearstream and shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Following the expiration of the distribution compliance period set forth in Regulation S (the “Distribution Compliance Period”) with respect to any Temporary Regulation S Global Note, beneficial interests in such Temporary Regulation S Global Note shall be exchanged as provided in Sections 312 and 313 for beneficial interests in one or more permanent global Notes in substantially the form set forth in Exhibit A, except as otherwise permitted herein.  Such Global Notes shall be referred to herein as the “Permanent Regulation S Global Notes” and, together with the Temporary Regulation S Global Notes, as the “Regulation S Global Notes.”  The Permanent Regulation S Global Notes shall be deposited with the Trustee, as custodian for the Depositary or its nominee for credit to the account of an Agent Member and shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided.  Simultaneously with the authentication of a Permanent Regulation S Global Note, the Trustee shall cancel the related Temporary Regulation S Global Note.  The aggregate principal amount of a Regulation S Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Subject to the limitations on the issuance of certificated Notes set forth in Sections 312 and 313, Initial Notes and any Initial Additional Notes issued pursuant to Section 305 in exchange for or upon transfer of beneficial interests (x) in a Rule 144A Global Note shall be in the form of permanent certificated Notes substantially in the form set forth in Exhibit A hereto (the “Rule 144A Physical Notes”) or (y) in a Regulation S Global Note (if any), on or after the Regulation S Note Exchange Date with respect to such Regulation S Global Note, shall be in the form of permanent certificated Notes substantially in the form set forth in Exhibit A hereto (the “Regulation S Physical Notes”), respectively, as hereinafter provided.

The Rule 144A Physical Notes and Regulation S Physical Notes shall be construed to include any certificated Notes issued in respect thereof pursuant to Section 304, 305, 306 or 1009, and the Rule 144A Global Notes and Regulation S Global Notes shall be construed to include any global Notes issued in respect thereof pursuant to Section 304, 305, 306 or 1009.  The Rule 144A Physical Notes and the Regulation S Physical Notes, together with any other certificated Notes issued and authenticated pursuant to this Indenture, are sometimes collectively herein referred to as the “Physical Notes.”  The Rule 144A Global Notes and the Regulation S Global Notes, together with any other global Notes that are issued and authenticated pursuant to this Indenture, are sometimes collectively referred to as the “Global Notes.”

Exchange Notes shall be issued substantially in the form set forth in Exhibit B hereto and, subject to Section 312(b), shall be in the form of one or more Global Notes.

Section 202                                   Form of Trustee’s Certificate of Authentication.  The Notes will have endorsed thereon a Trustee’s certificate of authentication in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

as Trustee

By:
Authorized Officer
Dated:

If an appointment of an Authenticating Agent is made pursuant to Section 714, the Notes may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

[INSERT NAME OF INSTITUTION APPOINTED
AS TRUSTEE]

as Trustee

By:
As Authenticating Agent

By:
Authorized Officer

Dated:

Section 203                                   Restrictive and Global Note Legends.  Each Global Note and Physical Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof until the Private Placement Legend is removed or not required in accordance with Section 313(4):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT.

BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”) AND (2) AGREES THAT IT WILL NOT WITHIN [TWO YEARS—FOR NOTES ISSUED PURSUANT TO RULE 144A][40 DAYS—FOR NOTES ISSUED IN OFFSHORE TRANSACTIONS PURSUANT TO REGULATION S] AFTER THE LATER OF THE DATE OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES OWNED SUCH NOTE, OFFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) (I) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (II) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE

NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR THE OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (V) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (VI) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (VII) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER OF THIS NOTE FURTHER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PURSUANT TO SUBCLAUSES (III) TO (VI) OF CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 312 AND 313 OF THE INDENTURE (AS DEFINED HEREIN).

Each Temporary Regulation S Global Note shall also bear the following legend on the face thereof:

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

EXCEPT AS SPECIFIED IN THE INDENTURE, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A

LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40 DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT).  DURING SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY NOT BE SOLD, PLEDGED OR TRANSFERRED TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON.

ARTICLE III

THE NOTES

Section 301                                   Title and Terms.  The aggregate principal amount of Notes that may be authenticated and delivered and Outstanding under this Indenture is not limited.  The Initial Notes will be issued in an aggregate principal amount of up to [$1,150,000,000] [$1,150,000,000 plus the amount of any increase in principal amount under the Senior Interim Loan Agreement resulting from the payment of PIK interest thereunder].  Additional Notes (including any Exchange Notes issued in exchange therefor) will vote (or consent) as a class with the other Notes and otherwise be treated as Notes for all purposes of this Indenture.

The Notes shall be known and designated as the “10.75%/11.50% Senior Toggle Notes due 2015” of the Company.  The final Stated Maturity of the Notes shall be July 15, 2015.

Interest on the Outstanding principal amount of Notes will be payable semi-annually in arrears on January 15 and July 15 in each year, commencing on [January 15, 2009], to holders of record on the immediately preceding January 1 and July 1, respectively (each such January 1 and July 1, a “Regular Record Date”).  Interest on the Original Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from [July 24, 2008], and interest on any Additional Notes (and Exchange Notes issued in exchange therefor) will accrue (or will be deemed to have accrued) from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid on such Additional Notes, from the Interest Payment Date immediately preceding the date of issuance of such Additional Notes, or if the date of issuance of such Additional Notes is an Interest Payment Date, from such date of issuance; provided that if any Note is surrendered for exchange on or after a record date for an Interest Payment Date that will occur on or after the date of such exchange, interest on the Note received in exchange thereof will accrue from the date of such Interest Payment Date.

For any semi-annual interest period through the Interest Payment Date immediately prior to July 24, 2011, the Company may, at its option, elect to pay interest on the Notes (1) entirely in cash (“Cash Interest”), (2) entirely by increasing the principal amount of the Outstanding Notes (“PIK Interest”) or (3) 50% as Cash Interest and 50% as PIK Interest.

Cash Interest shall accrue on the Notes for each day during such interest period at a rate per annum equal to 10.75% (the “Cash Interest Rate”).  PIK Interest shall accrue on the Notes for each day during such interest period at a rate per annum equal to 11.50%, which is the Cash Interest Rate plus 75 basis points.  Interest payable after July 15, 2011 shall be payable in the form of Cash Interest.

To elect the form of interest payment on the Notes with respect to any semi-annual interest period through the Interest Payment Date immediately prior to July 24, 2011, the Company shall give the Trustee written notice of such election (an “Election Notice”) not less than five Business Days prior to the commencement of the related interest period, or, in the case of the first semi-annual interest period following the Issue Date, not less than three Business Days prior to the Issue Date.  Each Election Notice shall include information to the following effect:  (1) the relevant Interest Payment Date; (2) whether interest shall be paid on such Interest Payment Date entirely as Cash Interest, entirely as PIK Interest or 50% as Cash Interest and 50% as PIK Interest; and (3) in the case of any PIK Payment (as defined below), the increase in the principal amount of the Notes to be effective upon the relevant Interest Payment Date as a result of such PIK Payment and the principal amount of the Notes outstanding as of such Interest Payment Date giving effect to such PIK Payment, as determined in accordance with this Indenture.  The Trustee shall promptly deliver a corresponding notice to the Holders of the Notes.  In the absence of such an election for any semi-annual interest period with respect to the Notes, interest on the Notes shall be payable entirely in the form specified in the most recent Election Notice given by the Company to the Trustee.

PIK Interest shall be payable on the related Interest Payment Date by increasing the principal amount of the Outstanding Notes by an amount equal to the amount of PIK Interest for the applicable semi-annual interest period (a “PIK Payment”), as hereinafter provided.  If the Company elects to pay 50% as Cash Interest and 50% as PIK Interest, such Cash Interest and PIK Interest shall be paid to Holders of Notes pro rata in accordance with their interests.  Following an increase in the principal amount of the Outstanding Notes as a result of a PIK Payment, the Notes shall accrue interest on such increased principal amount from and after the related Interest Payment Date of such PIK Payment.  On the Interest Payment Date for such PIK Payment, the principal amount of each Note shall be increased by the amount of the PIK Interest payable, rounded up to the nearest $1.00, for the relevant semi-annual interest period on the principal amount of such Note as of the relevant Regular Record Date for such Interest Payment Date, to the credit of the Holders of such Notes on such Regular Record Date, pro rata in accordance with their interests, automatically without any further action by any Person.  In the case of the Global Notes, such increase in principal amount shall be recorded in the Note Registrar’s books and records and in the schedule to the Global Notes in accordance with this Indenture.  Alternatively, the Company may elect, at its option, to issue a new Note or new Notes having a principal amount equal to the amount of the PIK Payment, in accordance with Section 303 of this Indenture.

Payment of the principal of (and premium, if any) and interest (including Cash Interest) on the Notes will be made at the Corporate Trust Office of the Trustee, or such other office or agency of the Company maintained for that purpose; provided, however, that at the option of the Company payment of Cash Interest may be made by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

References in this Indenture and the Notes to the “principal amount” of the Notes shall include increases in the principal amount of the Outstanding Notes as a result of any PIK Payment.

Section 302                                   Denominations.  The Notes shall be issuable only in fully registered form, without coupons, and only in minimum denominations of the greater of $2,000 or, if greater at the Issue Date, the dollar equivalent of €1,000 rounded up to the nearest $1,000 (the “Minimum Denomination”), and integral multiples of $1,000 in excess thereof, subject to the provisions of Section 301 of this Indenture in respect of increases in principal amount of Notes resulting from any PIK Payment.

Section 303                                   Execution, Authentication and Delivery and Dating.  The Notes shall be executed on behalf of the Company by one Officer thereof.  The signature of any such Officer on the Notes may be manual or by facsimile.

Notes bearing the manual or facsimile signature of an individual who was at any time an Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver (i) Initial Notes for original issue in the aggregate principal amounts specified by the Company in accordance with the Senior Interim Loan Agreement, (ii) Additional Notes in one or more series from time to time for original issue in aggregate principal amounts specified by the Company and (iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes, in each case specified in clauses (i) through (iii) above, upon a written order of the Company in the form of an Officer’s Certificate of the Company (an “Authentication Order”).  Such Officer’s Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, the “CUSIP”, “ISIN”, “Common Code” or other similar identification numbers of such Notes, if any, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes and whether the Notes are to be issued as one or more Global Notes or Physical Notes and such other information as the Company may include or the Trustee may reasonably request.

All Notes shall be dated the date of their authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

The Company may issue Notes hereunder in payment of PIK Interest on the Notes, which Notes shall have identical terms as the Notes issued on the Issue Date.  Notwithstanding any provision to the contrary herein, in connection with the payment of PIK Interest on the Notes, the Company shall not be required to issue, and the Trustee shall not be required to authenticate, Physical Notes if the Company has directed the Paying Agent to record the payment of such PIK Interest as of the relevant Interest Payment Date in the Note Registrar’s books and records and in the schedule of principal amount of each relevant Global Note outstanding or has arranged for the deposit of a Global Note or Global Notes in the applicable principal amount on or prior to the relevant Interest Payment Date into the account specified by the Holder or Holders thereof.  If the Company does not elect with respect to Notes that are Physical Notes to pay interest thereon in cash, (i) the Company shall deliver to the Trustee, no later than two Business Days prior to the relevant Interest Payment Date, the required amount of Notes, together with an order to authenticate and deliver such Notes in accordance with this Section 303, and (ii) such Notes, if executed and authenticated pursuant to this Section 303, shall be mailed to the person entitled thereto as shown in the Note Register as of the relevant Regular Record Date.

Section 304                                   Temporary Notes.  Until definitive Notes are ready for delivery, the Company may prepare and upon receipt of an Authentication Order the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of the same series and tenor.

Section 305                                   Registrar and Paying Agent.  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  The Company may have one or more co-registrars.  The term “Note Registrar” includes any co-registrars.

The Company may have one or more additional paying agents, and the term “Paying Agent” shall include any additional Paying Agent.

The Company initially appoints the Trustee as “Note Registrar” and “Paying Agent” in connection with the Notes, until such time as it has resigned or a successor has been appointed.  The Company may change the Paying Agent or Note Registrar for any series of Notes without prior notice to the Holders of Notes.  The Company may enter into an appropriate agency agreement with any Note Registrar or Paying Agent not a party to this Indenture.  Any such agency agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee in writing of the name and address of any such agent.  If the Company fails to appoint or maintain a Note Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 707.  The Company or any wholly-owned Domestic Subsidiary of the Company may act as Paying Agent, Note Registrar or transfer agent.

Upon surrender for transfer of any Note at the office or agency of the Company in a Place of Payment, in compliance with all applicable requirements of this Indenture and applicable law, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series, of any authorized denominations and of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of the same series, of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued upon any transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

Every Note presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration, transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required (i) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 Business Days before the day of the mailing of a notice of redemption (or purchase) of Notes selected for redemption (or purchase) under Section 1004 and ending at the close of business on the day of such mailing, or (ii) to transfer or exchange any Note so selected for redemption (or purchase) in whole or in part.

The Note Registrar shall record in the Note Register the increase in principal amount of each Note as a result of any PIK Payment and the related Interest Payment Date of such PIK Payment.  No consent of the Holders shall be required for any such increase in principal amount of any Note or for the recording thereof in the Note Register.  Unless the Company elects otherwise, pursuant to Section 301 hereof, the Company shall not execute, and the Trustee shall not be required to authenticate and deliver, any Note to reflect any such increase in the principal amount of any Note as a result of any PIK Payment (other than with respect to Physical Notes (if any) in accordance with the following paragraph), nor shall the Company, the Trustee or the Note Registrar be required to make any notation on any Note to reflect any such increase in principal amount (other than any notation on any Global Note that may be made by the Note Registrar in accordance with Section 312(h) hereof).

If the Global Notes have been exchanged for Physical Notes in accordance with Section 312(b) of this Indenture, at any time after any PIK Payment in accordance with Section 301, upon surrender for transfer or exchange of any Physical Note as provided in this Section 305, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees or the Holder of such Physical Note, as the case may be, one or more new Physical Notes in aggregate principal amount equal to the then current principal amount of the Physical Note being transferred or exchanged which principal amount shall reflect all increases in the principal amount thereof as a result of PIK Payments as recorded in the Note Register.

Section 306                                   Mutilated, Destroyed, Lost and Stolen Notes.  If a mutilated Note is surrendered to the Note Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Note Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, a Paying Agent and the Note Registrar from any loss that any of them may suffer if a Note is replaced.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Notes duly issued hereunder.

The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 307                                   Payment of Interest Rights Preserved.  Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest specified in Section 301.  For the avoidance of doubt and notwithstanding any other provision of this Indenture or the Notes, interest that is paid in the form of PIK Interest shall be considered paid or duly provided for, for all purposes of this Indenture and the Notes, and shall not be considered overdue.

Any interest (including Cash Interest) on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

(1)                                  The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee and Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1).  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee and the Paying Agent of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder at such Holder’s address as it appears in the Note Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
(2)                                  The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause (2), such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 307, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note of the same series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note of such series.

Section 308                                   Persons Deemed Owners.  The Company, any Subsidiary Guarantor, the Trustee, the Paying Agent and any agent of any of them may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 307) interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

Section 309                                   Cancellation.  All Notes surrendered for payment, redemption, transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act).

Section 310                                   Computation of Interest.  Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 311                                   CUSIP Numbers, ISINs, etc.  The Company in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in the notice or on the Notes; that reliance may be placed only on the other identification numbers printed on the Notes; and that any redemption shall not be affected by any defect in or omission of such numbers.

Section 312                                   Book-Entry Provisions for Global Notes.  (a)  Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, in each case for credit to the account of an Agent Member, and (ii) be delivered to the Trustee as custodian for such Depositary.  Neither the Company nor any agent thereof shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or its custodian, or under such Global Notes.  The Depositary may be treated by the Company, any other obligor upon the Notes, the Trustee and any agent of any of them as the absolute owner of the Global Notes for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, any other obligor upon the Notes, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note.  The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(b)                                 Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but, subject to the immediately succeeding sentence, not in part, to the Depositary, its successors or their respective nominees.  Interests of beneficial owners in a Global Note may not be transferred or exchanged for Physical Notes unless (i) the Company has consented thereto in writing, or such transfer or exchange is made pursuant to the next sentence, and (ii) such transfer or exchange is in accordance with the applicable rules and procedures of the Depositary and the provisions of Sections 305 and 313.  Subject to the limitation on issuance of Physical Notes set forth in Section 313(3), Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the relevant Global Note, if (i) the Depositary notifies the Company at any time that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed within 120 days; (ii) the Depositary ceases to be registered as a “Clearing Agency” under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 120 days; (iii) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Physical Notes; or (iv) an Event of Default shall have occurred and be continuing with respect to the Notes and the Trustee has received a written request from the Depositary to issue Physical Notes.

(c)                                  In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners for Physical Notes pursuant to Section 312(b), the Note Registrar shall record on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the beneficial interest in the Global Note being transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations.

(d)                                 In connection with a transfer of an entire Global Note to beneficial owners pursuant to Section 312(b), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary, in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount of Rule 144A Physical Notes (in the case of any Rule 144A Global Note) or Regulation S Physical Notes (in the case of any Regulation S Global Note), as the case may be, of authorized denominations.

(e)                                  The transfer and exchange of a Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 313) and the applicable rules and procedures therefor of the Depositary.  Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in a different Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.  A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the Depositary’s applicable rules and procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the relevant Global Note (or shall otherwise comply with the then applicable rules and procedures of the Depositary).  Subject to Section 313, the Note Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in such Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(f)                                    Any Physical Note delivered in exchange for an interest in a Global Note pursuant to Section 312(b) shall, unless such exchange is made on or after the Resale Restriction Termination Date applicable to such Note and except as otherwise provided in Section 203 and Section 313, bear the Private Placement Legend.

(g)                                 Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through designated Agent Members holding on behalf of Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 313.

(h)                                 The Note Registrar shall record on its books and records the increase in principal amount of each Global Note as a result of any PIK Payment and the related Interest Payment Date of such PIK Payment and shall record such increase in the “Schedule of Increases or Decreases in Global Note” attached to such Global Note (or, alternatively, shall record on its books and records any additional Global Note or Notes issued as a result of any such PIK Payment, which may be issued at the Company’s option pursuant to Section 301).  No consent of the Holders shall be required for any such increase in principal amount of any Global Note (or the issuance of any such additional Global Note or Notes) or for the recording thereof on the Note Registrar’s books and records.

Section 313                                   Special Transfer Provisions.

(1)                                  Transfers to Non-U.S. Persons.  The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to any Non-U.S. Person:  The Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 305) and,

(a)           if (x) such transfer is after the relevant Resale Restriction Termination Date with respect to such Note or (y) the proposed transferor has delivered to the Note Registrar and the Company and the Trustee a Regulation S Certificate and, unless otherwise agreed by the Company and the Trustee, an opinion of counsel, certifications and other information satisfactory to the Company and the Trustee, and

(b)           if the proposed transferor is or is acting through an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Note Registrar and the Company and the Trustee of (x) the certificate, opinion, certifications and other information, if any, required by clause (a) above and (y) written instructions given in accordance with the procedures of the Note Registrar and of the Depositary;

whereupon (i) the Note Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of any Outstanding Physical Note) a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and (ii) either (A) if the proposed transferee is or is acting through an Agent Member holding a beneficial interest in a relevant Regulation S Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of the beneficial interest being so transferred or (B) otherwise the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

(2)                                  Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):  The Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 305) and,

(a)           if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Note Registrar and the Company and the Trustee in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Note stating, or has otherwise certified to Note Registrar and the Company and the Trustee in writing, that it is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(b)           if the proposed transferee is an Agent Member, and the Note to be transferred consists of a Physical Note that after transfer is to be evidenced by an interest in a Global Note or consists of a beneficial interest in a Global Note that after the transfer is to be evidenced by an interest in a different Global Note, upon receipt by the Note Registrar of written instructions given in accordance with the Depositary’s and the Note Registrar’s procedures, whereupon the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the transferee Global Note in an amount equal to the principal amount of the Physical Note or such beneficial interest in such transferor Global Note to be transferred, and the Trustee shall cancel the Physical Note so transferred or reflect on its books and records the date and a decrease in the principal amount of such transferor Global Note, as the case may be.

(3)                                  Limitation on Issuance of Physical Notes.  No Physical Note shall be exchanged for a beneficial interest in any Global Note, except in accordance with Section 312 and this Section 313.

A beneficial owner of an interest in a Temporary Regulation S Global Note (and, in the case of any Additional Notes for which no Temporary Regulation S Global Note is issued, any Regulation S Global Note) shall not be permitted to exchange such interest for a Physical Note (any such exchange being limited, in any case, to the circumstances set forth in Section 312(b)) or (in the case of such interest in a Temporary Regulation S Global Note) an interest in a Permanent Regulation S Global Note until a date, which must be after the Distribution Compliance Date, on which the Company receives a certificate of beneficial ownership substantially in the form of Exhibit C from such beneficial owner (a “Certificate of Beneficial Ownership”).  Such date, as it relates to a Regulation S Global Note, is herein referred to as the “Regulation S Note Exchange Date.”

(4)                                  Private Placement Legend.  Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the relevant Resale Restriction Termination Date with respect to such Notes, (ii) upon written request of the Company after there is delivered to the Note Registrar an opinion of counsel (which opinion and counsel are satisfactory to the Company and the Trustee) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (iii) with respect to a Regulation S Global Note (on or after the Regulation S Note Exchange Date with respect to such Regulation S Global Note) or Regulation S Physical Note, in each case with the agreement of the Company, or (iv) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act.

(5)                                  Other Transfers.  The Note Registrar shall effect and register, upon receipt of a written request from the Company to do so, a transfer not otherwise permitted by this Section 313, such registration to be done in accordance with the otherwise applicable provisions of this Section 313, upon the furnishing by the proposed transferor or transferee of a written opinion of counsel (which opinion and counsel are satisfactory to the Company and the Trustee) to the effect that, and such other certifications or information as the Company or the Trustee may require (including, in the case of a transfer to an Accredited Investor (as defined in Rule 501(a)(1), (2), (3) or (7) under Regulation D promulgated under the Securities Act), a certificate substantially in the form of Exhibit F) to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

A Note that is a Restricted Security may not be transferred other than as provided in this Section 313.  A beneficial interest in a Global Note that is a Restricted Security may not be exchanged for a beneficial interest in another Global Note other than through a transfer in compliance with this Section 313.

(6)                                  General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 312 or this Section 313 (including all Notes received for transfer pursuant to Section 313).  The Company shall have the right to require the Note Registrar to deliver to the Company, at the Company’s expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

In connection with any transfer of any Note, the Trustee, the Note Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

Section 314                                   Payment of Additional Interest.  (a)  Under certain circumstances the Company will be obligated to pay certain additional amounts of interest to the Holders of certain Initial Notes, as more particularly set forth in such Initial Notes.

(b)                                 Under certain circumstances the Company may be obligated to pay certain additional amounts of interest to the Holders of certain Initial Additional Notes, as may be more particularly set forth in such Initial Additional Notes.

(c)                                  Prior to any Interest Payment Date on which any such additional interest is payable, the Company shall give notice to the Trustee of the amount of any additional interest due on such Interest Payment Date.

ARTICLE IV

COVENANTS

Section 401                                   Payment of Principal, Premium and Interest.  The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.  Principal amount (and premium, if any) and interest (including Cash Interest) on the Notes shall be considered paid on the date due if the Company shall either have (a) deposited with the applicable Paying Agent (if other than the Company or a wholly-owned Domestic Subsidiary of the Company) as of 12:00 p.m. New York City time on the due date money in immediately available funds and designated for and sufficient to pay all principal amount (and premium, if any) and Cash Interest then due or (b) in the case of interest, paid such interest in the form of PIK Interest in accordance with the terms of this Indenture.  For the avoidance of doubt and notwithstanding any other provision of this Indenture or the Notes, interest that is paid in the form of PIK Interest shall be considered paid or duly provided for, for all purposes of this Indenture and the Notes, and shall not be considered overdue.

Section 402                                   Maintenance of Office or Agency.  (a)  The Company shall maintain in the United States an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency.  If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)                                 The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all purposes and may from time to time rescind such designations.

The Company hereby designates the Corporate Trust Office of the Trustee or its Agent, as such office or agency of the Company in accordance with Section 305 hereof.

Section 403                                   Money for Payments to Be Held in Trust.  If the Company shall at any time act as Paying Agent, it shall, on or before 12:00 p.m., New York City time, on each due date of the principal of (and premium, if any) or interest (including Cash Interest) on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest (including Cash Interest) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

If the Company is not acting as Paying Agent, it shall, on or prior to 12:00 p.m., New York City time, on each due date of the principal of (and premium, if any) or interest (including Cash Interest) on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest (including Cash Interest) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

If the Company is not acting as Paying Agent, the Company shall cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 403, that such Paying Agent shall

(1)                                  hold all sums held by it for the payment of principal of (and premium, if any) or interest (including Cash Interest) on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
(2)                                  give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest (including Cash Interest);
(3)                                  at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and
(4)                                  acknowledge, accept and agree to comply in all respects with the provisions of this Indenture and TIA relating to the duties, rights and liabilities of such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest (including Cash Interest) on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest (including Cash Interest) has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 404                                   [Reserved.]

Section 405                                   SEC Reports.  Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as the Notes are Outstanding, the annual reports, information, documents and other reports that the Company is required to file with the SEC pursuant to such Section 13(a) or 15(d) or would be so required to file if the Company were so subject.  The Company will also, within 15 days after the date on which the Company was so required to file or would be so required to file if the Company were so subject, transmit by mail to all Holders, as their names and addresses appear in the Note Register, and to the Trustee (or make available on a Company website) copies of any such information, documents and reports (without exhibits) so required to be filed.  Notwithstanding the foregoing, if any audited or reviewed financial statements or information required to be included in any such filing are not reasonably available on a timely basis as a result of the Company’s accountants not being “independent” (as defined pursuant to the Exchange Act and the rules and regulations of the SEC thereunder), the Company may, in lieu of making such filing or transmitting or making available the information, documents and reports so required to be filed, elect to make a filing on an alternative form or transmit or make available unaudited or unreviewed financial statements or information substantially similar to such required audited or reviewed financial statements or information, provided that (a) the Company shall in any event be required to make such filing and so transmit or make available, as applicable, such audited or reviewed financial statements or information no later than the first anniversary of the date on which the same was otherwise required pursuant to the preceding provisions of this paragraph (such initial date, the “Reporting Date”) and (b) if the Company makes such an election and such filing has not been made, or such information, documents and reports have not been transmitted or made available, as the case may be, within

90 days after such Reporting Date, liquidated damages will accrue on the Notes at a rate of 0.50% per annum from the date that is 90 days after such Reporting Date to the earlier of (x) the date on which such filing has been made, or such information, documents and reports have been transmitted or made available, as the case may be, and (y) the first anniversary of such Reporting Date (provided that not more than 0.50% per annum in liquidated damages shall be payable for any period regardless of the number of such elections by the Company).  The Company will be deemed to have satisfied the requirements of this covenant if any Parent files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, and the Company is not required to file such reports, documents and information separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by such Parent.  The Company also will comply with the other provisions of TIA § 314(a).

Section 406                                   Statement as to Default.  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the Issue Date, an Officer’s Certificate to the effect that to the best knowledge of the signer thereof on behalf of the Company, the Company is or is not in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company (through its own action or omission or through the action or omission of any Subsidiary Guarantor, as applicable) shall be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge.  To the extent required by the TIA, each Subsidiary Guarantor shall comply with TIA § 314(a)(4).  The individual signing any certificate given by any Person pursuant to this Section 406 shall be the principal executive, financial or accounting officer of such Person, in compliance with TIA § 314(a)(4).

Section 407                                   Limitation on Indebtedness.  (a)  The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be equal to or greater than 2.00:1.00.

(b)                                 Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

(i)                                     Indebtedness Incurred pursuant to any Credit Facility (including but not limited to in respect of letters of credit or bankers’ acceptances issued or created thereunder) and Indebtedness Incurred other than under any Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to (A) $3,500.0 million, plus (B) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing, minus (C) the aggregate principal amount of Delayed Draw Term Loans (if any) classified by the Company as

Refinancing Indebtedness Incurred pursuant to clause (b)(iii) below to refinance any Existing 2007 Notes or Existing 2009 Notes, minus (D) the amount, if any, not borrowed under the Delayed Draw Term Loan Commitments upon the termination thereof on the Delayed Draw Term Loan Commitment Termination Date;
(ii)                                  Indebtedness (A) of any Restricted Subsidiary to the Company or (B) of the Company or any Restricted Subsidiary to any Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof not permitted by this clause (ii);
(iii)                               Indebtedness (x) represented by the Notes (other than any Additional Notes), any Indebtedness (other than the Indebtedness described in clause (ii) above) outstanding on the Closing Date, or (y) represented by Notes issued in connection with the payment of PIK Interest; and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) above;
(iv)                              Purchase Money Obligations and Capitalized Lease Obligations, and any Refinancing Indebtedness with respect thereto; provided that the aggregate principal amount of such Purchase Money Obligations Incurred to finance the acquisition of Capital Stock of any Person at any time outstanding pursuant to this clause shall not exceed an amount equal to the greater of $175.0 million and 15.0% of Consolidated Tangible Assets;
(v)                                 Indebtedness (A) supported by a letter of credit issued pursuant to any Credit Facility in a principal amount not exceeding the face amount of such letter of credit or (B) consisting of accommodation guarantees for the benefit of trade creditors of the Company or any of its Restricted Subsidiaries;
(vi)                              (A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this Section 407), or (B) without limiting Section 413, Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this Section 407);
(vii)                           Indebtedness of the Company or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its

Incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;
(viii)                        Indebtedness of the Company or any Restricted Subsidiary in respect of (A) letters of credit, bankers’ acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers’ compensation statutes), or (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, including in respect of liabilities or obligations of franchisees, or (C) Hedging Obligations, entered into for bona fide hedging purposes, or (D) Management Guarantees or Management Indebtedness, or (E) the financing of insurance premiums in the ordinary course of business, or (F) take-or-pay obligations under supply arrangements incurred in the ordinary course of business, or (G) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the Company or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement;
(ix)                                Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise Incurred in connection with a Special Purpose Financing; provided that (1) such Indebtedness is not recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), (2) in the event such Indebtedness shall become recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), such Indebtedness will be deemed to be, and must be classified by the Company as, Incurred at such time (or at the time initially Incurred) under one or more of the other provisions of this Section 407 for so long as such Indebtedness shall be so recourse; and (3) in the event that at any time thereafter such Indebtedness shall comply with the provisions of the preceding subclause (1), the Company may classify such Indebtedness in whole or in part as Incurred under this Section 407(b)(ix);
(x)                                   Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to (A) (1) the Foreign Borrowing Base less (2) the aggregate principal amount of Indebtedness Incurred by Special Purpose Subsidiaries that are Foreign Subsidiaries and then outstanding pursuant to clause (ix) of this paragraph (b) plus (B) in the event of any refinancing of any Indebtedness Incurred under this clause (x), the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

(xi)                                Contribution Indebtedness and any Refinancing Indebtedness with respect thereto;
(xii)                             Indebtedness of (A) the Company or any Restricted Subsidiary Incurred to finance or refinance, or otherwise Incurred in connection with, any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Company or any Restricted Subsidiary, or (B) any Person that is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary (including Indebtedness thereof Incurred in connection with any such acquisition, merger or consolidation), provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, either (1) the Company would have a Consolidated Total Leverage Ratio equal to or less than 7.25:1.00 or (2) the Consolidated Total Leverage Ratio of the Company would equal or be less than the Consolidated Total Leverage Ratio of the Company immediately prior to giving effect thereto; and any Refinancing Indebtedness with respect to any such Indebtedness;
(xiii)                          Indebtedness of the Company or any Restricted Subsidiary Incurred as consideration in connection with any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Company or any Restricted Subsidiary, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding not exceeding $75.0 million; and
(xiv)                         Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $150.0 million and 11.25% of Consolidated Tangible Assets.

(c)                                  For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 407, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this Section 407) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of such clauses (including in part under one such clause and in part under another such clause); provided that any Indebtedness Incurred pursuant to clause (b)(iv) of this Section 407 as limited by the proviso thereto, or clause (b)(xiv) of this Section 407, shall, at the Company’s election, cease to be deemed Incurred or outstanding for purposes of such clause but shall be deemed Incurred for the purposes of paragraph (a) of this Section 407 from and after the first date on which such Restricted Subsidiary could have Incurred such Indebtedness under paragraph (a) of this Section 407 without reliance on such clause and (iii) the amount of

Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(d)                                 For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (z) the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to a Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company’s option, (i) the Issue Date, (ii) any date on which any of the respective commitments under such Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence.  The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 408                                   [Reserved].

Section 409                                   Limitation on Restricted Payments.  (a)  The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Company is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof), (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Continuing Notes or Subordinated Obligations (other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement or Investment being herein referred to as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

(1)                                  a Default shall have occurred and be continuing (or would result therefrom);
(2)                                  the Company could not Incur at least an additional $1.00 of Indebtedness pursuant to Section 407(a); or
(3)                                  the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date and then outstanding would exceed, without duplication, the sum of:

(A)                              50% of the Consolidated Net Income accrued during the period (treated as one accounting period) beginning on the Reference Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);

(B)                                the aggregate Net Cash Proceeds and the fair value (as determined in good faith by the Company) of property or assets received (x) by the Company as capital contributions to the Company after the Closing Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock or Designated Preferred Stock) after the Closing Date (other than Excluded Contributions and Contribution Amounts) or (y) by the Company or any Restricted Subsidiary from the issuance and sale by the Company or any Restricted Subsidiary after the Closing Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock or Designated Preferred Stock) or any Parent, plus the amount of any cash and the fair value (as determined in good faith by the Company) of any property or assets, received by the Company or any Restricted Subsidiary upon such conversion or exchange;

(C)                                (i) the aggregate amount of cash and the fair value (as determined in good faith by the Company) of any property or assets received from dividends,

distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, including dividends or other distributions related to dividends or other distributions made pursuant to clause (x) of the following paragraph (b), plus (ii) the aggregate amount resulting from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”); and

(D)                               in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), the aggregate amount of cash and the fair value (as determined in good faith by the Company) of any property or assets received by the Company or a Restricted Subsidiary with respect to all such dispositions and repayments.

(b)                                 The provisions of Section 409(a) will not prohibit any of the following (each, a “Permitted Payment”):

(i)                                     any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Company (“Treasury Capital Stock”), Continuing Notes or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) (“Refunding Capital Stock”) or a substantially concurrent capital contribution to the Company, in each case other than Excluded Contributions and Contribution Amounts; provided, that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under Section 409(a)(3)(B) and (y) if immediately prior to such acquisition or retirement of such Treasury Capital Stock, dividends thereon were permitted pursuant to clause (xi) of this Section 409(b), dividends on such Refunding Capital Stock in an aggregate amount per annum not exceeding the aggregate amount per annum of dividends so permitted on such Treasury Capital Stock;
(ii)                                  any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Continuing Notes or Subordinated Obligations (w) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Indebtedness of the Company (other than with respect to the Continuing Notes) or Refinancing Indebtedness Incurred in compliance with Section 407, (x) from Net Available Cash to the extent permitted by Section 411, (y) following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have complied with Section 415 and, if required, purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing or repaying such Continuing Notes or Subordinated Obligations or (z) constituting Acquired Indebtedness;
(iii)                               any dividend paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 409(a);
(iv)                              Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions;
(v)                                 loans, advances, dividends or distributions by the Company to any Parent to permit any Parent to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or payments by the Company to repurchase or otherwise acquire Capital Stock of any Parent or the Company (including any options, warrants or other rights in respect thereof), in each case from Management Investors, such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to (x) (1) $30.0 million, plus (2) $10.0 million multiplied by the number of calendar years that have commenced since the Closing Date, plus (y) the Net Cash Proceeds received by the Company since the Closing Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under Section 409(a)(3)(B)(x), plus (z) the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary (or by any Parent and contributed to the Company) since the Closing Date to the extent such cash proceeds are not included in any calculation under Section 409(a)(3)(A); provided that any cancellation of Indebtedness owing to the Company or any Restricted Subsidiary by any Management Investor in connection with any repurchase or other acquisition of Capital Stock (including any options, warrants or other rights in respect thereof) from any Management Investor shall not constitute a Restricted Payment for purposes of this Section 409 or any other provision of this Indenture;
(vi)                              the payment by the Company of, or loans, advances, dividends or distributions by the Company to any Parent to pay, dividends on the common stock or equity of the Company or any Parent following a public offering of such common stock or equity in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by the Company (whether directly, or indirectly through a contribution to common equity capital) in or from such public offering;
(vii)                           Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed an amount (net of repayments of any such loans or advances) equal to the greater of $50.0 million and 3.75% of Consolidated Tangible Assets;
(viii)                        loans, advances, dividends or distributions to any Parent or other payments by the Company or any Restricted Subsidiary (A) to satisfy or permit any Parent to satisfy obligations under the Management Agreements, (B) pursuant to the Tax Sharing Agreement, or (C) to pay or permit any Parent to pay any Parent Expenses or any Related Taxes;
(ix)                                payments by the Company, or loans, advances, dividends or distributions by the Company to any Parent to make payments, to holders of Capital Stock of the Company or any Parent in lieu of issuance of fractional shares of such Capital Stock, not to exceed $5.0 million in the aggregate outstanding at any time;
(x)                                   dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;
(xi)                                (A) dividends on any Designated Preferred Stock of the Company issued after the Closing Date, provided that at the time of such issuance and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio would be at least 2.00:1.00, or (B) any dividend on Refunding Capital Stock that is Preferred Stock in excess of the amount of dividends thereon permitted by clause (i) of this paragraph (b), provided that at the time of the declaration of such dividend and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio would be at least 2.00:1.00, or (C) loans, advances, dividends or distributions to any Parent to permit dividends on any Designated Preferred Stock of any Parent issued after the Closing Date, in an amount (net of repayments of any such loans or advances) not exceeding the aggregate cash proceeds received by the Company from the issuance or sale of such Designated Preferred Stock of such Parent;
(xii)                             Investments in Unrestricted Subsidiaries in an aggregate amount outstanding at any time not exceeding the greater of $50.0 million and 5.0% of Consolidated Tangible Assets;
(xiii)                          distributions or payments of Special Purpose Financing Fees;
(xiv)                         any Restricted Payment pursuant to or in connection with the Transactions; and
(xv)                            dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Section 407;

provided, that (A) in the case of clauses (i)(y), (iii), (vi), (ix) and (xi)(B), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in all cases other than pursuant to clause (A) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and (C) solely with respect to clause (vii), no Default or Event of Default shall have occurred or be continuing at the time of any such Permitted Payment after giving effect thereto.  For the avoidance of doubt, nothing in this Section 409 shall restrict the making of any “AHYDO catch-up payment” required by this Indenture.

Section 410                                   Limitation on Restrictions on Distributions from Restricted Subsidiaries.  The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company (provided that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction), except any encumbrance or restriction:

(1)                                  pursuant to an agreement or instrument in effect at or entered into on the Closing Date, any Credit Facility, this Indenture or the Notes;
(2)                                  pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation); provided that for purposes of this clause (2), if a Person other than the Company is the Successor Company with respect thereto, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;
(3)                                  pursuant to an agreement or instrument (a “Refinancing Agreement”) effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (1) or (2) of this Section 410 or this clause (3) (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an Initial Agreement (an “Amendment”); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Holders of the Notes than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company);
(4)                                  (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth imposed by customers or suppliers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and licenses) or in joint venture and other similar agreements, (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary, or (I) pursuant to Hedging Obligations;
(5)                                  with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;
(6)                                  by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses, including any such law, rule, regulation, order or requirement applicable in connection with such Restricted Subsidiary’s status (or the status of any Subsidiary of such Restricted Subsidiary) as a Captive Insurance Subsidiary or Home Warranty Subsidiary; or
(7)                                  pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of Section 407 (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Notes than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Company), or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness, (B) relating to any sale of receivables by or Indebtedness of a Foreign Subsidiary or (C) relating to Indebtedness of or a Financing Disposition by or to or in favor of any Special Purpose Entity.

Section 411                                   Limitation on Sales of Assets and Subsidiary Stock.  (a)  The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless

(i)                                     the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value shall be determined in good faith by the Company, which determination shall be conclusive (including as to the value of all noncash consideration),

(ii)                                  in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value of $25.0 million or more, at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash, and

(iii)                               an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows:

(A)                              first, either (x) to the extent the Company elects (or is required by the terms of any Bank Indebtedness, any Senior Indebtedness of the Company or any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor), to prepay, repay or purchase any such Indebtedness or (in the case of letters of credit, bankers’ acceptances or other similar instruments) cash collateralize any such Indebtedness (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 450 days after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or (y) to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with an amount equal to Net Available Cash received by the Company or another Restricted Subsidiary) within 450 days from the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or, if such investment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 450 days to complete, the period of time necessary to complete such project;

(B)                                second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) above (such balance, the “Excess Proceeds”), to make an offer to purchase Notes and (to the extent the Company or such Restricted Subsidiary elects, or is required by the terms thereof) to purchase, redeem or repay any other Senior Indebtedness of the Company or a Restricted Subsidiary, pursuant and subject to Section 411(b) and Section 411(c) and the agreements governing such other Indebtedness; and

(C)                                third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of this Indenture) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this Section 411, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash or equivalent amount in accordance with this Section 411 except to the extent that the aggregate Net Available Cash from all Asset Dispositions or equivalent amount that is not applied in accordance with this Section 411 exceeds $50.0 million.  If the aggregate principal amount of Notes and/or other Indebtedness of the Company or a Restricted Subsidiary validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to clause (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between such Notes and such other Indebtedness of the Company or a Restricted Subsidiary, with the portion of the Excess Proceeds payable in respect of such Notes to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of such Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount of the relevant other Indebtedness of the Company or a Restricted Subsidiary, and (y) the aggregate principal amount of Notes validly tendered and not withdrawn.

For the purposes of clause (ii) of paragraph (a) above, the following are deemed to be cash:  (1) Temporary Cash Investments and Cash Equivalents, (2) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (4) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days, (5) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary, (6) Additional Assets and (7) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause, not to exceed an aggregate amount at any time outstanding equal to the greater of $125.0 million and 10.0% of Consolidated Tangible Assets (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b)                                 In the event of an Asset Disposition that requires the purchase of Notes pursuant to Section 411(a)(iii)(B), the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the “Offer”) at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 411(c).  If the aggregate purchase price of the Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of Notes, the remaining Net Available Cash will be available to the Company for use in accordance with Section 411(a)(iii)(B) (to repay other Indebtedness of the Company or a Restricted Subsidiary) or Section 411(a)(iii)(C).  The Company shall not be required to make an Offer for Notes pursuant to this Section 411 if the Net Available Cash available therefor (after application of the proceeds as provided in Section 411(a)(iii)(A)) is less than $50.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).  No Note will be repurchased in part if less than the Minimum Denomination in original principal amount of such Note would be left outstanding.

(c)                                  The Company shall, not later than 45 days after the Company becomes obligated to make an Offer pursuant to this Section 411, mail a notice to each Holder with a copy to the Trustee stating:  (1) that an Asset Disposition that requires the purchase of a portion of the Notes has occurred and that such Holder has the right (subject to the prorating described below) to require the Company to purchase a portion of such Holder’s Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to Section 307); (2) the circumstances and relevant facts and financial information regarding such Asset Disposition; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Company, consistent with this Section 411, that a Holder must follow in order to have its Notes purchased; and (5) the amount of the Offer.  If, upon the expiration of the period for which the Offer remains open, the aggregate principal amount of Notes surrendered by Holder exceeds the amount of the Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of the Minimum Denomination or integral multiples of $1,000 in excess thereof shall be purchased).

(d)                                 The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 411.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 411, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 411 by virtue thereof.

Section 412                                   Limitation on Transactions with Affiliates.  (a)  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million unless (i) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction involves aggregate consideration in excess of $40.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Board of Directors.  For purposes of this Section 412(a), any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this Section 412(a) if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

(b)                                 The provisions of Section 412(a) will not apply to:

(i)                                     any Restricted Payment Transaction,
(ii)                                  (1) the entering into, maintaining or performance of any employment or consulting contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any current or former employee, officer, director or consultant of or to the Company, any Restricted Subsidiary or any Parent heretofore or hereafter entered into in the ordinary course of business, including vacation, health insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) payments, compensation, performance of indemnification or contribution obligations, the making or cancellation of loans or any issuance, grant or award of stock, options, other equity-related interests or other securities, to any such employees, officers, directors or consultants in the ordinary course of business, (3) the payment of reasonable fees to directors of the Company or any of its Subsidiaries or any Parent (as determined in good faith by the Company or such Subsidiary), (4) any transaction with an officer or director of the Company or any of its Subsidiaries or any Parent in the ordinary course of business not involving more than $100,000 in any one case, or (5) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term),
(iii)                               any transaction between or among any of the Company, one or more Restricted Subsidiaries, and/or one or more Special Purpose Entities,
(iv)                              any transaction arising out of agreements or instruments in existence on the Closing Date (other than any Tax Sharing Agreement or Management Agreement referred to in Section 412(b)(vii)), and any payments made pursuant thereto,
(v)                                 any transaction in the ordinary course of business on terms that are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or senior management of the Company, or are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Company,
(vi)                              any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity,
(vii)                           (1) the execution, delivery and performance of any Tax Sharing Agreement and any Management Agreements, and (2) payments to CD&R or any of its Affiliates (w) of fees of up to $55.0 million in the aggregate, plus out-of-pocket expenses, in connection with the Transactions, (x) for any management consulting, financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, of up to $7.5 million in any fiscal year (or such other amount as may be approved by a majority of the Disinterested Directors), (y) in connection with any acquisition, disposition, merger, recapitalization or similar transactions, which payments are made pursuant to the Management Agreements or are approved by a majority of the Board of Directors in good faith, and (z) of all out-of-pocket expenses incurred in connection with such services or activities,
(viii)                        the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions,

(ix)                                any issuance or sale of Capital Stock (other than Disqualified Stock) of the Company or any capital contribution to the Company, and
(x)                                   any investment by any Investor in securities of the Company or any of its Restricted Subsidiaries so long as (i) such securities are being offered generally to other investors on the same or more favorable terms and (ii) such investment by all Investors constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

Section 413                                   Limitation on Liens.  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of this Indenture or thereafter acquired, securing any Indebtedness (the “Initial Lien”), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under this Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or on a senior basis to, in the case of Subordinated Obligations or Guarantor Subordinated Obligations) such obligation for so long as such obligation is so secured by such Initial Lien.  Any such Lien thereby created in favor of the Notes or any such Subsidiary Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, (ii) in the case of any such Lien in favor of any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of Section 1303 or (iii) any sale, exchange or transfer (other than a transfer constituting a transfer of all or substantially all of the assets of the Company that is governed by Section 501) to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Initial Lien.

Section 414                                   Future Subsidiary Guarantors.  From and after the Issue Date, the Company will cause each Domestic Subsidiary that guarantees (x) payment of any Indebtedness of the Company or any Subsidiary Guarantor under any Credit Facility and that is a Wholly Owned Domestic Subsidiary or (y) Capital Markets Securities, to execute and deliver to the Trustee within 30 days a supplemental indenture or other instrument pursuant to which such Domestic Subsidiary will guarantee payment of the Notes, whereupon such Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under this Indenture.  In addition, the Company may cause any Subsidiary that is not a Subsidiary Guarantor so to guarantee payment of the Notes and become a Subsidiary Guarantor.

Section 415                                   Purchase of Notes Upon a Change of Control.  (a)  Upon the occurrence after the Issue Date of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part of such Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the Relevant Regular Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 307); provided, however, that the Company shall not be obligated to repurchase Notes pursuant to this Section 415 in the event that it has exercised its right to redeem all of the Notes as provided in Article X.

(b)                                 In the event that, at the time of such Change of Control, the terms of any Bank Indebtedness constituting Designated Senior Indebtedness restrict or prohibit the repurchase of the Notes pursuant to this Section 415, then prior to the mailing of the notice to Holders provided for in Section 415(c) but in any event not later than 30 days following the date the Company obtains actual knowledge of any Change of Control (unless the Company has exercised its right to redeem all the Notes as provided in Article X), the Company shall, or shall cause one or more of its Subsidiaries to, (i) repay in full all such Bank Indebtedness subject to such terms or offer to repay in full all such Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing such Bank Indebtedness to permit the repurchase of the Notes as provided for in Section 415(c). The Company shall first comply with the provisions of the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions set forth in this Section 415. The Company’s failure to comply with the provisions of this Section 415(b) or Section 415(c) shall constitute an Event of Default described in Section 601(iv) and not in Section 601(ii).

(c)                                  Unless the Company has exercised its right to redeem all the Notes as described in Article X, the Company shall, not later than 30 days following the date the Company obtains actual knowledge of any Change of Control having occurred, mail a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating:  (1) that a Change of Control has occurred or may occur and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (3) the instructions determined by the Company, consistent with this Section 415, that a Holder must follow in order to have its Notes purchased; and (4) if such notice is mailed prior to the occurrence of a Change of Control, that such offer is conditioned on the occurrence of such Change of Control.  No Note will be repurchased in part if less than the Minimum Denomination in original principal amount of such Note would be left outstanding.

(d)                                 The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(e)                                  The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 415.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 415, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 415 by virtue thereof.

ARTICLE V

SUCCESSORS

Section 501                                   When the Company May Merge, etc.  (a)  The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(i)                                     the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under the Notes and this Indenture by executing and delivering to the Trustee a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to the Trustee;

(ii)                                  immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

(iii)                               immediately after giving effect to such transaction, either (A) the Company (or, if applicable, the Successor Company with respect thereto) could Incur at least $1.00 of additional Indebtedness pursuant to Section 407(a) or (B) the Consolidated Coverage Ratio of the Company (or, if applicable, the Successor Company with respect thereto) would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction;

(iv)                              each Subsidiary Guarantor (other than (x) any Subsidiary Guarantor that will be released from its obligations under its Subsidiary Guarantee in connection with such transaction and (y) any party to any such consolidation or merger) shall have delivered a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee, confirming its Subsidiary Guarantee (other than any Subsidiary Guarantee that will be discharged or terminated in connection with such transaction); and

(v)                                 the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph, provided that (x) in giving such opinion such counsel may rely on an Officer’s Certificate as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact, and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in Section 501(b).

Any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this Section 501, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with Section 407.

(b)                                 Clauses (ii) and (iii) of Section 501(a) will not apply to any transaction in which the Company consolidates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to a corporation or other entity or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.  Section 501(a) will not apply to any transaction in which any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Company.

Section 502                                   Successor Company Substituted.  Upon any transaction involving the Company in accordance with Section 501 in which the Company is not the Successor Company, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under this Indenture, except that the predecessor Company in the case of a lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Notes.

ARTICLE VI

REMEDIES

Section 601                                   Events of Default.  An “Event of Default” means the occurrence of the following:

(i)                                     a default in any payment of interest on any Note when due, continued for a period of 30 days;

(ii)                                  a default in the payment of principal of any Note when due, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(iii)                               the failure by the Company to comply with its obligations under Section 501(a);

(iv)                              the failure by the Company to comply for 30 days after the notice specified in the penultimate paragraph of this Section 601 with any of its obligations under Section 415 (other than a failure to purchase the Notes);

(v)                                 the failure by the Company to comply for 60 days after the notice specified in the penultimate paragraph of this Section 601 with its other agreements contained in the Notes or this Indenture;

(vi)                              the failure by any Subsidiary Guarantor to comply for 45 days after the notice specified in the penultimate paragraph of this Section 601 with its obligations under its Subsidiary Guarantee;

(vii)                           the failure by the Company or any Restricted Subsidiary to pay any Indebtedness for borrowed money (other than Indebtedness owed to the Company or any Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness so unpaid or accelerated exceeds $50.0 million or its foreign currency equivalent; provided, that no Default or Event of Default will be deemed to occur with respect to any such Indebtedness that is paid or otherwise acquired or retired (or for which such failure to pay or acceleration is waived or rescinded) within 20 Business Days after such failure to pay or such acceleration;

(viii)                        the taking of any of the following actions by the Company or a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)  the commencement of a voluntary case;

(B)  the consent to the entry of an order for relief against it in an involuntary case;

(C)  the consent to the appointment of a Custodian of it or for any substantial part of its property; or

(D)  the making of a general assignment for the benefit of its creditors;

(ix)                                a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)  is for relief against the Company or any Significant Subsidiary in an involuntary case;

(B)  appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(C)  orders the winding up or liquidation of the Company or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 days;

(x)                                   the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $50.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary, that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed; or

(xi)                                the failure of any Subsidiary Guarantee by a Subsidiary Guarantor that is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of this Indenture) or the denial or disaffirmation in writing by any Subsidiary Guarantor that is a Significant Subsidiary of its obligations under this Indenture or its Subsidiary Guarantee, if such Default continues for 10 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

However, a Default under clause (iv), (v) or (vi) will not constitute an Event of Default until the Trustee or the Holders of at least 30% in principal amount of the Outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in such clause after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”  When a Default or an Event of Default is cured, it ceases.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any Event of Default under clause (vii), (x) or (xi) and any event that with the giving of notice or the lapse of time would become an Event of Default under clause (iv), (v) or (vi), its status and what action the Company is taking or proposes to take with respect thereto.

Section 602                                   Acceleration of Maturity; Rescission and Annulment.  If an Event of Default (other than an Event of Default specified in Section 601(viii) or Section 601(ix), with respect to the Company), occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least thirty percent (30%) in principal amount of the Outstanding Notes by notice to the Company and the Trustee, in either case specifying in such notice the respective Event of Default and that such notice is a “notice of acceleration,” may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately.

Notwithstanding the foregoing, if an Event of Default specified in Section 601(viii) or Section 601(ix), with respect to the Company, occurs and is continuing, the principal of and accrued interest on all the Outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in principal amount of the Outstanding Notes by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of such acceleration.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 603                                   Other Remedies; Collection Suit by Trustee.  If an Event of Default occurs and is continuing, the Trustee may, but is not obligated under this Section 603 to, pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.  If an Event of Default specified in Section 601(i) or 601(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 707.

Section 604                                   Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any other obligor upon the Notes, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 707.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 605                                   Trustee May Enforce Claims Without Possession of Notes.  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 606                                   Application of Money Collected.  Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:  to the payment of all amounts due the Trustee under Section 707;

Second:  to the payment of the amounts then due and unpaid upon the Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

Third:  to the Company.

Section 607                                   Limitation on Suits.  Subject to Section 608 hereof, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i)                                     such Holder has previously given the Trustee written notice that an Event of Default is continuing;
(ii)                                  Holders of at least 30% in principal amount of the Outstanding Notes have requested the Trustee in writing to pursue the remedy;
(iii)                               such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense;
(iv)                              the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and
(v)                                 the Holders of a majority in principal amount of the Outstanding Notes have not given the Trustee a direction inconsistent with the request within such 60-day period.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder, to obtain a preference or priority over another Holder or to enforce any right under this Indenture except in the manner herein provided and for the equal and ratable benefit of all Holders.

Section 608                                   Unconditional Right of Holders to Receive Principal and Interest.  Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the absolute and unconditional right to receive payment of the principal of (and premium, if any) and all (subject to Section 307) interest on such Note on the respective Stated Maturity or Interest Payment Dates expressed in such Note and to institute suit for the enforcement of any such payment on or after such respective Stated Maturity or Interest Payment Dates, and such right shall not be impaired without the consent of such Holder.

Section 609                                   Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 610                                   Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 611                                   Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 612                                   Control by Holders.  The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee, provided that

(1)                                  such direction shall not be in conflict with any rule of law or with this Indenture, and

(2)                                  the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 701, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.  This Section 612 shall be in lieu of § 316(a)(1)(A) of the TIA, and such § 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 613                                   Waiver of Past Defaults.  The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default

(1)                                  in the payment of the principal of or interest on any Note (which may only be waived with the consent of each Holder of Notes affected), or
(2)                                  in respect of a covenant or provision hereof that pursuant to the second paragraph of Section 902 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  In case of any such waiver, the Company, any other obligor upon the Notes, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.  This paragraph of this Section 613 shall be in lieu of § 316(a)(1)(B) of the TIA and such § 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 614                                   Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.  This Section 614 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturity or Interest Payment Dates expressed in such Note.

Section 615                                   Waiver of Stay, Extension or Usury Laws.  The Company agrees (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal of (or premium, if any) or interest on the Notes contemplated herein or in the Notes or that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

THE TRUSTEE

Section 701                                   Certain Duties and Responsibilities.  (a)  Except during the continuance of an Event of Default,

(1)                                  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.

(b)                                 In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of Section 701(a); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 612.

(d)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)                                  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 701 and Section 703.

Section 702                                   Notice of Defaults.  If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail within 90 days after it occurs, to all Holders as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, or premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 703                                   Certain Rights of Trustee.  Subject to the provisions of Section 701:

(1)                                  the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(2)                                  any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order thereof, and any resolution of any Person’s board of directors shall be sufficiently evidenced if certified by an Officer of such Person as having been duly adopted and being in full force and effect on the date of such certificate;
(3)                                  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate of the Company;
(4)                                  the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)                                  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
(6)                                  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document; and
(7)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 704                                   Not Responsible for Recitals or Issuance of Notes.  The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company and any other obligor upon the Notes in connection with the registration of any Notes and any Subsidiary Guarantees issued hereunder are and will be true and accurate subject to the qualifications set forth therein.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 705                                   May Hold Notes.  The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 708 and Section 713, may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

Section 706                                   Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 707            Compensation and Reimbursement.  The Company agrees,

(1)           to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(2)           except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses incurred by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
(3)           to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the Trustee’s part, arising out of or in connection with the administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Company needs not pay for any settlement made without its consent.  The provisions of this Section 707 shall survive the termination of this Indenture.

Section 708            Conflicting Interests.  If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall eliminate such interest, apply to the SEC for permission to continue as Trustee with such conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.  To the extent permitted by the TIA, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Original Notes and Additional Notes, or a trustee under any other indenture between the Company and the Trustee.

Section 709            Corporate Trustee Required; Eligibility.  There shall at all times be one (and only one) Trustee hereunder.  The Trustee shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50,000,000.  If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the TIA, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 709, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 710            Resignation and Removal; Appointment of Successor.  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 711.

The Trustee may resign at any time by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 711 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

If at any time:

(1)           the Trustee shall fail to comply with Section 708 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or
(2)           the Trustee shall cease to be eligible under Section 709 and shall fail to resign after written request therefor by the Company or by any such Holder, or
(3)           the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove the Trustee, or (B) subject to Section 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 711.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 711, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 711, then, subject to Section 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in

Section 110.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 711            Acceptance of Appointment by Successor.  In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII.

Section 712            Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 713            Preferential Collection of Claims Against the Company.  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor) or realizing on certain property received by it in respect of such claims.

Section 714            Appointment of Authenticating Agent.  The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate the Notes.  Any such appointment shall be evidenced by an instrument in writing signed by a Trust Officer, a copy of which instrument shall be promptly furnished to the Company.  Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or execution of a certificate of authentication) by such Authenticating Agent.  An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

ARTICLE VIII

HOLDERS’ LISTS AND REPORTS BY
TRUSTEE AND THE COMPANY

Section 801            The Company to Furnish Trustee Names and Addresses of Holders.  The Company will furnish or cause to be furnished to the Trustee

(1)           semi-annually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and
(2)           at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and to the extent and so long as the Trustee shall be the Note Registrar, no such list need be furnished pursuant to this Section 801.

Section 802            Preservation of Information; Communications to Holders.  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in Section 801 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar; provided, however, that if and so long as the Trustee shall be the Note Registrar, the Note Register shall satisfy the requirements relating to such list.  None of the Company, any Subsidiary Guarantor or the Trustee or any other Person shall be under any responsibility with regard to the accuracy of such list.  The Trustee may destroy any list furnished to it as provided in Section 801 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.

Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee, nor any agent of either of them, shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

Section 803            Reports by Trustee.  Within 60 days after each May 15, beginning with May 15, 2009, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto for so long as any Notes remain outstanding.  A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee or any applicable listing agent with each stock exchange upon which any Notes are listed, with the SEC and with the Company.  The Company will notify the Trustee when any Notes are listed on any stock exchange.

ARTICLE IX

AMENDMENT, SUPPLEMENT OR WAIVER

Section 901            Without Consent of Holders.  Without the consent of the Holders of any Notes, the Company, the Trustee and (as applicable) each Subsidiary Guarantor may amend or supplement this Indenture or the Notes, for any of the following purposes:

(1)           to cure any ambiguity, mistake, omission, defect or inconsistency,
(2)           to provide for the assumption by a successor of the obligations of the Company or a Subsidiary Guarantor under this Indenture,
(3)           to provide for uncertificated Notes in addition to or in place of certificated Notes,
(4)           to add Guarantees with respect to the Notes, to secure the Notes, to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Notes when such release, termination or discharge is provided for under this Indenture,
(5)           to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company,
(6)           to provide for or confirm the issuance of Additional Notes or Exchange Notes,
(7)           to increase the minimum denomination of the Notes to equal the dollar equivalent of €1,000 rounded up to the nearest $1,000 (including for purposes of redemption or repurchase of any Note in part),
(8)           to make any change that does not materially adversely affect the rights of any Holder under the Notes or this Indenture, or
(9)           to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA or otherwise.

Section 902            With Consent of Holders.  Subject to Section 608, the Company, the Trustee and (if applicable) each Subsidiary Guarantor may amend or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes) and the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes by written notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for Notes) may waive any existing Default or Event of Default or compliance by the Company or any Subsidiary Guarantor with any provision of this Indenture, the Notes or any Subsidiary Guarantee.

Notwithstanding the provisions of this Section 902, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 613, may not:

(i)            reduce the principal amount of the Notes whose Holders must consent to an amendment or waiver;
(ii)           reduce the rate of or extend the time for payment of interest on any Note;
(iii)          reduce the principal of or extend the Stated Maturity of any Note;
(iv)          reduce the premium payable upon the redemption of any Note or change the date on which any Note may be redeemed as described in Section 1001;
(v)           make any Note payable in money other than that stated in such Note;
(vi)          impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes; or
(vii)         make any change in the amendment or waiver provisions described in this paragraph.

It shall not be necessary for the consent of the Holders under this Section 902 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 902 becomes effective, the Company shall mail to the Holders, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or the effectiveness of any such amendment, supplement or waiver.

Section 903            Execution of Amendments, Supplements or Waivers.  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign it.  In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver has been duly authorized, executed and delivered by the Company and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect affecting creditors’ rights or remedies generally and to general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such amendment, supplement or waiver is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

Section 904            Revocation and Effect of Consents.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or any Note that evidences all or any part of the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  Subject to the following paragraph of this Section 904, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note by written notice to the Trustee or the Company, received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officer’s Certificate from the Company certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver as set forth in Section 108.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes, unless it makes a change described in any of clauses (i) through (viii) of the second paragraph of Section 902.  In that case, the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of such Note or any Note that evidences all or any part of the same debt as the consenting Holder’s Note.

Section 905            Conformity with TIA.  Every amendment or supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

Section 906            Notation on or Exchange of Notes.  If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (if required by the Company and in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee.  The Trustee shall (if required by the Company and in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

ARTICLE X

REDEMPTION OF NOTES

Section 1001          Right of Redemption.  (a)  The Notes will be redeemable, at the Company’s option, in whole or in part, at any time and from time to time on and after July 15, 2011 and prior to maturity at the applicable redemption price set forth below. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address in accordance with Section 1005. The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control. The Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 307), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

Redemption Period	Price
2011	105.3750%
2012	102.6875%
2013 and thereafter	100.0000%

(b)           In addition, at any time and from time to time on or prior to July 15, 2010, the Company at its option may redeem Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an equal aggregate amount (the “Redemption Amount”) not exceeding the aggregate proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 110.75% plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 307); provided, however, that an aggregate principal amount of Notes equal to at least 65% of the original aggregate principal amount of Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption of Notes.

The Company may make such redemption upon notice mailed by first-class mail to each Holder’s registered address in accordance with Section 1005 (but in no event more than 180 days after the completion of the related Equity Offering). The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

(c)           At any time prior to July 15, 2011, the Notes may also be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company’s option, at a price (the “Redemption Price”) equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 307). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder’s registered address in accordance with Section 1005. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note on July 15, 2011 (such redemption price being that described in Section 1001(a)), plus (2) all required remaining scheduled interest payments due on such Note through such date (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such Redemption Date.  Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to July 15, 2011; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(d)           The Company shall have the right, but not the obligation, to purchase all or part of the Notes held by the Committed Lenders (as defined in the Senior Interim Loan Agreement) in accordance with the terms of Section 2.5(e) of the Senior Interim Loan Agreement.

Section 1002          Applicability of Article.  Redemption or purchase of Notes as permitted by Section 1001 shall be made in accordance with this Article X.

Section 1003          Election to Redeem; Notice to Trustee.  In case of any redemption at the election of the Company of less than all of the Notes, the Company shall, at least two Business Days (but not more than 60 days) prior to the date on which notice is required to be mailed or caused to be mailed to Holders pursuant to Section 1005, notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

Section 1004          Selection by Trustee of Notes to Be Redeemed.  In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee not more than 60 days prior to the Redemption Date on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note with an original principal amount equal to or less than the Minimum Denomination will be redeemed in part.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Note that has been or is to be redeemed.

Section 1005          Notice of Redemption.  Notice of redemption or purchase as provided in Section 1001 shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at such Holder’s address appearing in the Note Register.

Any such notice shall state:

(1)           the expected Redemption Date,
(2)           the redemption price (or the formula by which the redemption price will be determined),
(3)           if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the portion of the respective principal amounts) of the Notes to be redeemed,
(4)           that, on the Redemption Date, the redemption price will become due and payable upon each such Note, and that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest thereon shall cease to accrue from and after said date, and
(5)           the place where such Notes are to be surrendered for payment of the redemption price.

In addition, if such redemption, purchase or notice is subject to satisfaction of one or more conditions precedent, as permitted by Section 1001, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Notice of such redemption or purchase of Notes to be so redeemed or purchased at the election of the Company shall be given by the Company or, at the Company’s request (made to the Trustee at least 40 days (or such shorter period as shall be satisfactory to the Trustee) prior to the Redemption Date), by the Trustee in the name and at the expense of the Company.  Any such request will set forth the information to be stated in such notice, as provided by this Section 1005.

The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 1006          Deposit of Redemption Price.  On or prior to 12:00 p.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 403) an amount of money sufficient to pay the redemption price of, and any accrued and unpaid interest on, all the Notes or portions thereof which are to be redeemed on that date.

Section 1007          Notes Payable on Redemption Date.  Notice of redemption having been given as provided in this Article X, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price herein specified and from and after such date (unless the Company shall default in the payment of the redemption price or the Paying Agent is prohibited from paying the redemption price pursuant to the terms of this Indenture) such Notes shall cease to bear interest.  Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid by the Company at the redemption price.  Installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 307.

On and after any Redemption Date, if money sufficient to pay the redemption price of and any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 1006, the Notes (or the portions thereof) called for redemption will cease to accrue interest and the only right of the Holders of such Notes (or portions thereof) will be to receive payment of the redemption price of and, subject to the last sentence of the preceding paragraph, any accrued and unpaid interest on such Notes (or portions thereof) to the Redemption Date.  If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note (or portion thereof).

Section 1008          Mandatory Redemption.  If the Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of each tax accrual period beginning with the first tax accrual period ending after July 24, 2012 (each, an “AHYDO Redemption Date”), the Company will be required to redeem for cash a portion of each such Note then outstanding equal to the Mandatory Principal Redemption Amount (as defined below) with respect to such accrual period (such redemption, a “Mandatory Principal Redemption”).  The redemption price for the portion of each Note redeemed pursuant to a Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption.  The “Mandatory Principal Redemption Amount” with respect to an accrual period means the portion of a Note required to be redeemed to prevent such Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code.  No partial redemption or repurchase of the Notes prior to an AHYDO Redemption Date pursuant to any other provision of this Indenture will alter the Company’s obligation to make a Mandatory Principal Redemption with respect to any Notes that remain outstanding on such AHYDO Redemption Date.

Section 1009          Notes Redeemed in Part.  Any Note that is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE XI

SATISFACTION AND DISCHARGE

Section 1101          Satisfaction and Discharge of Indenture.  This Indenture shall be discharged and shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(i)            either

(a)           all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306, and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 403) have been cancelled or delivered to the Trustee for cancellation; or

(b)           all such Notes not theretofore cancelled or delivered to the Trustee for cancellation

(1)           have become due and payable, or

(2)           will become due and payable at their Stated Maturity within one year, or

(3)           have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

(ii)           the Company has irrevocably deposited or caused to be deposited with the Trustee money, U.S. Government Obligations or a combination thereof, sufficient (without reinvestment) to pay and discharge the entire Indebtedness on such Notes not theretofore cancelled or delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be (provided that if such redemption shall be pursuant to Section 1001(c), (x) the amount of money or U.S. Government Obligations, or a combination thereof, that the Company must irrevocably deposit or cause to be deposited shall be determined using an assumed Applicable Premium calculated as of the date of such deposit and assuming the payment of any unpaid interest in the form of Cash Interest, as calculated by the Company, and (y) the Company must irrevocably deposit or cause to be deposited additional money in trust on the Redemption Date, as required by Section 1006, as necessary to pay the Applicable Premium as determined on such date);
(iii)          the Company has paid or caused to be paid all other sums then payable hereunder by the Company; and
(iv)          the Company has delivered to the Trustee an Officer’s Certificate of the Company and an Opinion of Counsel each to the effect that all conditions precedent provided for in this Section 1101 relating to the satisfaction and discharge of this Indenture have been complied with, provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii)).

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 707 and, if money shall have been deposited with the Trustee pursuant to Section 1101(ii), the obligations of the Trustee under Section 1102 shall survive.

Section 1102          Application of Trust Money.  Subject to the provisions of the last paragraph of Section 403, all money and/or U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 1101 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE XII

DEFEASANCE OR COVENANT DEFEASANCE

Section 1201          The Company’s Option to Effect Defeasance or Covenant Defeasance.  The Company may, at its option, at any time, elect to have terminated the obligations of the Company with respect to Outstanding Notes and to have terminated all of the obligations of the Subsidiary Guarantors with respect to the Subsidiary Guarantees, in each case, as set forth in this Article XII, and elect to have either Section 1202 or Section 1203 be applied to all of the Outstanding Notes (the “Defeased Notes”), upon compliance with the conditions set forth below in Section 1204.  Either Section 1202 or Section 1203 may be applied to the Defeased Notes to any Redemption Date or the Stated Maturity of the Notes.

Section 1202          Defeasance and Discharge.  Upon the Company’s exercise under Section 1201 of the option applicable to this Section 1202, the Company shall be deemed to have been released and discharged from its obligations with respect to the Defeased Notes on the date the relevant conditions set forth in Section 1204 below are satisfied (hereinafter, “Defeasance”).  For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1205 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and the Company and each of the Subsidiary Guarantors shall be deemed to have satisfied all other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, and interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Defeased Notes under Sections 304, 305, 306, 402, and 403, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including the Trustee’s rights under Section 707, and (d) this Article XII.  If the Company exercises its option under this Section 1202, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.  Subject to compliance with this Article XII, the Company may, at its option and at any time, exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Notes.

Section 1203          Covenant Defeasance.  Upon the Company’s exercise under Section 1201 of the option applicable to this Section 1203, (a) the Company shall be released from its obligations under any covenant or provision contained in Section 405 and Sections 407 through 415, and the provisions of clauses (iii), (iv) and (v) of Section 501(a) shall not apply, and (b) the occurrence of any event specified in clause (iv), (v) (with respect to Section 405 and Sections 407 through 415, inclusive), (vi), (vii), (viii) (with respect to Subsidiaries), (ix) (with respect to Subsidiaries), (x) or (xi) of Section 601 shall be deemed not to be or result in an Event of Default, in each case with respect to the Defeased Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants or provisions, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant or provision to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 601, but, except as specified above, the remainder of this Indenture and such Outstanding Notes shall be unaffected thereby.

Section 1204          Conditions to Defeasance or Covenant Defeasance.  The following shall be the conditions to application of either Section 1202 or Section 1203 to the Outstanding Notes:

(1)           The Company shall have irrevocably deposited or caused to be deposited with the Trustee, in trust, money or U.S. Government Obligations, or a combination thereof, in amounts as will be sufficient (without reinvestment), to pay and discharge the principal of, and premium, if any, and interest on the Defeased Notes to the Stated Maturity or relevant Redemption Date in accordance with the terms of this Indenture and the Notes (provided that if such redemption shall be pursuant to Section 1001(c), (x) the amount of money or U.S. Government Obligations or a combination thereof that the Company must irrevocably deposit or cause to be deposited shall be determined using an assumed Applicable Premium calculated as of the date of such deposit and assuming the payment of any unpaid interest in the form of Cash Interest, as calculated by the Company, and (y) the Company must irrevocably deposit or cause to be deposited additional money in trust on the Redemption Date, as required by Section 1006, as necessary to pay the Applicable Premium as determined on such date);
(2)           No Default or Event of Default shall have occurred and be continuing on the date of such deposit;
(3)           Such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;
(4)           In the case of an election under Section 1202, the Company shall have delivered to the Trustee an Opinion of Counsel from Debevoise & Plimpton LLP or other counsel in the United States to the effect that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the Closing Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm to the effect that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred; provided that such Opinion of Counsel need not be delivered if all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306, and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 403) not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their Stated Maturity within one year, or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee in the name, and at the expense, of the Company;
(5)           In the case of an election under Section 1203, the Company shall have delivered to the Trustee an Opinion of Counsel from Debevoise & Plimpton LLP or other counsel in the United States to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and
(6)           The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that all conditions precedent provided for in this Section 1204 relating to either the Defeasance under Section 1202 or the Covenant Defeasance under Section 1203, as the case may be, have been complied with.  In rendering such Opinion of Counsel, counsel may rely on an Officer’s Certificate as to compliance with the foregoing clauses (1), (2) and (3) of this Section 1204 or as to any matters of fact.

Section 1205          Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.  Subject to the provisions of the last paragraph of Section 403, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or such other Person that would qualify to act as successor trustee under Article VII, collectively and solely for purposes of this Section 1205, the “Trustee”) pursuant to Section 1204 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee and its agents and hold them harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204, or the principal, premium, if any, and interest received in respect thereof, other than any such tax, fee or other charge that by law is for the account of the Holders of the Defeased Notes.

Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver to the Company from time to time, upon Company Request, any money or U.S. Government Obligations held by it as provided in Section 1204 that, in the opinion of a nationally recognized accounting or investment banking firm expressed in a written certification thereof to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.  Subject to Article VII, the Trustee shall not incur any liability to any Person by relying on such opinion.

Section 1206          Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 1202 or 1203, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Subsidiary Guarantors under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 1202 or 1203, as the case may be; provided, however, that if the Company or any Subsidiary Guarantor makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company or Subsidiary Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

Section 1207          Repayment to the Company.  The Trustee shall pay to the Company upon Company Request any money held by it for the payment of principal or interest that remains unclaimed for two years after the Stated Maturity or the Redemption Date, as the case may be.  After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

ARTICLE XIII

SUBSIDIARY GUARANTEES

Section 1301          Guarantees Generally.

(a)           Guarantee of Each Subsidiary Guarantor.  Each Subsidiary Guarantor, as primary obligor and not merely as surety, hereby jointly and severally, irrevocably and fully and unconditionally Guarantees, on an unsecured senior basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under this Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the “Subsidiary Guaranteed Obligations”).

The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including but not limited to any Guarantee by it of any Bank Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

(b)           Further Agreements of Each Subsidiary Guarantor.  (i)  Each Subsidiary Guarantor hereby agrees that (to the fullest extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Indenture, the Notes or the obligations of the Company or any other Subsidiary Guarantor to the Holders or the Trustee hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a notation concerning its Subsidiary Guarantee is made on any particular Note, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

(ii)           Each Subsidiary Guarantor hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 1303) its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Subsidiary Guarantee.  Such Subsidiary Guarantee is a guarantee of payment and not of collection.  Each Subsidiary Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, subject to this Article XIII, (1) the maturity of the obligations guaranteed by its Subsidiary Guarantee may be accelerated as and to the extent provided in Article VI for the purposes of such Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by such Subsidiary Guarantee, and (2) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor in accordance with the terms of this Section 1301 for the purpose of such Subsidiary Guarantee.  Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Subsidiary Guaranteed Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Subsidiary Guarantors of their obligations under their respective Subsidiary Guarantees or under this Indenture.
(iii)          Until terminated in accordance with Section 1303, each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(c)           Each Subsidiary Guarantor that makes a payment or distribution under its Subsidiary Guarantee shall have the right to seek contribution from the Company or any non-paying Subsidiary Guarantor that has also Guaranteed the relevant Subsidiary Guaranteed

Obligations in respect of which such payment or distribution is made, so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

(d)           Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Subsidiary Guarantee, and the waiver set forth in Section 1305, are knowingly made in contemplation of such benefits.

(e)           Each Subsidiary Guarantor, pursuant to its Subsidiary Guarantee, also hereby agrees to pay any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Subsidiary Guarantee.

Section 1302          Continuing Guarantees.  (a)  Each Subsidiary Guarantee shall be a continuing Guarantee and shall (i) subject to Section 1303, remain in full force and effect until payment in full of the principal amount of all Outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Subsidiary Guaranteed Obligations of the Subsidiary Guarantor then due and owing, (ii) be binding upon such Subsidiary Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

(b)           The obligations of each Subsidiary Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced or terminated the obligations of any Subsidiary Guarantor hereunder and under its Subsidiary Guarantee (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Subsidiary Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Subsidiary Guarantor or otherwise, all as though such payment had not been made.

Section 1303          Release of Subsidiary Guarantees.  Notwithstanding the provisions of Section 1302, Subsidiary Guarantees will be subject to termination and discharge under the circumstances described in this Section 1303.  Any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any direct or indirect sale or disposition (by merger or otherwise) of any Subsidiary Guarantor or any interest therein in accordance with the terms of this Indenture (including Section 411 and Section 501) by the Company or a Restricted Subsidiary, following which such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Company, (ii) at any time that such Subsidiary Guarantor is released from all of its obligations under all of its Guarantees of payment of any Indebtedness of the Company or any Subsidiary Guarantor under Credit Facilities and Capital Markets Securities (it being understood that a release subject to contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Subsidiary Guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to provide a Subsidiary Guarantee pursuant to Section 414), (iii) upon the merger or consolidation of any Subsidiary Guarantor with and into the Company or another Subsidiary

Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Company or another Subsidiary Guarantor, (iv) concurrently with any Subsidiary Guarantor becoming an Unrestricted Subsidiary, (v) upon Defeasance or Covenant Defeasance of the Company’s obligations, or satisfaction and discharge of this Indenture, or (vi) subject to Section 1301(b)(iii) and Section 1302(b), upon payment in full of the aggregate principal amount of all Notes then Outstanding and all other Subsidiary Guaranteed Obligations then due and owing.  In addition, the Company will have the right, upon 30 days’ notice to the Trustee, to cause any Subsidiary Guarantor that has not guaranteed payment of any Indebtedness of the Company or any Subsidiary Guarantor under Credit Facilities or Capital Markets Securities to be unconditionally released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect.

Upon any such occurrence specified in this Section 1303, the Trustee shall execute any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of the applicable Subsidiary Guarantee.

Section 1304          [Reserved].

Section 1305          Waiver of Subrogation.  Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Notes and this Indenture or such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee and this Indenture, including any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until this Indenture is discharged and all of the Notes are discharged and paid in full.  If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.

Section 1306          Notation Not Required.  Neither the Company nor any Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any Subsidiary Guarantee or any release, termination or discharge thereof.

Section 1307          Successors and Assigns of Subsidiary Guarantors.  All covenants and agreements in this Indenture by each Subsidiary Guarantor shall bind its respective successors and assigns, whether so expressed or not.

Section 1308          Execution and Delivery of Subsidiary Guarantees.  The Company shall cause each Restricted Subsidiary that is required to become a Subsidiary Guarantor pursuant to Section 414, and each Subsidiary of the Company that the Company causes to become a

Subsidiary Guarantor pursuant to Section 414, to promptly execute and deliver to the Trustee a Supplemental Indenture substantially in the form set forth in Exhibit E to this Indenture, or otherwise in form and substance reasonably satisfactory to the Trustee, evidencing its Subsidiary Guarantee on substantially the terms set forth in this Article XIII.  Concurrently therewith, the Company shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that such Supplemental Indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors’ rights or remedies generally and to general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such Supplemental Indenture is a valid and binding agreement of such Restricted Subsidiary, enforceable against such Restricted Subsidiary in accordance with its terms.

Section 1309          Notices.  Notice to any Subsidiary Guarantor shall be sufficient if addressed to such Subsidiary Guarantor care of the Company at the address, place and manner provided in Section 109.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

THE SERVICEMASTER COMPANY

By:
Name:
Title:

SUBSIDIARY GUARANTORS:

[LIST CURRENT GUARANTORS]

By:
Name:
Title:

S-1

[INSERT NAME OF INSTITUTION APPOINTED AS TRUSTEE], as Trustee

By:
Name:
Title:

S-2

EXHIBIT A

FOR THE PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). FOR INFORMATION ABOUT THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY WITH RESPECT TO THIS NOTE, PLEASE CONTACT THE DIRECTOR OF FEDERAL AND INTERNATIONAL TAX AT 901-597-8942.

Form of Initial Note(1)
(FACE OF NOTE)

THE SERVICEMASTER COMPANY

10.75%/11.50% Senior Toggle Notes due 2015

CUSIP No.
No.	$

The ServiceMaster Company, a corporation duly organized and existing under the laws of the State of Delaware (and its successors and assigns) (the “Company”), promises to pay to                                            , or registered assigns, the principal sum of $                             ([                     ] United States Dollars) [(or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Sections 301, 312 and 313, as applicable, of the Indenture referred to on the reverse hereof)](2) (the “Principal Amount”) on July 15, 2015.

Interest on this Note shall be payable semi-annually in arrears on January 15 and July 15 of each year, commencing [January 15, 2009] (each, an “Interest Payment Date”).  [Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no interest has been paid, from the Issue Date.](3)  [Interest on this Note will accrue (or will be deemed to have accrued) from the

(1)          Insert any applicable legends from Article II.

(2)          Include only if the Note is issued in global form.

(3)          Include only for Original Notes.

most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no such interest has been paid, from [July 24, 2008](4).](5).

Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 and July 1 (whether or not a Business Day) (a “Regular Record Date”), as the case may be, immediately preceding such Interest Payment Date.  Any interest (including Cash Interest) on the Notes that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election, to the Person in whose name the Notes (or one or more Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in Section 307 of the Indenture.

The Holder of this Note is entitled to the benefits of the Exchange and Registration Rights Agreement, dated [July 24, 2008], among the Company and the Lenders named therein (the “Registration Rights Agreement”).  Until (i) this Note has been exchanged for an Exchange Security (as defined in the Registration Rights Agreement) in an Exchange Offer (as defined in the Registration Rights Agreement); (ii) a Shelf Registration Statement (as defined in the Registration Rights Agreement) registering this Note under the Securities Act has been declared or becomes effective and this Note has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; (iii) this Note is sold pursuant to Rule 144 under circumstances in which any legend borne by this Note relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or pursuant to the Indenture referred to on the reverse hereof; or (iv) this Note is eligible to be sold pursuant to paragraph (k) of Rule 144:  From and including the date on which a Registration Default (as defined below) shall occur to but excluding the date on which such Registration Default has been cured, additional interest will accrue on this Note

(4)          Insert the Interest Payment Date immediately preceding the date of issuance of the applicable Additional Notes, or if the date of issuance of such Additional Notes is an Interest Payment Date, such date of issuance.

(5)          Include only for Additional Notes.

H-A-2

until such time as all Registration Defaults have been cured at the rate of (a) prior to the 91st day of such period (for so long as such period is continuing), 0.25% per annum and (b) thereafter (so long as such period is continuing), 0.50% per annum.  Any such additional interest shall not exceed such respective rates for such respective periods, and shall not in any event exceed 0.50% per annum in the aggregate, regardless of the number of Registration Defaults that shall have occurred and be continuing.  Any such additional interest shall be paid in the same manner and on the same dates as interest payments in respect of this Note.  Following the cure of all Registration Defaults, the accrual of such additional interest will cease.  A Registration Default under clause (iii) or (iv) below will be deemed cured upon consummation of the Exchange Offer in the case of a Shelf Registration Statement required to be filed due to a failure to consummate the Exchange Offer within the required time period.  For purposes of the foregoing, each of the following events, as more particularly defined in the Registration Rights Agreement, is a “Registration Default”:  (i) neither a Shelf Registration Statement nor an Exchange Registration Statement has become effective or been declared effective on or prior to [April 20, 2009]; (ii) the Company elects to file and cause to become effective or be declared effective an Exchange Registration Statement pursuant to Section 2(b) of the Registration Rights Agreement and the Exchange Offer has not been consummated on or prior to [May 20, 2009]; (iii) if a Shelf Registration Statement required to be filed under Section 2(c) of the Registration Rights Agreement has not become effective or been declared effective by the SEC on or prior to [April 20, 2009] or (iv) if any Shelf Registration Statement required by the Registration Rights Agreement is filed and has become effective or been declared effective, and during the period the Company is required to use its commercially reasonable efforts to cause the Shelf Registration Statement to remain effective, (1) the Company shall have suspended the Shelf Registration Statement for more than 60 days in the aggregate in any consecutive twelve-month period and be continuing to suspend the availability of the Shelf Registration Statement, or (2) the Shelf Registration Statement ceases to be effective (other than by action of the Company pursuant to the second paragraph of Section 2(a) or Section 2(c) of the Registration Rights Agreement) without being replaced within 90 days by a Shelf Registration Statement that is filed and declared effective.(6)(7)

For any semi-annual interest period through the Interest Payment Date immediately prior to July 24, 2011, the Company may, at its option, elect to pay interest on the Notes (1) entirely in cash (“Cash Interest”), (2) entirely by increasing the principal amount of the Outstanding Notes (“PIK Interest”) or (3) 50% as Cash Interest and 50% as PIK Interest.  Cash Interest shall accrue on the Notes for each day during such interest period at a rate per annum equal to 10.75% (the “Cash Interest Rate”).  PIK Interest shall accrue on the Notes for each day

(6)          Include only for Initial Note when required by the Registration Rights Agreement.

(7)          For an Initial Additional Note, add any similar provision, if any, as may be agreed by the Company with respect to additional interest on such Initial Additional Note.

H-A-3

during such interest period at a rate per annum equal to 11.50%, which is the Cash Interest Rate plus 75 basis points.  Interest payable after July 15, 2011 shall be payable in the form of Cash Interest.

To elect the form of interest payment with respect to any semi-annual interest period through the Interest Payment Date immediately prior to July 24, 2011, the Company shall give the Trustee written notice of such election (an “Election Notice”) not less than five Business Days prior to the commencement of the related interest period, or, in the case of the first semi-annual interest period following the Issue Date, not less than three Business days prior to the Issue Date.  Each Election Notice shall include information to the following effect:  (1) the relevant Interest Payment Date; (2) whether interest shall be paid on such Interest Payment Date entirely as Cash Interest, entirely as PIK Interest or 50% as Cash Interest and 50% as PIK Interest; and (3) in the case of any PIK Payment (as defined below), the increase in the principal amount of the Notes to be effective upon the relevant Interest Payment Date as a result of such PIK Payment and the principal amount of the Notes outstanding as of such Interest Payment Date giving effect to such PIK Payment, as determined in accordance with the Indenture.  The Trustee shall promptly deliver a corresponding notice to the Holders of the Notes.  In the absence of such an election for any semi-annual interest period with respect to the Notes, interest on the Notes shall be payable entirely in the form specified in the most recent Election Notice given by the Company to the Trustee.

PIK Interest shall be payable on the related Interest Payment Date by increasing the principal amount of the Outstanding Notes by an amount equal to the amount of PIK Interest for the applicable semi-annual interest period (a “PIK Payment”), as hereinafter provided.  If the Company elects to pay 50% as Cash Interest and 50% as PIK Interest, such Cash Interest and PIK Interest shall be paid to Holders of Notes pro rata in accordance with their interests.  Following an increase in the principal amount of the Outstanding Notes as a result of a PIK Payment, the Notes shall accrue interest on such increased principal amount from and after the related Interest Payment Date of such PIK Payment.  On the Interest Payment Date for such PIK Payment, the principal amount of each Note shall be increased by the amount of the PIK Interest payable, rounded up to the nearest $1.00, for the relevant semi-annual interest period on the principal amount of such Note as of the relevant Regular Record Date for such Interest Payment Date, to the credit of the Holders of such Notes on such Regular Record Date, pro rata in accordance with their interests, automatically without any further action by any Person.  In the case of the Global Notes, such increase in principal amount shall be recorded in the Note Registrar’s books and records and in the schedule to the Global Notes in accordance with the Indenture.  Alternatively, the Company may elect, at its option, to issue a new Note or new Notes having a principal amount equal to the amount of the PIK Payment.

References in the Indenture and in this Note to the “principal amount” of the Notes shall include increases in the principal amount of the Outstanding Notes as a result of any PIK Payment.

H-A-4

Payment of the principal of (and premium, if any) and interest (including Cash Interest) on this Note will be made at the Corporate Trust Office of the Trustee, or such other office or agency of the Company maintained for that purpose; provided, however, that at the option of the Company, payment of Cash Interest may be made by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

H-A-5

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THE SERVICEMASTER COMPANY

By:
Name:
Title:

This is one of the Notes referred to in the within mentioned Indenture.

[INSERT NAME OF INSTITUTION APPOINTED AS TRUSTEE], as Trustee

Authorized Officer

Dated:

H-A-6

(REVERSE OF NOTE)

This Note is one of the duly authorized issue of 10.75%/11.50% Senior Toggle Notes due 2015 of the Company (herein called the “Notes”), issued under an Indenture, dated as of [July 24, 2008] (herein called the “Indenture,” which term shall have the meanings assigned to it in such instrument), among the Company, as issuer, the Subsidiary Guarantors from time to time parties thereto and [insert name of institution appointed as Trustee], as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect from time to time (the “TIA”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  Additional Notes may be issued under the Indenture which will vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note may hereafter be entitled to certain other senior Subsidiary Guarantees made for the benefit of the Holders.  Reference is made to Article XIII of the Indenture for terms relating to such Subsidiary Guarantees, including the release, termination and discharge thereof.  Neither the Company nor any Subsidiary Guarantor shall be required to make any notation on this Note to reflect any Subsidiary Guarantee or any such release, termination or discharge.

The Notes will be redeemable, at the Company’s option, in whole or in part, at any time and from time to time on and after July 15, 2011 and prior to maturity at the applicable redemption price set forth below.  Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address in accordance with the Indenture.  The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.  Any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control.  The Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 307 of the Indenture), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

H-A-7

Period	Redemption Price

2011	105.3750%

2012	102.6875%

2013 and thereafter	100.0000%

In addition, at any time and from time to time on or prior to July 15, 2010, the Company at its option may redeem Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of Notes (including the principal amount of any Additional Notes), with funds in an equal aggregate amount not exceeding the aggregate proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 110.75%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 307 of the Indenture); provided, however, that an aggregate principal amount of Notes equal to at least 65% of the original aggregate principal amount of Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption.  The Company may make such redemption upon notice mailed by first-class mail to each Holder’s registered address in accordance with the Indenture (but in no event more than 180 days after the completion of the related Equity Offering).  The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.  Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

At any time prior to July 15, 2011, the Notes may also be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company’s option, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date pursuant to Section 307 of the Indenture). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder’s registered address in accordance with the Indenture.  The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person.  Any such redemption, purchase or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

If the Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of each tax accrual period

H-A-8

beginning with the first tax accrual period ending after July 24, 2012 (each, an “AHYDO Redemption Date”), the Company will be required to redeem for cash a portion of each Note then outstanding equal to the Mandatory Principal Redemption Amount (as defined below) with respect to such accrual period (such redemption, a “Mandatory Principal Redemption”).  The redemption price for the portion of each Note redeemed pursuant to a Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption.  The “Mandatory Principal Redemption Amount” with respect to an accrual period means the portion of a Note required to be redeemed to prevent such Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code.  No partial redemption or repurchase of the Notes prior to an AHYDO Redemption Date pursuant to any other provision of the Indenture will alter the Company’s obligation to make a Mandatory Principal Redemption with respect to any Notes that remain outstanding on such AHYDO Redemption Date.

The Indenture provides that, upon the occurrence after the Issue Date of a Change of Control, each Holder of Notes will have the right to require that the Company repurchase all or any part of such Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of such repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Company shall not be obligated to repurchase Notes in the event it has exercised its right to redeem all the Notes as described above.

The Notes will not be entitled to the benefit of a sinking fund.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and certain Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and accrued but unpaid interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

H-A-9

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 30% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to pursue such remedy, such Holder or Holders shall have offered the Trustee reasonable security or indemnity against any loss, liability or expense, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar, duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of the Minimum Denomination and any integral multiple of $1,000.00 in excess thereof, subject to the provisions of Section 301 of the Indenture in respect of increases in principal amount of Notes resulting from any PIK Payment.  As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration, transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith.

The Company, any Subsidiary Guarantor, the Trustee, the Paying Agent and any agent of any of them may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 307 of the Indenture) interest on, such Note and for all other purposes whatsoever, whether or not this Note be overdue, and none of the Company, any Subsidiary Guarantor, the

H-A-10

Trustee, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

No director, officer, employee, incorporator or stockholder, as such, of the Company, any Subsidiary Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company, or any Subsidiary Guarantor under the Indenture, the Notes or any Subsidiary Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation.  Each Noteholder, by accepting this Note, hereby waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

H-A-11

[FORM OF CERTIFICATE OF TRANSFER]

FOR VALUE RECEIVED the undersigned holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

Check One

☐                                    (a)           this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

☐                                    (b)           this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 313 of the Indenture shall have been satisfied.

Date:

H-A-12

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

H-A-13

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive
officer

H-A-14

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to Section 411 or 415 of the Indenture, check the box:  ☐.

If you wish to have a portion of this Note purchased by the Company pursuant to Section 411 or 415 of the Indenture, state the amount below:

$

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

H-A-15

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Interest Payment Date for PIK Payments or Date of Exchange	Amount of decreases in principal amount of this Global Note	Amount of increases in principal amount of this Global Note	Principal amount of this Global Note following such decreases or increases	Signature of authorized officer of Trustee or Notes Custodian

H-A-16

EXHIBIT B

FOR THE PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). FOR INFORMATION ABOUT THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY WITH RESPECT TO THIS NOTE, PLEASE CONTACT THE DIRECTOR OF FEDERAL AND INTERNATIONAL TAX AT 901-597-8942.

Form of Exchange Note(8)
(FACE OF NOTE)

THE SERVICEMASTER COMPANY

10.75%/11.50% Senior Toggle Notes due 2015

CUSIP No.
No.	$

The ServiceMaster Company, a corporation duly organized and existing under the laws of the State of Delaware (and its successors and assigns) (the “Company”), promises to pay to ________________________, or registered assigns, the principal sum of $________________ ([                     ] United States Dollars) [(or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Sections 301, 312 and 313, as applicable, of the Indenture referred to on the reverse hereof)](9) (the “Principal Amount”) on July 15, 2015.

Interest on this Note shall be payable semi-annually in arrears on January 15 and July 15 of each year, commencing [January 15, 2009] (each, an “Interest Payment Date”).  [Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no interest has been paid, from the Issue Date.](10)  [Interest on this Note will accrue (or will be deemed to have accrued) from the

(8)         Insert any applicable legends from Article II.

(9)         Include only if the Note is issued in global form.

(10)                    Include only for Original Notes.

most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no such interest has been paid, from [July 24, 2008](11).](12)

Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 and July 1 (whether or not a Business Day) (a “Regular Record Date”), as the case may be, immediately preceding such Interest Payment Date.  Any interest (including Cash Interest) on the Notes that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election, to the Person in whose name the Notes (or one or more Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in Section 307 of the Indenture.

For any semi-annual interest period through the Interest Payment Date immediately prior to July 24, 2011, the Company may, at its option, elect to pay interest on the Notes (1) entirely in cash (“Cash Interest”), (2) entirely by increasing the principal amount of the Outstanding Notes (“PIK Interest”) or (3) 50% as Cash Interest and 50% as PIK Interest.  Cash Interest shall accrue on the Notes for each day during such interest period at a rate per annum equal to 10.75% (the “Cash Interest Rate”).  PIK Interest shall accrue on the Notes for each day during such interest period at a rate per annum equal to 11.50%, which is the Cash Interest Rate plus 75 basis points.  Interest payable after July 15, 2011 shall be payable in the form of Cash Interest.

To elect the form of interest payment with respect to any semi-annual interest period through the Interest Payment Date immediately prior to July 24, 2011, the Company shall give the Trustee written notice of such election (an “Election Notice”) not less than five Business Days prior to the commencement of the related interest period, or, in the case of the first semi-

(11)                       Insert the Interest Payment Date immediately preceding the date of issuance of the applicable Additional Notes, or if the date of issuance of such Additional Notes is an Interest Payment Date, such date of issuance.

(12)                       Include only for Additional Notes.

H-B-2

annual interest period following the Issue Date, not less than three Business Days prior to the Issue Date.  Each Election Notice shall include information to the following effect:  (1) the relevant Interest Payment Date; (2) whether interest shall be paid on such Interest Payment Date entirely as Cash Interest, entirely as PIK Interest or 50% as Cash Interest and 50% as PIK Interest; and (3) in the case of any PIK Payment (as defined below), the increase in the principal amount of the Notes to be effective upon the relevant Interest Payment Date as a result of such PIK Payment and the principal amount of the Notes outstanding as of such Interest Payment Date giving effect to such PIK Payment, as determined in accordance with the Indenture.  The Trustee shall promptly deliver a corresponding notice to the Holders of the Notes.  In the absence of such an election for any semi-annual interest period with respect to the Notes, interest on the Notes shall be payable entirely in the form specified in the most recent Election Notice given by the Company to the Trustee.

PIK Interest shall be payable on the related Interest Payment Date by increasing the principal amount of the Outstanding Notes by an amount equal to the amount of PIK Interest for the applicable semi-annual interest period (a “PIK Payment”), as hereinafter provided.  If the Company elects to pay 50% as Cash Interest and 50% as PIK Interest, such Cash Interest and PIK Interest shall be paid to Holders of Notes pro rata in accordance with their interests.  Following an increase in the principal amount of the Outstanding Notes as a result of a PIK Payment, the Notes shall accrue interest on such increased principal amount from and after the related Interest Payment Date of such PIK Payment.  On the Interest Payment Date for such PIK Payment, the principal amount of each Note shall be increased by the amount of the PIK Interest payable, rounded up to the nearest $1.00, for the relevant semi-annual interest period on the principal amount of such Note as of the relevant Regular Record Date for such Interest Payment Date, to the credit of the Holders of such Notes on such Regular Record Date, pro rata in accordance with their interests, automatically without any further action by any Person.  In the case of the Global Notes, such increase in principal amount shall be recorded in the Note Registrar’s books and records and in the schedule to the Global Notes in accordance with the Indenture.  Alternatively, the Company may elect, at its option, to issue a new Note or new Notes having a principal amount equal to the amount of the PIK Payment.

References in the Indenture and in this Note to the “principal amount” of the Notes shall include increases in the principal amount of the Outstanding Notes as a result of any PIK Payment.

Payment of the principal of (and premium, if any) and interest (including Cash Interest) on this Note will be made at the Corporate Trust Office of the Trustee, or such other office or agency of the Company maintained for that purpose; provided, however, that at the option of the Company, payment of Cash Interest may be made by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

H-B-3

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

H-B-4

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THE SERVICEMASTER COMPANY

By:
Name:
Title:

This is one of the Notes referred to in the within mentioned Indenture.

[INSERT NAME OF INSTITUTION APPOINTED AS TRUSTEE], as Trustee

Authorized Officer
Dated:

H-B-5

(REVERSE OF NOTE)

This Note is one of the duly authorized issue of 10.75%/11.50% Senior Toggle Notes due 2015 of the Company (herein called the “Notes”), issued under an Indenture, dated as of [July 24, 2008] (herein called the “Indenture,” which term shall have the meanings assigned to it in such instrument), among the Company, as issuer, the Subsidiary Guarantors from time to time parties thereto and [insert name of institution appointed as Trustee], as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect from time to time (the “TIA”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  Additional Notes may be issued under the Indenture which will vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note may hereafter be entitled to certain other senior Subsidiary Guarantees made for the benefit of the Holders.  Reference is made to Article XIII of the Indenture for terms relating to such Subsidiary Guarantees, including the release, termination and discharge thereof.  Neither the Company nor any Subsidiary Guarantor shall be required to make any notation on this Note to reflect any Subsidiary Guarantee or any such release, termination or discharge.

The Notes will be redeemable, at the Company’s option, in whole or in part, at any time and from time to time on and after July 15, 2011 and prior to maturity at the applicable redemption price set forth below.  Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address in accordance with the Indenture.  The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.  Any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control.  The Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 307 of the Indenture), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

H-B-6

Period	Redemption Price

2011	105.3750%

2012	102.6875%

2013 and thereafter	100.0000%

In addition, at any time and from time to time on or prior to July 15, 2010, the Company at its option may redeem Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of Notes (including the principal amount of any Additional Notes), with funds in an equal aggregate amount not exceeding the aggregate proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 110.75%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 307 of the Indenture); provided, however, that an aggregate principal amount of Notes equal to at least 65% of the original aggregate principal amount of Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption.  The Company may make such redemption upon notice mailed by first-class mail to each Holder’s registered address in accordance with the Indenture (but in no event more than 180 days after the completion of the related Equity Offering).  The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.  Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

At any time prior to July 15, 2011, the Notes may also be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company’s option, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date pursuant to Section 307 of the Indenture). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder’s registered address in accordance with the Indenture.  The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person.  Any such redemption, purchase or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

If the Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of each tax accrual period

H-B-7

beginning with the first tax accrual period ending after July 24, 2012 (each, an “AHYDO Redemption Date”), the Company will be required to redeem for cash a portion of each Note then outstanding equal to the Mandatory Principal Redemption Amount (as defined below) with respect to such accrual period (such redemption, a “Mandatory Principal Redemption”).  The redemption price for the portion of each Note redeemed pursuant to a Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption.  The “Mandatory Principal Redemption Amount” with respect to an accrual period means the portion of a Note required to be redeemed to prevent such Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code.  No partial redemption or repurchase of the Notes prior to an AHYDO Redemption Date pursuant to any other provision of the Indenture will alter the Company’s obligation to make a Mandatory Principal Redemption with respect to any Notes that remain outstanding on such AHYDO Redemption Date.

The Indenture provides that, upon the occurrence after the Issue Date of a Change of Control, each Holder of Notes will have the right to require that the Company repurchase all or any part of such Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of such repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Company shall not be obligated to repurchase Notes in the event it has exercised its right to redeem all the Notes as described above.

The Notes will not be entitled to the benefit of a sinking fund.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and certain Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and accrued but unpaid interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

H-B-8

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 30% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to pursue such remedy, such Holder or Holders shall have offered the Trustee reasonable security or indemnity against any loss, liability or expense, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar, duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of the Minimum Denomination and any integral multiple of $1,000.00 in excess thereof, subject to the provisions of Section 301 of the Indenture in respect of increases in principal amount of Notes resulting from any PIK Payment.  As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration, transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith.

The Company, any Subsidiary Guarantor, the Trustee, the Paying Agent and any agent of any of them may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 307 of the Indenture) interest on, such Note and for all other purposes whatsoever, whether or not this Note be overdue, and none of the Company, any Subsidiary Guarantor, the

H-B-9

Trustee, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

No director, officer, employee, incorporator or stockholder, as such, of the Company, any Subsidiary Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company, or any Subsidiary Guarantor under the Indenture, the Notes or any Subsidiary Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation.  Each Noteholder, by accepting this Note, hereby waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

H-B-10

[FORM OF CERTIFICATE OF TRANSFER]

FOR VALUE RECEIVED the undersigned holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

Check One

☐	(a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

☐	(b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 313 of the Indenture shall have been satisfied.

Date:

H-B-11

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

H-B-12

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive
officer

H-B-13

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to Section 411 or 415 of the Indenture, check the box:  ☐.

If you wish to have a portion of this Note purchased by the Company pursuant to Section 411 or 415 of the Indenture, state the amount below:

$

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

H-B-14

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Interest Payment Date for PIK Payments or Date of Exchange	Amount of decreases in principal amount of this Global Note	Amount of increases in principal amount of this Global Note	Principal amount of this Global Note following such decreases or increases	Signature of authorized officer of Trustee or Notes Custodian

H-B-15

EXHIBIT C

Form of Certificate of Beneficial Ownership

On or after [                 ], 20[  ]

[INSERT NAME OF INSTITUTION APPOINTED AS TRUSTEE]
[Address]
[Address]
Attention:  [insert relevant department]

Re:                                The ServiceMaster Company (the “Company”)

10.75%/11.50% Senior Toggle Notes due 2015 (the “Notes”)

Ladies and Gentlemen:

This letter relates to $                 principal amount of Notes represented by the offshore [temporary] global note certificate (the “[Temporary] Regulation S Global Note”).  Pursuant to Section 313(3) of the Indenture dated as of [July 24, 2008] relating to the Notes (the “Indenture”), we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the [Temporary] Regulation S Global Note and (2) we are either (i) a Non-U.S. Person to whom the Notes could be transferred in accordance with Rule 903 or 904 of Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Act”) or (ii) a U.S. Person who purchased securities in a transaction that did not require registration under the Act.

You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Holder]

By:
Authorized Signature

EXHIBIT D

Form of Regulation S Certificate

Regulation S Certificate

[INSERT NAME OF INSTITUTION APPOINTED AS TRUSTEE]
[Address]
[Address]
Attention:  [insert relevant department]

Re:                                The ServiceMaster Company (the “Company”)

10.75%/11.50% Senior Toggle Notes due 2015 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $                 aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, we hereby certify as follows:

1.  The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or 902(k)(2)(i) of Regulation S under the circumstances described in Rule 902(h)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

2.  Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.  No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable.

4.  The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.  If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before end of the distribution compliance period under Regulation S, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904 of Regulation S.

6.  If the proposed transfer takes place before the end of the distribution compliance period under Regulation S, the beneficial interest in the Notes so transferred will be held immediately thereafter through Euroclear (as defined in such Indenture) or Clearstream (as defined in such Indenture).

7.  We have advised the transferee of the transfer restrictions applicable to the Notes.

You, the Company and counsel for the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[NAME OF SELLER]

By:
Name:
Title:
Address:

Date of this Certificate:                        , 20

H-D-2

EXHIBIT E

Form of Supplemental Indenture in Respect of Subsidiary Guarantee

SUPPLEMENTAL INDENTURE, dated as of [         ] (this “Supplemental Indenture”), among [name of Guarantor(s)] (the “Subsidiary Guarantor(s)”), and The ServiceMaster Company, a corporation duly organized and existing under the laws of the State of Delaware (and its successors and assigns, the “Company”), and each other then existing Subsidiary Guarantor under the Indenture referred to below (the “Existing Guarantors”), and [Insert name of institution appointed as Trustee], as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, any Existing Guarantors and the Trustee have heretofore become parties to an Indenture, dated as of  [July 24, 2008], (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 10.75%/11.50% Senior Toggle Notes due 2015 of the Company (the “Notes”);

WHEREAS, Section 1308 of the Indenture provides that the Company is required to cause the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantors shall guarantee the Company’s Subsidiary Guaranteed Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein and in Article XIII of the Indenture;

WHEREAS, each Subsidiary Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Subsidiary Guarantor is dependent on the financial performance and condition of the Company, the obligations hereunder of which such Subsidiary Guarantor has guaranteed, and on such Subsidiary Guarantor’s access to working capital through the Company’s access to revolving credit borrowings under the Senior Credit Agreements; and

WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.  Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.  Agreement to Guarantee.  [The] [Each] Subsidiary Guarantor hereby agrees, jointly and severally with [all] [any] other Subsidiary Guarantors and fully and unconditionally, to guarantee the Subsidiary Guaranteed Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor.

3.  Termination, Release and Discharge.  [The] [Each] Subsidiary Guarantor’s Subsidiary Guarantee shall terminate and be of no further force or effect, and [the] [each] Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guarantee, as and when provided in Section 1303 of the Indenture.

4.  Parties.  Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of [the] [each] Subsidiary Guarantor’s Subsidiary Guarantee or any provision contained herein or in Article XIII of the Indenture.

5.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6.  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

7.  Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

8.  Headings.  The Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

H-E-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NAME OF SUBSIDIARY GUARANTOR(S)], as Subsidiary Guarantor

By:
Name:
Title:

THE SERVICEMASTER COMPANY

By:
Name:
Title:

[INSERT NAME OF INSTITUTION APPOINTED AS TRUSTEE], as Trustee

By:
Name:
Title:

H-E-3

EXHIBIT F

Form of Certificate from Acquiring Institutional Accredited Investors

[INSERT NAME OF INSTITUTION APPOINTED AS TRUSTEE]
[Address]
[Address]
Attn:  [Department]

Re:                                The ServiceMaster Company (the “Company”)

10.75%/11.50% Senior Toggle Notes due 2015 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $                aggregate principal amount of Notes, we confirm that:

1.             We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of [July 24, 2008] relating to the Notes (the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.             We understand that the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered, sold or otherwise transferred except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Notes within two years after the original issuance of the Notes, we will do so only (A) to the Company, (B) inside the United States to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act, (C) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and in the Indenture.

3.             We understand that, on any proposed transfer of any Notes prior to the later of the original issue date of the Notes and the last date the Notes were held by an affiliate of the Company pursuant to paragraphs 2(C), 2(D) and 2(E) above, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed transfer complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are acquiring the Notes for investment purposes and not with a view to, or offer or sale in connection with, any distribution in violation of the Securities Act, and we are each able to bear the economic risk of our or its investment.

5.             We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You, the Company, and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

(Name of Transferee)

By:
Authorized Signature

H-F-2

EXHIBIT I TO
SENIOR INTERIM LOAN CREDIT AGREEMENT

The ServiceMaster Company

$[                    ] 10.75%/11.50% Senior Toggle Notes due 2015

Exchange and Registration Rights Agreement

[                 ], 200[7][8]

JPMorgan Chase Bank, N.A.

As Administrative Agent for the Lenders
referred to below

c/o JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

The ServiceMaster Company, a Delaware corporation (the “Company”), proposes to issue upon the terms set forth in the Credit Agreement (as defined herein) to the Lenders (as defined in the Credit Agreement), an aggregate of $[     ] million principal amount of 10.75%/11.50% Senior Toggle Notes due 2015 of the Company (the “Notes”) upon conversion of a like aggregate principal amount of Loans (as defined in the Credit Agreement) into such Notes pursuant to Section 2.5(a) of the Credit Agreement.  In satisfaction of a condition to the conversion of Loans into the Notes, the Company agrees with the Administrative Agent (as defined herein) for the benefit of the Lenders and the other holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

1.             Certain Definitions.  For purposes of this Exchange and Registration Rights Agreement, the following terms shall have the following respective meanings:

“Administrative Agent” means JPMorgan Chase Bank, N.A., as administrative agent for the Lenders under the Credit Agreement.

“Base Interest” shall mean the interest that would otherwise accrue on the Securities under the terms thereof and the Indenture, without giving effect to the provisions of this Agreement.

“broker-dealer” shall mean any broker or dealer registered with the Commission under the Exchange Act.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“Closing Date” shall mean the date on which the Securities are initially issued.

“Credit Agreement” shall mean the Senior Interim Loan Credit Agreement, dated as of July 24, 2007, among the Company, the several banks and other financial institutions party thereto, and the Administrative Agent.

“Effective Time,” in the case of (i) an Exchange Registration, shall mean the time and date as of which the Commission declares the Exchange Registration Statement effective or as of which the Exchange Registration Statement otherwise becomes effective and (ii) a Shelf Registration, shall mean the time and date as of which the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective.

“Electing Holder” shall mean any holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(d)(ii) or 3(d)(iii) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

“Exchange Offer” shall have the meaning assigned thereto in Section 2(b) hereof.

“Exchange Registration” shall have the meaning assigned thereto in Section 3(c) hereof.

“Exchange Registration Statement” shall have the meaning assigned thereto in Section 2(b) hereof

“Exchange Securities” shall have the meaning assigned thereto in Section 2(b) hereof.

“Guarantees” shall mean the Guarantees issued by each Guarantor with respect to the Notes.

“holder” shall mean each of the Lenders and other persons who acquire Registrable Securities from time to time (including any successors or assigns), in each case for so long as such person owns any Registrable Securities.

“Indenture” shall mean the Indenture, dated as of the date hereof, among the Company, the subsidiary guarantors parties thereto (the “Guarantors”) and [Trustee], as Trustee, governing the Company’s $[      ] million principal amount of 10.75%/11.50% Senior Toggle Notes due 2015, as the same shall be amended or supplemented from time to time.

“Issuer Free Writing Prospectus” shall mean any issuer free writing prospectus (as such term is defined in Rule 433(h)(1) under the Securities Act) that has been prepared by the Company.

“Majority Electing Holder” shall have the meaning assigned thereto in Section 3(d)(vi).

“Lenders” means the Lenders (as defined in the Credit Agreement) that are acquiring Registrable Securities upon conversion of their Loans (as defined in the Credit Agreement) as described in the initial paragraph hereof.

“Notice and Questionnaire” means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto, with such changes thereto as the Company may reasonably determine.

“person” shall mean a corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

“Registrable Securities” shall mean the Securities; provided, however, that a Security shall cease to be a Registrable Security when (i) the Security has been exchanged for an Exchange Security in an Exchange Offer as contemplated in Section 2(b) hereof (provided that any Exchange Security that, pursuant to the last sentence of the first paragraph of Section 2(b), is included in a prospectus for use in connection with resales by broker-dealers shall be deemed to be a Registrable Security with respect to Sections 5 and 8(h) until resale of such Registrable Security has been effected within the 90-day period referred to in Section 2(b)); (ii) a Shelf Registration Statement registering such Security under the Securities Act becomes effective and such Security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; (iii) such Security is sold pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or pursuant to the Indenture; (iv) such Security is eligible to be sold pursuant to paragraph (k) of Rule 144; or (v) such Security shall cease to be outstanding.

“Registration Default” shall have the meaning assigned thereto in Section 2(d) hereof.

“Registration Default Period” shall have the meaning assigned thereto in Section 2(d) hereof.

“Registration Expenses” shall have the meaning assigned thereto in Section 4 hereof.

“Resale Period” shall have the meaning assigned thereto in Section 2(b) hereof.

“Restricted Holder” shall mean (i) a holder that is an affiliate of the Company within the meaning of Rule 405, (ii) a holder that acquires Exchange Securities outside the ordinary course of such holder’s business, (iii) a holder that has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing Exchange Securities and (iv) a holder that is a broker-dealer, but only with respect to Exchange Securities received by such broker-dealer pursuant to an Exchange Offer in exchange for Registrable Securities acquired by the broker-dealer directly from the Company.

“Rule 144,” “Rule 405” and “Rule 415” shall mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

“Securities” shall mean the Notes to be issued pursuant to Section 2.5(a) of the Credit Agreement, and securities issued in exchange therefor or in lieu thereof pursuant to the Indenture.  Each Security is entitled to the benefit of the Guarantees, if any, provided for in the Indenture and, unless the context otherwise requires, any reference herein to a “Security,” an “Exchange Security” or a “Registrable Security” shall include a reference to the related Guarantees, if any.

“Securities Act” shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

“Shelf Registration” shall have the meaning assigned thereto in Section 2(a) hereof.

“Shelf Registration Statement” shall have the meaning assigned thereto in Section 2(a) hereof.

“Special Interest” shall have the meaning assigned thereto in Section 2(d) hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Exchange and

Registration Rights Agreement, and the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Exchange and Registration Rights Agreement as a whole and not to any particular Section or other subdivision.

2.            Registration Under the Securities Act.

(a)           Except as set forth in Section 2(b) below, the Company agrees to use its commercially reasonable efforts (i) to file under the Securities Act as promptly as practicable, but not later than October 22, 2008, a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 or any similar rule that may be adopted by the Commission (such filing, the “Shelf Registration” and such registration statement, the “Shelf Registration Statement”), (ii) to cause the Shelf Registration Statement to become effective on or prior to April 20, 2009 and to use its commercially reasonable efforts to cause such Shelf Registration Statement to remain effective for a period ending on the earlier of the second anniversary of the Closing Date and such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or are distributed to the public pursuant to Rule 144 or become eligible for resale pursuant to Rule 144 without volume restriction, if any, or are no longer Registrable Securities; provided, however, that no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the prospectus forming a part thereof for resales of Registrable Securities unless such holder is an Electing Holder, (iii) after the Effective Time of the Shelf Registration Statement, promptly upon the request of any holder of Registrable Securities that is not then an Electing Holder, to take any action reasonably necessary to identify such holder as a selling securityholder in the Shelf Registration Statement and include any disclosure necessary or advisable in order to comply with the Securities Act or rules and regulations thereunder; provided, however, that (x) nothing in this clause (iii) shall relieve any such holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(d)(iii) hereof and (y) the Company shall not be required to take any such action with respect to any such holders more than once every quarter, and (iv) to supplement or make amendments to the Shelf Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration, and to furnish to each Electing Holder copies of any such supplement or amendment promptly following its filing with the Commission.

Notwithstanding the foregoing, the Company may suspend the availability of any Shelf Registration Statement for up to an aggregate of 60 days in any consecutive twelve-month period if (i) such action is required by applicable law or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets.

(b)           In lieu of filing or causing to become effective a Shelf Registration Statement pursuant to Section 2(a) above, the Company may elect to file under the Securities Act a registration statement relating to an offer to exchange (such registration statement, the “Exchange Registration Statement”, and such offer, the “Exchange Offer”) any and all of the Securities for a like aggregate principal amount of debt securities issued by the Company and guaranteed by the Guarantors, which debt securities and Guarantees are substantially identical to the Securities (and are entitled to the benefits of a trust indenture which is substantially identical to the Indenture or is the Indenture and which has been qualified under the Trust Indenture Act), except that they have been registered pursuant to an effective registration statement under the Securities Act and do not contain restrictions on transfer or provisions for the additional interest contemplated in Section 2(d) below or the liquidated damages provided in Section 2(e) below (such new debt securities hereinafter called “Exchange Securities”).  If the Company makes such election, the Company agrees to use its commercially reasonable efforts to cause the Exchange Registration Statement to become effective under the Securities Act on or prior to April 20, 2009.  The Exchange Offer will be registered under the Securities Act on the appropriate form and will comply with all applicable tender offer rules and regulations under the Exchange Act.  If the Company makes such election, the Company further agrees to use its commercially reasonable efforts to commence the Exchange Offer promptly after the Exchange Registration Statement becomes effective, hold the Exchange Offer open for the period required by applicable law (including pursuant to any applicable interpretation by the staff of the Commission), but in any event for at least 10 business days, and exchange the Exchange Securities for all Registrable Securities that have been validly tendered and not withdrawn on or prior to the expiration of the Exchange Offer.  If the Company commences the Exchange Offer, the Company will be entitled to close the Exchange Offer 30 days after the commencement thereof (or at the end of such shorter period permitted by applicable law), provided that the Company has accepted all the Registrable Securities validly tendered in accordance with the terms of the Exchange Offer.  The Company agrees (x) to include in the Exchange Registration Statement a prospectus for use in any resales by any holder of Exchange Securities that is a broker-dealer and (y) to keep such Exchange Registration Statement effective for a period (the “Resale Period”) beginning when Exchange Securities are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 90th day after the Exchange Offer has been completed and such time as such broker-dealers no longer own any Registrable Securities.

Each holder participating in the Exchange Offer shall be required to represent to the Company that (i) any Exchange Securities received by such holder will be acquired in the ordinary course of business, (ii) at the time of the commencement of the Exchange Offer such holder has no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Company, (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities, (v) if such holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Securities and (vi) such holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

(c)           If the Company elects to file and cause to become effective an Exchange Registration Statement pursuant to Section 2(b) above and (i) on or prior to the time the Exchange Offer is consummated existing Commission interpretations are changed such that the Exchange Securities received by holders other than Restricted Holders in the Exchange Offer for Registrable Securities are not or would not be, upon receipt, transferable by each such holder without restriction under the Securities Act, (ii) the Exchange Offer has not been completed on or prior to May 20, 2009, (iii) any Lender so requests with respect to Registrable Securities not eligible to be exchanged for Exchange Securities in the Exchange Offer and held by it following consummation of the Exchange Offer or (iv) any holder (other than a Lender) shall be, and shall notify the Company that such holder is, prohibited by law or Commission policy from participating in the Exchange Offer or such holder may not resell the Exchange Securities acquired in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Registration Statement is not available for such resales by such holder (other than in either case (x) due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act or (y) due to such holder’s inability to make the representations set forth in the second paragraph of Section 2(b) hereof) and any such holder so requests, the Company shall, in lieu of (or, in the case of clauses (iii) and (iv), in addition to) conducting the Exchange Offer contemplated by Section 2(b), use its commercially reasonable efforts to file under the Securities Act and cause to become effective as promptly as reasonably practicable, a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities (or in the case of clause (iii), the Registrable Securities held by the Lenders.  The Company agrees to use its commercially reasonable efforts to (i) cause the Shelf Registration Statement to become effective on or prior to April 20, 2009 and to use its commercially reasonable efforts to cause such Shelf Registration Statement to remain effective for a period ending on the earlier of the second anniversary of the Closing Date and such shorter period that will terminate when all the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or are distributed to the public pursuant to Rule 144 or become eligible for resale pursuant to Rule 144 without volume restriction, if any; provided, however, that no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the prospectus forming a part thereof for resales of Registrable Securities unless such holder is an Electing Holder, (ii) after the Effective Time of the Shelf Registration Statement, promptly upon the request of any holder of Registrable Securities that is not then an Electing Holder, to take any action reasonably necessary to identify such holder as a selling securityholder in such Shelf Registration Statement and include any disclosure necessary or advisable in order to comply with the Securities Act or rules and regulations thereunder; provided, however, that (x) nothing in this clause (ii) shall relieve any such holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(d)(iii) hereof and (y) the Company shall not be required to take any such action with respect to any such holder more than once every quarter and (iii) to supplement or make amendments to such Shelf Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration, and to furnish to each Electing Holder copies of any such supplement or amendment promptly following its filing with the Commission.

Notwithstanding the foregoing, the Company may suspend the availability of any Shelf Registration Statement (x) for up to an aggregate of 60 days in any consecutive twelve-month period if (i) such action is required by applicable law or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, or (y) with respect to a Shelf Registration Statement required to be filed due to a failure to consummate the Exchange Offer within the required time period, if such action occurs following the consummation of the Exchange Offer.

(d)           In the event that (i) neither a Shelf Registration Statement or an Exchange Registration Statement has become effective on or prior to April 20, 2009, or (ii) the Company elects to file and cause to become effective an Exchange Registration Statement pursuant to Section 2(b) above and the Exchange Offer has not been consummated on or prior to May 20, 2009, or (iii) if a Shelf Registration Statement required to be filed under Section 2(c) hereof has not become effective on or prior to April 20, 2009, or (iv) if any Shelf Registration Statement filed pursuant to Section 2(a) or Section 2(c) is filed and has become effective, and during the period the Company is required to use its commercially reasonable efforts to cause such Shelf Registration Statement to remain effective, (x) the Company shall have suspended the Shelf Registration Statement pursuant to Section 2(a) or Section 2(c) hereof for more than 60 days in the aggregate in any consecutive twelve-month period and be continuing to suspend the availability of such Shelf Registration Statement or (y) the Shelf Registration Statement shall cease to be effective (other than by action of the Company pursuant to the second paragraph of Section 2(a) or Section 2(c)  hereof) without being replaced within 90 days by a shelf registration statement that is filed and becomes effective (each such event referred to in clauses (i) through (iv), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, as liquidated damages for such Registration Default, subject to the provisions of Section 8(b), special interest (“Special Interest”), in addition to the Base Interest, shall accrue on Registrable Securities for the Registration Default Period (but only with respect to one Registration Default at any particular time) until such time as all Registration Defaults have been cured at a per annum rate of 0.25% for the first 90 days of the Registration Default Period, which rate shall increase by an additional 0.25% during each subsequent 90-day period, up to a maximum of 0.50% regardless of the number of Registration Defaults that shall have occurred and be continuing. Following the cure of all Registration Defaults, the accrual of Special Interest will cease. A

Registration Default under clause (iii) or (iv) will be deemed cured upon consummation of the Exchange Offer in the case of a Shelf Registration Statement required to be filed due to a failure to consummate the Exchange Offer within the required time period.

(e)           If during the 90 day period referenced in the final sentence of the first paragraph of Section 2(b) hereof any Exchange Offer Registration Statement is suspended by the Company or ceases to be effective such that any broker-dealer that (i) receives Exchange Securities in the Exchange Offer and (ii) is subject to prospectus delivery requirements cannot fulfill such requirements, the Company shall pay liquidated damages to such broker-dealers in an amount calculated in a manner consistent with that specified above with respect to Registration Defaults.

(f)            The Company shall take all actions reasonably necessary or advisable to be taken by it to ensure that the transactions contemplated herein are effected as so contemplated, including all actions necessary or desirable to register the Guarantees (if any) under the registration statement contemplated in Section 2(a), 2(b) or 2(c) hereof, as applicable.

(g)           Any reference herein to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time.

3.             Registration Procedures.

If the Company files a registration statement pursuant to Section 2(a), 2(b) or 2(c), the following provisions shall apply:

(a)           At or before the Effective Time of the Exchange Offer or the Shelf Registration, as the case may be, the Company shall qualify the Indenture under the Trust Indenture Act.

(b)           In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(c)           If the Company elects to file an Exchange Registration Statement pursuant to Section 2(b) above, in connection with the Company’s obligations with respect to the registration of Exchange Securities as contemplated by Section 2(b) (the “Exchange Registration”), the Company shall:

(i)            use its commercially reasonable efforts to prepare and file with the Commission an Exchange Registration Statement on any form which may be utilized by the Company and which shall permit the Exchange Offer and resales of Exchange Securities by broker-dealers during the Resale Period to be effected as contemplated by Section 2(b), and use its commercially reasonable efforts to cause such Exchange Registration Statement to become effective on or prior to April 20, 2009;

(ii)           prepare and file with the Commission such amendments and supplements to such Exchange Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Exchange Registration Statement for the periods and purposes contemplated in Section 2(b) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Exchange Registration Statement, and promptly provide each broker-dealer holding Exchange Securities with such number of copies of the prospectus included therein (as then amended or supplemented), in conformity in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder, as such broker-dealer reasonably may request prior to the expiration of the Resale Period, for use in connection with resales of Exchange Securities;

(iii)          promptly notify each broker-dealer that has requested or received copies of the prospectus included in such registration statement, and confirm such advice in writing, (A) when such Exchange Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Exchange Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to such Exchange Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Exchange Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Exchange Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (E) at any time during the Resale Period when a prospectus is required to be delivered under the Securities Act, that such Exchange Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(iv)          in the event that the Company would be required, pursuant to Section 3(c)(iii)(E) above, to notify any broker-dealers holding Exchange Securities, use its commercially reasonable efforts to prepare and furnish as soon as practicable to each such broker-dealer a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such Exchange Securities during the Resale Period, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(v)           use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Exchange Registration Statement or any post-effective amendment thereto at the earliest practicable date;

(vi)          use its commercially reasonable efforts to (A) register or qualify the Exchange Securities under the state securities laws or blue sky laws of such U.S. jurisdictions as any participating holder of the Registrable Securities reasonably requests in writing no later than the commencement of the Exchange Offer, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions until the expiration of the Resale Period and (C) take any and all other actions as may be reasonably necessary to enable each broker-dealer holding Exchange Securities to consummate the disposition thereof in such jurisdictions; provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(c)(vi), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation, by-laws or other organizational document, or any agreement between it and any of its equityholders;

(vii)         provide a CUSIP number for all Exchange Securities, not later than the consummation of the Exchange Offer; and

(viii)        comply in all material respects with all applicable rules and regulations of the Commission, and make generally available to its securityholders as soon as practicable but no later than eighteen months after the effective date of such Exchange Registration Statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).

(d)           In connection with the Company’s obligations with respect to any Shelf Registration, the Company shall:

(i)            use its commercially reasonable efforts to prepare and file with the Commission, as promptly as reasonably practicable, a Shelf Registration Statement on any form which may be utilized by the Company and which shall register all of the Registrable Securities (or in the case of a Shelf Registration Statement filed pursuant to Section 2(c)(iii), the Registrable Securities held by the

Lenders) for resale by the holders thereof in accordance with such method or methods of disposition as may be specified in the applicable Notice and Questionnaire by such of the holders as, from time to time, may be Electing Holders and use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective within the time periods specified in Section 2(a) or (c), as applicable;

(ii)           not less than 15 calendar days prior to the Effective Time of the Shelf Registration Statement, mail the Notice and Questionnaire to the holders of Registrable Securities; no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no holder shall be entitled to use the prospectus forming a part thereof for resales of Registrable Securities at any time, unless such holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, holders of Registrable Securities shall have at least 13 calendar days from the date on which the Notice and Questionnaire is first mailed to such holders to return a completed and signed Notice and Questionnaire to the Company;

(iii)          after the Effective Time of the Shelf Registration Statement, upon the request of any holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such holder; provided that the Company shall not be required to take any action to name such holder as a selling securityholder in the Shelf Registration Statement or to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities until such holder has returned a completed and signed Notice and Questionnaire to the Company;

(iv)          as soon as practicable prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 2(a) or 2(c) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Shelf Registration Statement, and furnish to the Electing Holders copies of any such supplement or amendment as soon as practicable following its filing with the Commission; provided that, notwithstanding the foregoing, the Company may suspend the availability of any Shelf Registration Statement (x) for up to an aggregate of 60 days in any consecutive twelve-month period if (i) such action is required by applicable law or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, or (y) with respect to a Shelf Registration Statement required to be filed due to a failure to consummate an Exchange Offer within the required time period, if such action occurs following the consummation of the Exchange Offer;

(v)           comply in all material respects with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such Shelf Registration Statement in accordance with the intended methods of disposition by the Electing Holders provided for in such Shelf Registration Statement;

(vi)          for a reasonable period prior to the filing of such Shelf Registration Statement, and throughout the period specified in Section 2(a) or 2(c), as applicable, make reasonably available at reasonable times at the Company’s principal place of business or such other reasonable place for inspection by a representative of, and not more than one counsel acting for, Electing Holders holding at least a majority in aggregate principal amount of the Registrable Securities at the time outstanding (the “Majority Electing Holders”) and any underwriter participating in the distribution of the Registrable Securities being sold (including any person who may be deemed an underwriter within the meaning of Section 2(a)(ii) of the Securities Act) such relevant financial and other pertinent information and books and records of the Company, and use its commercially reasonable efforts to cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing investigation and information gathering shall be coordinated on behalf of all such parties by one counsel designated by and on behalf of all such parties and provided, further, that each such party shall be required (pursuant to an agreement in form and substance reasonably satisfactory to the Company) to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise except as a result of a breach of this or any other obligation of confidentiality to the Company known to such party), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter or any such court, agency or body requests such information from such person in connection with any examination, review or investigation (subject to the requirements of such order, subpoena or request, and only after such person shall have given the Company prompt prior written notice of such requirement so that the Company, at its expense, may undertake appropriate action to prevent disclosure of such information or records) or such disclosure is necessary in the opinion of counsel to establish a reasonable investigation within the meaning of Section 11 of the Securities Act in connection with any such subpoena, order, examination, review or investigation, or (C) such information is required to be set forth in such Shelf Registration Statement or the prospectus included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such prospectus in order that such Shelf Registration Statement, prospectus, amendment or supplement, as the case may be, complies with applicable requirements of the federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(vii)         promptly notify each of the Electing Holders and any managing underwriter thereof and confirm such advice in writing, (A) when such Shelf Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment or related Issuer Free Writing Prospectus, has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to such Shelf Registration Statement or prospectus or related Issuer Free Writing Prospectus, or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose or (E) if at any time when a prospectus is required to be delivered under the Securities Act, that such Shelf Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(viii)        use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

(ix)           if requested by any managing underwriter or the Majority Electing Holders, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriter or such Majority Electing Holders shall specify should be included therein relating to the terms of the sale of such Registrable Securities, including information with respect to the principal amount of Registrable Securities being sold by such Majority Electing Holders or to any underwriters, the names and descriptions of such Majority Electing Holders or underwriters, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by such Majority Electing Holders or to such underwriters; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(x)            furnish to each Electing Holder, and each underwriter, if any, thereof such number of copies of such Shelf Registration Statement (excluding exhibits thereto and documents incorporated by reference therein) and of the prospectus included in such Shelf Registration Statement (including each preliminary prospectus), and any related Issuer Free Writing Prospectus, in conformity in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder, as such Electing Holder and underwriter, if any, may reasonably request in order to facilitate the offering and disposition of the Registrable Securities owned by such Electing Holder or underwritten by such underwriter and to permit such Electing Holder and underwriter, if any, to satisfy the prospectus delivery requirements of the Securities Act; and the Company hereby consents to the use of such prospectus (including such preliminary prospectus) and any amendment or supplement thereto and any related Issuer Free Writing Prospectus, by each such Electing Holder and by any such underwriter, in each case in the form most recently provided to such person by the Company, in connection with the offering and sale of the Registrable Securities covered by the prospectus (including such preliminary prospectus) or any supplement or amendment thereto;

(xi)           use its commercially reasonable efforts to (A) register or qualify the Registrable Securities to be included in such Shelf Registration Statement under such state securities laws or blue sky laws of such U.S. jurisdictions as any Electing Holder and managing underwriter, if any, thereof shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration is required to remain effective under Section 2(a) or 2(c) above and for so long as may be necessary to enable any such Electing Holder or underwriter to complete its distribution of Securities pursuant to such Shelf Registration Statement and (C) take any and all other actions as may be reasonably necessary to enable each such Electing Holder and underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(d)(xi), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation, by-laws or other organizational document, or any agreement between it and any of its equityholders;

(xii)          unless any Registrable Securities shall be in book-entry only form, cooperate with the Electing Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends; and, in the case of an underwritten offering, enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may request a reasonable amount of time prior to any sale of the Registrable Securities;

(xiii)         provide a CUSIP number for all Registrable Securities, not later than the applicable Effective Time;

(xiv)        enter into one or more underwriting agreements in customary form, including customary provisions relating to indemnification and contribution, and use its commercially reasonable efforts to take such other actions, if any, in connection therewith as any Electing Holders aggregating at least 20% in aggregate principal amount of the Registrable Securities at the time outstanding shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(xv)         if requested by the Majority Electing Holders or if the offering contemplated by the Shelf Registration is an underwritten offering, use its commercially reasonable efforts to (A) make such representations and warranties to the Electing Holders and the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with an offering of debt securities pursuant to any underwriting agreement; (B) obtain an opinion of counsel to the Company in customary form subject to customary limitations, assumptions and exclusions and covering such matters, of the type customarily covered by such an opinion, as the managing underwriters, if any, or as any Electing Holders of at least 20% in aggregate principal amount of the Registrable Securities at the time outstanding may reasonably request, addressed to the Electing Holders and the underwriters, if any, thereof and dated the effective date of such Shelf Registration Statement (and if such Shelf Registration Statement contemplates an underwritten offering of a part or all of the Registrable Securities, dated the date of the closing under the underwriting agreement relating thereto); (C) obtain a “cold comfort” letter or letters from the independent certified public accountants of the Company addressed to the selling Electing Holders or the underwriters, if any, thereof, dated (i) the effective date of such Shelf Registration Statement and (ii) if such Shelf Registration Statement contemplates an underwritten offering, dated the date of the closing under the underwriting agreement relating thereto, such letter or letters to be in customary form and covering such matters of the type customarily covered by letters of such type, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72; and (D) deliver such customary documents and certificates, including officers’ certificates, as may be reasonably requested by the Majority Electing Holders and the managing underwriters, if any, thereof;

(xvi)        notify in writing each holder of Registrable Securities of any proposal by the Company to amend or waive any provision of this Exchange and

Registration Rights Agreement pursuant to Section 8(h) hereof and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be;

(xvii)       in the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate (within the meaning of the Conduct Rules (the “Conduct Rules”) of the National Association of Securities Dealers, Inc. (“NASD”) or any successor thereto, as amended from time to time) thereof as an underwriter, use commercially reasonable efforts to provide information to assist such broker-dealer in complying with the requirements of such Conduct Rules;

(xviii)      comply in all material respects with all applicable rules and regulations of the Commission, and make generally available to its securityholders as soon as practicable but in any event not later than eighteen months after the effective date of such Shelf Registration Statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder);

(xix)         take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any registration covered by Section 3(d) is filed in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading; and

(xx)          so long as any Registrable Securities remain outstanding, cause each additional Guarantor to execute a counterpart to this Agreement in the form attached hereto as Annex A and to deliver such counterpart to the Lenders no later than five business days following the execution thereof.

(e)           In the event that the Company would be required, pursuant to Section 3(d)(vii)(E) above, to notify the Electing Holders and the managing underwriters, if any, thereof, the Company shall as soon as practicable prepare and furnish to each of the Electing Holders and to each such underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.  Each broker-dealer and Electing Holder agrees that upon receipt of any notice from the Company pursuant to Section 3(c)(iii)(E) or Section 3(d)(vii)(E) hereof, such broker-dealer or Electing Holder shall forthwith discontinue the disposition of Registrable

Securities pursuant to the Exchange Registration Statement or Shelf Registration Statement applicable to such Registrable Securities until such broker-dealer or Electing Holder shall have received copies of such amended or supplemented prospectus, and if so directed by the Company, such broker-dealer or Electing Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such broker-dealer’s or Electing Holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.

(f)            In the event of a Shelf Registration, in addition to the information required to be provided by each Electing Holder in its Notice and Questionnaire, the Company may require such Electing Holder to furnish to the Company such additional information regarding such Electing Holder and such Electing Holder’s intended method of distribution of Registrable Securities as may be required in order to comply with the Securities Act.  Each such Electing Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such Shelf Registration contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Electing Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

4.             Registration Expenses.

The Company agrees to bear and to pay or cause to be paid promptly all expenses incident to the Company’s performance of or compliance with this Exchange and Registration Rights Agreement, including (a) all Commission and any NASD registration, filing and review fees and expenses including the reasonable fees and disbursements of counsel for the underwriters, if any, in connection with such registration, filing and review, (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the State securities and blue sky laws referred to in Sections 3(c)(vi) and 3(d)(xi) hereof and determination of their eligibility for investment under the laws of such jurisdictions as any managing underwriters or the Electing Holders may reasonably designate, including the reasonable fees and disbursements of counsel for the Electing Holders or underwriters in connection with such qualification and determination, (c) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, any related Issuer Free

Writing Prospectus, the expenses of preparing the Securities for delivery and the expenses of printing or producing any underwriting agreements, agreements among underwriters, selling agreements and blue sky or legal investment memoranda and all other documents in connection with the offering, sale or delivery of Securities to be disposed of (including certificates representing the Securities), (d) messenger, telephone and delivery expenses relating to the offering, sale or delivery of Securities and the preparation of documents referred in clause (c) above, (e) reasonable fees and expenses of the Trustee under the Indenture, any agent of the Trustee and any counsel for the Trustee and of any collateral agent or custodian, (f) internal expenses (including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), (g) fees, disbursements and expenses of counsel of the Company and independent certified public accountants of the Company (including the expenses of any opinions or “cold comfort” letters required by or incident to such performance and compliance), (h) reasonable fees, disbursements and expenses of any “qualified independent underwriter” engaged pursuant to Section 3(d)(xvii) hereof, (i) the reasonable fees, disbursements and expenses of one counsel for the Electing Holders retained in connection with a Shelf Registration, as selected by the Electing Holders of at least a majority in aggregate principal amount of the Registrable Securities held by Electing Holders (which counsel shall be reasonably satisfactory to the Company), (j) any fees charged by securities rating services for rating the Securities, and (k) fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration (collectively, the “Registration Expenses”).  To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Securities or any placement or sales agent therefor or underwriter thereof, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor.  Notwithstanding the foregoing, the holders of the Registrable Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

5.             Indemnification, Contribution.

(a)           The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless each of the broker-dealers whose Registrable Securities are included in an Exchange Registration Statement (including each of the broker-dealers who delivers a prospectus contained in an Exchange Registration Statement during the Resale Period), each Electing Holder whose Registrable Securities are included in a Shelf Registration Statement, the respective affiliates, directors and officers of each such broker-dealer and Electing Holder and each person, if any, who controls any such Electing Holder, or such broker-dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Exchange Registration Statement or Shelf Registration Statement, as the case may be, or any amendment or supplement thereto, pursuant to which Exchange Securities or Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus contained in any such Exchange Registration Statement or Shelf Registration Statement, as the case may be, or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus (when taken together with the related prospectus, prospectus supplement and related documents) related thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the prior written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the Company shall not be liable to any such person to the extent such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such person expressly for use in an Exchange Registration Statement or Shelf Registration Statement (or any amendment thereto), any related prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus related thereto.

(b)           Each Electing Holder, severally, but not jointly, agrees to (i) indemnify and hold harmless the Company, the Guarantors and the other Electing Holders, and each of their respective directors and officers, and each person, if any, who controls the Company, the Guarantors or any other Electing Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5(a)

hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Shelf Registration Statement (or any amendment thereto), or any prospectus included therein (or any amendment or supplement thereto) or any related Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Electing Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto) or any related Issuer Free Writing Prospectus, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Electing Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

(c)           Each indemnified party shall give written notice promptly to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation).  To the extent that an indemnifying party does not assume the defense of any such action, in no event shall such indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(d).  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5(d)  shall be deemed to include any reasonable out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 5(d), no Electing Holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of any Registrable Securities exceeds the amount of any damages which the Electing Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 5(d), each person, if any, who controls any Electing Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Electing Holder, and each director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.  The Electing Holders’ obligation in this Section 5(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered by them and not joint.

6.             Underwritten Offerings.

(a)           Selection of Underwriters.  If any of the Registrable Securities covered by the Shelf Registration are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be designated by Electing Holders holding at least a majority in aggregate principal amount of the Registrable Securities to be included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed) and such Electing Holders shall be responsible for all underwriting discounts and commissions in connection therewith.

(b)           Participation by Holders.  Each holder of Registrable Securities hereby agrees with each other such holder that no such holder may participate in any underwritten offering hereunder unless such holder (i) agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

7.             Rule 144.

The Company covenants to the holders of Registrable Securities that to the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission.  Upon the request of any holder of Registrable Securities in connection with that holder’s sale pursuant to Rule 144, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.  The Company will be deemed to have satisfied the foregoing requirements if any Parent (as defined in the Indenture) of the Company files such reports and takes such actions of the types otherwise so required, in each case within the applicable time periods.

8.             Miscellaneous.

(a)           No Inconsistent Agreements.  The Company represents warrants, covenants and agrees that neither it nor any of its subsidiaries has granted, or shall grant,

registration rights with respect to Registrable Securities or any other securities which would be inconsistent with the terms contained in this Exchange and Registration Rights Agreement.

(b)           Specific Performance.  The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Lenders and the holders from time to time of the Registrable Securities may be irreparably harmed by any such failure, and accordingly agree that the Lenders and such holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Company under this Exchange and Registration Rights Agreement in accordance with the terms and conditions of this Exchange and Registration Rights Agreement, in any court of the United States or any State thereof having jurisdiction.

(c)           Notices.  All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: (i) if to the Company, to it at 860 Ridge Lake Boulevard, Memphis, TN 28120, Attention: General Counsel, with a copy to David A. Brittenham, Esq. and Peter J. Loughran, Esq., Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022, (ii) if to a holder, to the address of such holder set forth in the security register or other records of the Company or to such other address as the Company or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt, and (iii) if to the Administrative Agent, any of the Lenders or the Trustee under the Indenture, to it c/o [Trustee’s name], [Trustee’s address], Attention: [department] with a copy to [Trustee’s counsel].

(d)           Parties in Interest.  All the terms and provisions of this Exchange and Registration Rights Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and the holders from time to time of the Registrable Securities and the respective successors and assigns of the parties hereto and such holders.  In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all of the terms of this Exchange and Registration Rights Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Exchange and Registration Rights Agreement.  If the Company shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.

(e)           Survival.  The respective indemnities, agreements, representations, warranties and each other provision set forth in this Exchange and Registration Rights Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to Section 2.5 of the Credit Agreement and the transfer and registration of Registrable Securities by such holder and the consummation of an Exchange Offer.

(f)            Governing Law.  This Exchange and Registration Rights Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(g)           Headings.  The descriptive headings of the several Sections and paragraphs of this Exchange and Registration Rights Agreement are inserted for convenience only, do not constitute a part of this Exchange and Registration Rights Agreement and shall not affect in any way the meaning or interpretation of this Exchange and Registration Rights Agreement.

(h)           Entire Agreement; Amendments.  This Exchange and Registration Rights Agreement and the other writings referred to herein (including the Indenture and the form of Securities) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter.  This Exchange and Registration Rights Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.  This Exchange and Registration Rights Agreement may be amended and the observance of any term of this Exchange and Registration Rights Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the holders of at least a majority in aggregate principal amount of the Registrable Securities at the time outstanding.  Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 8(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

(i)            Counterparts.  This Exchange and Registration Rights Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

(j)            Guarantors. Each Guarantor who has signed a signature page hereto agrees to be bound by the provisions of Sections 4 and 5 hereof as if such Guarantor were the Company for purposes of such Sections.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between each of the Lenders, the Company and, to the extent set forth in Section 8(j), the Guarantors.

[Signature Pages Follow]

Very truly yours,

THE SERVICEMASTER COMPANY

By:
Name:
Title:

[GUARANTORS]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.
As Administrative Agent for the Lenders

By:
Name:
Title:

By:
Name:
Title:

On behalf of each of the Lenders

Exhibit A

The ServiceMaster Company

INSTRUCTION TO DTC PARTICIPANTS

(Date of Mailing)

URGENT - IMMEDIATE ATTENTION REQUESTED

DEADLINE FOR RESPONSE:  [DATE](14)

The Depository Trust Company (“DTC”) has identified you as a DTC Participant through which beneficial interests in The ServiceMaster Company (the “Company”) 10.75%/11.50% Senior Toggle Notes due 2015 (the “Securities”) are held.

The Company is in the process of registering the Securities under the Securities Act of 1933 for resale by the beneficial owners thereof.  In order to have their Securities included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.

It is important that beneficial owners of the Securities receive a copy of the enclosed materials as soon as possible as their rights to have the Securities included in the registration statement depend upon their returning the Notice and Questionnaire by [Deadline For Response].  Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Securities through you.  If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact The ServiceMaster Company, 860 Ridge Lake Boulevard, Memphis, TN 28120.

(14)    Not less than 28 calendar days from date of mailing.

I-A-1

The ServiceMaster Company

Notice of Registration Statement
and
Selling, Securityholder Questionnaire

(Date)

Reference is hereby made to the Exchange and Registration Rights Agreement (the “Exchange and Registration Rights Agreement”) among The ServiceMaster Company, a Delaware corporation (the “Company”), and the Guarantors and Administration Agent named therein.  Pursuant to the Exchange and Registration Rights Agreement, the Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form [__] (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s 10.75%/11.50% Senior Toggle Notes due 2015 (the “Securities”).  A copy of the Exchange and Registration Rights Agreement is attached hereto.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Exchange and Registration Rights Agreement.

Each beneficial owner of Registrable Securities (as defined below) is entitled to have the Registrable Securities beneficially owned by it included in the Shelf Registration Statement.  In order to have Registrable Securities included in the Shelf Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to the Company’s counsel at the address set forth herein for receipt ON OR BEFORE [Deadline for Response].  Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.

The term “Registrable Securities” is defined in the Exchange and Registration Rights Agreement.

I-A-2

ELECTION

The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3).  The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Exchange and Registration Rights Agreement, including, without limitation, Section 6 of the Exchange and Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Company and Trustee the Notice of Transfer set forth in Appendix A to the Prospectus and as Exhibit B to the Exchange and Registration Rights Agreement.

The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

I-A-3

QUESTIONNAIRE

1.                                       (a)                                  Full Legal Name of Selling Securityholder:

(b)                                 Full Legal Name of Registered Holder (if not the same as in (a) above) of Registrable Securities Listed in Item (3) below:

(c)                                  Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) Through Which Registrable Securities Listed in Item (3) below are Held:

2.                                       Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3.                                       Beneficial Ownership of Securities:

Except as set forth below in this Item (3), the undersigned does not beneficially own any Securities.

(a)                                  Principal amount of Registrable Securities beneficially owned:

CUSIP No(s). of such Registrable Securities:

(b)                                 Principal amount of Securities other than Registrable Securities beneficially owned:

CUSIP No(s). of such other Securities:

(c)                                  Principal amount of Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement:

CUSIP No(s). of such Registrable Securities to be included in the Shelf Registration Statement:

I-A-4

4.                                       Beneficial Ownership of Other Securities of the Company:

Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any other securities of the Company, other than the Securities listed above in Item (3).

State any exceptions here:

5.                                       Relationships with the Company:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

6.                                       Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all):  Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents.  Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.  Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options.  In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume.  The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M.

I-A-5

In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Exchange and Registration Rights Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus.  The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus.

In accordance with the Selling Securityholder’s obligation under Section 3(d) of the Exchange and Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect.  All notices hereunder and pursuant to the Exchange and Registration Rights Agreement shall be made in writing, by hand delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

(i)                                     To the Company:

The ServiceMaster Company
860 Ridge Lake Boulevard
Memphis, TN 38120
Attention:  General Counsel

(ii)                                  With a copy to:

David A. Brittenham, Esq. and
Peter J. Loughran, Esq.
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company’s counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above).  This Agreement shall be governed in all respects by the laws of the State of New York.

I-A-6

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Selling Securityholder

(Print/type full legal name of beneficial owner of Registrable Securities)

By:

Name:

Title:

I-A-7

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE COMPANY’S COUNSEL AT:

David A. Brittenham, Esq. and
Peter J. Loughran, Esq.
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022

I-A-8

Exhibit B

NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

[Wells Fargo Bank, National Association]
The ServiceMaster Company
[c/o Wells Fargo Bank, National Association
213 Court Street, Suite 703
Middletown, Connecticut 06457]

Attention:  Trust Officer

Re:	The ServiceMaster Company (the “Company”)
10.75%/11.50% Senior Toggle Notes due 2015

Dear Sirs:

Please be advised that                                has transferred $                 aggregate principal amount of the above-referenced Notes pursuant to an effective Registration Statement on Form [            ] (File No. 333-               ) filed by the Company.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the Notes is named as a “Selling Holder” in the Prospectus dated            or in supplements thereto, and that the aggregate principal amount of the Notes transferred are the Notes listed in such Prospectus opposite such owner’s name.

Dated:

Very truly yours,

(Name)

By:
(Authorized Signature)

I-B-1

Annex A

Counterpart to Exchange and Registration Rights Agreement

The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Exchange and Registration Rights Agreement, dated as of [                          ], 200[7][8] by and among the Company, a Delaware corporation, the guarantors party thereto and JPMorgan Chase Bank, N.A., on behalf of itself and the other Lenders and other holders of Registrable Securities) to be bound by the terms and provisions of such Exchange and Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of                               .

[NAME]

By:
Name:
Title: